As filed with the Securities and Exchange Commission on November 12, 2008
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETROBRAS ENERGÍA S.A.
(Exact name of registrant as specified in its charter)

Republic of Argentina	1311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maipú 1, 22nd Floor
(C1084ABA) Buenos Aires
Argentina
+54 11-4344-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8800
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Nicolás M. Mordeglia Maipú 1, 14th Floor (C1084ABA) Buenos Aires Argentina +54 11-4344-6340	Juan G. Giráldez, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Unit	Price(2)	Registration Fee(3)
Class B Shares	316,768,619	N/A	$507,778,981	$19,956

(1)	Calculated as the sum of (a) the product of (x) 882,326,641 (the estimated number of Petrobras Energía Participaciones S.A. shares held by U.S. holders as of the date hereof) and (y) 0.359015136 (the exchange rate of Petrobras Energía S.A. shares per Petrobras Energía Participaciones S.A. share applicable to exchanges pursuant to this registration statement).

(2)	Pursuant to Rule 457(c) and Rule 457(f), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product of (a) a market value of $0.5755 per share of Petrobras Energía Participaciones S.A., corresponding to the average of the high and low prices for the Petrobras Energía Participaciones S.A. shares trading in the form of American Depositary Shares as reported on the New York Stock Exchange, or NYSE, on November 6, 2008 (b) 2.785397884 (the number of Petrobras Energía Participaciones S.A. shares per Petrobras Energía S.A. shares received under the terms of the exchange), and (c) the number of Petrobras Energía S.A. shares to be registered.

(3)	Computed in accordance with Rule 457(f) under the Securities Act as the proposed maximum aggregate offering price of US$507.8 million multiplied by .00003930.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. No securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2008

To the Shareholders and ADS Holders of Petrobras Energía Participaciones S.A.:

You are cordially invited to attend the extraordinary general shareholders meeting of Petrobras Energía Participaciones S.A. (“Petrobras Energía Participaciones”) scheduled for          , at          . At the extraordinary general shareholders meeting, you will be asked to adopt the decision to merge Petrobras Energía Participaciones S.A. into Petrobras Energía S.A. (“Petrobras Energía”), as contemplated by the preliminary merger agreement (compromiso previo de fusion) entered into by Petrobras Energía and Petrobras Energía Participaciones as of September 2, 2008, pursuant to which Petrobras Energía Participaciones intends to merge into Petrobras Energía by way of absorption, with Petrobras Energía being the surviving company. The surviving company will continue to be known as “Petrobras Energía S.A.”

Upon effectiveness of the merger, each Petrobras Energía Participaciones share that you own at the effective time of the merger will be converted into 0.359015136 Class B common shares of Petrobras Energía with nominal value of P$1.00, entitled to one vote, which are referred to as Petrobras Energía shares. All Petrobras Energía shares outstanding at the effective time of the merger (other than those held by Petrobras Energía Participaciones) will remain outstanding following effectiveness of the merger. Based on the number of Petrobras Energía Participaciones shares issued on the date hereof, Petrobras Energía expects to issue 765,435,847 Petrobras Energía shares to Petrobras Energía Participaciones shareholders in the merger. Application has been made to the relevant authorities for the admission of the Petrobras Energía shares (including, if relevant, the existing issued Petrobras Energía shares) to trading on the Buenos Aires Stock Exchange (“BASE”), and the admission to trading and listing of the Petrobras Energía shares on the New York Stock Exchange (“NYSE”) in the form of American Depositary Shares. Immediately following the effectiveness of the merger and related transactions, former Petrobras Energía Participaciones shareholders and ADS holders are expected to hold Petrobras Energía shares and ADSs representing approximately 75.8% of the then-issued Petrobras Energía shares and ADSs.

The merger cannot be effected unless, among other things, Petrobras Energía Participaciones shareholders adopt the decision to merge as contemplated by the preliminary merger agreement (among other conditions set forth in this prospectus), which requires the approval of at least a majority of the votes cast at a Petrobras Energía Participaciones extraordinary general shareholders meeting where at least 60% of the issued share capital of Petrobras Energía Participaciones is present or represented at the meeting following the first call, or where at least 30% of the issued share capital is present or represented following the second call. Assuming that all conditions precedent are satisfied or waived (where legally permissible), Petrobras Energía Participaciones and Petrobras Energía currently expect that the merger will be consummated on or about June 30, 2009, but will be effective for Argentine tax and operating purposes from January 1, 2009.

The Petrobras Energía Participaciones Board of Directors has carefully reviewed and considered the terms and conditions of the preliminary merger agreement. Based on its review, the Petrobras Energía Participaciones Board of Directors has determined that the preliminary merger agreement and the transactions contemplated thereby are in the best interests of Petrobras Energía Participaciones and its shareholders. The Petrobras Energía Participaciones Board of Directors recommends that Petrobras Energía Participaciones shareholders vote to adopt the decision to merge as contemplated by the preliminary merger agreement.

The accompanying disclosure documents (including the preliminary merger agreement, included as Annex A to this prospectus) contain detailed information about the merger and the extraordinary general shareholders meeting. This document is also a prospectus for the Petrobras Energía shares that will be issued in the merger. We encourage Petrobras Energía Participaciones shareholders to read this prospectus carefully before voting, including the section entitled “Risk Factors” beginning on page 11 of this prospectus. Any ADS holders who abstain from voting will have the shares underlying their ADSs voted in favor of the merger in accordance with the terms of the ADS deposit agreement.

Your vote is very important. You are encouraged to vote.
Sincerely,

Director	Director

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This prospectus is dated           and is first being mailed to Petrobras Energía Participaciones shareholders on or about          .

ADDITIONAL INFORMATION

This prospectus incorporates by reference important business and financial information about Petrobras Energía Participaciones from documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this prospectus. Petrobras Energía Participaciones S.A. is a holding company whose assets are shares of Petrobras Energía. Petrobras Energía Participaciones conducts no independent operations other than with respect to the ownership of the shares of Petrobras Energía. All information contained in documents filed with the SEC by Petrobras Energía Participaciones concern the results and operations of Petrobras Energía. For a more detailed description of the documents incorporated by reference into this prospectus and how you may obtain them, see “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information”.

Documents incorporated by reference are available to you without charge upon your written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain any of these documents from the SEC’s website at http://www.sec.gov, by requesting them in writing or by telephone from Petrobras Energía Participaciones or Petrobras Energía, or by accessing them from the companies’ joint website.

Petrobras Energía Participaciones S.A. Maipú 1, 22 Floor	Petrobras Energía S.A. Maipú 1, 22 Floor
(C1084ABA) Buenos Aires	(C1084ABA) Buenos Aires
Argentina	Argentina
+54 11-4344-6000	+54 11-4344-6000
Attention: Daniel Rennis/Alberto Jankowski	Attention: Daniel Rennis/Alberto Jankowski
Email: daniel.rennis@petrobras.com	Email: daniel.rennis@petrobras.com
alberto.jankowski@petrobras.com	alberto.jankowski@petrobras.com
www.petrobras.com.ar	www.petrobras.com.ar

In order for you to receive timely delivery of documents incorporated by reference in advance of the Petrobras Energía Participaciones extraordinary general shareholders meeting, Petrobras Energía Participaciones or Petrobras Energía should receive your request by no later than          .

Petrobras Energía Participaciones and Petrobras Energía maintain an Internet site: www.petrobras.com.ar. Information contained in or otherwise accessible through this Internet site is not a part of this prospectus. All references in this prospectus to Petrobras Energía Participaciones’ and Petrobras Energía’s Internet site are inactive textual references to the URL and are for your information only. Petrobras Energía Participaciones and Petrobras Energía are not incorporating the contents of the websites of the SEC, Petrobras Energía Participaciones, Petrobras Energía or any other person into this prospectus. Petrobras Energía Participaciones and Petrobras Energía are providing the information about how you can obtain documents that are incorporated by reference into this prospectus at these websites only for your convenience. See “Incorporation of Certain Documents by Reference”.

ABOUT THIS DOCUMENT

This prospectus, which forms part of a registration statement on Form F-4 filed with the SEC by Petrobras Energía (File No. 333          ), constitutes a prospectus of Petrobras Energía under Section 5 of the U.S. Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the Petrobras Energía shares to be issued to Petrobras Energía Participaciones shareholders as required by the merger agreement.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND
THE PETROBRAS ENERGÍA PARTICIPACIONES
EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

The following are some questions that you may have regarding the proposed merger and the other matters being considered at the Petrobras Energía Participaciones extraordinary general shareholders meeting and brief answers to those questions. Petrobras Energía Participaciones and Petrobras Energía urge you to read the remainder of this prospectus carefully, including without limitation the preliminary merger agreement, a copy of which is attached to this prospectus as Annex A, because the information in this section does not provide all the information that might be important to you with respect to the proposed merger. Additional important information is also contained in the annex to, and the documents incorporated by reference in, this prospectus.

Q:	What are the reasons for the merger?

A:	Petrobras Energía Participaciones is a holding company that operates exclusively through its subsidiary Petrobras Energía, which is engaged, directly and through its subsidiaries, in oil and gas exploration and production, refining and distribution, petrochemicals and gas and energy businesses. Accordingly, through your ownership of shares of Petrobras Energía Participaciones you hold an indirect interest in Petrobras Energía’s business. Because the current holding company structure between Petrobras Energía and Petrobras Energía Participaciones duplicates many of the costs related to the operation of the two companies, the merger of the two companies is being proposed to simplify the corporate structure of Petrobras Energía and Petrobras Energía Participaciones and eliminate the double corporate structure, which involves unnecessary costs. The merger is an internal reorganization and will not change your proportionate interest in Petrobras Energía’s business. Following the merger you will own a direct interest in Petrobras Energía’s business in the same proportion as your indirect interest in this business prior to the merger (through your ownership of Petrobras Energía Participaciones shares).

Q:	What is the merger?

A:	The proposed restructuring will be implemented through the merger of Petrobras Energía Participaciones with and into Petrobras Energía under the Argentine Commercial Companies Law No. 19,550, as amended (the “ACCL”). Under the ACCL, the merger must be approved by both Petrobras Energía Participaciones and Petrobras Energía common shareholders at their respective general meetings.

Upon completion of the merger described in this prospectus, Petrobras Energía Participaciones will cease to exist and Petrobras Energía will assume all of the rights and obligations of Petrobras Energía Participaciones and the holders of shares and ADSs of Petrobras Energía Participaciones will receive shares of Petrobras Energía and ADSs in exchange therefor.

Q:	What will happen in the merger transaction?

A:	The merger transaction consists of a series of steps and is governed by the preliminary merger agreement and the ACCL. The principal steps of the merger transaction are the approval of the merger by an extraordinary shareholders’ meeting of Petrobras Energía Participaciones and Petrobras Energía and the merger by absorption of Petrobras Energía Participaciones with and into Petrobras Energía following the assumption by Petrobras Energía of all of the outstanding shares of Petrobras Energía Participaciones in exchange for newly-issued shares of Petrobras Energía. See “The Merger” for more information regarding the steps and agreements involved in the merger.

Q:	What is the status of the merger?

A:	As of the date of this prospectus, the preliminary merger agreement has been approved by the respective Boards of Directors of both Petrobras Energía Participaciones and Petrobras Energía, and the companies have received approval from the relevant regulatory authorities in Argentina for preliminary authorization to carry out the merger. Shareholders of the two companies will be asked to approve the merger at extraordinary general shareholders meetings, and once such approval is received, the companies will complete all regulatory formalities related to the merger, including the listing of Petrobras Energía’s shares (in the form of American

Depositary Shares) on the New York Stock Exchange, and complete the exchange of shares of Petrobras Energía for outstanding shares of Petrobras Energía Participaciones.

Q:	What will happen to my shares in the merger?

A:	If the merger is approved, Petrobras Energía Participaciones shares and ADSs will be extinguished and the holders thereof will receive shares and ADSs of Petrobras Energía. If you are a direct holder of Petrobras Energía Participaciones Class B common shares, you will automatically receive 0.359015136 newly-issued Class B common shares of Petrobras Energía for each Class B common share of Petrobras Energía Participaciones you hold. Petrobras Energías has applied to list its shares on the New York Stock Exchange in the form of American Depositary Shares. If you are a holder of Petrobras Energía Participaciones ADSs, you will receive 0.359015136 of an ADS of Petrobras Energía for every ADS of Petrobras Energía Participaciones that you hold. Petrobras Energía has applied to list its shares on the New York Stock Exchange in the form of American Depositary Shares.

Q:	If I hold American Depositary Shares, or ADSs, representing shares of Petrobras Energía Participaciones, how will my fractional entitlements to Petrobras Energía ADSs be treated at the time of the merger?

A:	As a result of the merger, the holders of Petrobras Energía Participaciones ADSs will be attributed 3.59015136 Petrobras Energía shares for every Petrobras Energía Participaciones ADS validly surrendered (each Petrobras Energía Participaciones ADS representing ten (10) Petrobras Energía Participaciones shares). No fractional Petrobras Energía ADSs will be issued. Fractional entitlements to Petrobras Energía ADSs will be aggregated and sold by Citibank, N.A. The net proceeds from the sale of the fractional entitlements to Petrobras Energía ADSs will be distributed on a pro rata basis to the holders of the Petrobras Energía ADSs.

To receive the Petrobras Energía ADSs and the net proceeds from the sale of the fractional entitlements to Petrobras Energía ADSs, holders of Petrobras Energía Participaciones ADSs will need to deliver their Petrobras Energía Participaciones ADSs to Citibank, N.A. Promptly after the merger and upon due delivery of their Petrobras Energía Participaciones ADSs to Citibank, N.A., former Petrobras Energía Participaciones ADS holders will receive the Petrobras Energía ADSs and a check in the amount of the pro rata cash proceeds from the sale of entitlements to fractional Petrobras Energía ADSs. If you hold your Petrobras Energía Participaciones ADSs in a brokerage or custodian account, you must work with your broker or custodian to make the requisite arrangements to exchange your Petrobras Energía Participaciones ADSs for Petrobras Energía ADSs.

Q:	Will I have to pay brokerage commissions?

A:	You will not have to pay brokerage commissions if your Petrobras Energía Participaciones shares or ADSs are registered in your name. However, if your securities are held through a bank or broker or a custodian linked to a stock exchange, you should inquire as to whether any other transaction fee or service charges may be charged in connection with the merger.

Q:	What shareholder approvals are needed?

A:	The merger of Petrobras Energía Participaciones with Petrobras Energía will require the affirmative vote of holders of a majority of the outstanding common shares of Petrobras Energía Participaciones present or represented at an extraordinary general shareholders meeting of Petrobras Energía Participaciones and of holders of a majority of the common shares of Petrobras Energía present or represented at an extraordinary general shareholders meeting of Petrobras Energía. In order to validly hold an extraordinary general shareholders meeting at these companies, at least 60% of the issued share capital of each of Petrobras Energía and Petrobras Energía Participaciones must be present or represented at the meeting following the first call, or at least 30% of the issued share capital of Petrobras Energía Participaciones must be present or represented at the meeting following the second call. Our controlling shareholder, Petróleo Brasileiro S.A. — Petrobras, through its wholly owned indirect subsidiary, Petrobras Participaciones S.L. (“PPSL”), beneficially owns 58.6% of the outstanding capital stock of Petrobras Energía Participaciones. Petrobras Energía Participaciones owns 75.8% of the outstanding capital stock of Petrobras Energía, and PPSL beneficially owns 22.8% of the outstanding capital stock of Petrobras Energía.

Q:	Do I have appraisal rights in connection with the merger?

A:	Petrobras Energía Participaciones shareholders will not have any appraisal or dissenters’ rights under the ACCL or under Petrobras Energía Participaciones’ bylaws (estatutos) in connection with the merger, and neither Petrobras Energía Participaciones nor Petrobras Energía will independently provide Petrobras Energía Participaciones shareholders with any such rights. A dissenter’s right of appraisal is not available pursuant to Section 245 of the ACCL in the event of a merger between two companies where shares of both of those companies are publicly traded and any new shares issued in the merger are also publicly traded.

Q:	Are there risks associated with the merger transaction that I should consider in deciding whether to vote for the merger?

A:	Yes. There are risks related to the merger transaction that are discussed in this document. See, in particular, the detailed description of the risks associated with the merger in “Risk Factors.”

Q:	May the merger be reversed?

A:	Once the merger has been consummated, it may not be reversed. Following the approval of the merger by the extraordinary general shareholders meetings of Petrobras Energía Participaciones and Petrobras Energía, both companies will need to complete several regulatory steps described in this prospectus and the merger cannot be consummated before these steps are completed. If these steps are not completed, the merger will not be consummated. See “The Merger.”

Q:	As a holder of Petrobras Energía Participaciones ADSs, what should I do to receive my Petrobras Energía ADSs?

A:	Under the terms of the Petrobras Energía Participaciones ADS deposit agreement, upon the effectiveness of the merger, the Petrobras Energía Participaciones ADSs will represent the right to receive the Petrobras Energía shares that Citibank, N.A., in its capacity as Petrobras Energía Participaciones depositary, receives in connection with the merger in the form of Petrobras Energía ADSs, subject to the surrender of the Petrobras Energía Participaciones ADSs representing shares of Petrobras Energía Participaciones to the Petrobras Energía Participaciones depositary and payment of applicable taxes. If you are a registered holder of Petrobras Energía Participaciones ADSs and you hold an ADR certificate that evidences your Petrobras Energía Participaciones ADSs, you will be required to surrender your ADRs certificate to the Petrobras Energía Participaciones depositary to receive the Petrobras Energía shares in the form of Petrobras Energía ADSs. Upon receipt of your Petrobras Energía Participaciones ADSs, the Petrobras Energía Participaciones depositary will cancel your Petrobras Energía Participaciones ADSs, deliver the number of Petrobras Energía shares received in the merger in respect of your Petrobras Energía Participaciones ADSs representing shares of Petrobras Energía Participaciones to the order of Citibank, N.A., in its capacity as Petrobras Energía depositary, and instruct the Petrobras Energía depositary to issue and deliver the applicable number of Petrobras Energía ADSs to you in direct registration form. If you are not a registered holder of your Petrobras Energía Participaciones ADSs but hold your Petrobras Energía Participaciones ADSs in “street name” through a broker, bank, custodian or other nominee, you will need to arrange with your broker, bank, custodian or other nominee to deliver your Petrobras Energía Participaciones ADSs to the Petrobras Energía depositary and the Petrobras Energía Participaciones depositary will arrange for such Petrobras Energía Participaciones ADSs to be cancelled and exchanged for Petrobras Energía ADSs and for the corresponding Petrobras Energía shares to be delivered to the order of the Petrobras Energía depositary. If you hold your Petrobras Energía Participaciones ADSs in direct registration form (i.e., registered in your name but not represented by an ADR certificate you hold), you will need to instruct the Petrobras Energía Participaciones depositary to cancel your Petrobras Energía Participaciones ADSs, deliver the number of Petrobras Energía shares received in the merger in respect of your Petrobras Energía Participaciones ADSs to the order of the Petrobras Energía depositary, and instruct the Petrobras Energía depositary to issue and deliver the applicable number of Petrobras Energía ADSs to you in direct registration form.

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Q:	Why am I receiving this document?

A:	In connection with the merger, Petrobras Energía is required by the U.S. Securities Act of 1933, as amended, to deliver this document to all Class B common shareholders of Petrobras Energía Participaciones that are U.S. residents. This document is being distributed to you for informational purposes only. You should carefully review it because as a shareholder of Petrobras Energía Participaciones you will be entitled to vote at the extraordinary general shareholder meeting that has been called in order for the shareholders of Petrobras Energía Participaciones to approve the merger.

Q:	What are the U.S. federal income tax consequences of the merger and the payment of cash in lieu of fractional ADS interests?

A:	For U.S. federal income tax purposes, the merger will qualify as a tax-free reorganization. Accordingly, a U.S. Holder (as defined under “Taxation — United States Taxation”) generally will not recognize any gain or loss in connection with the exchange of Petrobras Energía Participaciones shares for Petrobras Energía shares in the merger. A U.S. Holder will have a tax basis in the Petrobras Energía shares or ADSs received equal to the tax basis of the Petrobras Energía Participaciones shares or ADSs surrendered. A U.S. Holder will have a holding period in the Petrobras Energía shares or ADSs equal to the holding period of the Petrobras Energía Participaciones shares or ADSs surrendered in the merger.

However, as noted in “Taxation — United States Taxation” the U.S. federal income tax consequences of the merger for a U.S. Holder depend on such U.S. Holder’s particular facts and circumstances. See “Taxation — United States Taxation.” You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger transaction, which may vary for investors in different tax situations.

You should also note, as further described under “Taxation — United States Taxation”, that the payment of cash in lieu of fractional ADS interests in Petrobras Energía will be treated for U.S. federal income tax purposes as a sale of such fractional ADS interests for the amount of the cash received and therefore subject to tax.

Q:	What are the Argentine tax consequences of the merger?

A:	The merger between Petrobras Energía Participaciones and Petrobras Energía qualifies as a “tax-free reorganization” under the Argentine Income Tax Law N° 20,628, as amended (the “ITL”), the ITL’s Regulatory Decree, judicial decisions, and published rulings of the Argentine Federal tax authorities (Administración Federal de Ingresos Públicos or “AFIP”); therefore, we believe the shareholders will not have to recognize any Argentine-source income in connection with the exchange of Petrobras Energía Participaciones shares for Petrobras Energía shares in the merger.

In order for the merger to qualify as a tax-free reorganization under the ITL and the ITL’s Regulatory Decree, the companies must give formal notice of the merger by June 30, 2009 and submit other documentation to the AFIP by August 29, 2009.

Q:	What will be the accounting treatment of the merger?

A:	For accounting purporses, as under Argentina GAAP the merger of Petrobras Energía Participaciones into Petrobras Energía is a merger between entities under common control, it will be accounted for by Petrobras Energía in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of shareholder’s equity of the transferring entities are carried forward to the combined entity at their carrying amounts as of the effective merger date without change in minority interest of Petrobras Energía in subsidiaries. In addition, net income of the combined entity includes net income of the transferring entities for the entire fiscal year/period in which the transaction occurs. For comparative purposes, assets, liabilities and net income corresponding to prior years, are combined and restated in order to be included as part of the combined entity.

Under US GAAP, Petrobras Energía Participaciones and Petrobras Energía will adopt SFAS 160 as of January 1, 2009. Pursuant to this standard, non-controlling (minority) interests are to be presented in consolidated financial statements as part of shareholders’ equity but segregated from the equity attributable to the parent. The proposed merger represents the acquisition of the minority interest held by third parties in Petrobras Energía, without change in control, which should be treated under SFAS 160 as an equity transaction. Consequently, the proposed merger transaction will be accounted for as a reclassification in the consolidated financial statements of the non-controlling interest held by third parties in Petrobras Energía to equity attributable to the parent — within shareholders’ equity — with no change in book value of assets or liabilities and with no gain or loss effect on consolidated net income or comprehensive income.

Q:	When will the merger be completed?

A:	The extraordinary general shareholders meetings of Petrobras Energía Participaciones and Petrobras Energía are both expected to be held on . Under the ACCL, the merger will be completed once it is approved at the shareholders’ meetings of each of Petrobras Energía Participaciones and Petrobras Energía. Once the extraordinary general shareholders meetings of Petrobras Energía Participaciones and Petrobras Energía have approved the merger, both companies have to publish for three (3) business days in the Argentine official gazette and in an Argentine major newspaper notices alerting creditors who may oppose the merger of its occurrence. Pursuant to the ACCL creditors under preexisting credits may oppose the merger within fifteen (15) calendar days from the last publication to protect their credits. These objections do not have the effect of staying any procedures effecting the merger. However, the final documentation may not be executed until twenty (20) calendar days after the expiration of the aforementioned fifteen-day term, to enable opposing creditors that have not been paid-off or duly guaranteed by the merging companies to obtain a judicial order for attachment by the courts. Once the fifteen-day period for the creditors’ opposition or additional twenty-day periods have elapsed, the merging companies may execute and deliver the definitive merger agreement through a public deed. After such execution, the definitive merger agreement and other relevant documentation must be executed and submitted to the Argentine National Securities Commission (the “CNV”) for registration with the Public Registry of Commerce. Once approved, the CNV will send the definitive merger agreement to the Public Registry of Commerce for registration. Simultaneously with such filing, Petrobras Energía will request that the CNV authorize the public offering of those newly-issued shares that are to be offered in exchange for the shares of Petrobras Energía Participaciones and the listing of such shares on the Buenos Aires Stock Exchange (the “BASE”), while Petrobras Energía Participaciones will request that the CNV cancel the public offering of its shares. These authorization procedures may take approximately 4 to 6 weeks, although it could potentially take much longer. Once the definitive merger agreement is registered with the Public Registry of Commerce, the merger becomes effective vis-à-vis third parties. Petrobras Energía has ten (10) days to deliver a copy of the registered definitive merger agreement to the BASE to obtain definitive approval for the exchange of shares. Within thirty (30) days of the definitive approval of the BASE for the exchange of shares, Petrobras Energía shall commence the exchange of shares, which could last ten (10) business days.

Q:	Are any other approvals necessary for the completion of the merger?

A:	Except for the shareholder approvals and the regulatory steps described above, there are no other approvals necessary to complete the merger.

Q:	After the merger, will I have the same proportional ownership of Petrobras Energía’s business that I now have?

A:	Yes. Based upon the exchange ratio of the number of Petrobras Energía Class B shares or ADSs you will receive for your Petrobras Energía Participaciones Class B shares or ADSs, your proportional ownership share of Petrobras Energía before and after the merger will remain the same.

Q:	How will my rights as an ADS holder change after the merger?

A:	Your rights as an ADS holder will not change following the merger. As a holder of Petrobras Energía ADSs, your rights will be governed by the bylaws (estatutos) of Petrobras Energía, which grant the same rights with respect to voting and the right to receive dividends as those held by holders of Petrobras Energía Participaciones shares or ADSs.

Q:	When will I receive my Petrobras Energía ADSs representing the Class B common shares?

A:	You will receive your shares or ADSs of Petrobras Energía upon receipt of the required shareholder approvals and the completion of the regulatory steps, as described above, which we currently anticipate will occur on or prior to .

Q:	What is the record date for the extraordinary general shareholders meeting?

A:	Only Petrobras Energía Participaciones shareholders who hold Class B common shares of record as of the close of business, local time, on will be entitled to attend and vote at the extraordinary general shareholders meeting to approve the merger.

Only Petrobras Energía shareholders who hold Class B common shares of record as of the close of business, local time, on will be entitled to attend and vote at the extraordinary general shareholders meeting to approve the merger.

Citibank, N.A., as depositary for the Petrobras Energía Participaciones ADSs, shall fix a record date as soon as practicable for the determination of the Holders of Petrobras Energía Participaciones ADSs who shall be entitled to give instructions for the exercise of voting rights at such meeting.

Q:	Where and when is the extraordinary general shareholders meeting to approve the merger?

A:	Petrobras Energía Participaciones will hold the extraordinary general meeting of Petrobras Energía Participaciones shareholders at a.m., local time, on , at .

Petrobras Energía will hold the extraordinary general meeting of Petrobras Energía shareholders at a.m., local time, on , at .

Q:	Do I have to attend the extraordinary general shareholders meeting in person to vote?

A:	Holders of Petrobras Energía Participaciones or Petrobras Energía Class B common shares may attend their respective extraordinary general shareholders meeting in person or by proxy to vote.

Holders of ADSs whose ownership is directly recorded on the registry of the depositary, Citibank, N.A., by the record date will receive instructions on how to vote the shares underlying their ADSs at the extraordinary general shareholders meeting. The depositary will endeavor to vote your ADSs in accordance with the instructions you provide. Beneficial owners of ADSs whose ADSs are held by a custodial entity such as a bank, broker, custodian or other nominee and who wish to vote at the extraordinary general shareholders meeting must instruct such entity on how to vote their ADSs with sufficient time prior to the extraordinary general shareholders meeting. In order to do so, beneficial owners of ADSs should contact the bank, broker, custodian or other nominee through which their ADSs are held for instructions on how to do so. See “The Petrobras Energía Participaciones Extraordinary General Shareholders Meeting — Manner of Voting.”

Shares, including shares evidenced by Petrobras Energia Participaciones ADSs, that are not present in person or by proxy at the extraordinary general shareholders meeting will be voted in favor of the merger.

Q:	Who can help answer my questions?

A:	If you have any questions about the proposed restructuring or merger, you should contact:

Petrobras Energía Participaciones S.A.
Maipú 1, 22 Floor
(C1084ABA) Buenos Aires
Argentina
+54 11-4344-6000
Attention: Daniel Rennis/Alberto Jankowski
www.petrobras.com.ar

SUMMARY

The following is a summary that highlights information contained in this prospectus. This summary may not contain all the information that is important to you. For a more complete description of the merger agreement and the transactions contemplated thereby, Petrobras Energía Participaciones and Petrobras Energía encourage you to read carefully this entire prospectus, including the attached annex. In addition, Petrobras Energía Participaciones and Petrobras Energía encourage you to read the information incorporated by reference into this prospectus, which includes important business and financial information about Petrobras Energía Participaciones and Petrobras Energía that has been filed with the SEC. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information”.

The Companies

Petrobras Energía Participaciones S.A.

Petrobras Energía Participaciones is a holding company that operates exclusively through its subsidiary Petrobras Energía and its subsidiaries, which are engaged in oil and gas exploration and production, refining and distribution, petrochemicals and gas and energy businesses. Petrobras Energía Participaciones is a sociedad anónima organized under the laws of the Republic of Argentina, and has a duration of 99 years from its date of incorporation, September 25, 1998.

Petrobras Energia Participaciones’ original name was PC Holdings S.A., and was formed for the purpose of holding shares of Petrobras Energía. In October 1999, the name of the company was changed to Perez Companc S.A. In April 2003, the name of the company was changed to “Petrobras Energía Participaciones S.A.”

Petrobras Energía Participaciones’ assets consist of 765,435,847 shares of Class B common stock, of nominal value P$1.00, with one vote each, of Petrobras Energía, representing 75.8% of Petrobras Energía’s capital stock.

The capital stock of Petrobras Energía Participaciones is P$2,132,043,387, consisting of 2,132,043,387 shares of Class B common stock, of nominal value P$1.00, with one vote each. Petrobras Energía Participaciones American Depositary Shares (the “ADSs”), each representing ten Class B Shares, are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “PZE”. The ADSs began trading on the NYSE on January 26, 2000 and were issued by Citibank, N.A., as depositary. Petrobras Energía Participaciones Class B shares are listed on the Buenos Aires Stock Exchange (the “BASE”) under the trading symbol “PBE”. The Class B shares began trading on the BASE on January 26, 2000.

The mailing address and telephone number of Petrobras Energía Participaciones’ principal executive offices are:

Petrobras Energía Participaciones S.A.

Maipú 1, 22nd Floor
C1084ABA Buenos Aires, Argentina
Telephone: +54 11 4344-6000

Petrobras Energía S.A.

Petrobras Energía is a vertically-integrated energy company engaged in oil and gas exploration and production, refining and distribution, petrochemicals and gas and energy businesses. Petrobras Energía is a sociedad anónima organized under the laws of the Republic of Argentina, and has a duration of 99 years from its date of incorporation, November 17, 1947.

Petrobras Energía was founded in 1946 as a shipping company by the Perez Companc family. In 1960, Petrobras Energía began servicing oil wells and, over time, its maritime operations were gradually discontinued and replaced by oil-related activities. Petrobras Energía has become one of the largest oil and gas producers in Argentina.

Since 1994, when Petrobras Energía was awarded an exploration and production service contract for the Oritupano Leona area in Venezuela, Petrobras Energía has expanded its operations outside Argentina. Currently Petrobras Energía conducts operations in Venezuela, Peru, Ecuador, Brazil, Bolivia, Colombia and Mexico as part of its strategy to become a leading integrated energy company with an international presence.

Petrobras Energía developed its other energy businesses primarily through the acquisition of interests in state-owned companies that were privatized by the Argentine government between 1990 and 1994. Petrobras Energía acquired interests in companies operating in refining and petrochemicals, hydrocarbon transportation and distribution and power generation, transmission and distribution. These companies have formed the core of Petrobras Energía’s energy businesses.

In addition to the energy sector, Petrobras Energía has in the past conducted operations in other industries, including construction, telecommunications, forestry and mining. These businesses were sold by Petrobras Energía as part of Petrobras Energía’s strategy to focus its operations on the energy sector. As a result of these divestitures and the development of Petrobras Energía’s energy businesses, Petrobras Energía has become a vertically integrated energy company.

The capital stock of Petrobras Energía is P$1,009,618,410, consisting of 1,009,618,410 shares of Class B common stock, of nominal value P$1.00, with one vote each. Shares of Petrobras Energía Class B common stock are admitted to trading and are listed on the BASE under the trading symbol “PESA”. The shares of Class B common stock began trading on the BASE in 1956.

The capital stock of Petrobras Energía previously included 44,927 shares of Class A common stock, of nominal value P$1.00, with five votes each. These shares of Class A common stock were exchanged for 44,927 shares of Class B common stock, of nominal value P$1.00, with one vote each, pursuant to resolutions adopted at the Annual General Shareholders Meeting and at an Extraordinary Shareholders Meeting of the Class A and Class B shareholders, held on March 28, 2008. The transfer and exchange of the Class A common shares in exchange for Class B common shares was approved by the Comisión de Títulos of the BASE in accordance with resolutions dated May 23, 2008, and Resolution No. 15.931 of the Argentine National Securities Commission (Comisión Nacional de Valores, or the “CNV”) dated July 24, 2008, subject to the registration and statutory modification of these shares with the Public Commerce Register of the City of Buenos Aires.

Petrobras Energía is a subsidiary of Petrobras Energía Participaciones and its results of operations are included in Petrobras Energía Participaciones’ consolidated results of operations, as reported on the annual report on Form 20-F incorporated by reference into this prospectus.

The mailing address and telephone number of Petrobras Energía’s principal executive offices are:

Petrobras Energía S.A.

Maipú 1, 22nd Floor
C1084ABA Buenos Aires, Argentina
Telephone: +54 11 4344-6000

Recent Developments

On July 10, 2008, the Venezuelan Ministry of Energy and Petroleum issued Resolution 195, establishing the calculation and settlement method for the windfall profits tax under the Law of Special Contribution to Extraordinary Prices at the International Hydrocarbons Market. Resolution 195 establishes that the benchmark average price will be the “Venezuelan Basket” price instead of the Brent crude oil price referred to in the Law. As of the date of this prospectus, the final effect of the Law and Resolution 195 on Petrobras Energía’s affiliates operating as mixed companies in Venezuela has not been yet determined.

On June 18, 2008, EcuadorTLC S.A. notified the Ecuadorian nationally-owned operator, Petroecuador, and the Ecuadorian Ministry of Mines and Petroleum of the existence of controversies under the terms of the dispute resolution clauses set forth in its operating agreements. These controversies include the imposition of Law No. 42, which violates the terms set forth in contracts with EcuadorTLC by unilaterally amending the terms of the contracts and altering their economic conditions such that they have become economically unfeasible. No answer was received to the notice, and as a result EcuadorTLC S.A. submitted a request for arbitration to Petroecuador’s Chief Executive Officer in July 2008.

On July 31, 2008 the Argentine National Electricity Regulator, or ENRE, issued Resolution No 324/2008 approving a new tariff schedule for Edesur, a Petrobras Energía jointly controlled company engaged in the distribution of electricity, applicable as from July 1, 2008. This tariff schedule imposes gradual increases between 10% and 30% to residential users with bimonthly consumption levels over 650 kilowatts and a 10% increase to commercial or industrial users.

On August 5, 2008 the Board of Directors of Petrobras Energía Participaciones unanimously approved the distribution, in accordance with Section 224 of the Business Associations Law and Chapter IV, item IV. 2 of the National Securities Commission Regulations (2001 r.t.), of the amount of P$239 million for dividends paid in advance, representing P$0.112012387 per share.

In September 2008, after obtaining all regulatory approvals to which the transaction was subject, the agreements for the acquisition of the 25.67% and 52.37% interests in Sierra Chata and Parva Negra blocks, respectively, were executed. The transaction was structured through the purchase of Burlington Resources Argentina Holdings Limited. The final price was set at US$77.6 million, as agreed upon by the parties, plus adjustments mainly resulting from changes in working capital as of the date of execution of the agreement. As a result of the acquisition, Petrobras Energía’s interest in Sierra Chata and Parva Negra increased to 45.5523% and 100%, respectively.

In September 2008, Petrobras Energía Ecuador, a subsidiary of Petrobras Energía S.A., signed a Memorandum of Understanding with the Ecuadorian government in connection with the future execution of a Termination Agreement whereby Block 31 would be returned to the Ecuadorian government. In addition, the parties undertook to subscribe an agreement for transportation by Petrobras Energía Ecuador of crude oil owned by Petroecuador using the transportation capacity committed under the agreement entered into with Oleoducto de Crudos Pesados Ltd. Upon negotiation of the Termination Agreement and the Transportation Agreement, these agreements will be subject to administrative and corporate approval by all State agencies and Petrobras Energía S.A.’s Board of Directors. Until subscription of and compliance with the Termination Agreement, all rights arising from the Participation Agreement of Block 31 will survive.

On October 24, 2008, Petroecuador incorporated Teikoku Oil Ecuador S.A., a subsidiary of Teikoku, as partner in the agreements relating to Block 18. As of the date of this prospectus, the parties are negotiating the definitive terms and conditions of the respective interest assignment agreements.

On October 31, 2008, EcuadorTLC S.A. and Petroecuador executed Amendatory Agreements to the Agreements for Block 18, which, among other things, will provide the terms and conditions for the operation of Block 18 for one year. During such period, negotiations will be conducted as to whether or not such agreements will be converted to a new contractual modality. Under the aforementioned agreements, the Ecuadorian state’s interest in the Pata and Palo Azul fields will increase to 40% and 60%, respectively. In addition, upon execution of the aforementioned agreements the Tax Equity Act will be applicable whereunder the Ecuadorian state will receive 70% of revenues from any sales at prices over an agreed base price.

Under the negotiations conducted with the Ecuadorian state that resulted in the execution of the aforementioned Amendatory Agreements, the parties agreed to resolve the discrepancies existing in connection with the application of Law 42/2006. Under this agreement, EcuadorTLC S.A. will make a payment, without this implying the recognition of any rights by the Ecuadorian state, which will be considered a settlement of any differences arising from the application of the aforementioned law until the date on which the Amendatory Agreements were executed. As of September 30, 2008, the resulting loss for Petrobras Energía amounted to P$70 million after accounting for the effect of income taxes.

The Merger (see page 43)

Petrobras Energía Participaciones and Petrobras Energía have agreed to merge as contemplated in the preliminary merger agreement, as explained in this prospectus. Under the terms of the preliminary merger agreement, Petrobras Energía Participaciones will merge into Petrobras Energía, by way of absorption by Petrobras Energía of Petrobras Energía Participaciones. Petrobras Energía will assume, by universal succession, all of the assets and liabilities, and will succeed to all of the rights and obligations, of Petrobras Energía Participaciones.

Upon the registration of the definitive merger agreement with the Public Registry of Commerce of the City of Buenos Aires, all of the assets and liabilities constituting the net worth of Petrobras Energía Participaciones will be transferred to Petrobras Energía. The surviving company will continue to be known as “Petrobras Energía S.A.”

The preliminary merger agreement is attached to this prospectus as Annex A. Petrobras Energía Participaciones and Petrobras Energía encourage you to read this document in its entirety.

Applicable Argentine law and the preliminary merger agreement will govern the merger. Shareholders of Petrobras Energía Participaciones and Petrobras Energía will be asked to vote on the decision to merge as contemplated by the preliminary merger agreement at the extraordinary general meeting of shareholders of Petrobras Energía Participaciones and Petrobras Energía, respectively.

Merger Consideration (see page 52)

In the merger, a holder of Petrobras Energía Participaciones Class B common stock will receive 0.359015136 shares of newly-issued Petrobras Energía Class B common stock for every one share of Petrobras Energía Participaciones Class B common stock, which we refer to as the exchange ratio. A holder of Petrobras Energía Participaciones ADSs, each representing ten (10) shares of Class B common stock, will similarly receive 0.359015136 ADSs of newly-issued Petrobras Energía ADSs, each representing ten (10) shares of Class B common stock of Petrobras Energía, for every one ADS of Petrobras Energía Participaciones currently held. Petrobras Energía will pay no additional consideration in cash or in kind to the shareholders of Petrobras Energía Participaciones in connection with the merger.

The Petrobras Energía shares and ADSs to be issued in the merger will have the same rights (including the right to receive dividends) as the Petrobras Energía Class B shares and ADSs prior to the merger, as set forth in Petrobras Energía’s bylaws (estatutos).

Based on the number of Petrobras Energía Participaciones shares issued on the date hereof, after the effective time of the merger (and the effectiveness of the capital reduction to cancel Petrobras Energía Participaciones shares of Petrobras Energía), former Petrobras Energía Participaciones shareholders and ADS holders will hold approximately 75.8% of Petrobras Energía shares then outstanding.

Shareholders Entitled to Vote; Vote Required (see page 40)

All holders of shares of Petrobras Energía Participaciones Class B common stock are entitled to vote on the merger at the extraordinary general shareholders meeting to be held on          . Holders may cast one vote for each share of Class B common stock that they own on the dates indicated above. Such voting rights are governed by Article 15 of the bylaws (estatutos), which incorporate by reference the provisions of Sections 243 and 244 of the Argentine Commercial Companies Law No. 19.550/72, as amended (the “ACCL”).

In order to effect the merger, Petrobras Energía Participaciones shareholders must adopt the decision to merge Petrobras Energía Participaciones into Petrobras Energía as contemplated by the preliminary merger agreement. The decision to merge requires the approval of at least the majority of the votes cast at the Petrobras Energía Participaciones extraordinary general shareholders meeting where at least 60% of the issued share capital of Petrobras Energía Participaciones is present or represented at the extraordinary general shareholders meeting following the first call, or at least 30% of the issued share capital of Petrobras Energía Participaciones is present or represented at the extraordinary general shareholders meeting following the second call.

Timetable for the Merger (see page 50)

The following chart sets forth the main milestones and dates of the main steps to complete the merger:

Estimated Dates(1)	Task/Event

Board of Directors of Petrobras Energía and Petrobras Energía Participaciones call for extraordinary shareholders meetings to consider the merger.

Estimated Dates(1)	Task/Event

(5 days days following calling of extraordinary shareholders meeting)	Publication in the Argentine official gazette and in an Argentine major newspaper of the notices calling for the extraordinary shareholders meetings of Petrobras Energía and Petrobras Energía Participaciones to vote upon the merger.
(Between 20 to 45 calendar days after the last publication of notices calling the shareholders meetings)	Extraordinary Shareholders Meetings of Petrobras Energía and Petrobras Energía Participaciones to consider and approve the merger.
(3 business days following Extraordinary Shareholders Meeting)	Publication in the Argentine official gazette and in an Argentine major newspaper of notices announcing the merger for creditors’ opposition.
(15 calendar days after the last publication of notices for the creditors’ opposition)	Expiration date for creditors’ opposition (if no creditors have opposed the merger, the merging companies may execute and deliver the definitive merger agreement before a notary public).
(20 calendar days after the end of the opposition term)	Expiration date for the additional 20-day period in the event any creditors object to allowing the opposing creditors to obtain a judicial order for attachment. After such date the merging companies may execute and deliver the definitive merger agreement before a notary public.
Execution of definitive merger agreement between Petrobras Energía and Petrobras Energía Participaciones before a notary public.
(10 business days after the end of the 15-day period for creditors’ opposition or the additional 20-day period)	Filing with the CNV of definitive merger agreement for its registration with the Public Registry of Commerce.
Filing with CNV and BASE of request for public offering and listing of new shares of Petrobras Energía and the exchange of shares of Petrobras Energía Participaciones for shares of Petrobras Energía
Filing with CNV to cancel the public offering of Petrobras Energía Participaciones’ shares.
(approximately 6 weeks from the filing of the requests)	CNV and BASE authorizations for public offer and listing of new shares of Petrobras Energía
Registration before the Public Registry of Commerce of the definitive merger agreement and dissolution of Petrobas Energía Participaciones
(approximately 10 days after the registration of the merger with the Public Registry of Commerce)	BASE’s definitive approval for the exchange of shares of Petrobras Energía Participaciones for Petrobras Energía’s shares.
(approximately 5 days after the BASE definitive approval)	Filing with the BASE of notice to be published in the BASE’s Gazette announcing the exchange of shares.
(10-day period)	Exchange of shares of Petrobras Energía Participaciones for shares of Petrobras Energía and first day of trading of the Petrobras Energía ADSs on the NYSE.
(180 days from the reorganization date)	Submission of formal communication to the AFIP (Argentine Federal Tax Authority)

(1)	All dates are approximate and subject to change.

Directors and Management of the Surviving Company After the Merger (see page 56)

Immediately following the merger, the senior management and executives of the surviving company, Petrobras Energía, shall remain the same as the senior management and executive team currently in place and overseeing the operations of both Petrobras Energía Participaciones and Petrobras Energía, subject to changes undertaken in the ordinary course of business.

On January 1, 2009, in accordance with the preliminary merger agreement, the Board of Directors of Petrobras Energía Participaciones will be suspended automatically pending the merger, and the Board of Directors of Petrobras Energia shall assume its duties and responsibilities. Following the approval of the merger by the shareholder of both companies, the definitive merger agreement will be signed and registered with the Public Registry of Commerce of the City of Buenos Aires (the Inspección General de Justicia), and the Board of Directors of Petrobras Energía shall assume full control of the surviving company. The composition of the Board of Directors of the surviving company will not change as a consequence of the merger.

Name and Executive Offices of the Surviving Company After the Merger (see page 57)

The surviving company shall continue to be known as “Petrobras Energía S.A.” upon the effectiveness of the merger. The executive offices of the company will continue to be located in Buenos Aires, Argentina.

Ownership of the Surviving Company After the Merger (see page 48)

Prior to the completion of the merger, the shareholders of Petrobras Energía Participaciones consist of Petrobras Participaciones S.L. (“PPSL”, a subsidiary of Petroleo Brasileiro — PETROBRAS, “Petrobras”), holder of 58.6% of the shares of Petrobras Energía Participaciones, and public investors, both in the United States and in Argentina, as holders of 41.4% of the shares of Petrobras Energía Participaciones. In turn, prior to the completion of the merger, the shareholders of Petrobras Energía consist of Petrobras Energía Participaciones, as holder of 75.8% of the shares of Petrobras Energía, PPSL, as holder of 22.8% of the shares of Petrobras Energía, and public investors in Argentina, as holders of 1.4% of the shares of Petrobras Energía.

The exchange ratio for shares of Petrobras Energía that will be issued for each share of Petrobras Energía Participaciones under the terms of the merger is as follows: for each share of Class B common stock of Petrobras Energía Participaciones, of nominal value P$1.00, with one vote, that is held, the holder shall receive 0.359015136 shares of Class B common stock of Petrobras Energía, of nominal value P$1.00, with one vote.

Pursuant to the terms of this exchange ratio, the shareholders of Petrobras Energía Participaciones shall receive shares of Class B common stock of Petrobras Energia as follows: (i) Petrobras Participaciones S.L. shall receive 448,667,228 shares, representing 44.4% of Petrobras Energía’s capital stock, and (ii) public shareholders, both in Argentina and the United States (including ADS holders), shall receive 316,768,619 shares, representing 31.4% of Petrobras Energía’s capital stock.

The following diagram illustrates the holding company structure and ownership interests in Petrobras Energía Participaciones and Petrobras Energía prior to the merger:

The following diagram illustrates the holding company structure and ownership interests in Petrobras Energía following the contemplated merger:

The Petrobras Energía shares issued pursuant to the merger shall have the same voting rights and rights to dividends as those shares of Class B common stock of Petrobras Energía curently in circulation.

Share Ownership of Directors and Senior Management (see page 58)

As of the date of this prospectus, no member of the Board of Directors, or any member of the senior management of either Petrobras Energia Participaciones or Petrobras Energía is the beneficial owner of more than one percent of the shares of either Petrobras Energía Participaciones or Petrobras Energía.

Admission to Trading and Listing of Petrobras Energía Shares (see page 52)

Under the preliminary merger agreement, Petrobras Energía is required to ensure that those shares issued in the merger are admitted to trading and listed on the BASE, as well as ensuring that the shares are admitted to trading and listed on the NYSE in the form of American Depositary Shares.

Dissenters’ Rights in the Merger (see page 52)

Petrobras Energía Participaciones shareholders will not have any appraisal or dissenters’ rights under Argentine law or under Petrobras Energía Participaciones’ bylaws (estatutos) in connection with the merger, and neither Petrobras Energía Participaciones nor Petrobras Energía will independently provide Petrobras Energía Participaciones shareholders with any such rights. A dissenter’s right of appraisal is not available pursuant to Section 245 of the ACCL in the event of a merger between two companies where shares of both of those companies are publicly traded and any new shares issued in the merger are also publicly traded.

Conditions to Effectiveness of the Merger (see page 54)

The completion and effectiveness of the merger is subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	approval of the merger on the terms and conditions set forth in the preliminary merger agreement by the shareholders of Petrobras Energía Participaciones and Petrobras Energía at their respective extraordinary general shareholders’ meetings;

•	the execution of the definitive merger agreement through a public deed;

•	the registration of the definitive merger agreement and the merger with the Public Registry of Commerce of the City of Buenos Aires;

•	the authorization by the CNV of the public offering of the newly-issued shares and their admission for listing in the BASE; and

•	approval for the listing on the NYSE of the Petrobras Energía ADSs.

No assurance can be given as to when or whether any of these approvals and consents will be obtained, the terms and conditions that may be imposed in connection with their consents and approvals, or the consequences of failing to obtain the consents and approvals.

Regulatory Matters (see page 52)

The merger is not subject to any additional regulatory requirements of any municipal, state, federal or foreign governmental agencies, other than those mentioned in this prospectus.

Termination of the Merger Agreement (see page 54)

The preliminary merger agreement between Petrobras Energía Participaciones and Petrobras Energía does not contain any termination provisions for the agreement. However, under Argentine law, the preliminary merger agreement may be terminated if: (i) the shareholders of either of the two companies do not approve the merger at the relevant extraordinary shareholders’meeting; (ii) the Board of Directors of any of Petrobras Energía Participaciones or Petrobras Energía decides to terminate the preliminary merger agreement prior to its consideration by the extraordinary shareholders’ meetings of the companies; (iii) the preliminary merger agreement is declared void by a competent court for any reason; or (iv) the Public Registry of Commerce of the City of Buenos Aires rejects the registration of the merger.

Taxation (see page 77)

The following is a summary. U.S. Holders are urged to consult their tax advisors regarding tax consequences of the merger and of holding and disposing of Petrobras Energía Participaciones and Petrobras Energía shares or ADSs.

U.S. Taxation

For U.S. federal income tax purposes, the merger between Petrobras Energía Participaciones and Petrobras Energía will qualify as a tax-free reorganization. Accordingly, a U.S. Holder (as defined under “Taxation — United States Taxation”) generally will not recognize any gain or loss in connection with the exchange of Petrobras Energía Participaciones shares or ADSs for Petrobras Energía shares or ADSs in the merger. A U.S. Holder will have a tax basis in the Petrobras Energía shares or ADSs received equal to the tax basis of the Petrobras Energía Participaciones shares or ADSs surrendered. A U.S. Holder will have a holding period in the Petrobras Energía shares or ADSs equal to the holding period of the Petrobras Energía Participaciones shares or ADSs surrendered in the merger.

However, as noted in “Taxation — United States Taxation” the U.S. federal income tax consequences of the merger for a U.S. Holder depend on such U.S. Holder’s particular facts and circumstances. See “Taxation —

United States Taxation.” U.S. Holders are urged to consult their own tax advisors for a full understanding of the tax consequences of the merger transaction, which may vary for investors in different tax situations.

As further described under “Taxation — United States Taxation”, the payment of cash in lieu of fractional ADS interests in PESA will be treated for U.S. federal income tax purposes as a sale of such fractional ADS interests for the amount of the cash received and therefore subject to tax.

Argentine Taxation

The merger between Petrobras Energía Participaciones and Petrobras Energía qualifies as a “tax-free reorganization” under the Argentine Income Tax Law N° 20,628, as amended (the “ITL”), the ITL’s Regulatory Decree, judicial decisions, and published rulings of the Argentine Federal tax authorities (Administración Federal de Ingresos Públicos or “AFIP”); therefore, we believe the shareholders will not have to recognize any Argentine-source income in connection with the exchange of Petrobras Energía Participaciones shares for Petrobras Energía shares in the merger.

In order for the merger to qualify as a tax-free reorganization under the ITL and the ITL’s Regulatory Decree, the companies must give formal notice of the merger and submit other documentation to the AFIP by June 30, 2009 and submit other documentation by August 29, 2009. Additionally, the surviving company must comply with other requirements for a two-year period, such as remaining in the same line of business as the companies prior to the merger.

Accounting Treatment (see page 51)

For accounting purporses, as under Argentina GAAP the merger of Petrobras Energía Participaciones into Petrobras Energía is a merger between entities under common control, it will be accounted for by Petrobras Energía in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of shareholder’s equity of the transferring entities are carried forward to the combined entity at their carrying amounts as of the effective merger date without change in minority interest of Petrobras Energía in subsidiaries. In addition, net income of the combined entity includes net income of the transferring entities for the entire fiscal year/period in which the transaction occurs. For comparative purposes, assets, liabilities and net income corresponding to prior years, are combined and restated in order to be included as part of the combined entity.

Under US GAAP, Petrobras Energía Participaciones and Petrobras Energía will adopt SFAS 160 as of January 1, 2009. Pursuant to this standard, non-controlling (minority) interests are to be presented in consolidated financial statements as part of shareholders’ equity but segregated from the equity attributable to the parent. The proposed merger represents the acquisition of the minority interest held by third parties in Petrobras Energía, without change in control, which should be treated under SFAS 160 as an equity transaction. Consequently, the proposed merger transaction will be accounted for as a reclassification in the consolidated financial statements of the non-controlling interest held by third parties in Petrobras Energía to equity attributable to the parent — within shareholders’ equity — with no change in book value of assets or liabilities and also with no gain or loss effect on consolidated net income or comprehensive income.

Comparison of Rights of Petrobras Energía Participaciones Shareholders and Petrobras Energía Shareholders (see page 77)

As a result of the merger, Petrobras Energía Participaciones shares will be automatically exchanged for Petrobras Energía shares. Because Petrobras Energía Participaciones and Petrobras Energía are both sociedades anónimas organized under the laws of Argentina and the bylaws (estatutos) of Petrobras Energía upon effectiveness of the merger will be identical to those of Petrobras Energía Participaciones prior to the merger (except for certain non-material items), there will be no material differences between the rights of Petrobras Energía Participaciones shareholders and Petrobras Energía shareholders upon effectiveness of the merger.

RISK FACTORS

In addition to the other information included in this prospectus, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements”, you should carefully consider the following risks before deciding whether to vote to adopt the merger of Petrobras Energia Participaciones into Petrobras Energia as contemplated by the merger agreement. You should also consider the other information in this prospectus and the other documents incorporated by reference into this prospectus, including the merger agreement, a copy of which is attached to this prospectus as Annex A. See “Where You Can Find More Information”.

Risks Related to the Merger

Investors who own Petrobras Energía Participaciones common shares or ADSs but who do not wish to hold Petrobras Energía common shares or ADSs may sell the Petrobras Energía common shares or ADSs they receive or expect to receive in the merger. This may put downward pressure on the market price of the Petrobras Energía’s common shares or ADSs that you will receive in the merger. Arbitrageurs may also adversely influence the price of the ordinary shares or ADSs.

For a number of reasons, some shareholders of Petrobras Energía Participaciones may wish to sell their Petrobras Energía Participaciones common shares or ADSs prior to completion of the merger, or the Petrobras Energía common shares or ADSs that they will receive in the merger. In addition, the market price of the Petrobras Energía common shares or ADSs may be adversely affected by arbitrage activities prior to the completion of the merger. These sales or the prospect of future sales, as well as arbitrage activity, could adversely affect the market price for Petrobras Energía Participaciones common shares or ADSs and Petrobras Energía common shares or ADSs.

Risks Related to Argentina

The risks relating to the surviving company, Petrobras Energía, are the same as those relating to Petrobras Energía Participaciones and discussed in the annual report on Form 20-F incorporated by reference into this prospectus. See “Factors Relating to Argentina” beginning on page 7 of the annual report on Form 20-F incorporated by reference into this prospectus.

Risks Related to the Surviving Company

The risks relating to the surviving company, Petrobras Energía, including those risks relating to companies engaged in oil and gas exploration and production, refining and distribution, petrochemicals and the gas and energy business, especially in Argentina and Latin America, are the same as those relating to Petrobras Energía Participaciones and discussed in the annual report on Form 20-F incorporated by reference into this prospectus. See “Factors Relating to the Company” beginning on page 13 of the annual report on Form 20-F incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements based on estimates and assumptions. Forward-looking statements include, among other things, statements concerning the business, capital expenditures, competition and sales, oil and gas reserves and prospects, trends in the oil and gas, refining and distribution, petrochemicals and electricity industries, future financial condition, results of operations and prospects of Petrobras Energía Participaciones and Petrobras Energía.

Certain statements contained in this prospectus and the documents incorporated by reference in this prospectus are forward-looking statements and are not based on historical fact, such as statements containing the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words. These forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed under “Risk Factors” in this prospectus and on the annual report on Form 20-F incorporated by reference into this prospectus.

Factors that could cause actual results to differ materially and adversely include, but are not limited to:

•	Changes in general economic, business, political or other conditions in Argentina or changes in general economic or business conditions in other Latin America countries;

•	The availability of financing at reasonable terms to Argentine companies, including Petrobras Energía;

•	The failure of governmental authorities to approve proposed measures or transactions described in this prospectus or in the documents incorporated by reference into this prospectus;

•	Changes in the price of hydrocarbons and oil products;

•	Changes to the capital expenditure plans of Petrobras Energía;

•	Changes in laws or regulations affecting the operations of Petrobras Energía;

•	Increased costs; and

•	Other factors discussed under “Risk Factors” in this prospectus and in the annual report on Form 20-F incorporated by reference into this prospectus.

Forward-looking statements speak only as of the date they were made. Petrobras Energía undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In light of these limitations, you should not place undue reliance on forward-looking statements contained in this prospectus or the documents incorporated by reference in this prospectus.

EXCHANGE RATES

The following table sets forth the annual high, low, average and period-end exchange rates for the periods indicated, expressed in Argentine pesos per U.S. dollar and not adjusted for inflation. There can be no assurance that the Argentine peso will not depreciate or appreciate again in the future. The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

	Argentine Peso per U.S. Dollar
	High	Low	Average	Period-End

2008
October	3.39	3.13	3.23	3.39
September	3.12	3.03	3.08	3.12
August	3.05	3.03	3.04	3.03
July	3.03	2.98	3.02	3.03
June	3.10	3.02	3.05	3.03
May	3.18	3.12	3.15	3.11
April	3.18	3.15	3.17	3.17
March	3.17	3.15	3.16	3.16
February	3.17	3.15	3.16	3.16
January	3.16	3.13	3.15	3.16
For the year ended December 31,
2007	3.16	3.08	3.12	3.15
2006	3.08	3.05	3.06	3.07
2005	3.03	2.86	2.92	3.03
2004	2.99	2.94	2.97	2.98
2003	3.37	2.73	2.95	2.94
2002	3.90	1.60	3.14	3.38
2001	1.00	1.00	1.00	1.00

SELECTED HISTORICAL FINANCIAL DATA
FOR PETROBRAS ENERGÍA PARTICIPACIONES AND PETROBRAS ENERGÍA

The following disclosure relates to Petrobras Energía Participaciones S.A. (“PEPSA”), which will merge into its subsidiary Petrobras Energía S.A. (“PESA”) as described in this prospectus.

The financial information set forth in this prospectus may not contain all of the financial information that you should consider when making an investment decision, or when deciding whether to vote to adopt the merger of Petrobras Energía Participaciones and Petrobras Energía as contemplated by the preliminary merger agreement. This information should be read in conjunction with, and is qualified in its entirety by reference to, the “Risk Factors” included in this prospectus as well as those included in the annual report on Form 20-F incorporated by reference into this prospectus. See “Risk Factors”. You should also carefully read the financial statements in this prospectus as well as the financial statements and “Item 5. Operating and Financial Review and Prospects” included in the annual report on Form 20-F incorporated by reference into this prospectus.

The consolidated financial statements of Petrobras Energía Participaciones for the fiscal years ended December 31, 2007, 2006 and 2005, are prepared in accordance with regulations of the CNV, and conform to generally accepted accounting principles in Argentina (as approved by the Professional Council of Economic Sciences of the City of Buenos Aires, or CPCECABA), or Argentine GAAP, except for the matters described in Note 3 to the consolidated financial statements in the annual report on Form 20-F incorporated by reference into this prospectus. Argentine GAAP differs in certain significant respects from generally accepted accounting principles in the United States, or U.S. GAAP. Note 21 to the financial statements in the annual report on Form 20-F incorporated by reference into this prospectus provides a description of the principal differences between Argentine GAAP and U.S. GAAP as they relate to Petrobras Energía Participaciones, and Note 22 provides a reconciliation to U.S. GAAP of net income, shareholders’ equity and certain other selected financial data.

The consolidated financial statements of Petrobras Energía Participaciones for the six-month periods ended June 30, 2008 and 2007 are prepared in accordance with regulations of the CNV and Argentine GAAP, except for the matters described in Note 3. Note 20 to the financial statements provides a description of the principal differences between Argentine GAAP and U.S. GAAP as they relate to Petrobras Energía Participaciones, and Note 21 provides a reconciliation to U.S. GAAP of net income, shareholders’ equity and certain other selected financial data.

The financial information and certain other information presented in a number of tables in this prospectus have been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column. In addition, certain percentages presented in the tables in this prospectus reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers.

In this document, references to “$”, “dollars”, “USD” or “U.S. dollars” are to United States dollars; references to “Argentine pesos”, “pesos” or “P$” refer to the currency of the Republic of Argentina.

Proportional consolidation of companies under which Petrobras Energía Participaciones exercises joint control

In accordance with the procedure set forth in Technical Resolution No. 21 of the Argentine Federation of Professional Councils in Economic Science (“FACPCE”), and except as disclosed below, Petrobras Energía Participaciones has consolidated its financial statements line by line on a proportional basis with the companies in which it exercises joint control (other than Compañía Inversora en Transmisión Eléctrica Citelec S.A., or Citelec).

In the consolidation of companies over which Petrobras Energía Participaciones exercises joint control, the amount of the investment in the companies under joint control and the interest in their income (loss) and cash flows are replaced by its proportional interest in these companies’ assets, liabilities, income (loss) and cash flows. In addition, related party receivables, payables and transactions within the consolidated group and companies under joint control are eliminated on a pro rata basis pursuant to its ownership share in that company.

In respect to Citelec, despite being a company under joint control, Petrobras Energía Participaciones has not proportionally consolidated the financial statements of such company, because it had a commitment to sell such interest in connection with the Argentine Antitrust Commission’s Resolution approving the transfer of control to Petrobras, a divestment that was finally completed in December 2007.

U.S. GAAP Information

Neither the effects of inflation accounting nor the proportional consolidation of Distrilec Inversora S.A. (“Distrilec”) or Petrobras de Valores Internacional de España S.L. (“PVIE”) (in the case of PVIE only for the year ended December 31, 2007 and for the six-month period ended June 30, 2008), jointly controlled companies, under Argentine GAAP have been reversed in the reconciliation to U.S. GAAP. See Note 21 to the consolidated financial statements in the annual report on Form 20-F incorporated by reference into this prospectus.

The proportional consolidation of the jointly controlled company Compañía de Inversiones de Energía S.A. (“CIESA”), under Argentine GAAP has been reversed for purpose of the U.S. GAAP information. This reversal was a result of (1) CIESA having negative shareholders’ equity under U.S. GAAP, and (2) our not having assumed commitments to make capital contributions or to provide financial assistance to CIESA, which caused our interests in CIESA to be valued at zero.

Selected financial data for the year ended December 31, 2003 is not presented because Petrobras Energía Participaciones was not able to restate it to reflect the changes in professional accounting standards under Argentine GAAP, which were effective for fiscal years beginning on or after January 1, 2006 without unreasonable effort or expense.

The following tables set forth selected financial data for Petrobras Energía Participaciones including data for jointly controlled companies consolidated under the proportional consolidation method, as of and for the six-month periods ended June 30, 2008 and 2007, and as of and for the years ended December 31, 2007, 2006, 2005 and 2004:

For comparative purposes, all the necessary reclassifications were made to prior periods in order to present them on a consistent basis.

Income Statement Data — Petrobras Energía Participaciones

	Six-Month Period Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004
	(Unaudited)
	(In millions of pesos, except for per share amounts
	and share capital or as otherwise indicated)

Argentine GAAP:
Net sales	7,254	6,022	13,458	11,745	10,655	8,763
Cost of sales	(5,108)	(4,442)	(10,111)	(8,063)	(6,848)	(5,659)

Gross profit	2,146	1,580	3,347	3,682	3,807	3,104
Administrative and selling expenses	(802)	(698)	(1,465)	(1,282)	(1,139)	(969)
Exploration expenses	(76)	(97)	(172)	(117)	(34)	(133)
Other operating expenses, net	(90)	(29)	(177)	(135)	(329)	(324)

Operating income	1,178	756	1,533	2,148	2,305	1,678
Equity in earnings of affiliates	171	81	176	219	281	102
Financial income (expenses) and holding gains (losses)	(41)	(173)	(495)	(506)	(899)	(1,265)
Other income (expenses), net	12	(24)	130	93	(459)	(40)

Income before income tax and minority interest in subsidiaries	1,320	640	1,344	1,954	1,228	475
Income tax	(492)	(208)	(494)	(465)	(211)	317
Minority interest in subsidiaries	(239)	(149)	(277)	(425)	(288)	(17)

Net income	589	283	573	1,064	729	775

Basic/diluted earnings per share	0.277	0.133	0.270	0.501	0.343	0.365

Number of shares outstanding (in millions):
Class B	2,132	2,132	2,132	2,132	2,132	2,132
U.S. GAAP:
Net sales	6,846	5,622	12,712	11,085	10,129	8,232
Operating income	1,053	584	677	1,934	613	1,348
Net income (loss)	543	280	(23)	972	(77)	760
Basic/diluted net (loss) earnings per share	0.256	0.132	(0.011)	0.458	(0.036)	0.356

Balance Sheet Data — Petrobras Energía Participaciones

	Six-Month Period Ended
	June 30,	Year Ended December 31,
	2008	2007	2006	2005	2004
	Unaudited
	(In millions of pesos, except for per share amounts and share capital or as otherwise indicated)

Argentine GAAP:
Consolidated Balance Sheet
Assets
Current assets
Cash	152	98	86	104	139
Investments	1,731	1,094	1,479	857	934
Trade receivables	1,818	1,605	1,438	1,626	1,181
Other receivables	1,313	2,659	1,227	663	759
Inventories	1,327	996	843	746	624
Other assets	12	—	1	—	1

Total current assets	6,353	6,452	5,074	3,996	3,638
Non-current assets
Trade receivables	213	228	124	78	47
Other receivables	387	657	691	672	943
Inventories	88	100	81	79	71
Investments	3,332	3,270	3,630	1,072	1,107
Property, plant and equipment	11,165	10,609	10,838	12,657	12,277
Other assets	39	41	41	47	65

Total non-current assets	15,224	14,905	15,405	14,605	14,510

Total assets	21,557	21,357	20,479	18,601	18,148

Liabilities
Current liabilities
Accounts payable	1,631	1,829	1,560	1,452	1,155
Short-term debt	2,196	1,922	2,646	1,805	1,709
Payroll and social security taxes	235	261	276	177	98
Taxes payable	406	280	374	259	241
Reserves	123	124	95	48	31
Other current liabilities	386	305	214	198	657

Total current liabilities	4,977	4,721	5,165	3,939	3,891
Non-current liabilities
Accounts payable	74	78	49	14	26
Long-term debt	4,752	5,430	4,716	5,708	6,248
Other liabilities	326	367	402	356	190
Taxes payable	1,408	1,428	1,492	1,404	1,692
Reserves	92	86	85	103	76

Total non-current liabilities	6,652	7,389	6,744	7,585	8,232

Total liabilities	11,629	12,110	11,909	11,524	12,123

Minority interest in subsidiaries	2,729	2,583	2,350	1,922	1,626
Total Shareholders’ Equity	7,219	6,664	6,220	5,155	4,399

Total liabilities and shareholders’ equity	21,557	21,357	20,479	18,601	18,148

Capital Stock	2,132	2,132	2,132	2,132	2,132

U.S. GAAP:
Total assets	19,371	19,306	18,017	16,158	16,751
Shareholders’ equity	7,391	6,874	6,195	5,233	5,286

The following tables set forth selected financial data for Petrobras Energía including data for jointly controlled companies consolidated under the proportional consolidation method, as of and for the six-month periods ended June 30, 2008 and 2007, and as of and for the years ended December 31, 2007, 2006, 2005 and 2004:

For comparative purposes, all the necessary reclassifications were made to prior periods in order to present them on a consistent basis.

Income Statement Data — Petrobras Energía

	Six-Month Period Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004
	(Unaudited)		(Unaudited)
	(In millions of pesos, except for per share amounts
	and share capital or as otherwise indicated)

Argentine GAAP:
Net sales	7,254	6,022	13,458	11,745	10,655	8,763
Cost of sales	(5,108)	(4,442)	(10,111)	(8,063)	(6,848)	(5,659)

Gross profit	2,146	1,580	3,347	3,682	3,807	3,104
Administrative and selling expenses	(801)	(697)	(1,463)	(1,280)	(1,136)	(967)
Exploration expenses	(76)	(97)	(172)	(117)	(34)	(133)
Other operating expenses, net	(90)	(28)	(176)	(135)	(329)	(324)

Operating income	1,179	758	1,536	2,150	2,308	1,680
Equity in earnings of affiliates	171	81	176	219	281	102
Financial income (expenses) and holding gains (losses)	(46)	(173)	(495)	(504)	(897)	(1,264)
Other income (expenses), net	20	(19)	131	99	(456)	(36)

Income before income tax and minority interest in subsidiaries	1,324	647	1,348	1,964	1,236	482
Income tax	(492)	(208)	(494)	(465)	(211)	317
Minority interest in subsidiaries	(48)	(58)	(92)	(83)	(54)	26

Net income	784	381	762	1,416	971	825

Basic/diluted earnings per share	0.777	0.377	0.755	1.403	0.962	1.058

Number of shares outstanding (in millions):
Class B	1,010	1,010	1,010	1,010	1,010	779
U.S. GAAP:
Net sales	6,846	5,622	12,712	11,085	10,129	8,351
Operating income	1,062	591	681	1,942	619	1,350
Net income (loss)	723	377	(24)	1,295	(91)	781
Basic/diluted net earnings (loss) per share	0.716	0.373	(0.024)	1.282	(0.090)	0.7733

Balance Sheet Data — Petrobras Energía

	Six-Month Period
	Ended June 30,	Year Ended December 31,
	2008	2007	2006	2005	2004
	Unaudited				Unaudited
	(In millions of pesos, except for per share amounts
	and share capital or as otherwise indicated)

Argentine GAAP:
Consolidated Balance Sheet
Assets
Current assets
Cash	152	98	86	104	139
Investments	1,538	1,132	1,512	881	946
Trade receivables	1,818	1,605	1,438	1,626	1,181
Other receivables	1,311	2,658	1,226	663	759
Inventories	1,327	996	843	746	624
Other assets	12	—	1	—	1

Total current assets	6,158	6,489	5,106	4,020	3,650
Non-current assets
Trade receivables	213	228	124	78	47
Other receivables	387	657	691	672	943
Inventories	88	100	81	79	71
Investments	3,332	3,270	3,630	1,072	1,107
Property, plant and equipment	11,165	10,609	10,838	12,657	12,277
Other assets	39	41	41	47	65

Total non-current assets	15,224	14,905	15,405	14,605	14,510

Total assets	21,382	21,394	20,511	18,625	18,160

Liabilities
Current liabilities
Accounts payable	1,631	1,829	1,560	1,452	1,154
Short-term debt	2,196	1,922	2,646	1,805	1,709
Payroll and social security taxes	235	261	276	177	98
Taxes payable	402	274	369	255	233
Reserves	123	124	95	48	31
Other current liabilities	386	305	214	198	657

Total current liabilities	4,973	4,715	5,160	3,935	3,882
Non-current liabilities
Accounts payable	74	78	49	14	26
Long-term debt	4,752	5,430	4,716	5,708	6,248
Other liabilities	326	367	402	356	190
Taxes payable	1,408	1,428	1,492	1,404	1,692
Reserves	92	86	85	103	76

Total non-current liabilities	6,652	7,389	6,744	7,585	8,232

Total liabilities	11,625	12,104	11,904	11,520	12,114

Minority interest in subsidiaries	901	860	771	688	1,869
Total Shareholders’ Equity	8,856	8,430	7,836	6,417	4,177

Total liabilities and shareholders’ equity	21,382	21,394	20,511	18,625	18,160

Capital Stock	1,010	1,010	1,010	1,010	779

U.S. GAAP:
Total assets	19,177	19,343	18,049	16,181	16,763
Shareholders’ equity	9,064	8,689	7,786	6,502	6,549

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF
PETROBRAS ENERGÍA AS OF AND FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2008 AND AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2007

The following unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated income statement (“Unaudited Pro Forma Condensed Consolidated Financial Information”) of Petrobras Energía as of and for the six-month period ended June 30, 2008 gives effect to the proposed merger of Petrobras Energía Participaciones into Petrobras Energía as if it had occurred on January 1, 2008 for the pro forma condensed consolidated income statement and as if it had occurred on June 30, 2008 for the pro forma condensed consolidated balance sheet. The Unaudited Pro Form Condensed Consolidated Financial Information of Petrobras Energia as of and for the year ended December 31, 2007 gives effect to the proposed merger as if it had occurred on January 1, 2007 for the pro forma condensed consolidated income statement and as if it had occurred on December 31, 2007 for the pro forma condensed consolidated balance sheet.

PETROBRAS ENERGÍA S.A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
as of June 30, 2008

		Pro Forma
		Adjustments
	Historical		Pro Forma
	Consolidated	Reallocation of	Consolidated
	Balance Sheet of	Non-Controlling	Balance Sheet of
	PEPSA (Note 2)	Interest (Note 2)	PESA
	(In millions of Argentine pesos)

CURRENT ASSETS
Cash	152	—	152
Investments	1,731	—	1,731
Trade receivables	1,818	—	1,818
Other receivables	1,313	—	1,313
Inventories	1,327	—	1,327
Other assets	12	—	12

Total current assets	6,353	—	6,353

NON-CURRENT ASSETS
Trade receivables	213	—	213
Other receivables	387	—	387
Inventories	88	—	88
Investments	3,332	—	3,332
Property, plant and equipment	11,165	—	11,165
Other assets	39	—	39

Total non-current assets	15,224	—	15,224

Total assets	21,577	—	21,557

CURRENT LIABILITIES
Accounts payable	1,631	—	1,631
Short-term debt	2,196	—	2,196
Payroll and social security taxes	235	—	235
Taxes payable	406	—	406
Reserves	123	—	123
Other liabilities	386	—	386

Total current liabilities	4,977	—	4,977

NON-CURRENT LIABILITIES
Accounts payable	74	—	74
Long-term debt	4,752	—	4,752
Payroll and social security taxes	75	—	75
Taxes payable	1,408	—	1,408
Reserves	92	—	92
Other liabilities	251	—	251

Total non-current liabilities	6,652	—	6,652

Total liabilities	11,629	—	11,629

MINORITY INTEREST IN SUBSIDIARIES	2,729	(1,828)	901
SHAREHOLDERS’ EQUITY	7,219	1,828	9,047

	21,577	—	21,577

PETROBRAS ENERGÍA S.A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the six-month period ended June 30, 2008

		Pro Forma
		Adjustments
	Historical		Pro Forma
	Consolidated	Reallocation of	Consolidated
	Balance Sheet of	Non-Controlling	Statement of
	PEPSA (Note 2)	Interest (Note 2)	Income of PESA
	(In millions of Argentine pesos)

Net sales	7,254	—	7,254
Costs of sales	(5,108)	—	(5,108)

Gross profit	2,146	—	2,146
Administrative and selling expenses	(802)	—	(802)
Exploration expenses	(76)	—	(76)
Other operating expenses, net	(90)	—	(90)

Operating income	1,178	—	1,178
Equity in earnings of affiliates	171	—	171
Financial income (expenses) and holding gains (losses)
Generated by assets:
Interest	69	—	69
Exchange difference	11	—	11
Holding gains	54	—	54
Holding gains and income from the sale of listed shares and government securities	7	—	7
Other financial income, net	12	—	12

	153	—	153
Generated by liabilities:
Interest	(268)	—	(268)
Exchange difference	107	—	107
Other financial expenses, net	(33)	—	(33)

	(194)	—	(194)
Other income, net	12	—	12

Income before income tax and minority interest in subsidiaries	1,320	—	1,320

Income tax	(492)	—	(492)
Minority interest in subsidiaries	(239)	191	(48)

Net income	589	191	780

Basic/diluted earnings per share — in Argentine pesos	0.277		0.772

PETROBRAS ENERGÍA S.A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
as of December 31, 2007

		Pro Forma
		Adjustments
	Historical		Pro Forma
	Consolidated	Reallocation of	Consolidated
	Balance Sheet of	Non-Controlling	Balance Sheet of
	PEPSA (Note 2)	Interest (Note 2)	PESA
	(In millions of Argentine pesos)

CURRENT ASSETS
Cash	98	—	98
Investments	1,094	—	1,094
Trade receivables	1,605	—	1,605
Other receivables	2,659	—	2,659
Inventories	996	—	996
Other assets	—	—	—

Total current assets	6,452	—	6,452

NON-CURRENT ASSETS
Trade receivables	228	—	228
Other receivables	657	—	657
Inventories	100	—	100
Investments	3,270	—	3,270
Property, plant and equipment	10,609	—	10,609
Other assets	41	—	41

Total non-current assets	14,905	—	14,905

Total assets	21,357	—	21,357

CURRENT LIABILITIES
Accounts payable	1,829	—	1,829
Short-term debt	1,922	—	1,922
Payroll and social security taxes	261	—	261
Taxes payable	280	—	280
Reserves	124	—	124
Other liabilities	305	—	305

Total current liabilities	4,721	—	4,721

NON-CURRENT LIABILITIES
Accounts payable	78	—	78
Long-term debt	5,430	—	5,430
Payroll and social security taxes	60	—	60
Taxes payable	1,428	—	1,428
Reserves	86	—	86
Other liabilities	307	—	307

Total non-current liabilities	7,389	—	7,389

Total liabilities	12,110	—	12,110

MINORITY INTEREST IN SUBSIDIARIES	2,583	(1,723)	860
SHAREHOLDERS’ EQUITY	6,664	1,723	8,387

	21,357	—	21,357

PETROBRAS ENERGÍA S.A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2007

		Pro Forma
		Adjustments
	Historical
	Consolidated		Pro Forma
	Statement of	Reallocation of	Consolidated
	Income of PEPSA	Non-Controlling	Statement of
	(Note 2)	Interest (Note 2)	Income of PESA
	(In millions of Argentine pesos)

Net sales	13,458		13,458
Costs of sales	(10,111)	—	(10,111)

Gross profit	3,347	—	3,347

Administrative and selling expenses	(1,465)	—	(1,465)
Exploration expenses	(172)	—	(172)
Other operating expenses, net	(177)	—	(177)

Operating income	1,533	—	1,533
Equity in earnings of affiliates	176	—	176
Financial income (expenses) and holding gains (losses)
Generated by assets:
Interest	96	—	96
Exchange difference	110	—	110
Holding gains	86	—	86
Holding gains and income from the sale of listed shares and government securities	33	—	33
Other financial income, net	(34)	—	(34)

	291	—	291

Generated by liabilities:
Interest	(587)	—	(587)
Exchange difference	(118)	—	(118)
Other financial expenses, net	(81)	—	(81)

	(786)	—	(786)

Other income, net	130	—	130

Income before income tax and minority interest in subsidiaries	1,344	—	1,344

Income tax	(494)	—	(494)
Minority interest in subsidiaries	(277)	185	(92)

Net income	573	185	758

Basic/diluted earnings per share — in Argentine pesos	0.270		0.750

PETROBRAS ENERGÍA S.A.

Note 1 —	Merger of Petrobras Energía Participaciones S.A. with and into Petrobras Energía S.A.

On September 2, 2008, the Board of Directors of Petrobras Energía Participaciones S.A. (“PEPSA”) and Petrobras Energía S.A. (“PESA”) approved the preliminary merger agreement that the companies had been negotiating.

Under the terms of the preliminary merger agreement, PEPSA will merge into PESA, by way of absorption by PESA of PEPSA. PESA will assume, by universal succession, all of the assets and liabilities, and will succeed to all of the rights and obligations, of PEPSA. The reorganization will be effective on January 1, 2009.

The exchange ratio for shares of PESA that will be issued for each share of PEPSA under the terms of the merger is as follows: for each share of Class B common stock of PEPSA, of nominal value P$1.00, with one vote, that is held, the holder shall receive 0.359015136 shares of Class B common stock of PESA, of nominal value P$1.00, with one vote. As a consequence of the exchange ratio of the shares, the corporate capital of PESA will be increased in the amount of P$765,435,847, from the amount of P$1,009,618,410 to the amount of P$1,775,054,257 through the issuance of 765,435,847 common Class B shares of nominal value P$1.00 each and entitled to one vote per share. Due to the fact that PEPSA’s assets consist of 765,435,847 common Class B shares of nominal value P$1.00 each and entitled to one vote per share of PESA, PESA will become the owner of those shares upon the registration of the definitive merger agreement with the Public Registry of Commerce. Pursuant to the Argentine Commercial Companies Law, PESA will cancel its 765,435,847 shares by means of a capital reduction leaving the corporate capital in the final amount of P$1,009,618,410, represented by 1,009,618,410 common Class B shares of nominal value P$1.00 each and entitled to one vote per share.

Note 2 —	Basis of pro forma information

The Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007 and Condensed Consolidated Income Statements for the six-month period ended June 30, 2008 and for the fiscal year ended December 31, 2007 reflect adjustments as if the proposed merger of PEPSA into PESA (the surviving company) had occurred prior to January 1, 2007.

The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared on the basis of assumptions described in these notes, and is presented for illustrative purposes only and does not purport to indicate the results of operations or the consolidated financial position that would have resulted had the transaction been completed as of the dates indicated, nor is it intended to be indicative of expected results of operations in future periods or the future financial position of PESA (as successor to PEPSA). In addition, they do not reflect any cost savings that may result from the transaction.

The historical financial statements as of June 30, 2008 and December 31, 2007 under Argentine GAAP, used as a basis to develop the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Income Statement, are derived from PEPSA’s consolidated financial statements rather than PESA’s. Since PEPSA is a holding company that operates exclusively through its subsidiary PESA and the sole activity of PEPSA is its 75.8% ownership in PESA, PEPSA and PESA have substantially the same assets, liabilities, shareholders and management. In addition, after the merger PESA will continue to have the same operations, assets, and indebtedness it had prior to the merger.

For accounting purporses, as under Argentine GAAP the merger of Petrobras Energía Participaciones into Petrobras Energía is a merger between entities under common control, it will be accounted for by Petrobras Energía in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of shareholder’s equity of the transferring entities are carried forward to the combined entity at their carrying amounts as of the effective merger date without change in minority interest of Petrobras Energía in subsidiaries. In addition, net income of the combined entity includes net income of the transferring entities for the entire fiscal year/period in which the transaction occurs. For comparative purposes, assets, liabilities and net income corresponding to prior years, are combined and restated in order to be included as part of the combined entity.

PETROBRAS ENERGÍA S.A. — (Continued)

Note 3 —	Pro forma earnings per share

The following table presents basic/diluted historical per share data of Petrobras Energía Participaciones restated retrospectively for the share exchange ratio resulting from the merger:

	For the Period	For the Year Ended
	Ended June 30, 2008	December 31, 2007
	(In millions, except for per share information)

Pro forma Earnings per share (EPS) calculation
PEPSA
Numerator
Net income of PEPSA under Argentine GAAP — (A)	589	573
Denominator
Basic shares outstanding of PEPSA(2) — (B)	2,132	2,132
Exchange ratio of PEPSA shares into PESA’s shares(1) — (C)	0.359	0.359
Conversion of PEPSA’s into PESA’s shares resulting from the merger (in number of shares)(1) — (B)*(C) = (D)	765	765

Historical Basic/diluted EPS restated retrospectively for the share exchange ratio — (A)/(D)	0.771	0.750

The following table presents basic/diluted pro forma per share data of Petrobras Energía giving effect to the merger in accordance to the following:

	For the Period	For the Year Ended
	Ended June 30, 2008	December 31, 2007

PESA (Based on pro forma information)
Numerator
Pro forma net income of PESA under Argentine GAAP — (E)	780	758
Denominator
Basic shares outstanding of PEPSA(2) — (F)	1,010	1,010

Pro forma Basic/diluted EPS of PESA — (E)/(F)	0.772	0.750

(1)	The pro forma data assumes 0.359015136 shares of Petrobras Energía were issued prior to January 1, 2008 and 2007 in exchange for each Petrobras Energía Participactiones share in the merger, as described in more detail under “The Merger.”

(2)	There were no changes in the number of shares outstanding of either Petrobras Energía Participaciones or Petrobras Energía from January 1, 2007 to June 30, 2008.

The pro forma Net Income presented in the table above gives effect to the proposed merger of Petrobras Energía Participaciones into Petrobras Energía as if it had occurred on January 1, 2008 for the period ended June 30, 2008 and on January 1, 2007 for the year ended December 31, 2007.

Since there are no preferred shares, nor debt convertible into shares, basic earnings per share is equivalent to diluted earnings per share.

This information is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of PEPSA or PESA that would have been reported had the merger been effective as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of PESA.

PETROBRAS ENERGÍA S.A. — (Continued)

Note 4 —	Significant differences between Argentine and U.S. GAAP

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP. The effects of the application of U.S. GAAP to pro forma consolidated net income for the six-month period ended June 30, 2008 and for the fiscal year ended December 31, 2007, as reported under Argentine GAAP, are set out in the table below:

The following reconciliation to U.S. GAAP was prepared as if SFAS 160 had been in effect prior to January 1, 2007.

SFAS 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. In addition, the amount of net income attributable to the noncontrolling interest is to be included in the consolidated net income on the face of the income statement.

	06/30/2008	12/31/2007
	(In millions of Argentine pesos)
	Unaudited	Unaudited

Pro forma net income under Argentine GAAP	780	758
US GAAP adjustments:
Foreign currency translation adjustment (Note 4.A.3)	(2)	9
Debt refinancing costs (Note 4.A.1)	1	2
Depreciation of Property Plant & Equipment
Business combination (Note 4.A.7)	(15)	(33)
Impairment (Note 4.A.8)	(14)	(12)
Other	(3)	(4)
Impairment of property plant and equipment (Note 4.A.8.b)	—	210
Discounted value of assets and liabilities (Note 4.A.4)	(5)	35
Effects of the sale of noncurrent assets to related parties (Note 4.A.12)	—	(1,072)
Minority interest (Note 4.A.11)	1	3
Guarantees (Note 4.A.5)	—	4
Inventories (Note 4.A.6)	33	(69)
Deferred income taxes (Note 4.A.9)	2	52
Other	(9)	(20)
US GAAP adjustments applicable to equity in earnings of affiliates
Deferred income taxes (Note 4.B.4)	(1)	(14)
Depreciation of property plant and equipment (Note 4.B.2)	(1)	(19)
Capitalized exchange losses (Note 4.B.1)	2	1
Minority interest (Note 4.B.3)	—	(6)

Reversal of equity in earnings of CIESA and Citelec(i) (Note 4.A.10)	(50)	(15)
Sale of unconsolidated companies (Note 4.B.6)	—	135
Debt restructuring (Note 4.B.5)	—	31
Other	1	(4)

Total US GAAP adjustments	(60)	(786)

Pro forma net income under US GAAP attributable to the shareholders under US GAAP	720	(28)

Plus: Pro forma non-controlling interest under US GAAP	12	42

Pro forma net income (including non-controlling interest) under US GAAP in accordance with SFAS 160	732	14

PETROBRAS ENERGÍA S.A. — (Continued)

(i)	This adjustment reverses the equity in earnings accounted for under Argentine GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA. As of June 30, 2008 and December 31, 2007, CIESA presented a deficit in shareholders’ equity under US GAAP, and therefore it was valued at zero.

The effects of the application of U.S. GAAP to pro forma consolidated shareholders equity, non-controlling interest and pro forma equity as of June 30, 2008 and December 31, 2007 as reported under Argentine GAAP, are set out in the table below:

	06/30/2008	12/31/2007
	(In millions of Argentine pesos)
	Unaudited	Unaudited

Pro forma Consolidated Shareholders’ Equity under Argentine GAAP	9,047	8,387
US GAAP adjustments:
Debt refinancing costs (Note 4.A.1)	(3)	(5)
Pension plan obligations (note 4.A.2)	(82)	(90)
Foreign currency translation adjustment (Note 4.A.3)	(46)	(53)
Property plant and equipment
Business combination (Note 4.A.7)	246	262
Impairment (Note 4.A.8)	311	325
Other	2	16
Other	(10)	(10)
Goodwill (Note 4.A.7.a and Note 4.A.8.a)	101	101
Discounted value of assets and liabilities (Note 4.A.4)	80	85
Inventories (Note 4.A.6)	(68)	(101)
Guarantees (Note 4.A.5)	(5)	(5)
Minority interest (Note 4.A.11)	8	7
Deferred income taxes (Note 4.A.9)	(61)	(61)
US GAAP adjustments applicable to equity in affiliates
Deferred income taxes (Note 4.B.4)	(44)	(43)
Property plant and equipment (note 4.B.2 and Note 4.A.8.a)	(10)	(5)
Capitalized exchange losses (Note 4.B.1)	(28)	(29)
Minority interest (Note 4.B.3)	(20)	(20)
Reversal of equity in affiliates of CIESA and Citelec(i) (Note 4.A.10)	(158)	(108)
Other	(5)	(7)

Total US GAAP adjustments	208	259

Pro forma Consolidated Shareholders Equity under US GAAP — (A)	9,255	8,646

Pro forma non-controlling interest under Argentine GAAP	901	860
US GAAP adjustments:
Reversal of minority Interest of CIESA under Argentine GAAP(i)	(499)	(473)
Other	(8)	(13)
Total US GAAP adjustments	(507)	(486)
Pro forma non-controlling interest under US GAAP — (B)	394	380

Pro forma Equity under US GAAP in accordance with SFAS 160 — (A) + (B)	9,649	9,026

PETROBRAS ENERGÍA S.A. — (Continued)

(i)	This adjustment reverses the equity in earnings accounted for under Argentine GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA. As of June 30, 2008 and December 31, 2007, CIESA presented a deficit in shareholders’ equity under US GAAP, and therefore it was valued at zero.

A — Explanation of the main differences included in the reconciliation from Argentine GAAP to U.S. GAAP, corresponding to the pro forma unaudited consolidated financial information of Petrobras Energía.

1)	Debt refinancing costs

Under Argentine GAAP, unamortized deferred costs incurred with third parties related to debt issuance are charged to expense when such debt is restructured, while costs related to the new debt are capitalized and amortized on a straight — line basis.

Under US GAAP, SFAS No. 15, SFAS No. 140 and related EITF issues require the company to continue amortizing the costs related to the old debt, if the debt restructuring is not considered to be an “extinguishment”, as is the case of the debt restructuring of Petrobras Energía, and charge the restructuring direct costs to expense.

2)	Pension plan obligations

Recognition of pension plan obligations under Argentine and US GAAP is essentially the same, except for the fact that under Argentine GAAP, the recognition of the over funded or under funded status is not required.

3)	Foreign currency translation

Under both Argentine GAAP and US GAAP, all foreign operations are remeasured into U.S. dollars, which is the functional currency of our foreign subsidiaries. Assets and liabilities stated at current values are to be converted at the closing exchange rates, assets and liabilities measured at cost and revenues, expenses, gains and losses are converted at the historical exchange rates. Once the transactions are remeasured into U.S. dollars, assets and liabilities are translated into pesos at the closing exchange rate, and revenues, expenses, gains and losses are translated at historical exchange rates.

The resulting remeasurement gain or loss is recognized in the “Financial income (expenses) and holding gain (losses) account”. The effects of the translation of foreign operations net of the foreign-exchange differences generated by the debt denominated in foreign currency designated as hedge for net investment abroad are disclosed, under both Argentine GAAP and US GAAP, in shareholders’ equity.

The remaining exchange differences recognized in earnings differ from Argentine GAAP to US GAAP; as a result of differences in the book value of foreign subsidiaries’ net assets and resulting designated debt.

4)	Discounting of certain receivables and liabilities

Under Argentine GAAP, certain receivables and liabilities which are valued on the basis of the best possible estimate of the amount to be collected or paid, are required to be discounted using an estimated rate at the time of the initial measurement.

Under US GAAP, receivables and liabilities arising from transactions with customers and suppliers in the normal course of business, which are done in customary trade terms not exceeding one year, are generally accounted for at their nominal value, including accrued interest, if applicable.

5)	Guarantor’s accounting for guarantees

Under US GAAP, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, clarifies that at the time a company issues a

PETROBRAS ENERGÍA S.A. — (Continued)

guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee.

Under Argentine GAAP the recognition of an initial liability is not required.

6)	Accounting for inventories

Under Argentine GAAP, inventories must be accounted for at reproduction or replacement cost or, in other words, at the price the company would pay at any given time to replace or reproduce such inventory, whereas under US GAAP, inventories are accounted for at the lower of cost or market.

7)	Accounting for business combinations

a) Petrobras Energía share exchange offer

Petrobras Energía Participaciones acquired control of Petrobras Energía on January 25, 2000 as a result of an exchange offer pursuant to which Petrobras Energía Participaciones issued 1,504,197,988 Class B shares, with one vote per share, in exchange for 69.29% of Petrobras Energía’s outstanding capital stock, thereby increasing its ownership interest in Petrobras Energía to 98.21%.

Under Argentine GAAP, the accounting practice enforced in 2000 fiscal year for non-monetary exchange of shares was to recognize net assets at book value. Accordingly, issued shares of Petrobras Energía Participaciones were subscribed and accounted for at the book value of Petrobras Energía’s shares exchanged.

Under US GAAP, the 2000 exchange offer was accounted for under the purchase method. The purchase price of P$6,766 million, calculated based upon the market price of Petrobras Energía common stock, has been allocated to the identifiable assets acquired and liabilities assumed based upon their fair value as of the acquisition date. The excess of the purchase price over the fair value of the net assets acquired has been reflected as goodwill. Therefore, the US GAAP reconciliation of shareholders’ equity reflects the additional purchase price of Petrobras Energía capital stock, and the reconciliation of net income reflects the incremental depreciation, depletion, amortization, effective interest rate of liabilities, and when applicable, the relevant impairment charges, and the related effects on the deferred income tax, as a result of the purchase price allocation mentioned above.

Beginning in the 2003 fiscal year, new Argentine GAAP pursuant to CNV Resolution N° 434 adopted the purchase method or the pooling of interests method, depending on the circumstances. However, such new standards were not required to be applied on a retroactive basis.

b) Purchase price allocation of Eg3 S.A. and Petrolera Santa Fe S.R.L.

On January 21, 2005, the Special Shareholders’ Meeting of Petrobras Energía, Eg3 S.A. (“Eg3”) and Petrobras Argentina S.A. (“PAR”), and the Special Partners’ Meeting of Petrolera Santa Fe S.R.L. (“PSF”), in their respective meetings, approved the merger of Eg3, PAR, and PSF with and into Petrobras Energía, with the former companies being dissolved without liquidation. The effective merger date was set as January 1, 2005, as from when all assets, liabilities, rights and obligations of the absorbed companies were considered incorporated into Petrobras Energía. On March 3, 2005, the final merger agreement was subscribed. On June 28, 2005, the CNV approved the merger and authorized the public offering of Petrobras Energía’s shares. On September 16, 2005, the merger was registered in the Public Registry of Commerce.

As the result of the merger, (a) Petrobras, owner of a 99.6% equity interest in EG3 and 100% equity interest in PAR and PSF through its subsidiary Petrobras Participaciones SL, received, through such subsidiary, 229,728,550 new shares of class B stock in Petrobras Energía, with a nominal value of P$1.00 each and entitled to one vote per share, representing 22.8% of capital stock, and (b) Petrobras Energía Participaciones’ ownership interest in Petrobras Energía decreased from 98.21% to 75.82%. After the merger, the new capital stock of Petrobras Energía was set at 1,009,618,410.

PETROBRAS ENERGÍA S.A. — (Continued)

Although Argentine GAAP and IFRS, which are applied on a supplemental basis, refer to business combinations, they do not deal with such transactions when carried out among companies of the same economic group. IFRS establishes that in cases where a situation or topic is not covered by an International Accounting Standard or IFRS, management could consider other standards-issuing institutions’ pronouncements that apply similar frameworks, as well as other accounting literature and general practices accepted by different sectors of activity, insofar as they are not inconsistent with IFRS framework.

In this regard, taking into account that Petrobras Energía Participaciones Class B shares are listed on the NYSE in the form of ADSs, the accounting standards effective for this market (Statement of Financial Accounting Standard No 141) set forth that the merger between entities under common control be accounted for using the pooling-of-interest method.

Petrobras Energía recorded the effects of the corporate reorganization in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of the shareholders’ equity of the transferring entities were recognized in the consolidated entity based on their carrying amounts as of the effective merger date.

As a result of the merger between Petrobras Energía, Petrolera Santa Fé S.R.L. (“PSF”), Eg3 S.A. (“Eg3”) and Petrobras Argentina S.A., the reconciliation to US GAAP includes adjustments to Property, plant and equipment that corresponds to the purchase price allocation derived from the excess of the acquisition price over the book values (allocated values) that were originally recorded in Eg3 and PSF as push down accounting when such companies were acquired by Petrobras, the Company’s controlling shareholder, in 2001 and 2002.

Under Argentine GAAP, push down accounting (as the term is defined by US GAAP) is not required.

8)	Impairment of goodwill, property, plant and equipment, and equity in affiliates

a) Under US GAAP, once an impairment loss is allocated to the carrying value of the long-lived assets, the reduced carrying amount represents the new cost basis of the long-lived assets. As a result, SFAS 144 prohibits entities from reversing the impairment loss should facts and circumstances change in the future. Under Argentine GAAP, impairment charges can be reversed in future years due to changes in the above-mentioned facts and circumstances. As of December 31, 2005, Petrobras Energía recorded an impairment reversal of gas areas in Argentina. In the reconciliation to US GAAP included herein, such gain was reversed. In the six-month periods ended June 30, 2008 and June 30, 2007, the reconciliation includes a gain corresponding to the reversal of the related higher depreciation, as well as adjustments to Property, plant and equipment.

b) Method of calculating impairment related to property, plant and equipment

Following the changes in professional accounting standards under Argentine GAAP, effective for years beginning as from January 1, 2006, the book value of a long-lived asset is adjusted to its recoverable value if its carrying amount exceeds the recoverable value in use. From a regulatory standpoint, recoverable value is defined as the larger of net realizable value and discounted value, defined as the addition of the discounted expected net cash flows that arise as a direct result of the use and eventual disposition of the assets.

Under US GAAP the book value of a long-lived asset is adjusted to its fair value if its carrying amount exceeds the undiscounted value in use.

Following this guidance, in the reconciliation to US GAAP impairment changes including the related effect on depreciation of property, plant and equipment recorded under Argentine GAAP were reversed since under US GAAP the carrying amount did not exceed the undiscounted cash flows.

9)	Income taxes

Represents the effect of deferred income tax over each US GAAP adjustment.

PETROBRAS ENERGÍA S.A. — (Continued)

10)	Proportional consolidation

Under Argentine GAAP, an investor is required to proportionally consolidate line by line its financial statements with the financial statements of the companies in which it exercises joint control. Joint control exists where all the shareholders, or only the shareholders owning a majority of votes, share the power to define and establish a company’s operating and financial policies on the basis of written agreements. In the consolidation of companies over which an investor exercises joint control, the amount of the investment in the company under joint control and the interest in its income (loss) and cash flows are replaced by the investor’s proportional interest in the company’s assets, liabilities, income (loss) and cash flows. Historically under Argentine GAAP, our participations in Distrilec and CIESA qualified for proportional consolidation. In addition, Petrobras de Valores International de España S.L. (PVIE) also qualified for proportional consolidation as from December 31, 2007.

Under US GAAP, interests in companies over which the investor exercises joint control are accounted for by the equity method and no proportional consolidation is allowed. However, pursuant to the SEC’s rules, differences in classification that result from using proportionate consolidation in the reconciliation to US GAAP, may be omitted if certain requirements are met. Such requirements are met by Distrilec and since December 31, 2007, by PVIE but not by CIESA. As a result, differences corresponding to proportional consolidation of Distrilec and PVIE are not presented. The proportional consolidation of CIESA as of and for the six-month period ended June 30, 2008 and as of and for the fiscal year ended December 31, 2007 under Argentine GAAP has been reversed for purposes of the US GAAP reconciliation.

11)	Minority interest

Under Argentine GAAP, minority interest is classified in a mezzanine section of the Balance Sheet between shareholders equity and liabilities. Accordingly, the effect of the proposed merger represents an adjustment to shareholders equity. For U.S. GAAP purposes, SFAS No. 160 (accounting principle to be in effect as of the date of the merger) requires that non-controlling (minority) interests be classified as part of equity in the consolidated financial statements. Consequently, if SFAS 160 had been in effect prior to January 1, 2007, the effect of the merger would be only a reallocation of non-controlling (minority) interest to interest attributable to the controlling entity without change in Equity under U.S. GAAP for the Pro Forma Condensed Consolidated Balance Sheet.

In addition, an adjustment to record the effect of all US GAAP adjustments attributable to non-controlling (minority) interests has been recorded.

12)	Sale of non-current assets to related parties

Under US GAAP, results on sales of non-current assets to related parties under common control are considered as a capital (dividend) transaction. Under Argentina GAAP, results on sales of non-current assets are recognized in the statement of income.

Consequently, in the year ended December 31, 2007, the reconciliation to US GAAP includes the reversal of gains recorded under Argentina GAAP, which were recorded as an increase in Additional Paid in Capital for US GAAP purposes.

The above-mentioned transactions with related parties under common control correspond to the following (i) the sale of 73.15% of Petrobras Energia’s rights and obligations in the Bajada del Palo area to Petrolera Entre Lomas S.A., and (ii) the sale of 40% of Petrobras Energía’s equity interest in PVIE to Petrobras Internacional Braspetro B.V.

PETROBRAS ENERGÍA S.A. — (Continued)

B — Explanation of the main differences included in the reconciliation from Argentine GAAP to US GAAP, applicable to our equity in affiliates

1)	Capitalization of exchange differences

Under Argentine GAAP, during the period January 2002 to July 2003, exchange differences resulting from the peso devaluation on liabilities denominated in foreign currencies, which were directly related to the acquisition, construction or production of property, plant and equipment, intangibles and long-term investments in other companies incorporated in Argentina, were allowed to be capitalized to the cost values of such assets, subject to a number of conditions.

As of December 31, 2007 the Company recorded capitalized foreign exchange differences losses of CIESA.

Under US GAAP, foreign currency exchange gains or losses are recognized in the statement of income.

2)	Depreciation of property, plant and equipment

Under Argentine GAAP, depreciation of certain non-oil and gas fixed assets is accounted for by the company by applying rates established for technical revaluation, which are based on engineering formulas.

Under US GAAP depreciation of such assets is calculated primarily using the straight-line method over the useful lives of the assets.

3)	Non-controlling (minority) interest

An adjustment to record the effect of all US GAAP adjustments attributable to non-controlling (minority) interests in consolidated subsidiaries have been recorded.

4)	Income taxes

Represents the effect of deferred income tax on each US GAAP adjustment.

5)	Troubled debt restructuring of Transportadora de Gas del Sur S.A. (“TGS”) and Transener S.A. (“Transener”).

On December 15, 2004 and on June 30, 2005, TGS and Transener respectively concluded their debt restructuring processes.

Under Argentina GAAP, Transener and TGS concluded that their respective debt restructuring constituted an exchange of debt instruments with substantially different terms, which must be treated as an extinguishment of the original debt instrument, with a gain or loss recognized on the de-recognition of that instrument. Argentina GAAP clarifies that from a debtor’s perspective, an exchange of debt instruments, or a modification of a debt instrument, between a debtor and a creditor is deemed to have been accomplished with debt instruments that are substantially different if the discounted present value of the cash flows under the terms of the new debt instrument varies by at least 10 percent from the discounted present value of the remaining cash flows under the terms of the original instrument. In this case the new debt instrument should be initially recorded at fair value, and that amount should be used to determine the gain or loss to be recognized on the extinguishment of the original debt instrument. Fair value should equal the present value of the future cash flows to be paid under the terms of the new debt instrument, discounted at a rate commensurate with the risks of the debt instrument and the time value of money.

Under US GAAP, Transener and TGS are required to perform an analysis under SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings” and EITF 02-04, “Debtors Accounting for a Modification or an Exchange of Debt Instruments in accordance with SFAS 15”, to assess whether the debt restructurings constituted troubled debt restructurings involving a cash payment and a modification of terms. Transener and TGS concluded that the debt restructurings in fact constituted troubled debt restructurings pursuant to the conditions defined in EITF 02-04, as Transener and TGS were undergoing financial difficulties and creditors had made concessions to both entities. The concessions involved primarily the forgiveness of principal amounts and defaulted interest.

PETROBRAS ENERGÍA S.A. — (Continued)

SFAS 15 requires an assessment of the total future cash payments specified by the new terms of the debt, including principal, interest and contingent payments. A debtor shall reduce the carrying amount of the payable by the total fair value of the assets or equity transferred and no gain on restructuring is recognized unless the remaining carrying amount of the debt exceeds the undiscounted total future cash payments specified by the new terms, considered on a payable by payable basis. The differences between the fair value and the carrying amount of any assets or equity transferred is recognized as gain or loss. SFAS 15 also requires that the restructuring of each payable, including those negotiated and restructured jointly, be accounted for individually. The carrying value of these loans will be reduced as payments are made. Interest expense is computed on the basis of the discount rate that equates the present value of the future cash payments specified by the new debt with the remaining carrying amount of the original loans.

Under Argentina GAAP, we recorded a net gain of P$27 million in 2004 on the debt restructuring of TGS. This number reflects a P$48 million financial gain, net of P$21 million corresponding to the minority interest of Petrobras Energía in TGS.

Under US GAAP, TGS reconciliation adjustment to our shareholders’ equity as of December 31, 2004 included the reversal of such gain. As the debt was cancelled in June 2007, the remaining unamortized amounts were recorded in the income statement for the year ended December 31, 2007.

With respect to Transener, our Argentina GAAP financial statements include a P$165 million gain on its debt restructuring in 2005, which was significantly offset by a P$145 million valuation allowance to adjust the carrying amount of our equity in Citelec, which controls Transener, to its recoverable value. The debt restructuring gain of Transener is comprised of: (i) a gain for the forgiveness of principal, compensatory and punitive interest of P$266 million; (ii) a loss as a result of the write-off of capitalized debt issuance costs of P$1 million; (iii) a gain on restructuring of P$48 million as a result of accounting for the issuance of debt at its fair value instead of at its face value; and (iv) a loss of P$148 million corresponding to the minority interest of Petrobras Energía in Transener.

With respect to Transener, the US GAAP reconciliation adjustment to our shareholders’ equity as of December 31, 2005 amounted to Ps.262 million. This amount is the net effect of: (i) the reversal of the Ps.266 million gain due to the forgiveness of principal and defaulted interest recorded under Argentina GAAP as of June 30, 2005; (ii) the reversal of the P$48 million gain recorded under Argentina GAAP due to the valuation of debt at fair value as of June 30, 2005; (iii) a P$69 million gain recognized under US GAAP as of June 30, 2005 because carrying amounts exceeded future payments in respect of some specific payables; (iv) a P$7 million loss recorded under US GAAP as of June 30, 2005 due to the effect of the lower market value of new shares issued to cancel debt; and (v) a loss of P$10 million for the effect of lower interest expense recorded under US GAAP and foreign exchange loss results from June 30, 2005 to December 31, 2005. These amounts are presented before the effect of minority interests.

As our interest in Citelec was sold in 2007, the above-mentioned reconciling items were charged against sale of companies in the reconciliation of net income to US GAAP for the year ended December 31, 2007.

6)	Sale of unconsolidated companies

This reconciling item corresponds to U.S. GAAP adjustments resulting from the sales of Citelec, Petroquímica Cuyo, and Petrobras Bolivia Refinación that occurred during the year ended December 31, 2007.

C — Other

1)	Restatements of financial statements for general price-level changes

The reconciliation to US GAAP does not include an elimination of the adjustments to the consolidated financial statements to account for the effects of inflation required under Argentine GAAP, as permitted by Regulation S-X of the SEC.

MARKET PRICE AND DIVIDEND DATA

Petrobras Energía Participaciones Trading History

Petrobras Energía Participaciones shares were first admitted to trading on both the NYSE and BASE on January 26, 2000. The shares are admitted to trading on the BASE under the symbol “PBE” and as American Depositary Shares, each representing ten Class B Shares, on the NYSE under the symbol “PZE”.

Petrobras Energía Participaciones Shares

The following table sets forth, for the periods indicated, the high and low closing sales price of the ADSs on the NYSE and the Class B shares on the Buenos Aires Stock Market:

	ADS(1)		Class B Share(2)
	High	Low	High	Low

Full Year
2002	12.60	3.60	2.83	1.42
2003	11.25	6.52	3.34	1.99
2004	14.14	8.80	4.13	2.65
2005	16.28	10.95	4.64	3.20
2006	13.33	9.85	4.08	3.02
2007	14.75	8.27	4.09	2.61
Quarterly
2005
First Quarter	14.47	10.98	4.16	3.25
Second Quarter	12.59	10.95	3.63	2.20
Third Quarter	16.17	11.43	4.64	3.22
Fourth Quarter	16.28	11.45	4.61	3.51
2006
First Quarter	13.33	11.10	4.08	3.40
Second Quarter	12.70	9.85	3.83	3.02
Third Quarter	11.50	9.97	3.52	3.09
Fourth Quarter	12.19	10.05	3.53	3.11
2007
First Quarter	12.12	9.90	3.70	3.02
Second Quarter	11.63	10.27	3.52	3.14
Third Quarter	12.14	8.27	3.69	2.61
Fourth Quarter	14.75	9.83	4.09	3.13
Monthly
January 2008	16.00	11.43	5.13	3.58
February 2008	12.38	11.37	3.92	3.66
March 2008	11.64	10.31	3.74	3.37
April 2008	13.25	11.65	4.26	3.69
May 2008	14.54	12.55	4.73	4.07
June 2008	14.25	11.71	4.59	3.78
July 2008	11.95	10.29	3.85	3.21
August 2008	11.34	9.77	3.51	3.00
September 2008	11.15	8.61	3.48	2.75
October 2008	10.35	5.44	3.25	1.88

(1)	Amounts expressed in U.S. dollars.

(2)	Amounts expressed in Argentine pesos.

Petrobras Energía Trading History

Petrobras Energía shares were first admitted to trading in 1956, and are admitted to trading on the BASE under the symbol “PESA”.

Petrobras Energía Shares

The following table sets forth, for the periods indicated, the high and low closing sales price of the Class B shares of Petrobras Energía on the Buenos Aires Stock Market:

	Class B Share(1)
	High	Low

Full Year
2002	7.35	3.9
2003	8.25	5.5
2004	9.9	6.4
2005	10.45	6.8
2006	9.2	7.1
2007	10.15	7.0
Quarterly
2005
First Quarter	8.8	6.8
Second Quarter	8.0	6.95
Third Quarter	10.45	7.0
Fourth Quarter	10.3	8.35
2006
First Quarter	9.2	7.5
Second Quarter	8.5	7.1
Third Quarter	8.8	7.3
Fourth Quarter	8.35	7.4
2007
First Quarter	8.5	7.2
Second Quarter	8.6	7.05
Third Quarter	9.1	7.0
Fourth Quarter	10.15	7.9
Monthly
January 2008	8.5	7.8
February 2008	8.1	7.4
March 2008	7.7	7.2
April 2008	8.2	7.05
May 2008	8.6	7.4
June 2008	11.6	9.3
July 2008	10	10
August 2008	8.8	8.5
September 2008	9.5	8.1
October 2008	8.4	6.3

(1)	Amounts expressed in Argentine pesos.

Petrobras Energía Participaciones Dividends

The following table sets forth the dividends declared by Petrobras Energía Participaciones for the last five years:

Dividend
Year	Total	Per Share
	(US$ in millions)*	(US$)*

2008	78.9	0.037
2007	44.6	0.021
2006	—	—
2005	—	—
2004	—	—

*	Figures are translated into US dollars for the exchange rates as of the date on which dividends were paid.

At a meeting held on August 5, 2008, the Board of Directors of Petrobras Energía Participaciones unanimously approved a dividend distribution, in advance, in the amount of P$239 million (US$78.9 million).

Pursuant to the ACCL, a company may only pay dividends to shareholders from the retained earnings reflected in its annual audited financial statements as approved at the annual general ordinary shareholders’ meeting. While the Board of Directors may declare interim dividends, pursuant to an audited interim-period financial statement, the Board of Directors and Statutory Syndic Committee would be jointly and severally liable for any payments made in excess of retained earnings at fiscal year closing. The declaration, amount and payment of dividends to shareholders are subject to approval by the ordinary shareholders’ meeting. Under the bylaws (estatutos) of Petrobras Energía Participaciones, net income is allocated as follows:

1. 5% is allocated to a legal reserve until the legal reserve equals 20% of the outstanding capital of Petrobras Energía Participaciones,

2. to compensation of the members of the Board of Directors and Statutory Syndic Committee, and

3. to dividends on preferred stock, if any, and then to dividends on common stock, a voluntary reserve, contingency reserve or to a new account, or as otherwise determined by the ordinary shareholders’ meeting.

Under the current holding company structure, holders of Petrobras Energía Participaciones’ American Depositary Shares, or ADSs, are entitled to receive any dividends payable in respect of Petrobras Energía Participaciones’ underlying Class B shares. Petrobras Energía Participaciones pays cash dividends to the depositary in pesos, although the company reserves the right to pay cash dividends in any other currency, including U.S. dollars. The Deposit Agreement between Citibank, N.A. and Petrobras Energía Participaciones (the “Deposit Agreement”) provides that the depositary will convert cash dividends received by the depositary in pesos to U.S. dollars and, after a deduction or upon payment of fees and expenses of the depositary, will make payment to holders of the ADSs in U.S. dollars.

The source of funds for the payment of cash dividends are the dividends received from Petrobras Energía Participaciones’ controlled company, Petrobras Energía. Such cash dividends are subject to Petrobras Energía’s financial position, results of operations, cash requirements (including capital expenditures and payments of debt service), retained earnings minimum requirements and other requirements imposed by Argentine law and upon any other factors deemed relevant by Petrobras Energía’s Board of Directors for the purpose of resolving upon the declaration of dividends.

Under Argentine Tax Law No. 25,063, any dividends distributed, in cash or in kind, in excess of the taxable income accumulated as of the year-end immediately prior to the respective payment or distribution date, will be subject to a thirty-five percent income tax withholding as single and definitive payment. For this purpose, taxable income is deemed to be that resulting from adding up to income as determined under the general provisions of the Income Tax Law, dividends or income obtained from other corporations not considered in the computation of said income for the same tax period or periods.

Following the merger, current holders of Petrobras Energía Participaciones Class B common stock and ADSs will be entitled to directly receive dividends declared for Petrobras Energía Class B common stock in proportion to their holdings of such stock, or the ADSs representing such stock, following the exchange.

Petrobras Energía Dividends

The following table sets forth the dividends declared by Petrobras Energía for the last five years:

	Dividend
Year	Total	Per Share
	(US$ in millions)*	(US$)*

2008	98.9	0.098
2007	60.2	0.060
2006	—	—
2005	—	—
2004	0.6	0.001

*	Figures are translated into US dollars for the exchange rates as of the date on which dividends were paid.

At a meeting held on March 28, 2008, the Annual Ordinary Shareholders Meeting of Petrobras Energía unanimously approved a dividend distribution, in the amount of P$315 million (US$98.9 million).

Petrobras Energía is subject to the same provisions of the ACCL concerning the approval and payment of dividends and the liability of the Board of Directors and Statutory Syndic Committee as those discussed above for Petrobras Energía Participaciones. Petrobras Energía is also subject to the same tax considerations under Law No. 25,063 as those discussed above.

Under Petrobras Energia’s bylaws (estatutos), net income shall be allocated as follows:

1. 5% to a legal reserve, until it equals 20% of the outstanding capital;

2. up to 1.5% to the Company’s Pension Fund at the Board’s proposal;

3. to compensation of the members of the Board of Directors and Statutory Syndic Committee, and

4. to dividends on preferred stock, if any, and then to dividends on common stock, a voluntary reserve, contingency reserve or to a new account, or as otherwise determined by the ordinary shareholders’ meeting.

Cash dividends shall be paid within thirty (30) days of the corporate decision approving such dividends and distributed pro rata according to the number of common shares held by each shareholder. Dividends paid in the form of common stock must be delivered within three (3) months of the company’s receiving notice that the CNV has authorized the the public offering of those common shares issued as dividends.

COMPARATIVE PER-SHARE INFORMATION

The following tables present comparative historical per share data regarding the net earnings, book value and dividends of Petrobras Energía Participaciones and Petrobras Energía as of and for the three years ended December 31, 2005, 2006 and 2007. The pro forma data assumes 0.359015136 shares of Petrobras Energía will be issued in exchange for each Petrobras Energía Participaciones share in the merger, as described in more detail under “The Merger”. This data has been derived from and should be read in conjunction with the summary selected historical financial data and unaudited pro forma condensed consolidated financial information included beginning on page 14 of this prospectus. The unaudited pro forma per share data is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of Petrobras Energía Participaciones or Petrobras Energía that would have been reported had the merger been effective as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of Petrobras Energía.

Petrobras Energía Participaciones Per Share Data

	As of or for Year
	Ended December 31,
	2005	2006	2007
	(In Argentina pesos)

Earnings:
Basic	$0.343	$0.501	$0.270
Diluted	$0.343	$0.501	$0.270
Book value per share:	$2.418	$2.917	$3.126
Cash dividends declared per share:	$—	$—	$0.066

Petrobras Energía Per Share Data

	As of or for Year
	Ended December 31,
	2005	2006	2007
	(In Argentina pesos)

Earnings:
Basic	$0.962	$1.403	$0.755
Diluted	$0.962	$1.403	$0.755
Book value per share:	$6.353	$7.758	$8.347
Cash dividends declared per share:	$—	$—	$0.184

Petrobras Energía Pro Forma Per Share Data

As of or for Year
Ended December 31,
2007
(In Argentina pesos)

Earnings:
Basic	$0.750
Diluted	$0.750
Book value per share:	$8.347
Cash dividends declared per share:	$0.184

THE PETROBRAS ENERGÍA PARTICIPACIONES
EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

Date, Time, Place, Purpose and Agenda of the Petrobras Energía Participaciones Extraordinary General Shareholders Meeting

The extraordinary general shareholders meeting of Petrobras Energía Participaciones will be held on          , at           a.m., Buenos Aires time, at           located at          , Buenos Aires, Argentina.

The purpose of the extraordinary general shareholders meeting is to consider and to vote on the proposal to merge Petrobras Energía Participaciones into Petrobras Energía as contemplated by the preliminary merger agreement (compromiso previo de fusion) dated as of September 2, 2008.

The agenda for the extraordinary general shareholders meeting is as follows:

1. Approval of the merger whereby Petrobras Energía Participaciones shall merge into Petrobras Energía by way of absorption by Petrobras Energía of Petrobras Energía Participaciones without liquidation of

Petrobras Energía Participaciones, as contemplated by (i) the preliminary merger agreement executed by Petrobras Energía and Petrobras Energía Participaciones, following the announcement of the merger in the Argentine Official Gazette and a major Argentine newspaper and (ii) the financial statements of Petrobras Energía Participaciones used for the Merger.

2. The dissolution without liquidation of Petrobras Energía Participaciones.

3. Discharge of the directors and the auditors of Petrobras Energía Participaciones.

4. The authorization to execute and deliver the definitive merger agreement on behalf of Petrobras Energía Participaciones.

5. The authorization to carry out all the actions necessary to comply with the merger.

Who Can Vote at the Petrobras Energía Participaciones Extraordinary General Shareholders Meeting

All holders of shares of Petrobras Energía Participaciones Class B common stock, and the ADSs representing such stock, are entitled to vote on the merger at the extraordinary general shareholders meeting to be held on          . Holders may cast one vote for each share of Class B common stock that they own on the dates indicated above. Such voting rights are granted in accordance with Article 15 of the bylaws (estatutos) which incorporates by reference the provisions of Sections 243 and 244 of the ACCL.

In order to effect the merger, Petrobras Energía Participaciones shareholders and ADS holders must adopt the decision to merge Petrobras Energía Participaciones into Petrobras Energía as contemplated by the preliminary merger agreement. The decision to merge requires the approval of at least a majority of the votes cast at the Petrobras Energía Participaciones extraordinary general shareholders meeting where at least 60% of the issued share capital of Petrobras Energía Participaciones is present or represented at the shareholders meeting following the first call, or at least 30% of the issued share capital of Petrobras Energía Participaciones is present or represented at the shareholders meeting following the second call.

Holders of Class B Shares of Petrobras Energía Participaciones who intend to attend to the extraordindary general shareholder meeting must notify Petrobras Energía Participaciones of their intention to do so at least three (3) business days prior to the date of such meeting through a written notice signed by the holder of the Class B Shares or an authorized representative acting on such holder’s behalf. Along with the written notice, a statement of account crediting the ownership of the shares (or a beneficial interest therein) issued by Caja de Valores S.A. or other authorized clearing system where the shares of Petrobras Energía Participaciones are registered shall be submitted.

Holders of American Depositary Shares.  In order to exercise their voting rights at the extraordinary general shareholders meeting in person or by proxy, holders of Petrobras Energía Participaciones shares whose ownership is directly or indirectly recorded in the ADS registry of Citibank, N.A., as depositary for the American Depositary Shares, must follow the instructions described under “— Manner of Voting — Holders of American Depositary Shares Whose Ownership is Directly Recorded in Citibank, N.A.’s Petrobras Energía Participaciones ADS Registry” or “— Manner of Voting — Beneficial Owners of American Depositary Shares Whose Ownership is Indirectly Recorded in Citibank, N.A.’s Petrobras Energía Participaciones ADS Registry”, as applicable.

Any Class B shares, including Class B shares underlying ADSs, that are not present in person or by proxy at the extraordinary general shareholders meeting will be voted in favor of the merger. Under Argentine law, dissenter’s rights will not be available for shareholders or ADS holders who vote against the merger, as the shares to be issued in exchange for the Petrobras Energía Participaciones shares are admitted for public trading or offering. Dissenting shareholders or ADS holders may only exercise dissenter’s rights in the event that the Petrobras Energía shares offered to holders are denied registration or delisted from public trading or offering.

Vote Required for Adoption of Decision to Merge

In order to effect the merger, Petrobras Energía Participaciones shareholders must adopt the decision to merge Petrobras Energía Participaciones into Petrobras Energía as contemplated by the preliminary merger agreement. The decision to merge requires the approval of the affirmative vote of the majority of the voting stock of Petrobras

Energía Participaciones at the extraordinary general shareholders meeting where at least 60% of the issued share capital of Petrobras Energía Participaciones is present or represented at the shareholders meeting following the first call, or where at least 50% of the issued capital of Petrobras Energía Participaciones is present or represented at the shareholders meeting following the second call. Holders may cast one vote for each Petrobras Energía Participaciones share that they own on the dates indicated below.

Manner of Voting

Petrobras Energía Participaciones shareholders may submit their vote for or against the proposal submitted at the Petrobras Energía Participaciones extraordinary general shareholders meeting in person or by personal proxy. All Petrobras Energía Participaciones shares entitled to vote and represented by duly completed proxies received prior to the Petrobras Energía Participaciones extraordinary general shareholders meeting in accordance with the applicable formalities, and not revoked, will be voted at the Petrobras Energía Participaciones extraordinary general shareholders meeting as instructed on the proxies.

Directors, syndics, managers and other employees of Petrobras Energía Participaciones may not be proxies. Proxies may be granted through private instrument with the signature certified by a notary public and legalized by apostille if certified abroad.

Holders of American Depositary Shares Whose Ownership is Directly Recorded in Citibank, N.A.’s Petrobras Energía Participaciones ADS Registry

As soon as practicable after receipt from Petrobras Energía Participaciones of the notice of the extraordinary general shareholders meeting, Citibank, N.A., as depositary for the ADSs (the “Depositary”), shall fix a record date (the “ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to give instructions for the exercise of voting rights at such meeting. Only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to give such voting instructions.

The Depositary shall, if requested by Petrobras Energía Participaciones in writing in a timely manner (the Depositary having no obligation to take any further action if the request, accompanied by the written recommendations of the Board of Directors of Petrobras Energía Participaciones and the opinion of counsel, each as described below, shall not have been received by the Depositary at least twenty (20) days prior to the date of such shareholders meeting), at Petrobras Energía Participaciones’s expense and provided no U.S. legal prohibitions exist, mail to Holders: (a) such notice of shareholders meeting, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the bylaws (estatutos) of Petrobras Energía Participaciones and the provisions of or governing the shares (which provisions, if any, shall be summarized in pertinent part by Petrobras Energía Participaciones if necessary), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the shares represented by such Holder’s ADSs, (c) a brief statement as to the manner in which such instructions may be given and (d) a statement that if no instructions are timely received by the Depositary from Holders, such lack of instructions will be deemed to be an instruction to vote in accordance with the recommendations of the Board of Directors of Petrobras Energía Participaciones made to all holders of shares, and the Depositary will endeavor to vote (or cause Citibank, N.A. (Buenos Aires), as the Custodian of the shares (the “Custodian”), to vote) the shares represented by such Holders’ ADSs in the manner and under the conditions specified in the Deposit Agreement. Voting instructions may be given only in respect of a number of ADSs representing an integral number of shares.

Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the bylaws (estatutos) and the provisions of the shares, to vote or cause the Custodian to vote the shares (in person or by proxy) represented by such Holder’s ADSs in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use for purposes of establishing a quorum or otherwise, the shares represented by the ADSs except pursuant to and in accordance with (i) such written instructions from Holders or (ii) in the event no instructions are received, the provisions of the Deposit Agreement. If voting instructions are received by the Depositary from any Holder on or before the date established by the Depositary for the receipt of such instructions, which are signed but without further indication as to specific instructions, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such instructions. The Depositary shall safekeep all records received by it relating to the solicitation of voting instructions from Holders of ADSs pursuant to the Deposit Agreement in accordance with industry practice.

Notwithstanding anything else contained in the Deposit Agreement, if the Depositary does not timely receive voting instructions from a Holder, the Depositary shall be deemed to have been instructed by such Holder and granted all necessary powers by such Holder to vote in accordance with the written recommendations of the Board of Directors of Petrobras Energía Participaciones made to all holders of Shares and endeavor to vote or cause the Custodian to vote the shares represented by such Holder’s ADSs in accordance with such written recommendations provided that (i) the recommendations of the Board of Directors of Petrobras Energía Participaciones have been timely disclosed to Holders as of the applicable ADS Record Date in the notice specified above and (ii) Petrobras Energía Participaciones has timely provided to the Depositary an opinion of Argentine counsel reasonably acceptable to the Depositary (which may be internal counsel to Petrobras Energía Participaciones) to the effect that such actions by the Depositary and/or the Custodian and such resolutions recommended by the Petrobras Energía Participaciones’s Board of Directors do not breach Argentine law or regulations or the bylaws (estatutos) or regulations (if any) of Petrobras Energía Participaciones.

Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any shareholder meeting, or solicitation of consents or proxies, of holders of shares if the taking of such action would violate U.S. or Argentine laws.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner. Any shareholder of Petrobras Energía Participaciones who votes on any matter involving Petrobras Energía Participaciones in which the shareholder’s interests conflict with the interests of Petrobras Energía Participaciones may under Argentine law be liable for damages to Petrobras Energía Participaciones resulting from the shareholder’s vote but only if the matter would not have been approved without the shareholder’s vote. In addition, under Argentine law, shareholders who vote in favor of a resolution that is subsequently declared void by a court as contrary to Argentine law, applicable Argentine regulations or the bylaws (estatutos) may be held jointly and severally liable for damages to the company, other shareholders or third parties resulting from that resolution.

Every Holder and beneficial owner by instructing the Depositary to vote the shares represented by such Holder’s or beneficial owner’s ADSs agrees to indemnify the Depositary, the Custodian and their respective officers, directors, employees and agents for any liability, loss or expense (including, without limitation, legal fees and expenses) incurred by any of them in carrying out the voting instructions of such Holder or Beneficial Owner.

Beneficial Owners of American Depositary Shares Whose Ownership is Indirectly Recorded in Citibank, N.A.’s Petrobras Energía Participaciones ADS Registry

Beneficial owners of ADSs whose ADSs are held by a custodial entity such as a bank, broker, custodian or other nominee and who wish to vote at the extraordinary general shareholders meeting must instruct such entity on how to vote their ADSs with sufficient time prior to the ADS Record Date. In order to do so, beneficial owners of ADSs should contact the bank, broker, custodian or other nominee through which their ADSs are held for instructions on how to do so.

THE MERGER

The following is a description of the material aspects of the merger. While Petrobras Energía Participaciones and Petrobras Energía believe that the following description covers the material terms of the merger, the description may not contain all the information that is important to you. Petrobras Energía Participaciones and Petrobras Energía encourage you to read carefully this entire prospectus, including the preliminary merger agreement, a copy of which is attached to this prospectus as Annex A, for a more complete understanding of the merger.

Overview

Each of the Boards of Directors of Petrobras Energía Participaciones and Petrobras Energía has unanimously approved and signed the preliminary merger agreement and has approved the transactions contemplated by the preliminary merger agreement. At the effective time of the merger, Petrobras Energía Participaciones will merge into Petrobras Energía by way of absorption by Petrobras Energía of Petrobras Energía Participaciones, without liquidation of Petrobras Energía Participaciones. The surviving company will continue to be known as “Petrobras Energía”. Petrobras Energía Participaciones shareholders will receive the merger consideration upon the terms set forth in the preliminary merger agreement and as further described under “The Merger Agreement — Merger Consideration”.

Background of the Merger

Petrobras Energía Participaciones’ History

Petrobras Energía Participaciones is a holding company that operates exclusively through its subsidiary Petrobras Energía and its subsidiaries, which are engaged in oil and gas exploration and production, refining and distribution, petrochemicals and gas and energy businesses. Petrobras Energía conducts operations in Argentina, Bolivia, Brazil, Colombia, Ecuador, Mexico, Peru, and Venezuela. Petrobras Energía Participaciones is a corporation organized and existing under the laws of the Republic of Argentina with a duration of 99 years from the date of its incorporation, September 25, 1998. Petrobras Energía Participaciones S.A. is known as Petrobras Energía Participaciones. Its principal executive offices are located at Maipú 1, 22nd Floor, C1084ABA Buenos Aires, Argentina, Telephone: +54 11 4344-6000. Its process agent in the U.S. is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

Petrobras Energía Participaciones’s original corporate name was PC Holdings S.A. It was incorporated in 1998 for the sole purpose of owning shares of Petrobras Energía, and both Petrobras Energía Participaciones and Petrobras Energía were controlled at the time by members of the Perez Companc family. As of December 31, 1999, Petrobras Energía Participaciones owned 28.92% of Petrobras Energía’s common stock.

Petrobras Energía Participaciones acquired control of Petrobras Energía on January 25, 2000 as a result of an exchange offer pursuant to which Petrobras Energía Participaciones issued 1,504,197,988 Class B shares, with one vote per share, in exchange for 69.29% of Petrobras Energía’s outstanding capital stock, thereby increasing its ownership interest in Petrobras Energía to 98.21%. Since January 26, 2000, Petrobras Energía Participaciones’s Class B shares have been listed on the BASE and its ADSs, each representing ten Class B shares, are listed on the NYSE. In July 2000, Petrobras Energía Participaciones completed the change in its corporate name from PC Holdings S.A. to Perez Companc S.A.

On October 17, 2002, PPSL, a wholly owned subsidiary of Petrobras, acquired from the Perez Companc family and Fundación Perez Companc their entire ownership interest, or 58.6%, in Petrobras Energía Participaciones’ capital stock. Petrobras is a Brazilian company whose business concentrates on exploration, production, refining, sale and transportation of oil and by-products in Brazil and abroad. Petrobras is a mixed-capital company with a majority of its voting capital owned by the Brazilian federal government.

On April 4, 2003, at an ordinary and special shareholders’ meeting, shareholders approved the change of Petrobras Energía Participaciones’s corporate name to Petrobras Energía Participaciones S.A. from Perez Companc S.A. On the same date, shareholders of Pecom Energía S.A., or Pecom, approved the change of its name to Petrobras Energía S.A.

On January 21, 2005, the special shareholders’ meetings of Petrobras Energía, Eg3 S.A. (“Eg3”), Petrobras Argentina S.A. (“PAR”) and Petrolera Santa Fe SRL (“PSF”) approved the merger of Eg3, PAR and PSF into Petrobras Energía effective January 1, 2005. Pursuant to the merger, PPSL was incorporated as a new shareholder of Petrobras Energía with a 22.8% equity interest, and thus the interest of Petrobras Energía Participaciones in Petrobras Energía decreased to 75.82% from 98.21%. Considering its 58.62% interest in Petrobras Energía Participaciones, Petrobras has an indirect interest in Petrobras Energía of 67.2%.

History of Petrobras Energía

Petrobras Energía was founded in 1946 as a shipping company by the Perez Companc family. In 1960, Petrobras Energía began servicing oil wells and, over time, its maritime operations were gradually discontinued and replaced by oil-related activities. Petrobras Energía has become one of the largest oil and gas producers in Argentina.

Since 1994, when Petrobras Energía was awarded an exploration and production service contract for the Oritupano Leona area in Venezuela, Petrobras Energía has expanded its operations outside Argentina. Currently Petrobras Energía conducts operations in Venezuela, Peru, Ecuador, Brazil, Bolivia, Colombia and Mexico as part of its strategy to become a leading integrated energy company with an international presence.

Petrobras Energía developed its other energy businesses primarily through the acquisition of interests in state-owned companies that were privatized by the Argentine government between 1990 and 1994. Petrobras Energía acquired interests in companies operating in refining and petrochemicals, hydrocarbon transportation and distribution and power generation, transmission and distribution. These companies have formed the core of Petrobras Energía’s energy businesses.

In addition to the energy sector, Petrobras Energía has in the past conducted operations in other industries, including construction, telecommunications, forestry and mining. These businesses were sold by Petrobras Energía as part of Petrobras Energía’s strategy to focus its operations on the energy sector. As a result of these divestitures and the development of Petrobras Energía’s energy businesses, Petrobras Energía has become a vertically integrated energy company.

Elimination of the Two-Tier Company Structure

The two-tier company structure that was created to manage the ownership interests in Petrobras Energía through Petrobras Energía Participaciones currently implies higher costs and expenses associated with running the two companies, while providing little or no material benefit to their shareholders. Merging the two companies will reduce these costs.

On September 2, 2008, the Board of Directors of Petrobras Energía Participaciones and Petrobras Energía approved the preliminary merger agreement that the companies had been negotiating. Prior to the consideration and discussion by the Board of Directors of the merging companies, the audit committees of both companies made an affirmative determination that the terms of the merger and exchange ratio were fair in all respects, taking into consideration relevant market conditions.

On September 10, 2008 Petrobras Energía and Petrobras Energía Participaciones filed their prior authorization request for the merger with the CNV and BASE. This filing included a form of merger prospectus (prospecto de fusión), or explanatory memorandum, which describes the provisions of the merger plan. Authorization for the merger was granted on          , 2008.

Following the preliminary approval by the CNV and the BASE of the merger, the Board of Directors of Petrobras Energía and Petrobras Energía Participaciones will call for extraordinary shareholders meetings to consider and approve the merger, which are expected to be held on          , 2009.

Applicable Legal Framework

The merger will be implemented in accordance with Chapter XI of ACCL, and applicable rules from the CNV, including Chapter IX of General Resolution No. 368/2001 of the CNV, and the applicable rules of the BASE.

Merger Agreement

On September 2, 2008, the Board of Directors of Petrobras Energía Participaciones and Petrobras Energía approved the execution of the preliminary merger agreement that the companies were negotiating and the filing with the CNV and the BASE of the prior authorization request for the merger by filing, among other documentation, a form of merger prospectus (prospecto de fusión).

On September 2, 2008 the Board of Directors of Petrobras Energía Participaciones and Petrobras Energía signed the preliminary merger agreement, which incorporated their financial statements as of June 30, 2008. Attached as Annex A is a complete translated copy of the preliminary merger agreement, the major provisions of which state:

•	The Merger: Petrobras Energía Participaciones will merge into Petrobras Energía, by way of absorption by Petrobras Energía of Petrobras Energía Participaciones, without liquidation of Petrobras Energía Participaciones, Petrobras Energía assuming, by universal succession, the rights and obligations of Petrobras Energía Participaciones. The surviving company will continue to be known as “Petrobras Energía S.A.”

•	Purpose of the Merger: The purpose of the merger for the merging companies is based on the advantages of simplifying the corporate structure of Petrobras Energía and Petrobras Energía Participaciones and eliminating the double corporate structure, which involves unnecessary costs.

•	Accounting Information for the Merger: The preliminary merger agreement incorporated the financial statements of Petrobras Energía and Petrobras Energía Participaciones for the second quarter as of June 30, 2008, and the Consolidated Special Financial Statement of Merger as of June 30, 2008, all of them prepared on homogeneous basis and similar evaluation criteria as provided by Section 83 of the ACCL, which shall be considered and approved by the extraordinary shareholders’ meetings of Petrobras Energía and Petrobras Energía Participaciones which shall be summoned to consider the merger.

•	Reorganization Effective Date: The effective date of this corporate reorganization is January 1, 2009 (the “Reorganization Effectiveness Date”). From that date both companies will commence to act as only one entity for Argentinean tax purposes.

•	Management of Petrobras Energía Participaciones: From the Reorganization Effectiveness Date and until the definitive merger agreement is registered with the Public Registry of Commerce of the City of Buenos Aires (when the final dissolution without liquidation of Petrobras Energía Participaciones takes place), the Board of Directors of Petrobras Energía shall be responsible for the management and administration of Petrobras Energía Participaciones’ assets and liabilities, and those who previously exercised such management duties (i.e., directors, managers, officers, etc.) shall be suspended. Petrobras Energía shall act on its own account in every administrative act performed on behalf of Petrobras Energía Participaciones, and all income, losses and consequences of the acts undertaken shall be attributed to Petrobras Energía. Every act executed and carried out by Petrobras Energía Participaciones from the Reorganization Effectiveness Date forward shall be executed and carried out by Petrobras Energía, but will be considered executed on account and by the order of Petrobras Energía Participaciones in the event that the definitive merger agreement is not entered into for any reason whatsoever. The management of the business by Petrobras Energía shall be conducted in such a manner that avoids causing substantial alterations in the composition of the assets of the two merged companies until final approval is obtained.

•	Exchange ratio: The exchange ratio of the shares of Petrobras Energía Participaciones for shares of Petrobras Energía as a consequence of the merger is as follows: 1 common Class B share of Petrobras Energía Participaciones of nominal value P$1.00 each and entitled to one vote per share for each 0.359015136 common Class B share of Petrobras Energía of nominal value P$1.00 each and entitled to one vote per share. Holders of Petrobras Energía Participaciones ADSs will be attributed 3.59015136 PESA shares for every Petrobras Energía Participaciones ADS. No fractional Petrobras Energía ADSs will be issued. Fractional entitlements to Petrobras Energía ADSs will be aggregated and sold by Citibank, N.A. The net proceeds from the sale of the fractional entitlements to Petrobras Energía ADSs will be distributed to the holders of the Petrobras Energía ADSs on a pro rata basis.

•	Capital Increase: As a consequence of the assumption of all the assets and liabilities of Petrobras Energía Participaciones and the exchange ratio of the shares, the corporate capital of Petrobras Energía will be increased in the amount of P$765,435,847, from the amount of P$1,009,618,410 to the amount of P$1,775,054,257 through the issuance of 765,435,847 common Class B shares of nominal value P$1 each and entitled to one vote per share.

•	Capital Reduction: Due to the fact that Petrobras Energía Participaciones’ assets consist of 765,435,847 common Class B shares of nominal value P$1.00 each and entitled to one vote per share of Petrobras Energía, Petrobras Energía will become the owner of those shares upon the registration of the definitive merger agreement with the Public Registry of Commerce. Pursuant to Sections 203 and 204 of the ACCL, Petrobras Energía will cancel its 765,435,847 shares by means of a capital reduction leaving the corporate capital in the final amount of P$1,009,618,410, represented by 1,009,618,410 common Class B shares of nominal value P$1.00 each and entitled to one vote per share.

•	Issuance of shares of Petrobras Energía: The cancellation of Petrobras Energía Participaciones shares and their exchange for newly issued shares of Petrobras Energía as a consequence of the merger will take place, once the definitive merger agreement is registered with the Public Registry of Commerce.

•	Applicable legal framework: The merger is carried out pursuant to the provisions of Sections 82 to 87 of the ACCL, the CNV regulations, the BCBA regulations, and the regulations of the Public Registry of Commerce of the City of Buenos Aires. The merger is also carried on as a tax exempted corporate reorganization within the framework set forth by Articles 77 and 78 of the Income Tax Law and other Argentine tax regulations.

Pursuant to the Chapter IX of the CNV regulations, when a public company decides to merge with another company (public or not) it has to request a prior authorization at least 30 days prior to the date of the shareholders meeting that will consider and approve the merger. The filing consists of a prospectus describing the merger which shall contain, among others items:

(a) a description of the shares that will be issued in exchange for the shares of the absorbed company; form of the shares; exchange ratio and conditions of the exchange, grounds for the determination of the exchange ratio and a report of an independent auditor regarding the exchange ratio;

(b) decision to request the public offering of the new shares;

(c) explanation about the reasons of the merger and business, economic and financial impact of the merger in the absorbing and absorbed company;

(d) the limitations agreed by the merging companies regarding the administration and management of the business and their granting of guarantees for fulfillment of normal activity during the time which will elapse until the merger is registered;

(e) draft of amendment to the corporate bylaws of the absorbing company (if necessary); and

(f) special balance sheets for the merger from each company prepared pursuant to Section 83 of the ACCL and the accounting standards and regulations of the CNV.

Once the prior authorization of the CNV is granted, the prospectus has to be published in the Bulletin of the BASE for the knowledge of the shareholders and noteholders of the merging companies.

The ACCL also requires that copies of the preliminary merger agreement and of the report of the auditors must be available in the offices of the merging companies for their review by the shareholders not less that fifteen days in advance to the date of the shareholders meetings.

Effectiveness of the Merger

On           the Boards of Directors of Petrobras Energía Participaciones and Petrobras Energía each will call an extraordinary shareholders meeting to vote upon the proposed merger of the two companies. All holders of the Petrobras Energía Participaciones Class B shares or ADSs, and all holders of the Petrobras Energía Class B shares, respectively, shall be entitled to vote upon the merger, with one vote allocated per share held.

At the extraordinary shareholders meetings the following matters shall be specifically considered and approved:

Petrobras Energía:

•	the preliminary merger agreement and the financial statements of the merging companies used for the merger;

•	the capital increase to issue shares to be delivered to the shareholders of Petrobras Energía Participaciones in exchange of their shares;

•	the capital reduction of 765,435,847 of its own shares transferred from Petrobras Energía Participaciones due to the merger;

•	the request for public offering and listing of the new shares of Petrobras Energía on the BASE;

•	the request for public offering and listing of the capital stock of Petrobras Energía on the NYSE, in the form of American Depositary Shares;

•	the authorization to execute and deliver the definitive merger agreement on behalf of the company; and

•	the authorization to carry out all the actions necessary to comply with the merger.

Petrobras Energía Participaciones:

•	the preliminary merger agreement and the financial statements of the merging companies used for merger;

•	the dissolution without liquidation of Petrobras Energía Participaciones;

•	the authorization to execute and deliver the definitive merger agreement on behalf of the company; and

•	the authorization to carry out all the actions necessary to comply with the merger.

To this effect, copies of the preliminary merger agreement, the reports of audit committees of the merging companies, their financial statements and the merger information memorandum must be available in the offices of the respective companies for their review by the shareholders not less than fifteen (15) days in advance of the date of the shareholders meeting.

Once the extraordinary general shareholders meetings of the merging companies Petrobras Energía and Petrobras Energía Participaciones have approved the merger, both companies have to publish notices for three (3) business days in the Argentine official gazette and in a major Argentine newspaper announcing the merger to alert potential creditors who may oppose the merger.

Under Argentine law, creditors under preexisting credits may oppose the merger within fifteen (15) calendar days from the last publication to protect their credits. The definitive merger agreement may not be executed until twenty (20) calendar days after the expiration of the aforementioned fifteen-day (15) term, to enable the opposing creditors that have not been paid-off or duly guaranteed by the merging companies to obtain a judicial order for attachment by the courts.

Once the definitive merger agreement is executed and delivered through a public deed, such agreement and other relevant documentation must be filed with the CNV for registration with the Public Registry of Commerce.

Simultaneously with such filing, Petrobras Energía will request: (i) that the CNV approve the public offering of the newly-issued shares of Petrobras Energía to be offered in exchange for the shares of Petrobras Energía Participaciones, (ii) that the shares are admitted to listing on the BASE, (iii) that the SEC approve the public offering and listing of its capital stock on the NYSE in the form of American Depositary Shares, and (iv) that the CNV and SEC cancel the public offering of the shares of Petrobras Energía Participaciones.

Once the definitive merger agreement is registered with the Public Registry of Commerce, the merger becomes effective vis-à-vis third parties.

Petrobras Energía has to deliver copy of the registered definitve merger agreement to the BASE to obtain the definitive approval for the exchange of shares. Within 30 days of the definitive approval of the BASE for the exchange of shares, Petrobras Energía shall commence the exchange of shares, which could last ten (10) business days.

Financial Analysis of the Exchange Ratio

Summary

The exchange ratio of the shares of Petrobras Energía Participaciones for shares of Petrobras Energía as a consequence of the merger is as follows: 1 common Class B share of of Petrobras Energía Participaciones of nominal value P$1.00 each and entitled to one vote per share for each 0.359015136 common Class B share of Petrobras Energía of nominal value P$1.00 each and entitled to one vote per share.

The exchange ratio was determined based on the share interest that Petrobras Energía Participaciones has in Petrobras Energía (i.e., 765,435,847 common Class B shares of nominal value P$1.00 each and entitled to one vote per share), divided by the aggregate amount of shares of Petrobras Energía Participaciones (i.e., 2,132,043,387 common Class B shares of nominal value P$1.00 each and entitled to one vote per share).

Valuation Analysis

Due to the fact that Petrobras Energía Participaciones’ assets consist of the 765,435,847 common Class B shares of nominal value P$1.00 each and entitled to one vote per share of Petrobras Energía, Petrobras Energía will become the owner of those shares upon the registration of the definitive merger agreement with the Public Registry of Commerce. Pursuant to Article 220, 1st paragraph of the ACCL, Petrobras Energía will cancel those 765,435,847 shares by means of a capital reduction leaving the corporate capital in the final amount of P$1,009,618,410, represented by 1,009,618,410 common Class B shares of nominal value P$1.00 each and entitled to one vote per share.

Consequently the shareholders of Petrobras Energía Participaciones shall receive shares of Class B common stock of Petrobras Energia as follows: (i) Petrobras Participaciones S.L. shall receive 448,667,228 shares, representing 44.4% of Petrobras Energía’s capital stock, and (ii) public shareholders, both in Argentina and the United States, shall receive 316,768,619 shares, representing 31.4% of Petrobras Energía’s capital stock.

Once the merger is complete, the total shareholder participation in Petrobras Energía shall consist of Petrobras Participaciones S.L., as holder of 67.2% of the shares of Petrobras Energía, and public investors, as holders of 32.8% of the shares of Petrobras Energía (with holdings of 678,395,779 shares and 331,222,631 shares, respectively).

		Shares and Shareholders
			Petrobras
			Participaciones		Petrobras Energía
Company		Total	S.L.	Public Investors	Participaciones

Petrobras Energía	Shares	1,009,618,410	229,728,551	14,454,012	765,435,847
	%	100.0%	22.8%	1.4%	75.8%
Petrobras Energía Participaciones	Shares	2,132,043,387	1,249,716,746	882,326,641	—
	%	100.0%	58.6%	41.4%	0.0%

		Increase in Market Capital and Exchange Ratio
			Petrobras
			Participaciones		Petrobras Energía
PESA		Total	S.L.	Public Investors	Participaciones

Current Market Capital	Shares	1,009,618,410	229,728,551	14,454,012	765,435,847
Increase in Capital	Shares	765,435,847	448,667,228	316,768,619	—
Reduction in Capital	Shares	(765,435,847)	—	—	(765,435,847)
New Market Capital	Shares	1,009,618,410	678,395,779	331,222,631	—
Percentage	%	100.0%	67.2%	32.8%	0.0%
Exchange Ratio(1)			0.359015136	0.359015136	—

(1)	Shares of Petrobras Energía issued for every share of Petrobras Energía Participaciones received.

The following diagram illustrates the holding company structure and ownership interests in Petrobras Energía Participaciones and Petrobras Energía prior to the merger:

The following diagram illustrates the holding company structure and ownership interests in Petrobras Energía following the contemplated merger:

The Petrobras Energía shares issued pursuant to the merger shall have the same voting rights and rights to dividends as those shares of Class B common stock of Petrobras Energía curently in circulation.

Petrobras Energía and Petrobras Energía Participaciones Boards of Directors’ Reasons for the Merger

By unanimous vote, the Petrobras Energía Participaciones Board of Directors, at a meeting held on September 2, 2008, approved the preliminary merger agreement and signed the preliminary merger agreement.

The Petrobras Energía Participaciones and Petrobras Energía Boards of Directors realized that there could be no assurance about future results, including results expected or considered in the factors weighed and reviewed by each of them when voting in favor of the preliminary merger agreement. However, the Petrobras Energía Participaciones and Petrobras Energía Boards of Directors each concluded that the potential benefits of effecting the merger outweigh any potential risks posed by the merger.

With respect to the exchange ratio in the merger, each of the Petrobras Energía and Petrobras Energía Participaciones Boards of Directors considers it to be relevant and reasonable to shareholders of Petrobras Energía Participaciones and Petrobras Energía Participaciones.

Timetable for the Merger

The merger agreement dated September 2, 2008 will be made publicly available after the CNV authorization of the merger and not less than fifteen (15) days prior to the date of shareholders meeting in the corporate domicile of the merging companies. A copy of the preliminary merger agreement is attached to this prospectus as Annex A.

In order to complete the merger, Petrobras Energía Participaciones shareholders must adopt the decision to merge Petrobras Energía Participaciones into Petrobras Energía as contemplated by the preliminary merger agreement. The extraordinary general meeting of shareholders of Petrobras Energía Participaciones that will vote on the proposal to merge Petrobras Energía Participaciones into Petrobras Energía will be held on          , at          , Buenos Aires, Argentina.

If the proposal to merge is adopted by the requisite majority at the extraordinary general shareholders meetings of Petrobras Energía Participaciones and Petrobras Energía and all other conditions precedent are satisfied or waived, the merger is expected to be completed on or about June 30, 2009, though it will be effective for Argentine tax and operating purposes from January 1, 2009, when both companies will begin to carry on business jointly and the management of Petrobras Energía Participaciones will be suspended.

Upon effectiveness of the merger, holders of Petrobras Energía Participaciones shares or ADSs will automatically receive newly-issued Petrobras Energía shares or ADSs, respectively, representing such shares, in accordance with the exchange ratio and on the basis of their respective holdings as entered in the Petrobras Energía Participaciones shareholder registry (Caja de Valores S.A.) or their respective securities accounts. Holders of Petrobras Energía Participaciones shares whose shares are registered directly in the Petrobras Energía Participaciones shareholder registry, will automatically receive newly-issued Petrobras Energía shares through an entry in the shareholder registry (Caja de Valores S.A.) of Petrobras Energía. Holders of Petrobras Energía Participaciones shares whose shares are not registered directly will need to arrange with their broker, bank, custodian or other nominee to deliver their Petrobras Energía Participaciones ADSs to the Petrobras Energia depositary to be cancelled and exchanged for Petrobras Energía ADSs.

Upon the day of completion of the merger, which is expected to be on or about June 30, 2009, the Petrobras Energía shares issued in the merger will be listed and traded on the BASE and Petrobras Energía’s capital stock will be admitted to trading and listed on the New York Stock Exchange, in the form of American Depositary Shares.

Finally, the Petrobras Energía Participaciones shares, which will automatically disappear in the merger, will no longer be listed and traded on the BASE or the NYSE, as of the day of effectiveness of the merger. The last day of listing and trading of the Petrobras Energía Participaciones shares on these exchanges is expected to be on or about          .

Structure of the Merger

Upon the terms and subject to the conditions set forth in the preliminary merger agreement, at the effective time of the merger, Petrobras Energía Participaciones will merge into Petrobras Energía, by way of absorption by Petrobras Energía of Petrobras Energía Participaciones and without liquidation of Petrobras Energía Participaciones. The surviving company will continue to be known as “Petrobras Energía”.

Taxation

For a description of certain material tax consequences of the merger to the Petrobras Energía Participaciones shareholders, see “Taxation”.

Accounting Treatment

For accounting purporses, as under Argentina GAAP the merger of Petrobras Energía Participaciones into Petrobras Energía is a merger between entities under common control, it will be accounted for by Petrobras Energía in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of shareholder’s equity of the transferring entities are carried forward to the combined entity at their carrying amounts as of the effective merger date without change in minority interest of Petrobras Energía in subsidiaries. In addition, net income of the combined entity includes net income of the transferring entities for the entire fiscal year/period in which the transaction occurs. For comparative purposes, assets, liabilities and net income corresponding to prior years, are combined and restated in order to be included as part of the combined entity.

Under US GAAP, Petrobras Energía Participaciones and Petrobras Energía will adopt SFAS 160 as of January 1, 2009. Pursuant to this standard, non-controlling (minority) interests are to be presented in consolidated financial statements as part of shareholders’ equity but segregated from the equity attributable to the parent. The proposed merger represents the acquisition of the minority interest held by third parties in PESA, without change in control, which should be treated under SFAS 160 as an equity transaction.

Consequently, the proposed merger transaction will be accounted for as a reclassification in the consolidated financial statements of the non-controlling interest held by third parties in Petrobras Energía to equity attributable to the parent — within shareholders’ equity — with no change in book value of assets or liabilities and also with no gain or loss effect on consolidated net income or comprehensive income.

Listing and Admission to Trading of Petrobras Energía Shares

Under the preliminary merger agreement, Petrobras Energía is required to have the shares issued in the merger admitted to trading and listed on the BASE, and to have its capital stock admitted to trading and listed on the NYSE in the form of American Depositary Shares.

Delisting of Petrobras Energía Participaciones Shares

Upon effectiveness of the merger, the Petrobras Energía Participaciones shares will no longer be admitted to trading or listed on the BASE or the NYSE.

Dissenters’ Rights of Appraisal

Petrobras Energía Participaciones shareholders will not have any appraisal or dissenters’ rights under Argentine law or under Petrobras Energía Participaciones’ bylaws (estatutos) in connection with the merger, and neither Petrobras Energía Participaciones nor Petrobras Energía will independently provide Petrobras Energía Participaciones shareholders with any such rights. A dissenter’s right of appraisal is not available pursuant to Section 245 of the ACCL in the event of a merger between two companies where shares of both of those companies are publicly traded and any new shares issued in the merger are also publicly traded.

Agreements Between Petrobras Energía Participaciones and Petrobras Energía Related to the Merger

Other than the preliminary merger agreement, there are no agreements between Petrobras Energía Participaciones and Petrobras Energía related to the merger.

Regulatory Matters

The merger is not subject to any additional regulatory requirements of any municipal, state, federal or foreign governmental agencies, other than those mentioned in this prospectus.

THE MERGER AGREEMENT

The following summary describes selected material provisions of the merger agreement, a copy of which is attached to this prospectus as Annex A, and is incorporated by reference into this prospectus. This summary is qualified in its entirety by reference to the complete texts of the merger agreement and may not contain all the information about the merger agreement that is important to you.

As a matter of Argentine law, the decision to merge Petrobras Energía Participaciones and Petrobras Energía is effected solely through the adoption by the shareholders of Petrobras Energía Participaciones and the shareholders of Petrobras Energía of the decision to merge as contemplated by the merger agreement. Therefore, you are encouraged to read carefully the preliminary merger agreement, which contains the merger agreement in its entirety.

Structure of the Merger

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, Petrobras Energía Participaciones will merge into Petrobras Energía, by way of absorption by Petrobras Energía of Petrobras Energía Participaciones without liquidation of Petrobras Energía Participaciones, and Petrobras Energía will assume, by universal succession, the rights and obligations of Petrobras Energía Participaciones. The surviving company will continue to be known as “Petrobras Energía”.

Merger Consideration

As a consequence of the assumption of all the assets and liabilities of Petrobras Energía Participaciones and the exchange ratio of the shares explained below, the corporate capital of Petrobras Energía will be increased in the amount of P$765,435,847, from the amount of P$1,009,618,410 to the amount of P$1,775,054,257 through the issuance of 765,435,847 common Class B shares of nominal value P$1.00 each and entitled to one vote per share.

The exchange ratio of the shares of Petrobras Energía Participaciones for shares of Petrobras Energía as a consequence of the merger is as follows: 1 common Class B share of of Petrobras Energía Participaciones of nominal value P$1.00 each and entitled to one vote per share for each 0.359015136 common Class B share of Petrobras Energía of nominal value P$1.00 each and entitled to one vote per share.

Holders of Petrobras Energía Participaciones ADSs will be attributed 3.59015136 PESA shares for every Petrobras Energía Participaciones ADS (each Petrobras Energía Participaciones ADS representing ten (10) Petrobras Energía Participaciones shares). Each Petrobras Energía Participaciones share will receive 0.359015136 of a Petrobras Energía share. No fractional Petrobras Energía ADSs will be issued. Fractional entitlements to Petrobras Energía ADSs will be aggregated and sold by Citibank, N.A. The net proceeds from the sale of the fractional entitlements to Petrobras Energía ADSs will be distributed to the holders of the Petrobras Energía ADSs on a pro rata basis.

No additional consideration in cash or in kind will be paid by Petrobras Energía to the shareholders of Petrobras Energía Participaciones in connection with the merger.

The Petrobras Energía shares to be issued in the merger will be created under Argentine law and will have the same rights as the Petrobras Energía shares of Class B common stock prior to the merger, as set forth in Petrobras Energía’s bylaws (estatutos).

Due to the fact that Petrobras Energía Participaciones’ assets consist of the 765,435,847 common Class B shares of nominal value P$1.00 each and entitled to one vote per share of Petrobras Energía, Petrobras Energía will become the owner of those shares upon the registration of the definitive merger agreement with the Public Registry of Commerce. Pursuant to Article 220, 1st paragraph of the ACCL, Petrobras Energía will cancel those 765,435,847 shares by means of a capital reduction leaving the corporate capital in the final amount of P$1,009,618,410, represented by 1,009,618,410 common Class B shares of nominal value P$1.00 each and entitled to one vote per share.

The cancellation of Petrobras Energía Participaciones shares and their exchange for newly issued shares of Petrobras Energía as a consequence of the merger will take place, once the definitive merger agreement is registered with the Public Registry of Commerce. Petrobras Energía then will require the BASE the definitive approval for the exchange of shares which will have to commence within 30 days of such approval. See “Summary — Timetable for the Merger”.

Based on the number of Petrobras Energía Participaciones shares issued on the date hereof, after the effective time of the merger (and the effectiveness of the capital reduction to cancel Petrobras Energía Participaciones shares of Petrobras Energía), former Petrobras Energía Participaciones shareholders will hold approximately 75.8% of the then-issued Petrobras Energía shares.

The Petrobras Energía shares to be issued in the merger will be entitled to receive dividends in the same manner as the Petrobras Energía of Class B common shares issued prior to the merger.

Corporate Governance Matters

See “Management” for a description of the corporate governance and certain related matters of Petrobras Energía and Petrobras Energía Participaciones.

Representations, Warranties, Covenants and Agreements

The merger agreement between Petrobras Energía and Petrobras Energía Participaciones contains no representations or warranties by either party. The merger agreement also contains no covenants or additional agreements by or between the parties.

Conditions to Effectiveness of the Merger

The completion and effectiveness of the merger is subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	approval of the merger on the terms and conditions set forth in the preliminary merger agreement by the shareholders of Petrobras Energía Participaciones and Petrobras Energía at their respective extraordinary general shareholders meetings;

•	the execution of the definitive merger agreement through a public deed;

•	the registration of the definitive merger agreement and the merger with the Public Registry of Commerce of the City of Buenos Aires;

•	the authorization by the CNV of the public offering of the newly-issued shares and their admission for listing in the BASE; and

•	approval for the listing on the NYSE of the Petrobras Energía ADSs.

No assurance can be given as to when or whether any of these approvals and consents will be obtained, the terms and conditions that may be imposed in connection with their consents and approvals, or the consequences of failing to obtain the consents and approvals.

Termination

The preliminary merger agreement between Petrobras Energía Participaciones and Petrobras Energía does not contain any termination provision for the agreement. However, under Argentine law the preliminary merger agreement may be terminated in the following circumstances: (i) if the shareholders of any of the two companies do not approve the merger at the relevant extraordinary general shareholders meeting; (ii) if Petrobras Energía Participaciones and Petrobras Energía decides to terminate the preliminary merger agreement prior to its consideration by the extraordinary general shareholders meetings of the companies; (iii) if by any reason the preliminary merger agreement is declared void by a competent court; or (iv) if the Public Registry of Commerce of the City of Buenos Aires rejects the registration of the merger.

Effect of Termination

If the preliminary merger agreement is terminated or the merger cannot be consummated for any reason, the preliminary merger agreement provides that:

•	The preliminary merger agreement shall remain with no effect and there shall be no consequence for any of the merging companies;

•	All the acts performed by Petrobras Energía from the Reorganization Effective Date as a consequences of the management of business to be merged, shall be considered as performed on behalf of Petrobras Energía Participaciones; and

•	Both companies will continue to run their business as they did prior to the execution of the preliminary merger agreement.

Depending on the reason for which the merger is terminated, the directors may be liable for damages caused by such termination.

Under Sections 58 and 274 of the ACCL, any breach of a director’s duty of loyalty or fiduciary duty to the company or its shareholders may result in unlimited, joint and several liability to the company, its shareholders and third parties for damages resulting from such breach. Liability may also attach when a director violates the law, the corporation’s bylaws (estatutos), or when such director causes damage through fraud, gross negligence or abuse of authority. Directors may also be held liable for damages that could have been prevented but for their omissions or failure to act.

No Rescission

Neither Petrobras Energía Participaciones nor Petrobras Energía have restricted their ability to rescind the preliminary merger agreement. However, since there is no specific provision in such merger agreement allowing any of the parties to rescind the agreement without cause, in order to terminate the agreement both parties will have to enter into an agreement to rescind the preliminary merger agreement.

Amendment and Waiver

There is no provision in the merger agreement providing for amendments or waivers of the agreement, therefore, in order to do so both parties will have to sign and deliver each other a written instrument amending or waiving provisions of the merger agreement.

MATERIAL CONTRACTS AND RELATED PARTY TRANSACTIONS

Related party transactions are carried out in the ordinary course of the operations of Petrobras Energía at market conditions. Petrobras Energía believes that the terms of these transactions are comparable to those offered by or that could be obtained from non-related third parties. For a full description of the Petrobras Energía Participaciones’ related party transactions, which are the same related parties as those to which Petrobras Energía is a party, please see “Related Party Transactions”, beginning on page 151 of the annual report on Form 20-F incorporated by reference into this prospectus.

There are no material contracts or agreements between Petrobras Energía and Petrobras Energía Participaciones other than the agreements related to the proposed merger that is the subject of this prospectus.

LEGAL PROCEEDINGS

Petrobras Energía is involved in various litigation and regulatory proceedings arising in the ordinary course of its business, as described in the Financial Statements filed with this prospectus, in the annual report on Form 20-F incorporated by reference into this prospectus, and above under “The Companies — Petrobras Energía — Recent Developments”. Other than these proceedings, Petrobras Energía and Petrobras Energía Participaciones do not believe that any legal proceedings to which either is a party is material to their operations or financial condition.

MANAGEMENT

On January 1, 2009, the management operations of the Board of Directors of Petrobras Energía Participaciones will be suspended automatically, and the Board of Directors of Petrobras Energía shall assume its duties and responsibilities. Following the adoption and approval of the merger by the shareholder of both companies, the definitive merger agreement will be registered with the Public Registry of Commerce of the City of Buenos Aires, and the Board of Directors of Petrobras Energía shall assume full control of the surviving company.

Board of Directors of Petrobras Energía Participaciones

Information concerning the Board of Directors of Petrobras Energía Participaciones, including a list of its members, their biographies, and the policies, operations, and management of the Board of Directors, can be found beginning on page 140 of the annual report on Form 20-F that is incorporated by reference into this prospectus.

At its meeting held on October 16, 2008, the Board of Directors of Petrobras Energía Participaciones considered and accepted Vilson Reichemback da Silva’s resignation from his position as Regular Director, effective as of that date. Due to the vacancy caused by this resignation, the Board of Directors’ members took notice that Alternate Director Héctor Daniel Casal would serve as a Regular Director until the next Shareholders’ Meeting.

Petrobras Energía Board of Directors

Pursuant to Petrobras Energía’s bylaws (estatutos), the Board of Directors, which formally meets at least once every three months, is composed of between three (3) and twenty-one (21) members, the number of which is determined by shareholders at the Ordinary Shareholders Meeting. All members of the Board of Directors have one vote for any matter decided upon. The Ordinary Shareholders’ Meeting may appoint a number of alternate members that may be equal to or lower than the number of regular directors for the same period in order to fill any vacancy on the Board of Directors, in the order of their appointment. Such members are elected at the Ordinary Shareholders’ Meeting for a one-year term.

The Board of Directors of Petrobras Energía as of the date of this prospectus, as appointed at the General Ordinary and Extraordinary Shareholders’ Meeting and the Special Meeting of the Class A and Class B shareholders held on March 28, 2008, and the General Ordinary and Extraordinary Shareholders’ Meeting held on June 20, 2008, consists of seventeen (17) directors and one (1) alternate. Following the acceptance of the resignation of Vilson Reimchemback da Silva from the Board of Directors of Petrobras Energía on October 16, 2008, Héctor Daniel Casal was appointed to serve as Regular Director to fill the remainder of the term created by this vacancy until the next Shareholders’ Meeting. The current composition of the Board of Directors is as follows:

Name (Last, First)	Position	Independent Director Status(1)

DE FREITAS, José Fernando	President	Non-Independent
LIMA DE OLIVEIRA, Daniel	Vice-President	Non-Independent
GARCEZ GHIRARDI, André	Director	Non-Independent
PENTEADO SANCHES, Christovam	Director	Non-Independent
VELOSA DA FONSECA, Venina	Director	Non-Independent
DA COSTA FRAGA, Carlos Tadeu	Director	Non-Independent
GRANJA AFFONSO, Sydney	Director	Non-Independent
MONTI, Roberto Luis	Director	Independent
FORTUNATI, Roberto	Director	Independent
BRIDGER, Cedric	Director	Independent
ODDONE DA COSTA, Décio Fabrício	Director	Non-Independent
SANTIAGO BARBALHO, Adalberto	Director	Non-Independent
CASAL, Héctor Daniel	Director	Non-Independent
SAS, Luis Miguel	Director	Non-Independent
FONTES NUNES, Cláudio	Director	Non-Independent
AMARAL, Gustavo Adolfo	Director	Non-Independent
BIBBÓ, Miguel Ángel	Director	Non-Independent
POLETTO, Alejandro	Alternate Director	Independent

(1)	As determined by SEC rules and regulations.

Biographies for each of the directors of Petrobras Energía are available in the annual report on Form 20-F incorporated by reference into this prospectus, with the exception of the individuals whose biographies are listed below.

Roberto Fortunati (52) has served as a member of the Petrobras Energía board of directors since April 2006. He graduated with a law degree from the University of Buenos Aires in 1979, where he is currently an Associate Professor in the International Public Law Department and where he teaches the post-graduate course on Petroleum and Gas Law. He is also a member of the Advisory Council of the Law Faculty of the Torcuato Di Tella University. Between 1986 and 2001, he was a partner and a member of the Executive Committee of the law firm Beccar Varela. Between 2001 and 2002, he worked as Vice President and Director of Legal Affairs at Citibank, Argentina Branch. In 2003, he founded the law firm Fortunati & Asociados, of which he is the founding partner. He has also been a member of the Colegio Público de Abogados of the Federal Capital City of Buenos Aires since 1979.

Alejandro Poletto (35) has served as a member of the Petrobras Energía board of directors since March 2008. He graduated with a law degree from the Catholic University of Argentina in 1998. He completed a Masters degree in Law (LL.M.) at Cornell University Law School, Ithaca, New York. He previously worked as an associate at the Buenos Aires law firm of Marval, O’Farrell & Mairal, Cárdenas, Cassagne & Asociados. He also worked as a Foreign Associate at the New York office of Skadden, Arps, Slate, Meagher & Flom LLP. In September 2007 he joined the law firm of Fortunati & Asociados in Buenos Aires as an associate.

Compensation

Compensation of the member of the Board of Directors of Petrobras Energía is determined at the Ordinary Shareholders’ Meeting in compliance with the ACCL. The maximum amount of compensation the Board of Directors’ members may receive, including salaries and any other form of compensation for the performance of permanent technical and administrative functions, may not exceed 25% of the company’s profits. This amount is limited to 5% in the event that no dividends are distributed to the shareholders and is increased pro rata on the basis of the dividend distribution up to the 25% cap when all profits are distributed. In the event that one or more directors serve as members of a special committee or performs technical and administrative functions and profits are reduced or non-existent and consequently the preset limits are exceeded, compensation in excess of the limit may only be paid with the prior express approval by shareholders at the Ordinary Shareholders’ Meeting.

Executive Officers

Administration and Organization

The operations of Petrobras Energía Participaciones are conducted through Petrobras Energía. Petrobras Energía’s operations are divided into four business segments that are in turn supported by corporate functions. The four business segments are: Oil and Gas Exploration and Production, Refining and Distribution, Petrochemicals and Gas and Energy.

Petrobras Energía is managed by a management board made up of seven members: the Chief Executive Officer, the Chief Financial Officer, the Director of each business segment and the Director of Services. Operations are managed through standardized processes that facilitate and secure coordination between the different units and groups. Delegation of authority is encouraged for the purpose of promoting efficiency. In addition, the scope of the delegation of authority is clearly and expressly determined through systemized approval limits for risk minimization purposes. Petrobras Energía’s internal control system is supported by coordination among the areas responsible for managing businesses and administering them on a centralized basis, always within the framework of the policies established by the management board.

Composition of Executive

Following the merger, the executive officers of Petrobras Energía will continue to oversee the operations of the company. A description of each of the principal executive officers of Petrobras Energía is available in the annual report on Form 20-F incorporated by reference into this prospectus, with the exception of the individual whose biography is listed below.

Clóvis Corrêa de Queiroz (57) has served as Petrobras Energía’s Executive Director of Commercial Downstream since October 2008. He graduated in Mechanical Engineering from the School of Engineering of the Federal University of Rio de Janeiro, Brazil. In addition, he took several specialization and other courses at several renowned institutions in Brazil and abroad, including Cambridge and Oxford Universities in England. In 1977 he joined Petrobras as Equipment Engineer. In the area of Maritime Transportation, he held managerial positions in several fields including Logistics, Planning, Maintenance, Human Resource Training, Procurement and Hiring of Oil Carriers, Chemical Tankers and Gas Carriers. In addition, he participated in several missions abroad representing Petrobras (Japan, Singapore, Bahrain, among others). Since February 2006 he has served as President of Petrobras Uruguay and Chairman of the following Petrobras group companies: Distribuidora de Gas de Montevideo S.A., Conecta S.A. and Petrobras Uruguay Distribución S.A.

Share Ownership

To the knowledge of Petrobras Energía Participaciones or Petrobras Energía, none of the directors of Petrobras Energía Participaciones or Petrobras Energía, or any executives or members of the senior management of Petrobras Energía owns more than 1% of either company’s outstanding shares.

Director Independence

Currently, three (3) of the seventeen (17) members of the Petrobras Energía and Petrobras Energía Participaciones Board of Directors are independent. A director is considered to be “independent” if (a) he or she is independent within the meaning of the Listed Company Manual of the New York Stock Exchange, Inc., which is referred to as the Listed Company Manual, as it may be amended from time to time, or any successor provision, and (b) he or she is independent pursuant to the criteria of the CNV regulations. Pursuant to the CNV regulations, a member of the board of directors shall not be considered independent if that member fits one or more of the following descriptions: (a) the member is also a member of management or an employee of shareholders who hold significant interests in the issuer, or of other entities in which these shareholders hold either directly or indirectly significant interests or over which these shareholders exercise a significant influence; (b) the member is an employee of the issuer or has been an employee in the last three years; (c) the member has professional relations or is part of a company or professional association that maintains professional relations with, or that receives remunerations or fees (other than directors’ fees) from, the issuer or from its shareholders that hold either directly or indirectly significant interests in or exercise a significant influence over the issuer, or from which such shareholders hold either directly or indirectly significant interests or exercise a significant influence; (d) the member is either directly or indirectly a holder of significant interests in the issuer or in an entity that has significant interests in or exercises a significant influence over the issuer; (e) the member sells or provides either directly or indirectly goods or services to the issuer or to shareholders that hold either directly or indirectly significant interests in or exercise a significant influence over the issuer and receives compensation for such services that is substantially higher than that received as a director; and (f) the member is married or is a family member, up to fourth degree by blood or up to second degree by affinity, to an individual who would not qualify as independent. For the purpose of these provisions, “significant interests” shall mean shareholdings that represent at least 35% of the capital stock of the relevant entity, or a smaller percentage when the person has the right to elect one or more directors by class of shares or by having entered into agreements with other shareholders relating to the governance and the management of the relevant entity or of its controlling shareholders. Also, in defining “significant influence,” one must consider the guidelines established in the professional accounting rules.

Separate Meeting of Non-Executive Directors

It is not currently the practice of the Board of Directors of either Petrobras Energía Participaciones or Petrobras Energía to conduct separate meetings of non-executive directors, and it is not anticipated that such meetings will be held in the future.

Board of Directors Committees

For a description of the committees of the Board of Directors of Petrobras Energía, including the Audit Committee and the Compensation Committee please see the section entitled “Board Practices”, beginning on page 147 of the annual report on Form 20-F incorporated by reference into this prospectus.

Corporate Governance

Petrobras Energía and Petrobras Energía Participaciones are committed to adopting best practice in terms of corporate governance in their dealings with shareholders. In particular, Petrobras Energía and Petrobras Energía Participaciones aim to ensure good corporate governance by applying rules concerning transparency, quality of reporting, protection of public shareholders, and equal treatment of all investors. Following the merger, Petrobras Energía will continue to diligently monitor new, proposed and final U.S. and Argentine legal requirements and will make adjustments to its corporate governance controls and procedures to stay in compliance with these requirements on a timely basis. There will be no significant differences between Petrobras Energía’s corporate governance practices upon effectiveness of the merger and those currently practiced by the two companies.

As foreign private issuers, Petrobras Energía and Petrobras Energía Participaciones are exempt from many of the corporate governance standards the NYSE applies to U.S. domestic issuers listed on the NYSE. The companies have posted a summary of significant differences between the NYSE standards and their corporate governance practices on their joint website, http:// www.petrobras.com.ar.

DESCRIPTION OF PETROBRAS ENERGÍA’S SHARE CAPITAL

Set out below is a summary description of the Petrobras Energía shares, based on the bylaws (estatutos) of Petrobras Energía, as they will be in effect at the time of the merger.

Upon effectiveness of the merger, the rights of Petrobras Energía Participaciones shareholders who become holders of Petrobras Energía shares will be governed by Argentine law and Petrobras Energía’s bylaws (estatutos).

More information concerning shareholders’ rights can be found in the ACCL and the bylaws (estatutos) of Petrobras Energía, which are filed as an exhibit to this prospectus. You are encouraged to read these documents.

As described under “Comparison of Rights of Petrobras Energía Participaciones Shareholders and Petrobras Energía Shareholders”, at the time of the merger, the bylaws (estatutos) of Petrobras Energía will be identical to the bylaws (estatutos) of Petrobras Energía Participaciones prior to the merger (except for the amount of issued capital, which shall be increased in the merger, and certain other non-material items).

General

Petrobras Energía S.A. is a sociedad anónima organized under the laws of the Republic of Argentina, and was registered with the Argentine Registry of Public Commerce on November 17, 1947, with duration through June 18, 2046. The principal executive offices and legal seat of the company is located at Maipú 1, (C1084ABA), Buenos Aires, Argentina. The telephone number for the company is +54 11 4344 6000, its facsimile number is +54 11 4344 6315, and its webpage is www.petrobras.com.ar.

Petrobras Energía is a vertically integrated energy company engaged in oil and gas exploration and production, refining and distribution, petrochemicals and gas and energy businesses. Petrobras Energía was founded in 1946 as a shipping company by the Perez Companc family. In 1960, Petrobras Energía began servicing oil wells and, over time, its maritime operations were gradually discontinued and replaced by oil-related activities. Petrobras Energía has become one of the largest oil and gas producers in Argentina.

Since 1994, when Petrobras Energía was awarded an exploration and production service contract for the Oritupano Leona area in Venezuela, Petrobras Energía has expanded its operations outside Argentina. Currently Petrobras Energía conducts operations in Venezuela, Peru, Ecuador, Brazil, Bolivia, Colombia and Mexico as part of its strategy to become a leading integrated energy company with an international presence.

Petrobras Energía developed its other energy businesses primarily through the acquisition of interests in state-owned companies that were privatized by the Argentine government between 1990 and 1994. Petrobras Energía acquired interests in companies operating in refining and petrochemicals, hydrocarbon transportation and distribution and power generation, transmission and distribution. These companies have formed the core of Petrobras Energía’s energy businesses.

In addition to the energy sector, Petrobras Energía has in the past conducted operations in other industries, including construction, telecommunications, forestry and mining. These businesses were sold by Petrobras Energía as part of Petrobras Energía’s strategy to focus its operations on the energy sector. As a result of these divestitures and the development of Petrobras Energía’s energy businesses, Petrobras Energía has become a vertically-integrated energy company.

Share Capital and Major Shareholders

As of December 31, 2007, the authorized and issued total share capital by Petrobras Energía was P$1,009,618,410, composed of two classes of ordinary shares: Class A common stock and Class B common stock, each share of which has a nominal value of P$1.00. As of that date, there were 44,927 shares of Class A common stock issued and outstanding, each having a right to five (5) votes, and there were 1,009,573,483 shares of Class B common stock issued and outstanding, each having a right to one (1) vote. The common shares of Class A and Class B stock of Petrobras Energía have been listed on the Buenos Aires Stock Market since 1956.

By resolution passed at an Extraordinary General Meeting of the shareholders of both Class A and Class B common stock on March 28, 2008, all shares of Class A common stock were converted into shares of Class B common stock, as a result of which, from that date, the capital stock of Petrobras Energía consists of only shares of Class B common stock, the final registration of which is pending.

Petrobras Energía Participaciones is the controlling shareholder of Petrobras Energía, with a shareholder interest of 75.8%. Petrobras, through PPSL, a wholly owned subsidiary, is the controlling shareholder of Petrobras Energía Participaciones, with a shareholder interest of 58.6%. Additionally, PPSL directly holds shares representing 22.8% of the capital stock of Petrobras Energía.

Petrobras is a Brazilian company engaged in the exploration, production, refining, commercialization, and transport of petroleum and derivative products in Brazil and other countries.

The following table presents the shareholders of Petrobras Energía, the number of shares owned by each, and their percentage interest in the company:

	Number of	Percentage of
Shareholder	Class B Shares	Capital Stock Held

Petrobras Energía Participaciones S.A.	765,435,847	75.8%
Petrobras Participaciones S.L.	229,728,551	22.8%
Other Shareholders	14,454,012	1.4%
TOTAL	1,009,618,410	100.0%

Issuance of Petrobras Energía Shares in the Merger

In the merger, Petrobras Energía will issue 765,435,847 shares, of nominal value P$1.00 in accordance with the terms and conditions set out in the merger agreement.

The issuance of the Petrobras Energía shares will be approved by the Petrobras Energía shareholders at the same extraordinary general shareholders meeting that will adopt the decision to merge.

The Petrobras Energía shares to be issued in the merger will be created under Argentine law, and will have the rights as set forth in the Petrobras Energía bylaws (estatutos) and Argentine law. Petrobras Energía shares are issued in registered form only and are freely transferable.

Based on the number of Petrobras Energía Participaciones shares issued on the date hereof, Petrobras Energía expects to issue 765,435,847 Petrobras Energía shares to Petrobras Energía Participaciones shareholders in the merger. Based on the number of Petrobras Energía Participaciones shares issued on the date hereof, after the effective time of the merger (and the effectiveness of the the capital reduction to cancel Petrobras Energía Participaciones shares of Petrobras Energía), former Petrobras Energía Participaciones shareholders will hold approximately 75.8% of the then-issued Petrobras Energía shares, equivalent to their current indirect participation.

Form and Transfer of Shares

Petobras Energía’s capital stock is represented by book-entry shares. The shareholders of Petrobras Energía are required to hold their shares through book-entries directly made by Caja de Valores S.A. in the stock registry of the company carried by Caja de Valores or through book-entries with brokers, banks and other entities approved by the CNV that have accounts with Caja de Valores, or with the participants of the Caja de Valores.

Caja de Valores is in charge of maintaining a stock registry on behalf of Petrobras Energía based on information received from shareholders that chose to hold their shares directly by registration on the stock registry of the company and from participants of the Caja de Valores, and in accordance with Argentine law only those holders listed in the stock registry either directly or through participants of the Caja de Valores will be recognized as shareholders. Shares held by participants of the Caja de Valores have the same rights as shares recorded in the shareholders’ register of Petrobras Energía.

Issuance of Shares

Petrobras Energía’s capital stock may be increased by resolution adopted at an ordinary shareholders’ meeting. Capital increases do not require an amendment to the bylaws (estatutos), but they must be approved by the CNV, published in the Official Gazette and registered with the Public Registry of Commerce of the City of Buenos Aires.

Preemptive Rights

In case of capital increase, a holder of existing common shares of Petrobras Energía has a preemptive right to subscribe to a number of common shares of the same class sufficient for the holder to maintain a proportionate holding of common shares of that class. Preemptive rights are exercisable during the thirty (30) days following the latest publication of the notice to the shareholders in the Official Gazette of the Republic of Argentine and in an Argentine newspaper that has one of the largest circulations throughout Argentina, unless an amendment to Petrobras Energía’s bylaws (estatutos) sets forth a longer term. Pursuant to the ACCL, in the case of public companies such as Petrobras Energía, such thirty-day period may be reduced to a minimum of ten (10) days if so approved by the company’s shareholders at an extraordinary shareholders’ meeting.

Pursuant to Section 194 et seq. of the ACCL, shareholders who have exercised their preemptive rights have the right to exercise the accretion rights at the same time, on a pro rata basis, with respect to any unsubscribed common shares. Common shares not subscribed by shareholders by virtue of preemptive or accretion rights may be offered to third parties. The preemptive and accretion rights may be limited only in certain exceptional cases, by a decision at an extraordinary shareholders’ meeting.

Capital Reduction

Capital reductions of Petrobras Energía may be voluntary or mandatory. Voluntary reductions must be approved by an extraordinary shareholders’ meeting. A capital reduction is mandatory when the company’s reserves as well as 50% of the subscribed capital stock have been used to cover losses.

After the approval of a voluntary capital reduction, the company has to publish for three (3) business days in the Official Gazette and a newspaper with large general circulation within Argentina a notice so creditors with preexisting credits may oppose the merger within fifteen (15) days from the last publication. These oppositions do not impede carrying out the capital reduction, but the definitive documents may not be filed with the Public Registry of Commerce until twenty (20) days after the period indicated above has elapsed, to enable opponents who have an interest or who have not been secured by the company, to obtain a court attachment.

General Meeting of Shareholders

Shareholders meetings may be ordinary meetings or extraordinary meetings. Petrobras Energía is required to convene and hold an ordinary meeting of shareholders within four (4) months of the close of each fiscal year to consider the matters specified in the first two paragraphs of Section 234 of the ACCL, such as the approval of financial statements, allocation of net income for such fiscal year, approval of the reports of the board of directors and the audit committee and election and remuneration of directors and members of the audit committee. Other matters that may be considered at an ordinary shareholders meeting convened and held at any time include the responsibilities of the directors and members that are on the audit committee, capital increases and issuances of certain negotiable obligations (debt securities). Extraordinary shareholders’ meetings may be called at any time to consider matters beyond the authority of an ordinary shareholders meeting, such matters include an amendment of the bylaws (estatutos), issuance of debentures, early dissolution, merger, spin-off, reduction of capital stock and redemption of common shares, transformation from one type of entity to another and limitation of shareholders’ preemptive rights.

Notices of shareholders’ meetings are governed by the provisions of the ACCL and the Transparency Decree No. 677/01 of the Argentine Executive Branch. Furthermore, notice of shareholders’ meetings must be published for five (5) days in the Official Gazette, in an Argentine newspaper of wide circulation and in the publications of Argentine exchanges or securities markets in which the common shares are traded, at least twenty (20) days but not more than forty-five (45) days prior to the date on which the shareholders meeting is to be held. Such notice must include information regarding the type of shareholders meeting to be held, the date, time and place of such shareholders meeting and the agenda. If a quorum is not available for such shareholders meeting, a notice for a second shareholders meeting, which must be held within thirty (30) days from the date on which the first shareholders meeting was called, must be published for three (3) days, at least eight (8) days before the date of the second shareholders meeting.

In case of listed companies (such as Petrobras Energía), the above-described notices of shareholders’ ordinary meetings may only be made simultaneously, in order for the second shareholders meeting to be held on the same day as the first shareholders meeting. Shareholders meetings may be validly held without notice if all common shares of our outstanding capital stock are present and resolutions are adopted by the unanimous vote of those shareholders.

Shareholders’ meetings may be called by the Board of Directors or the members of the Supervisory Syndic Committee of Petrobras Energía whenever required by law or whenever it deems necessary. Also, the Board or the members of the Supervisory Syndic Committee are required to call shareholders’ meetings upon the request of shareholders representing an aggregate of at least 5% of the company’s outstanding capital stock. If the Board or the Supervisory Syndic Committee fails to call a shareholders meeting following such a request, a shareholders meeting may be ordered by the CNV or by the courts. In order to attend a shareholders meeting, a shareholder of Petrobras Energía must request a certificate of book-entry common shares from Caja de Valores S.A., which certificate must state that such person is a shareholder of the company, and must deposit such certificate with us at least three (3) business days prior to the date on which the shareholders meeting is to be held in order for it to be recorded in the attendance book. A shareholder is entitled to attend by a proxy, that is certified either by a court, notary public or banking entity is granted in Argentina, or certified by a notary public and legalized by apostille if granted abroad. Proxies may not be granted to the company’s board, members of the audit committee, officers or employees.

Voting Rights

Under Petrobra Energía’s bylaws (estatutos) currently in force, the capital stock is represented by Class B common shares, of nominal value P$1.00, with one vote each. Therefore, each share entitles its holder to one vote at any shareholders’ meeting. Under Argentine law, foreign companies that own common shares in an Argentine corporation are required to register themselves as partners or shareholders of Argentine companies (pursuant to Section 123 of the ACCL) with the Public Registry of Commerce in order to exercise their voting rights.

Ordinary General Meetings of Shareholders.

The quorum for ordinary meetings of shareholders of Petrobras Energía on the first call is a majority of the common shares entitled to vote, and action may be taken by the affirmative vote of an absolute majority of the common shares present that are entitled to vote on such action. If a quorum is not available at the first shareholders meeting, a second shareholders meeting may be held at which action may be taken by the holders of an absolute majority of the common shares present, regardless of the number of such common shares.

Extraordinary General Shareholders Meetings.

The quorum for an extraordinary shareholders’ meeting of Petrobras Energía on the first shareholders meeting is 60% of the common shares entitled to vote, and if such quorum is not available, a second shareholders meeting may be held, for at least 30% of the common shares entitled to vote must be present or represented.

Action may be taken at extraordinary shareholders meetings by the affirmative vote of an absolute majority of common shares present that are entitled to vote on such action, except that the approval of a majority of common shares with voting rights (and for these purposes non-voting preferred shares shall have voting rights (one vote each), without application of multiple votes, should multiple voting common shares exist) is required at both the first and second shareholders meeting for: (i) the transfer of the company’s domicile outside of Argentina; (ii) a fundamental change of the corporate purpose set forth in the company’s bylaws (estatutos); (iii) the company’s early dissolution; (iv) the total or partial redemption of common shares; or (v) the company’s merger or spin-off, if it is not the surviving entity.

Appointment and Removal of Directors.

The appointment of the members of the Board of Directors is a matter of the ordinary shareholders meeting, where the quorum and majorities for such type of shareholders meetings apply. Pursuant to Petrobras Energía’s bylaws (estatutos), its board of directors shall be comprised of a number of members that the shareholders meeting may determine between 3 (three) and 21 (twenty-one) members, to serve a one-year term of office.

A director may be re-elected and his or her designation may only be revoked by the meeting of shareholders. The bylaws (estatutos) may not remove or restrict the revocability of a director’s office.

The ACCL reserves to any shareholder the right to cumulative voting in order to elect up to one-third of the vacancies of the board of directors, sharing such part with candidates voted for by means of the plural system. Cumulative voting is a system designed to protect minority interests as it makes it possible, but does not assure, that minority interests will be able to elect some of their candidates to the board of directors.

Any shareholder may notify the company of its decision to exercise cumulative voting rights not less than three (3) business days prior to the shareholder meeting date. Such system works by multiplying the number of votes corresponding to each member that are taking part in the cumulative voting proceeding by the number of contemplated vacancies to be filled. Each shareholder who received cumulative voting may distribute or accumulate its votes for a number of candidates which cannot exceed one-third of the vacancies. The larger the number of vacancies, the greater the possibility that minority shareholders will win positions on the board of directors. However, the law excludes cumulative voting if there are several classes of common shares with the right to choose one or more of the director.

Shareholders who fail to exercise the cumulative voting right must grant the total number of votes they are entitled to the total number of positions to be fulfilled. The candidates that receive the greatest number of votes among all votes issued will be chosen for the positions to be fulfilled. If no candidate for a certain position receives the majority of the votes, a new election between the two candidates that received the highest number of votes will be held, and the candidate that receives the greatest number of votes in the new election will be chosen.

Amendment to the Corporate Bylaws

Shareholder Approval Requirements.

The amendment of the corporate bylaws (estatutos) of Petrobras Energía is a matter of the extraordinary shareholders meeting, where the quorum and majorities for such type of shareholders meetings apply.

Appraisal rights exist under the corporate bylaws (estatutos) of Petrobras Energía for any shareholders who vote against the adoption of the following corporate actions, in the event that such actions are approved by the shareholders and undertaken, or for those shareholders who did not attend the shareholders meeting at which such actions were voted upon and adopted:

(i) The merger or spinning-off of the company, if Petrobras Energía is not the surviving entity and so long as the shares received pursuant to the merger or spin-off are not authorized for public offering;

(ii) the company’s early dissolution;

(iii) a fundamental change of the corporate purpose set forth in the company’s bylaws (estatutos);

(iv) the transfer of the company’s domicile outside of Argentina;

(v) a voluntary delisting of the company;

(vi) the continuance of the company in case of a mandatory delisting or cancellation of the public offering authorization; or

(vii) the total or partial redemption of common shares.

Such shareholders may withdraw and receive the book value of their common shares, determined based on the company’s latest balance sheet prepared or that should have been prepared in accordance with Argentine laws and regulations, provided that such shareholders exercise their appraisal rights within a determined period.

Appraisal rights must be exercised within five (5) days following the adjournment of the shareholders meeting at which the resolution was adopted, in the event that the dissenting shareholder voted against such resolution, or within fifteen (15) days following such adjournment if the dissenting shareholder did not attend such shareholders meeting and can prove that he was a shareholder on the date of such shareholders meeting. In the case of a merger or spin-off, appraisal rights may not be exercised if the common shares to be received as a result of such transaction are listed or otherwise publicly traded.

Appraisal rights are extinguished if the resolution giving rise to such rights is revoked at another shareholders’ meeting held within 75 days of the shareholders meeting at which the resolution was adopted.

Formalities.

Prior to submitting an amendment of its bylaws (estatutos) to the consideration and approval of the shareholders, Petrobras Energía must file with the CNV and BASE, ten (10) days prior to the date of its shareholders meeting: (i) a copy of the Board of Directors meeting minutes calling the shareholders meeting, (ii) a draft of the amendment to be proposed to the shareholders at the meeting and (iii) a copy of the published notices calling the shareholders meeting.

Within ten (10) business days after the shareholders meeting that approved the amendment to the corporate bylaws (estatutos), the company shall file with the CNV the public deed or private instrument transcribing the shareholders meeting minutes approving the amendment and the attendance to the shareholders meetings registry for such meeting and other related documentation for its registration in the Public Registry of Commerce.

Annual Accounts

The fiscal year end of Petrobras Energía is December 31st of each year. To that date, the company shall prepare its audited financial statements in accordance with regulations in force and the applicable technical rules. These financial statements must be filed with the CNV and the BASE within 70 calendar days of the end of the fiscal year and considered and approved by the shareholders within four (4) months after the end of the fiscal year. Copies of the financial statements and the reports of the Board of Directors and the Supervisory Syndic Committee must be kept in the offices of the company available to the shareholders at least fifteen (15) days before such documents are submitted to them for approval at the ordinary shareholders meetings.

Due to the fact that it is a public company in Argentina, Petrobras Energía also prepares unaudited quarterly financial statements which are approved by the Board of Directors and filed with the CNV and the BASE within 42 calendar days after the end of each quarter.

These financial statements are available to the public in general through the web page of the CNV, at www.cnv.gov.ar

Dividends

Pursuant to Petrobras Energía’s bylaws (estatutos), the ACCL and the CNV rules, net earnings of each fiscal year shall be distributed as follows: (a) 5% for the legal reserve until such reserve equals up to 20% of the outstanding capital stock; (b) up to 1.5% to the company’s Pension Fund at the Board’s proposal; (c) compensation of the members of the Board of Directors and Statutory Syndic Committee; and (d) to pay dividends on the preferred stock, if any, and then to dividends of common stock, voluntary reserves, to a new account, or as otherwise decided by the shareholders at the ordinary shareholders’ meeting.

Pursuant to applicable CNV regulations, cash dividends shall be paid within thirty (30) days of the shareholders meeting approving such dividends and distributed pro rata according to the number of common shares held by each shareholder. Dividends paid in the form of common stock must be delivered within three (3) months of the company’s receiving notice that the CNV has authorized the the public offering of those common shares issued as dividends.

Shareholders meetings may also provide for the payment of cash dividends in installments to be paid on the dates established at the shareholders meetings. In this case, the payment of the first installment must not be made after thirty (30) calendar days of its approval, and the last one must be paid within the corresponding fiscal year.

Dividends prescribe in favor of the company after the expiration of three (3) years as from the date on which they were placed at the disposal of the shareholders. In such event, the company will receive back and/or have the right to retain the dividend funds placed at the disposal of the shareholders but unclaimed by any of them after three years of such date.

Merger and Division

In order to carry out a merger, Petrobras Energía has to comply with all the requirements we have described in this memorandum under the Argentine law and the CNV regulations. These requirements are basically:

(a) The execution of a preliminary merger agreement between the merging companies.  The preliminary merger agreement must provide: (i) an explanation of motives and objectives of the merger; (ii) the special balance sheets for the merger from each company, prepared by their administrators with reports from the auditors and closed on an identical date to occur not before three months prior to the execution of the agreement and prepared on similar basis and assessment criteria; (iii) the exchange ratio for the shares; (iv) the proposed bylaws for the new company (if a new company is going to be incorporated) or the amendments of the bylaws of the absorbing company; (v) limitations agreed between the directors of the respective companies in connection with the management of their business and their granting of guarantees for fulfillment of normal activity during the time which will elapse until the merger is registered.

(b) Prior authorization of the CNV and the BASE: before submitting the merger to the shareholders meeting, a public company such as Petrobras Energía has to require a prior authorization to the CNV and the BASE. For that purpose, the company has to prepare and file an explanatory memorandum (prospecto de fusión), which contains information similar to that contained in this prospectus, and which will be reviewed and approved by the CNV and then published in the Bulletin of the BASE for the knowledge of the shareholders and noteholders of the company.

(c) Corporate approvals.  The execution of the preliminary merger agreement must be approved by the board of directors or managers of the merging companies, and then submitted to the shareholders along with the special balance sheets and of the report of the auditors, which must be available in the offices of the respective companies for their review by the shareholders not less that fifteen days in advance.

(d) Publication.  Publication for three days in the Official Gazette and in one of the newspapers with large general circulation within Argentina of notices describing the merger.

(e) Creditor’s Opposition.  Creditors with preexisting credits may oppose the merger within fifteen days from the last publication. These oppositions do not impede carrying out the merger, but the definitive agreement may not be executed until twenty days after the period indicated above has elapsed, to enable opponents who have an interest or who have not been secured by the merging parties, to obtain a court attachment.

(f) Definitive merger agreement.  The definitive merger agreement shall be executed by representatives of the companies once the foregoing requirements have been fulfilled, and shall contain: (a) the shareholders resolutions of the companies involved approving the merger; (b) a list of partners exercising their right to withdraw, and the aggregate capital they represent in each company (if this right was available); (c) a list of the creditors who having objected have been guaranteed and those who have obtained court attachments; in both cases there shall appear the entitlement to the credit and precautionary measures taken, and a list of creditors who have been paid their credits, together with a report of their incidence upon the balance sheets referred above; (d) attachment of the special balance sheets and a consolidated balance sheet for the merging companies;

(g) Registration.  Registration of the definitive merger agreement in the Public Registry of Commerce

In order to carry out a division or spin-off, Petrobras Energía has to comply with the following requirements:

(a) Prior authorization of the CNV and the BASE:  before submitting the spin-off to the shareholders meeting, a public company such as Petrobras Energía has to require a prior authorization to the CNV and the BASE. For that purpose, the company has to prepare and file an explanatory memorandum (prospecto de fusión) which will be reviewed and approved by the CNV and then published in the Bulletin of the BASE for the knowledge of the shareholders and noteholders of the company.

(b) Corporate resolution:  a shareholders resolution approving the spin-off of the company, the amendment to the corporate bylaws of Petrobras Energía and the bylaws of the new company incorporated. The resolution approving the spin-off shall include the allocation of participations or shares of the spun-off company, to the members or shareholders in the spun-off company, in proportion to their participation in the latter one, which shall be cancelled in a case of reduction of capital.

(c) Special balance sheets:  The special balance sheet for the spin-off shall be made not more that three months before the company resolution and shall be prepared as a situation statement of worth.

(d) Publication.  Publication for three days in the Official Gazette and in one of the newspapers with large general circulation within Argentina of notices announcing the spin-off.

(e) Creditor’s Opposition.  Creditors with preexisting credits may oppose to the spin-off within fifteen days from the last publication. These oppositions do not impede carrying out the spin-off, but the definitive documentation may not be executed until twenty days after the period indicated above has lapsed, to enable opponents who have an interest or who have not been secured by the merging parties, to obtain a court attachment.

(f) Registration.  Registration of the spin-off and the incorporation of the new company in the Public Registry of Commerce.

Liquidation

Upon decision of the shareholders at an extraordinary shareholders meeting, the Board of Directors or one or more individuals can be appointed as “liquidators” of the company to carry out its liquidation. The liquidators represent the company. They shall be empowered to perform all the necessary acts for the liquidation of the assets and cancellation of the liabilities. The appointment of the liquidator must be registered with the Public Registry of Commerce of the City of Buenos Aires. A majority equal to that required for their appointment may remove liquidators. The syndics may request their removal by the court, based on a just cause.

The liquidators are obliged to prepare, within thirty days after taking office, an inventory and a statement of the net worth of the company, which they shall make available to the shareholders. Non-fulfillment of this obligation shall be deemed to constitute grounds for removal and liquidators shall thereby forfeit their right to remuneration and shall incur liability for any damage or loss caused.

The liquidators must submit to the Supervisory Syndic Committee a report on the status of the liquidation at least quarterly. Should the term of liquidation be extended, annual balance sheets shall also be prepared.

Once the liabilities of the company have been repaid in full, the liquidators shall prepare a final balance sheet and a distribution proposal. Pursuant to Petrobras Energía’s bylaws (estatutos), the balance shall be distributed as follows: (a) the reimbursement of the amount of the preferred stock issued at their par value; (b) the reimbursement of the amount of the common stock issued at their par value; (c) the payment of accumulative preferred dividends overdue; and (d) the balance will be distributed pro rata among the holders of the common stock and on the basis of their interest in the corporate capital and the holders of the preferred shares pursuant to the conditions agreed.

The final balance sheet and the distribution proposal shall be submitted to the shareholders for their approval.

Dissenting or absent shareholders may file objections in court to those transactions within fifteen (15) days of the date of approval by the shareholders meeting.

Any sums which have not been claimed within a period of ninety (90) days after presentation of the above documents to the Public Registry of Commerce shall be deposited with an official bank, at the disposal of their owners. Should three (3) years elapse without such funds being claimed, they shall be allotted to the educational authority of the respective jurisdiction.

The approved final balance sheet and distribution proposal shall be attached to the file of the company in the Public Registry of Commerce and implementation of such proposal shall be carried out thereafter. Once the liquidation has been accomplished, the registration of the organization contract with the Public Registry of Commerce shall be cancelled.

Information Right

Under Argentine law, the shareholders of a stock corporation which has a Supervisory Syndic Committee (such as Petrobras Energía) are not authorized to examine the books and records of the company and may request that the Board of Directors of the company furnish any information they may deem appropriate.

This information right is exercised through the Supervisory Syndic Committee. Syndics have the power and duty, among others, to provide to shareholders representing at least two percent of the capital, at any time they may request, information on matters related to their scope of action in the company.

Copies of the financial statements and the reports of the Board of Directors and the Supervisory Syndic Committee must be kept in the offices of the company available to the shareholders at least fifteen (15) days before such documents are submitted to them for approval at the ordinary shareholders meetings. In the case of public companies such as Petrobras Energía, copies of the bylaws (estatutos), financial statements, shareholders meetings minutes, board of directors meetings minutes considering relevant information or procedures before the CNV, prospectuses, offering memoranda, etc. are available to the public in general through the web page of the CNV www.cnv.gov.ar.

Disclosure of Significant Ownership in Petrobras Energía Shares

Pursuant to the CNV regulations, each time Petrobras Energía prepares a prospectus or an offering memorandum, it has to disclose and give information in those information documents of all the holders of 5% or more of each Class of voting stock.

As a general rule, any individual or entity that acquires or disposes of 5% or more of the voting stock of Petrobras Energía has to disclose such transaction to the market, and Petrobras Energía may be obliged to include such information in its folder in the CNV’s webpage www.cnv.gov.ar.

Limitation of Directors’ Liability / Indemnification of Officers and Directors

Under Sections 58 and 274 of the ACCL, any breach of a director’s duty of loyalty or fiduciary duty to the company or its shareholders may result in unlimited, joint and several liability to the company, its shareholders and third parties for damages resulting from such breach. Liability may also attach when a director violates the law, the corporation’s bylaws (estatutos), or when such director causes damage through fraud, gross negligence or abuse of authority. Directors may also be held liable for damages that could have been prevented but for their omissions or failure to act.

Neither the laws of Argentina nor Petrobras Energía’s bylaws (estatutos) or other constitutive documents provide for indemnification of directors or principal executive officers. However, Petrobras Energía has contracted with an Argentine insurance company (a subsidiary of American International Group, Inc., or AIG) to provide liability insurance to insure or indemnify its directors and officers against liability which he or she may incur in his or her capacity as such for an aggregate amount, for each and all contingencies, for a limit of up to US$10,000,000, which also includes costs and expenses related to the defense of the insured directors.

Losses suffered by directors and officers are excluded from such liability insurance or indemnification for any claim, among others, arising from:

(a) Attainment of gains derived from illicit or unjust enrichment, as held by a court.

(b) Attainment of gains derived from the purchase or sale of securities issued by the Company performed by the director and/or officer in violation of the Argentine Laws or of the section 16(b) of the Securities Exchange Act of 1934 of the United States of America or of the related and applicable legislation within the United States of America or other similar legislation in other country, as held by a court.

(c) Director’s or officer’s wrongful or willful misconduct including fraud, as held by a court.

(d) Environmental liabilities direct or indirectly attributable to (a) any actual, potential or alleged contamination of air, water or land caused by discharge dispersion, spill or emissions of pollutants; (b) orders or instructions to: 1) carry out tests, surveillance, cleaning or, removal, 2) contain, 3) treat, 4) detoxify or 5) neutralize pollutants; or (c) infringement or violation of environmental regulations.

(e) Payment of commissions, giving of gifts and/or donations, or any kind of benefits to any governmental (federal, provincial, or municipal) authority, agent or employee of any related person to them; or to any director’s or officer’s relative.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs”. The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. (Buenos Aires) located at San Martin 140 — Piso 11, 1004 Buenos Aires, Argentina.

We, Petrobras Energía, have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is is filed as an exhibit to this prospectus, and will be entered into once the merger is approved by the extraordinary general shareholders meeting. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333           when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents ten (10) Class B common shares on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Shares will continue to be governed by the laws of Argentina, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on behalf of you to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

Whenever we make cash distributions for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Argentine laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

Whenever we make a free distribution of shares for the securities on deposit with the custodian, we will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either: (i) distribute to holders new ADSs representing the shares deposited or (ii) modify the ADS-to-shares ratio, in which case each ADS you hold will represent rights and interests in the additional shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-shares ratio upon a distribution of shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	We fail to deliver satisfactory documents to the depositary bank; or

•	It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Argentina would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, shares or rights to purchase additional shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	We do not deliver satisfactory documents to the depositary bank; or

•	The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Shares

The shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Shares

The depositary bank may create ADSs on your behalf if you or your broker deposit shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the shares to the custodian. Your ability to deposit shares and receive ADSs may be limited by U.S. and Argentine legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

•	The shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such shares have been validly waived or exercised.

•	You are duly authorized to deposit the shares.

•	The shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

•	ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying shares at the custodian’s offices. Your ability to withdraw the shares may be limited by U.S. and Argentine legal considerations applicable at the time of withdrawal. In order to withdraw the shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•	Temporary delays that may arise because (i) the transfer books for the shares or ADSs are closed, or (ii) shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the shares represented by your ADSs. The voting rights of holders of shares are described above under “Description of Petrobras Energía Share Capital — Voting Rights.”

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder’s ADSs in accordance with such voting instructions. In the event that no voting instructions are received from an ADS holder, the shares underlying the ADSs will be voted in the same manner as the majority of shares voting on the action or resolution put before the shareholders.

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Service	Fees

• Issuance of ADSs	Up to U.S. 5¢ per ADS issued
• Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
• Distribution of cash dividends	Up to U.S. 5¢ per ADS held
• Distribution if cash other than cash dividends (i.e., sale of rights and other entitlements)	Up to U.S. 2¢ per ADS held
• Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights.	Up to U.S. 5¢ per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

•	Fees for the transfer and registration of shares charged by the registrar and transfer agent for the shares in Argentina (i.e., upon deposit and withdrawal of shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•	Taxes and duties upon the transfer of securities (i.e., when shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of shares on deposit.

Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The Depositary fees payable for cash distributions, if applicable, are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

The depositary bank may remit to us all or a portion of the depositary fees charged for the reimbursement of certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement upon such terms and conditions as we and the depositary bank may agree from time to time.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders thirty (30) days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least thirty (30) days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may upon expiration of one month after the termination sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

•	We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•	The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•	The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in shares, for the validity or worth of the shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•	We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•	We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

•	We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•	We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions

The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of shares or release shares before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders

COMPARISON OF RIGHTS OF PETROBRAS ENERGÍA PARTICIPACIONES SHAREHOLDERS
AND PETROBRAS ENERGÍA SHAREHOLDERS

In connection with the merger, Petrobras Energía shareholders will vote on a proposal to amend the provisions of Petrobras Energía’s bylaws (estatutos) at the extraordinary meeting of shareholders to be held on           to vote on, among other things, the merger agreement. Approval of the proposed amendments to Petrobras Energía’s estatutos by the Petrobras Energía shareholders is a condition to the effectiveness of the merger. The surviving company shall continue to be known as “Petrobras Energía.” The rights of shareholders will be governed by the estatutos Petrobras Energía.

Because Petrobras Energía Participaciones and Petrobras Energía are both sociedades anónimas organized under the laws of Argentina and the bylaws (estatutos) of both entities will be identical upon effectiveness of the merger (except for certain non-material items), there will be no material differences between the rights of Petrobras Energía Participaciones and Petrobras Energía shareholders.

TAXATION

United States Taxation

The following discussion is a summary of the material U.S. federal income tax consequences that are likely to be relevant to U.S. Holders (as defined below) in respect of the exchange of Petrobras Energía Participaciones shares or ADSs for Petrobras Energía shares or ADSs pursuant to the proposed merger between Petrobras Energía Participaciones and Petrobras Energía. As described more fully in this prospectus, holders of Petrobras Energía Participaciones shares will receive Petrobras Energía shares, and holders of the existing ADSs will receive new ADSs representing shares of Class B common stock of Petrobras Energía, subject to the terms and conditions of the merger agreement and as described in this prospectus. This summary also addresses the material U.S. federal income tax consequences that are likely to be relevant to U.S. Holders in respect of the ownership and disposition of Petrobras Energía shares or ADSs received in the merger.

This summary does not purport to address all material tax consequences that may be relevant to a particular U.S. Holder. This summary also does not take into account the specific circumstances of particular investors, some of which (such as tax-exempt entities, banks, insurance companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities, investors liable for the U.S. alternative minimum tax, investors that own or are treated as owning 10% or more of Petrobras Energía Participaciones’ or Petrobras Energía’s voting power, investors that hold Petrobras Energía Participaciones shares or ADSs or Petrobras Energía shares or ADSs, as applicable, as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, and investors whose functional currency is not the U.S. dollar) may be subject to special tax rules. This summary applies only to U.S. Holders that hold shares or ADSs of Petrobras Energía Participaciones or Petrobras Energía as capital assets. This summary does not purport to address the tax consequences of Section 1248 Shareholders in respect of Petrobras Energía Participaciones. A Section 1248 Shareholder is defined as a direct or indirect U.S. Holder of Petrobras Energía Participaciones shares who actually or constructively owns (or has actually or constructively owned at any time in the five year period immediately preceding the merger) 10 percent or more of the voting stock of Petrobras Energía Participaciones.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended, referred to as the Code, the Treasury regulations issued thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, referred to as the IRS, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) or to differing interpretations.

In general, for United States federal income tax purposes, the beneficial owners of ADSs of Petrobras Energía Participaciones or Petrobras Energía, should be treated as the beneficial owner of the class B shares of Petrobras Energía Participaciones or Petrobras Energía, as applicable, represented by those ADSs. For purposes of this discussion, a U.S. Holder is a beneficial owner (directly or by reason of owning ADSs) of shares of Petrobras Energía Participaciones or Petrobras shares, as the case may be, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof, or the District of Columbia; or

•	any other person that is subject to U.S. federal income tax on a net income basis in respect of the Petrobras Energía Participaciones shares or Petrobras Energía shares.

The U.S. federal income tax consequences of a partner in a partnership holding Petrobras Energía Participaciones shares or Petrobras Energía shares or ADSs of either generally will depend on the status of the partner and the activities of the partnership. We recommend that partners in such a partnership consult their own tax advisors.

This discussion assumes that neither Petrobras Energía Participaciones nor Petrobras Energía, nor the surviving entity following the merger, constitutes a controlled foreign corporation within the meaning of section 957 of the Code. This summary does not address any aspects of U.S. federal tax law other than income taxation, nor any state, local, or non-U.S. tax considerations that may be applicable to investors. U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and other tax consequences of exchanging Petrobras Energía Participaciones shares or ADSs for Petrobras Energía shares or ADSs and of holding and disposing of Petrobras Energía shares or ADSs.

The Merger

General

In the opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel to Petrobras Energía, the merger between Petrobras Energía Participaciones and Petrobras Energía will qualify as a tax-free reorganization for U.S. federal income tax purposes pursuant to section 368 of the Code. Accordingly, no gain or loss will be recognized by a U.S. Holder in connection with the exchange of Petrobras Energía Participaciones shares for Petrobras Energía shares in the merger. A U.S. Holder will have a tax basis in the Petrobras Energía shares or ADSs received equal to the tax basis of the Petrobras Energía Participaciones shares or ADSs surrendered. A U.S. Holder will have a holding period in the Petrobras Energía shares or ADSs received equal to the holding period of the Petrobras Energía Participaciones shares or ADSs surrendered in the merger.

If a U.S. Holder acquired Petrobras Energía Participaciones shares or ADSs on different dates or at different prices, special rules apply for determining the tax basis and holding period of the Petrobras Energía shares or ADSs received in the merger. U.S. Holders are urged to consult with their tax advisor as to the application of these rules.

Reporting Obligation

U.S. Holders who are beneficial holders of 5% of the vote or value of Petrobras Energía Participaciones or whose tax basis in the Petrobras Energía Participaciones shares or ADSs surrendered pursuant to the merger equals or exceeds US$1 million are subject to certain reporting requirements with respect to the merger. U.S. Holders are urged to consult with their tax advisors with respect to these and other reporting requirements applicable to the exchange pursuant to the merger.

Ownership and Disposition of Petrobras Energía Shares and ADSs

In this Section “Ownership and Disposition of Petrobras Energía Shares and ADSs”, “Petrobras Energía,” “we,” “us,” “our,” and similar terms refer to Petrobras Energia and its subsidiaries, but excludes affiliates and companies under joint control.

Taxation of our ADSs

Distributions

Distributions we make on our ADSs will be treated as taxable dividends to you to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. A dividend, generally, will be included in the gross income of a U.S. Holder when the dividend is actually or constructively received by the depositary. Such dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by an individual U.S. Holder prior to January 1, 2011 with respect to the ADSs will be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends”. Dividends paid on the ADSs will be treated as qualified dividends if (1) the ADSs are readily tradable on an established securities market in the United States and (2) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”). The ADSs are listed on the New York Stock Exchange, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. Based on Petrobras Energía Participaciones’ audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for United States federal income tax purposes with respect to our 2006 or 2007 taxable year. In addition, based on Petrobras Energía Participaciones audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and other relevant data, we do not anticipate becoming a PFIC for our 2008 taxable year.

Based on existing guidance, it is not entirely clear whether dividends received with respect to the Class B shares will be treated as qualified dividends, because the Class B shares are not themselves listed on a U.S. exchange. In addition, the U.S. Treasury has announced its intention to promulgate rules pursuant to which U.S. Holders of ADSs or common stock and intermediaries through whom such securities are held will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with them. Individual U.S. Holders of ADSs and Class B shares should consult their own tax advisors regarding the availability of the reduced dividend tax rate in the light of their own particular circumstances.

The amount of dividend income taxable to you generally will include the amount of Argentine taxes, if any, that we withhold. Thus, in the event such withholding taxes are imposed, you most likely will be required to report income in an amount greater than the cash you receive in respect of payments made in respect of the shares or ADSs. Subject to various limitations, you may be eligible to claim the Argentine income tax withheld in connection with any distribution on any shares or ADSs as a credit or deduction for purposes of computing your United States federal income tax liability. Foreign tax credits will not be allowed for withholding taxes imposed with regard to certain short-term or hedged positions in shares or ADSs and may not be allowed with regard to arrangements in which a U.S. Holder’s expected economic profit is insubstantial. Dividends we pay in respect of our shares or ADSs generally will be treated as foreign source income and generally will constitute “passive” income for foreign tax credit purposes. Special rules will apply to the calculation of foreign tax credits in respect of dividend income that is subject to preferential rates of United States federal income tax. U.S. Holders should consult with their own tax advisors with regard to the availability of foreign tax credits and the application of the foreign tax credit limitations in light of their particular situation.

If a dividend is paid in pesos, the amount you must include in gross income will be the U.S. dollar value of the distributed pesos, as determined on the date of receipt by the depositary, regardless of whether the payment is in fact converted into U.S. dollars at that time. You will have a tax basis in such pesos for United States federal income tax purposes equal to the U.S. dollar value on the date of such receipt. Any subsequent gain or loss in respect of such pesos arising from exchange rate fluctuations will be ordinary income or loss and will be treated as income from U.S. sources for foreign tax credit purposes.

Sale, exchange or other disposition

Deposits and withdrawals of our Class B shares by U.S. Holders in exchange for our ADSs will not result in the realization of gain or loss for United States federal income tax purposes.

Upon a sale, exchange or other disposition of our shares or ADSs, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on such disposition and its adjusted tax basis in our shares or ADSs (which, generally, is the U.S. dollar cost thereof). Any gain that you recognize generally will be treated as U.S. source income for United States foreign tax credit purposes. Consequently, if a withholding tax is imposed on such gain, you will not be able to use any corresponding tax credit unless you have other foreign source income of the appropriate type in respect of which the credit may be used. Long-term capital gains recognized by an individual holder are currently taxable at a maximum rate of 15%.

The payment of cash in lieu of fractional ADS interests in PESA will be treated for U.S. federal income tax purposes as a sale of such fractional ADS interests for the amount of cash received. In general, gain or loss recognized with respect to the fractional ADS interest will be capital gain or loss and, if the U.S. Holder’s holding period for the ADS in exchange for the fractional ADS interest have been issued exceeds one year, will be long-term capital gain or loss.

Backup withholding

The information reporting requirements of the Code generally will apply to distributions to you. Subject to certain exceptions, “backup withholding” may apply to payments of dividends on our shares or ADSs and to payments of the proceeds of a sale or exchange of the shares or ADSs that are made to a non-corporate U.S. Holder if such holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s United States federal income tax liability, provided that correct information is provided to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Argentine Taxation

The following discussion is a summary of the material Argentine income tax consequences that are likely to be relevant to a shareholder in respect of the exchange of Petrobras Energía Participaciones shares for Petrobras Energía shares pursuant to the proposed merger between Petrobras Energía Participaciones and Petrobras Energía. As described more fully in this prospectus, holders of Petrobras Energía Participaciones shares will receive Petrobras Energía shares subject to the terms and conditions of the merger agreement.

This summary does not purport to address all material tax consequences that may be relevant to a particular shareholder (i.e. a resident of a country with which Argentina has entered into a treaty for the avoidance of double taxation). This summary is based on the ITL, the ITL’s Regulatory Decree, judicial decisions, and published rulings of the AFIP, all as in effect on the date hereof, and all of which are subject to change (possibly with retroactive effect) or to differing interpretations.

Shareholders are urged to consult their tax advisors regarding the Income tax and other tax consequences of exchanging Petrobras Energía Participaciones shares for Petrobras Energía shares and of holding and disposing of Petrobras Energía shares.

The Merger

General

The merger between Petrobras Energía Participaciones and Petrobras Energía qualifies as a tax-free reorganization for Argentine tax purposes. Therefore no Argentine-source income will be recognized by a shareholder in connection with the exchange of Petrobras Energía Participaciones shares for Petrobras Energía shares in the merger.

In order for the merger to qualify as a tax-free reorganization under Argentine General Resolution N° 2,468/2008, Petrobras Energía Participaciones and Petrobras Energía must give formal notice of the merger and submit other documentation to the AFIP by June 30, 2009 and submit other documentation by August 29, 2009. Additionally, the surviving company must comply with other requirements for a period two years, such as remaining in the same line of business as the companies prior to the merger.

Ownership and Disposition of Petrobras Energía Shares

Income Tax — Dividends

In principle, dividends are not subject to Argentine Income Tax. However, the ITL provides for a 35% withholding tax applicable to dividends and earnings distributed in excess of a company’s net taxable income for the financial years immediately preceding the date of the distribution of such dividends and earnings (equalization tax — impuesto de igualación).

Income Tax — Capital Gains

If the selling shareholder is an Argentine resident individual, it is generally understood that the capital gain will be subject to income tax only if the shareholder performs this kind of transaction on a regular basis. If the selling shareholder is an Argentine entity, the capital gain will be subject to tax at the regular 35% rate. If the selling shareholder is a foreign beneficiary (i.e. a non-Argentine resident individual or entity), the capital gain will be exempted from the income tax.

Personal Assets Tax

If the shareholder is a resident individual or a foreign beneficiary, the shareholder’s equity participation is subject to the tax at a 0.5% rate on the value of the shares. The Argentine issuer company is liable for the payment of the tax and it is entitled to seek recovery from the shareholder.

SHARE TRADING, CLEARING AND SETTLEMENT

General

Petobras Energía’s capital stock consists of book-entry shares, the stock registry of which is administered by Caja de Valores S.A.

Caja de Valores is in charge of maintaining a stock registry on behalf of Petrobras Energía based on information received from shareholders that choose to hold their shares directly by registration on the stock registry of the company and from participants of the Caja de Valores, and in accordance with Argentine law only those holders listed in the stock registry either directly or through participants of the Caja de Valores will be recognized as shareholders. Shares held by participants of the Caja de Valores have the same rights as shares recorded in the shareholders’ register of Petrobras Energía.

Market Descriptions

The following is a brief description of the BASE and the NYSE.

Buenos Aires Stock Exchange.  The Buenos Aires Stock Market, which is affiliated with the Buenos Aires Stock Exchange, is the largest stock market in Argentina. The Buenos Aires Stock Exchange is a corporation whose shareholder members are the only individuals and entities authorized to trade in the securities listed on the Buenos Aires Stock Exchange. Trading on the Buenos Aires Stock Exchange floor is conducted by continuous open outcry and a computer-based trading system called SINAC from 10:00 a.m. to 6:00 p.m. each business day. The Buenos Aires Stock Exchange also currently operates an electronic trading market system from 12:00 p.m. to 6:00 p.m. each business day.

To control price volatility, the Buenos Aires Stock Exchange operates a system by which the trading of a security is suspended for 15 minutes whenever the price of such security changes 15% from its last closing price.

Once the 15 minutes have elapsed, trading is resumed. From that point on during a trading day, trading will be suspended for 10 minutes whenever the trading price changes 5% from the last suspended price.

Investors in the Argentine securities market are mostly individuals and companies. Institutional investors, which are responsible for a growing percentage of trading activity, consist mainly of institutional pension funds created under the amendments to the social security laws, enacted in late 1993.

The New York Stock Exchange.  Petobras Energía will apply for admission to trading of the Petobras Energía shares in the form of ADSs on the NYSE.

Shares admitted to trading on the NYSE are, in principle, traded from 9:30 a.m. to 4:00 p.m. New York City time, on each trading day in New York, New York.

The NYSE may suspend trading in Petrobras Energía shares at any time that a company falls below certain quantitative and qualitative continued listing criteria such as the number of shareholders, number of publicly traded shares, market capitalization and compliance with applicable NYSE and SEC rules and regulations.

Description of Clearance and Settlement Systems

The Depository Trust Company.  The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of its participants, thereby eliminating the need for physical movement of certificates. The Depository Trust Company participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to The Depository Trust Company system is also available to indirect participants of The Depository Trust Company such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of The Depository Trust Company, either directly or indirectly.

Because The Depository Trust Company can only act on behalf of its participants, who in turn act on behalf of indirect participants of The Depository Trust Company and certain banks, the ability of an owner of a beneficial interest in Petrobras Energía American Depositary Shares to pledge its interest to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of its interest, may be limited by the lack of a definitive certificate for its interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Petrobras Energía American Depositary Shares to persons may be limited. In addition, beneficial owners of Petrobras Energía American Depositary Shares holding their interests through The Depository Trust Company system will only receive dividend payments through The Depository Trust Company’s participants.

Petrobras Energía will not have any responsibility for the performance by The Depository Trust Company or its respective participants or indirect participants, of its respective obligations under the rules and procedures governing their operations.

Caja de Valores S.A.  Caja de Valores S.A. is a corporation organized under the laws of the Republic of Argentina, owned by the BASE, the Mercado de Valores S.A. (or Merval) and certain provincial exchanges. Caja de Valores is the central securities depositary of Argentina, which provides central depository facilities for securities, acts as a clearinghouse for securities trading and acts as a transfer and paying agent. Caja de Valores also handles settlement of securities transactions carried out by the BASE and operates the computerized exchange information system.

Security Codes

The CUSIP number for the Petrobras Energía American Depositary Shares is          , the ISIN for the Petrobras Energía shares is           and the ISIN for the post-merger Petrobras Energía shares is          .

LEGAL MATTERS

Petrobras Energía has received an opinion from Cleary Gottlieb Steen & Hamilton LLP confirming tax-free status of the merger for certain U.S. Holders for U.S. federal income tax purposes.

EXPERTS

Financial information

Sibille, an independent registered public accounting firm and a member firm of KPMG International, audited the consolidated financial statements of Petrobras Energía Participaciones as of and for the years ended December 31, 2007 and December 31, 2006. Such financial statements have been incorporated by reference in reliance upon the reports of Sibille, of Deloitte & Co. S.R.L. (an independent registered public accounting firm) with respect to the consolidated financial statements as of and for the year ended December 31, 2007, and of PriceWaterhouse & Co. S.R.L. (a member firm of PricewaterhouseCoopers), an independent registered public accounting firm, with respect to the consolidated financial statements as of and for the year ended December 31, 2006, all the audit reports being incorporated by reference, and upon the authority of said firms as experts in accounting and auditing. Sibille did not audit the consolidated financial statements of the jointly controlled affiliates Distrilec Inversora S.A. (“Distrilec”) as of and for the year ended December 31, 2007, or Compañía de Inversiones de Energía S.A. (“CIESA”) as of and for the year ended December 31, 2006, and its opinion insofar as it relates to the amounts incorporated in the consolidated financial statements for Distrilec in 2007 and for CIESA in 2006, is based upon the reports of other auditors.

Sibille also audited the consolidated financial statements of Petrobras Energía S.A. as of and for the years ended December 31, 2007 and December 31, 2006. Such financial statements have been included in this registration statement in reliance upon the reports of Sibille, of Deloitte & Co. S.R.L. (an independent registered public accounting firm) with respect to the consolidated financial statements as of and for the year ended December 31, 2007, and of PriceWaterhouse & Co. S.R.L. (a member firm of PricewaterhouseCoopers) an independent registered public accounting firm, with respect to the consolidated financial statements as of and for the year ended December 31, 2006, and upon the authority of said firms as experts in accounting and auditing. The audit report of Sibille is included in this registration statement and the audit reports of Deloitte & Co. S.R.L. and of PriceWaterhouse & Co. S.R.L. are incorporated by reference. Sibille did not audit the consolidated financial statements of the jointly controlled affiliates Distrilec as of and for the year ended December 31, 2007, or CIESA as of and for the year ended December 31, 2006, and its opinion insofar as it relates to the amounts incorporated in the consolidated financial statements for Distrilec in 2007 and for CIESA in 2006, is based upon the reports of other auditors.

For the year ended December 31, 2007, Deloitte & Co. S.R.L., an independent registered public accounting firm, audited Distrilec’s consolidated financial statements. For the year ended December 31, 2006, PriceWaterhouse & Co. S.R.L. (a member firm of PricewaterhouseCoopers), an independent registered public accounting firm, audited CIESA’s consolidated financial statements. CIESA’s auditors report dated February 5, 2007 (except with respect to the matters discussed in Note 12 to the consolidated financial statements which is as of April 30, 2007) contains an explanatory paragraph describing conditions that raise substantial doubt about CIESA’s ability to continue as a going concern and is qualified for the departure from Argentine GAAP resulting from the discontinuance of inflation-adjustment effective March 1, 2003.

The consolidated financial statements of Petrobras Energía Participaciones for the year ended December 31, 2005, appearing in Petrobras Energía Participaciones’ Annual Report on Form 20-F as of December 31, 2007 have been audited by Pistrelli, Henry Martin y Asociados S.R.L. (member firm of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference which, is based in part on the report of Price Waterhouse & Co S.R.L. (a member firm of PricewaterhouseCoopers), independent registered public accounting firm. For the year ended December 31, 2005, Price Waterhouse & Co. S.R.L. (a member firm of PricewaterhouseCoopers), an independent registered public accounting firm, audited CIESA’s consolidated financial statements. CIESA’s auditors report (which contains an explanatory paragraph describing conditions that raised substantial doubt about CIESA’s ability to continue as a going concern and was qualified for the departure from Argentine GAAP resulting from the discontinuance of inflation-adjustment effective March 1, 2003) on the consolidated financial statements for the year ended December 31, 2005 was dated February 8, 2006, except for the matters discussed in Note 12 to the consolidated financial statements, which is as of June 12, 2006. The consolidated financial statements of Petrobras Energía Participaciones for the year ended December 31,2005 are incorporate by reference included in reliance upon such reports given on the authority of such independent registered public accounting firms as experts in accounting and auditing. For the year ended December 31, 2005, Price Waterhouse & Co S.R.L. (a member firm of PricewaterhouseCoopers), an independent registered public accounting firm, audited Citelec’s consolidated financial statements. The auditors report on Citelec for the year ended December 31, 2005 is qualified for the departure from Argentine GAAP resulting from the discontinuance of inflation-adjustment effective March 1, 2003). These financial statements are incorporated by reference in reliance upon such report given on the authority of such independent registered public accounting firm as experts in accounting and auditing.

The consolidated financial statements of Petrobras Energía S.A. for the year ended December 31, 2005, appearing in this prospectus, have been audited by Pistrelli, Henry Martin y Asociados S.R.L. (member firm of Ernst & Young Global), independent registered public accounting firm, as set forth in their report appearing elsewhere herein which is based in part on the report of Price Waterhouse & Co S.R.L. (a member firm of PricewaterhouseCoopers), independent registered public accounting firm. For the year ended December 31, 2005, Price Waterhouse & Co. S.R.L. (a member firm of PricewaterhouseCoopers), an independent registered public accounting firm, audited CIESA’s consolidated financial statements. CIESA’s auditors report (which contains an explanatory paragraph describing conditions that raised substantial doubt about CIESA’s ability to continue as a going concern and was qualified for the departure from Argentine GAAP resulting from the discontinuance of inflation-adjustment effective March 1, 2003) on the consolidated financial statements for the year ended December 31, 2005 was dated February 8, 2006, except for the matters discussed in Note 12 to the consolidated financial statements, which is as of June 12, 2006. The consolidated financial statements of Petrobras Energía S.A. for the year ended December 31, 2005 are included in reliance upon such reports given on the authority of such independent registered public accounting firms as experts in accounting and auditing.

The financial statements of Petroritupano S.A. (considered a significant subsidiary in accordance with Regulation S-X for 2007) as of and for the year ended December 31, 2007 have been incorporated by reference in reliance upon the report of Alcaraz Cabrera Vazquez, an independent registered public accounting firm and member firm of KPMG International, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

In addition, for the year ended December 31, 2005, Refinería del Norte S.A. was considered a significant subsidiary in accordance with Regulation S-X, and as a result, its audited financial statements were included in Petrobras Energía Participaciones’ annual report. The financial statements of Refinería del Norte S.A. for the year ended December 31, 2005 appearing in Petrobras Energía Participaciones S.A.’s Annual Report on Form 20-F as of December 31, 2007, have been audited by Pistrelli, Henry Martin y Asociados S.R.L. (member firm of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The reports on the consolidated financial statements of Petrobras Energía Participaciones and the aforementioned subsidiaries are included on pages F-3 through F-4 and F-7 through F-13 of the annual report on Form 20-F incorporated by reference into this prospectus.

Internal control over financial reporting

Sibille has audited the effectiveness of internal control over financial reporting of Petrobras Energía Participaciones as of December 31, 2007. The report on the audit of the company’s internal control over financial reporting included on page F-5 of the annual report on Form 20-F is incorporated by reference upon the authority of said firm as experts in accounting and auditing.

Oil and gas reserves

Petrobras Energía Participaciones and Petrobras Energía believe that the estimates of Petrobras Energía’s remaining proved recoverable oil and gas reserve volumes are reasonable, and such estimates have been prepared in accordance with Rule 4-10 of Regulation S-X, promulgated by the SEC. As of December 31, 2007, DeGolyer and MacNaughton audited 71% of Petrobras Energía’s estimated reserves for the year 2007. The technical audit covered approximately 90% of the estimated reserves operated by Petrobras Energía, thus reserves which have not been certified are mainly attributable to estimated reserves related to areas where Petrobras Energía does not act as operator. DeGolyer and MacNaughton have concluded that the audited proved oil and natural gas reserve volumes covered by the audit are reasonable. Petrobras Energía resolved all questions that arose during the course of the audit process to the auditor’s satisfaction.

As of December 31, 2006 and 2005, 93% and 95% of Petrobras Energía’s reserves estimates were audited by Gaffney, Cline & Associates Inc.

WHERE YOU CAN FIND MORE INFORMATION

Petrobras Energía Participaciones files annual reports on Form 20-F with, and furnishes other information under cover of a Report on Form 6-K to, the SEC under the Exchange Act. Prior to April 4, 2003, Petrobras Energía Participaciones filed with, or furnished to, the SEC documents under the name of Perez Companc S.A. Between October 1999 and April 2003, Petrobras Energía Participaciones filed with, or furnished to, the SEC documents under its former name, Perez Companc S.A. You may read and copy this information, or obtain copies of this information by mail, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports and other information about issuers, like Petrobras Energía Participaciones, who file electronically with the SEC. The address of that site is http://www.sec.gov.

As a foreign private issuer, Petrobras Energía Participaciones is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and will not be required to file proxy statements with the SEC. Petrobras Energía Participaciones’ officers, directors and principal shareholders are also exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.

Petrobras Energía has filed a registration statement on Form F-4 with the SEC to register Petrobras Energía’s capital stock. This prospectus forms a part of that registration statement and constitutes a prospectus of Petrobras Energía. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Petrobras Energía Participaciones and Petrobras Energía. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, you should refer to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the incorporation by reference of information into this prospectus. This means that Petrobras Energía can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information contained directly in this prospectus, any supplement to this prospectus or subsequent filings deemed incorporated by reference into this prospectus. Petrobras Energía does not incorporate the contents of the website of Petrobras Energía Participaciones or Petrobras Energía into this prospectus.

This prospectus incorporates by reference the documents set forth below that Petrobras Energía Participaciones has previously filed with or furnished to the SEC. These documents contain important information about Petrobras Energía Participaciones and its results of operations and financial condition:

•	Petrobras Energía Participaciones’ annual report on Form 20-F for the fiscal year ended December 31, 2007, filed on June 27, 2008;

•	Petrobras Energía Participaciones’ current reports on Form 6-K, dated November 6, 2008, November 3, 2008, October 23, 2008, October 17, 2008, October 1, 2008, September 2, 2008, August 6, 2008, and May 9, 2008;

•	Page F-4 of the Petrobras Energía Participaciones’ annual report on Form 20-F for the fiscal year ended December 31, 2005, filed on June 29, 2006; and

•	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

All documents filed by Petrobras Energía Participaciones pursuant to Section 13(a) or 15(d) of the Exchange Act from the date of this prospectus to the date of the Petrobras Energía Participaciones extraordinary general shareholders meeting shall be deemed to be incorporated by reference into this prospectus. Petrobras Energía also incorporates by reference, to the extent expressly stated therein, certain Current Reports on Form 6-K furnished by Petrobras Energía Participaciones during the same period as of the date of the furnishing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to be a part of this prospectus from the date of filing of such modification or superseding.

You can obtain any of the documents that Petrobras Energía Participaciones has filed with the SEC through Petrobras Energía Participaciones, or from the SEC through the SEC’s website at http://www.sec.gov. These documents are available from Petrobras Energía Participaciones and Petrobras Energía without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus.

You may request a copy of such documents by contacting the applicable department at:

Petrobras Energía Participaciones S.A.	Petrobras Energía S.A.

Maipú 1, 22 S.S. Floor	Maipú 1, 22 S.S. Floor
(C1084ABA) Buenos Aires	(C1084ABA) Buenos Aires
Argentina	Argentina
+54 11-4344-6000	+54 11-4344-6000
Attention: Daniel Rennis / Alberto Jankowski	Attention: Daniel Rennis / Alberto Jankowski

In order for you to receive timely delivery of the documents in advance of the Petrobras Energía Participaciones extraordinary general shareholders meeting, Petrobras Energía Participaciones or Petrobras Energía, as applicable, should receive your request no later than          .

Petrobras Energía Participaciones and Petrobras Energía have not authorized anyone to give any information or make any representation about the merger or their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies pursuant to this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies.

ENFORCEABILITY OF CIVIL LIABILITIES AND SERVICE OF PROCESS

Both Petrobras Energía and Petrobras Energía Participaciones are incorporated in Argentina. Most of the directors and executive officers of Petrobras Energía and Petrobras Energía Participaciones mentioned in this prospectus reside in Argentina or in Brazil and all or substantially all of the companies’ assets and those of such persons are located in Argentina or elsewhere in Latin America. As a result, it may not be possible for investors to effect service of process upon Petrobras Energía or Petrobras Energía Participaciones or such persons within the United States or to enforce, in U.S. courts, judgments against us or such persons obtained in the United States. The enforceability in Argentine courts of judgments of U.S. courts predicated upon the civil liabilities provisions of the federal securities laws of the United States will be subject to compliance with procedural requirements under Argentine law, including the condition that such judgments do not violate Argentine public policy.

The process agent for both Petrobras Energía and Petrobras Energía Participaciones in the U.S. is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

PETROBRAS ENERGÍA PARTICIPACIONES AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2008 AND 2007
(Stated in millions of Argentine pesos)

	2008	2007
	(Unaudited)	(Unaudited)

Net sales	7,254	6,022
Cost of sales (Note 24.c)	(5,108)	(4,442)

Gross profit	2,146	1,580
Administrative and selling expenses (Note 24.e)	(802)	(698)
Exploration expenses (Note 24.e)	(76)	(97)
Other operating expenses, net (Note 16.c)	(90)	(29)

Operating income	1,178	756
Equity in earnings of affiliates (Note 8.b)	171	81
Financial income (expenses) and holding gains (losses)
Generated by assets:
Interest	69	67
Exchange difference	11	40
Holding gains (Note 24.c)	54	91
Holding gains and income from the sale of listed shares and government securities	7	25
Other financial income (expenses), net	12	(18)

	153	205
Generated by liabilities:
Interest	(268)	(306)
Exchange difference	107	(28)
Other financial expenses net	(33)	(44)

	(194)	(378)
Other income (expenses) net	12	(24)

Income before income tax and minority interest in subsidiaries	1,320	640
Income tax (Note 11)	(492)	(208)
Minority interest in subsidiaries	(239)	(149)

Net income	589	283

Basic/diluted earnings per share — Stated in Argentine pesos	0.277	0.133

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA PARTICIPACIONES AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007
(Stated in millions of Argentine pesos)

	2008	2007
	(Unaudited)

CURRENT ASSETS
Cash	152	98
Investments (Note 8. a)	1,731	1,094
Trade receivables	1,818	1,605
Other receivables (Note 16.a)	1,313	2,659
Inventories (Note 7)	1,327	996
Other assets	12	—

Total current assets	6,353	6,452

NON-CURRENT ASSETS
Trade receivables	213	228
Other receivables (Note 16.a)	387	657
Inventories (Note 7)	88	100
Investments (Note 8.a)	3,332	3,270
Property, plant and equipment (Note 24.a)	11,165	10,609
Other assets	39	41

Total non-current assets	15,224	14,905

Total assets	21,577	21,357

CURRENT LIABILITIES
Accounts payable	1,631	1,829
Short-term debt (Note 9)	2,196	1,922
Payroll and social security taxes	235	261
Taxes payable	406	280
Reserve (Note 12)	123	124
Other liabilities (Note 16.b)	386	305

Total current liabilities	4,977	4,721

NON-CURRENT LIABILITIES
Accounts payable	74	78
Long-term debt (Note 9)	4,752	5,430
Payroll and social security taxes	75	60
Taxes payable	1,408	1,428
Reserves (Note 12)	92	86
Other liabilities (Note 16.b)	251	307

Total non-current liabilities	6,652	7,389

Total liabilities	11,629	12,110

MINORITY INTEREST IN SUBSIDIARIES	2,729	2,583

SHAREHOLDERS’ EQUITY	7,219	6,664

	21,577	21,357

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA PARTICIPACIONES AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2008 AND 2007
(Stated in millions of Argentine pesos)

	2008								2007
	Capital Stock				Retained Earnings
		Adjustment	Additional		Unappropriated		Deferred
	Capital	to Capital	Paid-In	Legal	Retained	Treasury	Income
	Stock	Stock	Capital	Reserve	Earnings	Stock(a)	(Loss)(a)	Total	Total
				(Unaudited)					(Unaudited)

Balances at the beginning of the year	2,132	2,554	160	128	1,732	(33)	(9)	6,664	6,220
Shareholders’ Meeting decisions of March 28, 2008 — Legal reserve	—	—	—	29	(29)	—	—	—	—
Deferred results of the period	—	—	—	—	—	—	(34)	(34)	(3)
Net income	—	—	—	—	589	—	—	589	283

Balances at the end of the period	2,132	2,554	160	157	2,292	(33)	(43)	7,219	6,500

(a)	(See Note 4.m)).

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA PARTICIPACIONES AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2008, AND 2007
(Stated in millions of Argentine pesos)

	2008	2007
	(Unaudited)	(Unaudited)

Cash provided by (used in) operations:
Net Income	589	283
Reconciliation to net cash provided by (used in) operating activities:
Minority interest in subsidiaries	239	149
Equity in earnings of affiliates	(171)	(81)
Financial income and holding gains, net	(84)	(21)
Depreciation of property, plant and equipment	596	572
Impairment of unproved oil and gas wells	7	37
Disposal of property, plant and equipment	—	12
Gain from the sale of equity interest investments	—	(72)
Allowance on cash advances to production partners in Venezuela	—	32
Income tax expense	492	208
Income tax paid	(40)	(132)
Accrued interest	222	292
Interest paid	(223)	(272)
Edesur — Memorandum of Agreement	—	(85)
Other	(21)	19
Changes in assets and liabilities:
Trade receivables	(216)	(99)
Other receivables	75	155
Inventories	(296)	(303)
Other assets	(9)	(7)
Accounts payable	(11)	195
Payroll and social security taxes	(5)	(57)
Taxes payable	(105)	(208)
Dividends collected (Note 8.c)	5	88
Other liabilities	14	130

Net cash provided by operations	1,058	835

Cash provided by (used in) investing activities:
Acquisition of property, plant & equipment, interests in companies and oil and gas areas	(1,424)	(979)
Sale of property, plant & equipment, interests in companies and oil and gas areas	1,334	138
Net decrease in investments other than cash and cash equivalents	13	14
Reimbursement of contributions of subsidiaries	—	(5)

Net cash used in investing activities	(77)	(832)

Cash provided by (used in) financing activities:
Net decrease in short term debt	(285)	40
Increase in long-term debt	134	2,149
Payments of long-term debt	(12)	(1,988)
Cash dividends paid	(83)	(45)

Net cash (used in) provided by financing activities	(246)	156

Effect of exchange rate change on cash	(28)	5

Increase in cash	707	164
Cash and cash equivalents at the beginning of the year(a)	1,167	1,350

Cash and cash equivalents at the end of the period(a) (See Note 16.d)	1,874	1,514

(a)	Cash and cash equivalents include highly liquid temporary cash investments with original maturities of three months or less and those with higher terms and prepayment clauses.

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Amounts stated in millions of Argentine pesos)

1.	Business of the Company

Petrobras Energía Participaciones S.A. (hereinafter “Petrobras Participaciones” or “the Company”) is a holding Company that operates through Petrobras Energía S.A. (“Petrobras Energía”) and its subsidiaries. The Company’s principal assets is 75.8% of the equity interest of “Petrobras Energía”, an integrated energy company, focused in oil and gas exploration and production, refining, petrochemical activities, generation, transmission and distribution of electricity and sale and transmission of hydrocarbons. Petrobras Energía has businesses in Argentina, Bolivia, Brasil, Ecuador, Perú, Venezuela, México and Colombia.

2.	Basis of presentation

Petrobras Participaciones’ consolidated financial statements have been prepared in accordance with the regulations of the Argentine Securities Commission (“CNV”) and, except for the matters described in Note 3, with Generally Accepted Accounting Principles in Argentina, as approved by the Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires (“CPCECABA”, Professional Council in Economic Sciences of the City of Buenos Aires) applicable to consolidated financial statements (“Argentine GAAP”).

The accompanying consolidated financial statements have been translated into English from those issued in Spanish in accordance with the CNV regulations. They have also been reformatted in a manner different from the presentation in Spanish, but in all other respects follow accounting principles that conform with the CNV regulations.

Certain accounting principles applied by the Company do not conform with U.S. generally accepted accounting principles (“U.S. GAAP”). The differences between the accounting practices applied by the Company and U.S. GAAP are disclosed in Notes 20, 21, and 22.

Certain disclosures related to formal legal requirements for reporting in Argentina have been omitted for purposes of these consolidated financial statements.

The preparation of financial statements in conformity with Argentine GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ.

The consolidated financial statements as of June 30, 2008 and 2007 and notes thereto are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that the Company considered necessary to present a fair statement of its results of operations, financial position, changes in shareholder equity and cash flows at the interim date. The result reported in these consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

a)	Basis of consolidation

In accordance with the procedure set forth in Technical Resolution No. 21 of the FACPCE (Argentine Federation of Professional Councils in Economic Sciences), Petrobras Participaciones has consolidated line by line its financial statements with those of the companies in which exercises control or joint control. Joint control exists where all the shareholders, or only the shareholders owning a majority of the votes, have resolved, on the basis of written agreements, to share the power to define and establish a company’s operating and financial policies. As of June 30, 2008 and December 31, 2007 under the joint control of the Petrobras Energía are Distrilec Inversora S.A. (“Distrilec”), Compañía de Inversiones de Energía S.A. (“Ciesa”) and Petrobras de Valores Internacional de España S.L. (PVIE).

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In the consolidation of controlled companies, the amount of the investment in such subsidiaries and the interest in their income (loss) and cash flows are replaced by the aggregate assets, liabilities, income (loss) and cash flows of such subsidiaries, reflecting separately the minority interest. The related party receivables, payables and transactions within the consolidated group are eliminated. The unrealized intercompany gains (losses) from transactions within the consolidated group have been completely eliminated.

In the consolidation of companies over which the Company exercises joint control, the amount of the investment in the affiliate under joint control and the interest in its income (loss) and cash flows are replaced by the Company’s proportional interest in the affiliate’s assets, liabilities, income (loss) and cash flows. The related party receivables, payables and transactions within the consolidated group and companies under joint control have been eliminated in the consolidation pro rata to the shareholding of the company.

Considering that the sale of the 40% equity interest in PVIE was performed in December 2007 (Note 8.IV), the consolidated statements of income and cash flows for the six-month period ended June 30, 2007 show the participation in PVIE according to the procedure indicated for the consolidation of controlled companies.

The information about the companies in which the Company exercises control, joint control and significant influence are disclosed in Note 23.f).

b)	Foreign currency translation

The Company applies the method established by the Technical Resolution No. 18 of the FACPCE for the translation of financial statements of foreign subsidiaries, affiliates, branches and joint ventures.

In the opinion of the Company’s Management, the transactions carried out abroad have been classified as “not integrated”; as such transactions are not considered to be an extension of the Company’s transactions.

Upon applying the translation method, the foreign transactions are first remeasured into US dollars (functional currency for such transactions), as follows:

•	Assets and liabilities stated at fair value are converted at the closing exchange rate.

•	Assets and liabilities measured at historical values and the income (loss) accounts are converted at historical exchange rates.

Remeasurement results are recognized in the statements of income as “Financial income (expenses) and holding gain (losses)”.

After the transactions are remeasured into US dollars, they are translated into Argentine pesos as follows:

•	Assets and liabilities are translated by using the closing exchange rate.

•	Income (loss) is translated at the historical exchange rates.

The effect arising from the translation of the financial statements of foreign operations is disclosed in the Shareholders equity as “Deferred income (loss)”.

Exchange gains and losses arising from the Company’s liabilities in foreign currency assumed to hedge the Company’s net investments in foreign entities are also recorded in the “Deferred income (loss)” account (Note 4.m).

c)	Consideration of the effects of inflation

The Company presents its consolidated financial statements in constant currency following the restatement method established by Technical Resolution No. 6 of the FACPCE and in accordance with CNV General Resolutions No. 415 and 441.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Under such method, the consolidated financial statements recognize the effects of the changes in the purchasing power of the Argentine peso through August 31, 1995. Starting September 1, 1995, under CNV General Resolution No. 272, the Company has interrupted the use of this method and maintained the restatements made through such date. This method has been accepted by professional accounting standards through December 31, 2001.

On March 6, 2002, the CPCECABA approved Resolution MD No. 3/2002 providing, among other things, the reinstatement of the adjustment-for-inflation method for the interim periods or years ended after March 31, 2002, allowing for the accounting measurements restated based on the change in the purchasing power of the Argentine peso through the interruption of adjustments, such as those whose original date is within the stability period, to be stated in Argentine pesos as of December 2001. Through General Resolution No. 415 dated July 25, 2002, the CNV requires that the information related to the financial statements that are to be filed after the date on which the regulation became effective be disclosed adjusted for inflation.

The restatement method is applied to the accounting cost values immediately preceding the capitalization of the exchange differences, which represent an anticipation of the effects of variances in the purchasing power of the Argentine peso, which will be subsequently absorbed by the restatement in constant pesos.

On March 25, 2003, the Executive Branch of Government issued Decree No. 664 establishing that the financial statements for years ending as from such date be filed in nominal currency. Consequently, and under CNV Resolution No. 441, the Company no longer applied inflation accounting as from March 1, 2003. This method was not in accordance with professional accounting standards effective in the City of Buenos Aires, which through Resolution N° 287/03 of the CPCECABA discontinued the application of the restatement method starting October 1, 2003. The effects thereof do not significantly affect the Company’s financial position.

d)	Accounting for the operations of oil and gas exploration and production joint ventures and foreign branches

The oil and gas exploration and production joint ventures have been proportionally consolidated. Under this method, the Company recognizes its proportionate interest in the joint ventures’ assets, liabilities, revenues, costs and expenses on a line-by-line basis in each account of its financial statements.

Foreign branches have been fully consolidated.

e)	Financial statements used

The financial statements of the subsidiaries and companies under joint control as of June 30, 2008, 2007 and December 31, 2007, or the best available accounting information at such dates were used for consolidation purposes and adapted to an equal period of time in respect to the financial statements of the Company. Additionally, the adjustments to adapt the valuation methods to those applied by the Company have been also considered.

3.	Accounting standards

These consolidated financial statements have been prepared in accordance with the applicable CNV regulations. The CNV regulations differ from Argentine GAAP as follows:

a) The date of discontinuance of the application of inflation accounting provided for in FACPCE Technical Resolution No. 6, as described in note 2.c).

b) The possibility of capitalizing the financial costs of financing with the Company’s own capital may not be applied.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c) The alternative treatment prescribed in the professional accounting standards in connection with the capitalization of financial costs attributable to certain assets is considered mandatory.

4.	Valuation methods

The main valuation methods used in the preparation of the consolidated financial statements are as follows:

a)	Accounts denominated in foreign currency:

At the prevailing exchange rates at each balance sheet date.

The summary of accounts denominated in foreign currency is presented in Note 23.d).

b)	Inventories:

Crude oil stock: at reproduction cost.

Raw materials and materials: of high-turnover, at replacement cost; of low-turnover, at the latest purchase price, restated according to Note 2.c).

Work in progress and finished products relating to refining, distribution, petrochemical and gas and energy activities: at replacement or reproduction cost, as applicable, applied proportionally to the degree of completion of the related good in the case of work in progress.

Advances to suppliers: based on the amounts of money delivered.

The carrying amount of these assets does not exceed their recoverable value.

c)	Investments:

Publicly traded Government Securities: at market value at each balance sheet date. Any gain or loss due to market fluctuations is reflected in the “Financial income (expenses) and holding gains (losses)” account.

Certificates of deposit and loans granted to partners and to affiliates in which significance influence is exercised: at nominal value plus accrued interest, according to the specific clauses of each transaction. The carrying amount of these assets does not exceed their recoverable value.

Investments in mutual funds: at market value at each balance sheet date.

Shares — Participation in affiliates in which the Company exercises significant influence: at the equity method calculated using the affiliates’ financial statements as of June 30, 2008 and 2007 and as of December 31, 2007 or the best available financial information, adapted to an equal period of time.

For the determination of the Company’s equity investments in affiliates, consideration has been given to the adjustments to adapt the valuation methods of some affiliates to those of the Company, irrevocable contributions made by others, elimination of reciprocal investments, intercompany profits and losses and the difference between acquisition cost and book value of affiliates at the time of the acquisition.

Investments are stated at recoverable value if such value is exceeded using the equity method.

Interest in affiliates in which the Company does not exercise significant influence: at acquisition cost restated according to Note 2.c).

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

d)	Trade receivables and accounts payable:

Trade receivables and accounts payable have been recognized based on cash prices at the time of each transaction, plus accrued financial components, net of collections or payments, respectively. The principal amount is equal to the cash price, if available, or the nominal price less implicit interest calculated at the prevailing interest rate on the date of the original transaction.

Trade receivables include both outstanding billed services and services rendered but not yet billed as of each balance sheet date.

The total amount of receivables is net of an allowance for doubtful accounts. In providing such allowance, the Company evaluates different factors, including the customers’ credit risks, historical trends and other relevant information. Such evaluation may require future adjustments if economic conditions substantially differ from the assumptions made.

e)	Financial receivables and payables:

Financial receivables and payables have been valued according to the amounts rendered and received, respectively, net of transaction costs, plus accrued financial gains (losses) on the basis of the explicit or estimated rate at such time, net of payments or collections.

f)	Other receivables and payables:

Other receivables and payables have been valued on the basis of the best estimate of the amount to be collected or paid, respectively, discounted using the estimated rate at the time of initial measurement, except for the deferred tax assets and liabilities which are stated at nominal value.

g)	Property, plant and equipment:

Property, plant and equipment, except as indicated below, have been valued at acquisition cost restated according to Note 2.c), less accumulated depreciation. Any expenditure subsequent to the original recognition of the asset is added as a component of the asset only when the expenditure improves its condition and it is probable that future economic benefits, in excess of the originally assessed ones, will flow to the enterprise or when the expenditure relates to a major repair or overhaul of the asset made to allow the continued use of the asset provided (i) such expenditure is allocated to the replacement of the component parts of the asset, (ii) the useful life of such component parts has been calculated based on their own wear and tear or depletion and (iii) it is probable that future economic benefits will flow as a result of the expenditure.

Property, plant and equipment related to foreign operations were converted into US dollars (functional currency) at their historical exchange rates, and they have been translated into Argentine pesos at the exchange rate effective at closing date in accordance with the method for converting foreign operations described in Note 2.b).

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities, in accordance with the Statement of Financial Accounting Standard No. 19 (SFAS N° 19), issued by the United States Financial Accounting Standard Board. This method involves the capitalization of: (i) the cost of acquiring properties in oil and gas exploration and production areas; (ii) the cost of drilling and equipping exploratory wells that result in the discovery of commercially recoverable reserves; (iii) the cost of drilling and equipping development wells, and (iv) the estimated future costs of abandonment and restoration.

In accordance with SFAS N° 19, exploration costs, excluding exploratory well costs, are expensed during the period in which they are incurred. Drilling costs of exploratory wells are capitalized until determination is made on whether the drilling resulted in proved reserves that justify the commercial development. If reserves are not found, such drilling costs are expensed. Occasionally, an exploratory well may determine the existence of oil and gas

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reserves but they cannot be classified as proved when drilling is complete. In those cases, incorporating prospectively the changes introduced by the interpretation FASB Staff Position 19-1, starting July 2005 such costs continue to be capitalized insofar as the well has allowed to determine the existence of sufficient reserves to warrant its completion as a production well and the Company is making sufficient progress in evaluating the economic and operating feasibility of the project.

The cost of Transportadora de Gas del Sur S.A.ś (“TGS”) property, plant and equipment was determined based on the price paid for the acquisition of 70% of TGS’s common stock. This price was the basis to determine a total value of common stock, to which was added the value of the debts assumed under the Transfer Agreement, in order to determine the initial value of property, plant and equipment. Such value has been restated as explained in Note 2.c).

The cost of work in progress, whose construction will extend over time, includes, if applicable, the computation of financial costs accrued on loans granted by third parties and the costs related to setting up the facilities, net of any income obtained from the sale of commercially valuable production during the process.

The Company depreciates productive wells, machinery, furniture and fixtures and camps in the production areas according to the units of production method, by applying the ratio of oil and gas produced to the proved developed oil and gas reserves. The acquisition cost of property with proved reserves is depreciated by applying the ratio of oil and gas produced to estimated proved oil and gas reserves. Acquisition costs related to properties with unproved reserves is valued at cost and its recoverability is periodically assessed on the basis of geological and engineering estimates of possible and probable reserves that are expected to be proved over the life of each concession.

Estimated future restoration and well abandonment costs in hydrocarbons areas, discounted at an estimated rate at the time of their initial measurement, are included in the cost of the assets and depreciated using the units of production method. Additionally, a liability at the estimated value of the discounted amount payable is recognized.

The Company estimates its reserves at least once a year. The Company’s reserves estimation as of December 31, 2007 was audited by DeGolyer and MacNaughton, international technical advisors. The technical revision covered approximately the 71% of the Company’s estimated reserves.

The Company’s remaining property, plant and equipment are depreciated by the straight-line method based on their existing concession terms and their estimated useful lives as the case may be, which ranges from three to forty years.

The value of property, plant and equipment does not exceed its recoverable value.

Company’s Management assesses the recoverability of property, plant and equipment items whenever there occur events or changes in circumstances (including significant decreases in the market value of assets, in the prices of the main products sold by the Company or in oil and gas reserves, as well as changes in the regulatory framework for the Company’s activities, significant increases in operating expenses, or evidence of obsolescence or physical damage) that could indicate that the value of an asset or of a group of assets might not be recoverable. The book value of a long-lived asset is adjusted to its recoverable value if its carrying amount exceeds such value.

From a regulatory standpoint, recoverable value is defined as the larger of net realizable value and the discounted value in use, defined as the addition of the discounted expected net cash flows that arise as a direct result of the use and eventual disposition of the assets. To such end, among other elements, the premises that represent the best estimation made by Management of the economic conditions that will prevail throughout the useful life of the assets are considered.

In subsequent periods, the reversal of the impairment is analyzed if changes in the assumptions used to determine the asset recoverable value arise. In such a case, the book value of the asset or group of assets is raised to

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the smaller of: a) the book value that the asset or group of assets would have had if the impairment had never been recognized; and b) its recoverable value.

h)	Environmental costs:

The costs incurred to limit, neutralize or prevent environmental pollution are only capitalized if at least one of the following conditions is met: (a) such costs relate to improvements in safety; (b) the risk of environmental pollution is prevented or limited; or (c) the costs are incurred to prepare the assets for sale and the book value of such assets together with the additional cost do not exceed their respective recoverable value.

Liabilities related to future remediation costs are recorded when environmental assessments are probable, and the costs can be reasonably estimated. The timing and magnitude of these accruals are generally based on the Company’s commitment to a formal plan of action, such as an approved remediation plan or the sale or disposal of an asset. The accrual is based on the probability that a future remediation commitment will be required.

The Company records the related liabilities based on its best estimation of future costs, using currently available technology and applying current environmental regulations as well as the Company’s own internal environmental policies.

i)	Income tax, minimum presumed income tax, withholdings on exports of hydrocarbons and hydroelectric royalties:

The Company and its subsidiaries estimate income tax on an individual basis under the deferred tax method.

To book the deferred tax balance, the Company uses the liability method, which establishes the determination of net deferred tax assets and liabilities on the basis of temporary differences determined between the accounting and tax measurement of assets and liabilities. Temporary differences determine tax assets and liabilities when their future reversal decreases or increases the taxes to be determined, without affecting the compensation of the respective amounts. The Company recognizes a deferred tax asset for an unused tax loss carryforward if, and only if, it is considered probable that there will be sufficient future taxable profit against which the tax loss could be used.

The deferred tax assets and liabilities have been valued at their nominal value.

Prevailing income tax rates at period end in Argentina, Venezuela, Brasil, Perú, Ecuador, Bolivia, Austria and España are 35%, 50%, 34%, 30%, 36.25%, 25%, 25% and 35%, respectively. Additionally, payment of Bolivian-source income to beneficiaries outside Bolivia is levied with 12.5% withholding income tax.

The minimum presumed income tax is supplementary to income tax, since while the latter is levied on the year’s taxable income, the minimum presumed income is a minimum tax levied on the potential income of certain productive assets at the rate of 1%, so that the Company’s final liability will be equal to the higher of both taxes. However, should the minimum presumed income tax exceed the calculated income tax in any given year, such excess may be applied to reduce any excess of income tax over the minimum presumed income tax in any of the ten subsequent years. Taking into account that this tax was applicable for ten fiscal years starting December 31, 1998, in the Company’s opinion this tax is not in force as of the date of these financial statements and, therefore, during the six-month period ended June 30, 2008, the Company did not make any advance payments or include any provision for that period. The minimum presumed income tax asset has been stated at its present value.

For the operation of Pichi Picún Leufú Hydroelectric Complex, since 2002 the Company pays hydroelectric royalties of 1%, increasing at a rate of 1% per year up to the maximum percentage of 12% of the amount resulting from applying the rate for the bulk sale to the power sold under the terms of Section No. 43 of Law No. 15,336, as amended by Law No. 23,164. In addition, the Company is subject to a monthly license fee payable to the Federal Government for the use of the power source equivalent to 0.5% of the same basis used for the calculation of the hydroelectric royalty.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Public Emergency and Exchange System Reform Law No. 25,561 established the creation of a system of withholdings on exports of hydrocarbons for five years since March 1, 2002, which was subsequently extended for five years by Law No. 26,217. The effect of such withholdings is deducted from the respective selling prices.

Effective November 2007, Resolution No. 394/07 issued by the Ministry of the Economy and Production established a new method for calculating withholdings on exports of crude oil, and gave equivalent treatment to certain oil related products as that of crude oil. This amendment results in the application of a variable export withholding based on a formula that considers the international price of crude oil and a cut-off price by product. Under this method, when the international (quoted) price of crude oil exceeds US$60.90 per barrel, an increasing withholding rate is set for crude oil exports that results in a price cap of US$42 per barrel of standard-quality crude oil. When the international price of crude oil ranges between US$45 and US$60.90 per barrel, a 45% withholding rate is applied. When the international price of crude oil dips below US$45 per barrel, the authorities will proceed to determine the applicable withholding rate within 90 days. The same rules apply to exports of refined products such as gasoline, fuel oil and lube oils, for which different cut-off and reference prices were defined.

Previously, the withholding rate was 5% for refined products and 20% for LPG, and a special regime was applied on crude oil exports, starting at 25% when the price per barrel was equal to or lower than US$32 and contemplating increasing rates ranging between 3% and 20% when the price per barrel ranged between US$32.01 and US$45, with a cap set at 45% when the price exceeded US$45.

In March 2008, the Ministry of Economy and Production issued Resolution No. 127/08 which, in connection with natural gas, amended Resolution No. 534/2006, whereby a 45% withholding rate was established on the price of the gas imported from Bolivia, and imposed a 100% withholding on natural gas exports, considering for valuation purposes the highest price set for natural gas under the applicable agreements for natural gas imports into Argentina. In addition, pursuant to such resolution, the methodology for calculating withholdings on exports of crude oil was also applied to LPG.

j)	Labor costs liabilities:

Labor costs liabilities are accrued in the periods in which the employees provide the services that trigger the consideration.

The cost of defined contribution plans is periodically recognized in accordance with the contributions made by Petrobras Energía.

For purposes of determining the estimated cost of post-retirement benefits granted to employees, the Company has used actuarial calculation methods, making estimates with respect to the applicable demographic and financial variables. The amount recognized as liability attributable to such benefits is the addition of the present value of the obligation, net of any actuarial result not recognized and the present value of the assets of the plan, with which the obligations will be canceled.

k)	Contingencies:

Contingencies relate to conditions that exist as of the date of the financial statements that may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Such contingent liabilities are assessed by the Company’s management based on the opinion of Petrobras Participaciones’ legal counsel and the remaining available evidence.

Such contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of the Company’s business, as well as third party claims arising from disputes concerning the interpretation of legislation.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount of the loss can be estimated, a liability is accrued in the Reserves account. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the possibility of occurrence, is disclosed in a note to the financial statements. Loss contingencies considered remote are not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Significant litigation in which the Company is involved and movements of reserves are disclosed in Note 12.

l)	Basic/diluted earnings per share:

The basic earnings per share for the periods ended June 30, 2008 and 2007 was calculated by dividing the Company’s net income for the year by the weighted average number of shares outstanding during each period. Since the Company does not have preferred shares or debt convertible into shares, basic earnings per share is equivalent to diluted earnings per share.

m)	Shareholders — equity accounts:

The equity accounts were restated according to Note 2.c), except for “Capital stock” that represents subscribed and paid-in capital. The adjustment arising from the restatement of the Capital stock is disclosed under the caption “Adjustment to capital stock”.

The account “Treasury stock” relates to shares of the Company owned by Petrobras Energía, and is deducted from the shareholders’ equity at acquisition cost, representing 9,431,210 Class B shares of a face value of P$1, with a cost and book value of 33 and a listed price of 36.

The “Deferred income (loss)” account comprises the temporary differences arising from the measurement of derivative instruments determined to be an effective hedge, and the gain (loss) resulting from the translation of operations abroad, net of the exchange differences generated by the Company’s debts denominated in foreign currency designated as hedge for the net investment abroad.

n)	Revenue recognition:

Revenues from the sale of crude oil, natural gas and petroleum, petrochemical and refined products are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable and collectibility is reasonably assured.

Revenues from oil and natural gas production in which the Company has a joint interest with other producers are recognized on the basis of the net working interest, regardless of actual assignation. Any imbalance between actual and contractual assignation will result in the recognition of a debt or credit according to the actual share in production, whether above or below the production resulting from the Company’s contractual interest in the consortium. As of June 30, 2008 and December 31, 2007 gas imbalance liabilities were 10 and 5, respectively, attributable to 158 and 118 million cubic meters, respectively.

Revenues from natural gas transportation under firm agreements are recognized by the accrued reserve of the transportation capacity hired, regardless of the volumes carried. Revenues generated by interruptible gas transportation and by certain liquid natural gas (LNG) production and transportation contracts are recognized at the time the natural gas and the liquids are delivered to the customers. For other LNG production contracts and other services, revenues are recognized when the services are rendered.

Revenues from electric power distribution are recognized on the basis of the actual supply of the service, considering the billed portion resulting from periodic power measurements and an estimated amount accrued and not billed for the services supplied from the last measurement to period end. Services accrued and not billed as of

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

period end are determined on the basis of the estimated daily power consumption for the days following the last measurement, based on users’ historical consumption, and adjusted by seasonality or other measurable factors that may have an impact on consumption.

o)	Changes in presentation criteria:

For comparative purposes, all the necessary reclassifications were made in the prior periods consolidated financial statements in order to present them on a consistent basis. These reclassifications do not imply changes in the decisions based on them.

5.	Oil and gas areas and participation in joint ventures

As of June 30, 2008, Petrobras Energía and its affiliates were part of the oil and gas consortiums, joint ventures and areas indicated in Note 23.g). The aggregate joint ventures and consortium assets, liabilities and results in which the Company is a party, included in each account of the balance sheet and the statement of income utilizing the proportionate consolidation method, are disclosed in Note 23.h).

The Company is jointly and severally liable with the other participants for meeting the contractual obligations under these arrangements.

The production areas in Argentina and Perú are operated pursuant to concession production agreements with free crude oil availability.

According to Law No. 17,319, royalties equivalent to 12% of the wellhead price of crude oil and natural gas are paid in Argentina. The wellhead price is calculated by deducting freight and other sales related expenses from the sale prices obtained from transactions with third parties, or from the product prices prevailing in the domestic market in case the product is subject to industrialization processes.

In Perú, royalties paid for the production of crude oil are determined on the basis of the price of a basket of varieties of crude oil, starting at a rate of 13% for prices of up to US$23.9 per barrel. The royalty rate applicable as of June 30, 2008 was 42.6%. Production of natural gas is subject to a fixed royalty of 24.5%.

In Venezuela, mixed companies (see Operations in Venezuela) are subject to royalty payments of 33.33% and, in addition, they are required to pay an amount equivalent to any difference between 50% of the value of oil & gas sales during each calendar year and the royalty payments made during such year plus income tax and any other tax or duty calculated on the basis of the sales revenues. Mixed companies have to sell to Petróleos de Venezuela S.A. (“PDVSA”) all liquid hydrocarbons and the associated natural gas (when so provided in the agreement) produced in the delimited area, according to a price formula associated with international benchmarks such as WTS and WTI.

In Venezuela on April 15, 2008, a Special Tax Law on Extraordinary Prices of the International Hydrocarbon Market was enacted. This law provides for a special tax payable by companies exporting or transporting abroad liquid hydrocarbons and oil by-products and will be applicable when the average price of Brent crude oil exceeds, in any month, US$70 per barrel. The special tax per barrel will be 50% of the difference between the above mentioned monthly average price and the US$70 threshold price. In addition, when such average price exceeds US$100, the special tax per barrel, applicable to any difference in excess of the US$100 threshold, will be 60%. On May 27, 2008 and July 10, 2008, the Ministry of Energy and Petroleum issued Resolutions 151 and 195, respectively, that provide for the special tax calculation and settlement method. In this respect, Resolution 195 establishes that the benchmark average price will be the “Venezuelan Basket” price instead of the Brent crude oil price referred to in the Law and in Resolution 151. As of the date of these financial statements, the final effects of the Law on the mixed companies and the impact of Resolutions 151 and 195 have not been yet determined, considering that according to the applicable contractual terms and conditions, the mixed companies must sell all crude oil volumes produced to PDVSA.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In Bolivia, pursuant to the terms of the contract signed in October 2006 with Yacimientos Petrolíferos Fiscales Bolivianos (“YPFB”), which took effect as from May 2007, Petrobras Energía’s branch performs at its own risk and for its own account, in the name and on behalf of YPFB, exploration and production activities within the Colpa Caranda area. Pursuant to the agreement, YPFB owns the hydrocarbons, pays royalties and direct tax on hydrocarbons, which in the aggregate amount to 50% of the production valued on the basis of sales prices, and applies the 80% of the surplus amount to pay, in the first place, the costs and depreciations associated to the development and operation of Petrobras Energía branch, being the rest shared between YPFB and the branch on the basis of an index calculated based on production volumes, depreciation rate, prices and taxes paid, among other items.

In Ecuador, operation contracts for Block 18 and the Operational Agreement for the Unified Operation of the Hollin Field in Palo Azul field (“Palo Azul Unified Agreement”) stipulate the free disposition of the oil produced and differential production percentages in favor of the Ecuadorian Government. In the Pata field, the Government receives a production share ranging from 25.8%, if daily production is lower than 35,000 barrels per day, to 29%, if production exceeds 45,000 barrels per day. It is also adjusted depending on the crude oil quality factor. For intermediate production levels an incremental interest percentage within the previously established range is applied. For the operation of the Palo Azul field, the percentages are determined in accordance with a formula that takes into account the final price of the crude produced and the level of total proved reserves. In such respect, if the crude from Palo Azul is sold at less than US$15 per barrel, the Government receives about 30% of the crude produced, while, if the price of the crude is US$24 or higher, the Government receives about 50.50% of the production. For the intermediate price ranges, an increasing scale of price is applied. The selling price of the Palo Azul’s crude is calculated using as a reference the price of barrel of WTI after the standard market discount for the Oriente crude. As of June 30, 2008, the Government’s equity interest in the oil produced at the Pata and Palo Azul fields was 30% and 50.50%, respectively. See “Operations in Ecuador”.

Investment commitments

In Argentina, on account of its interest in the joint ventures in charge of the exploration of the areas Chirete, Hickmann and Río Colorado, the Company maintains investment commitments — for approximately US$57 million, which mainly include the execution of seismic surveys.

In Colombia Petrobras Energía has a 30% interest in the consortium Tibú, which has committed investments in the remaining amount of US$30 million up to December 2009.

Changes in oil and gas areas and participation in joint ventures

In February 2007, Petrobras Energía acquired from ConocoPhillips in US$77.6 million, its 25.67% and 52.37% interests in Sierra Chata and Parva Negra, respectively. The acquisition was structured through the purchase of the company Burlington Resources Argentina Holdings Limited, organized in Bermuda and holder of the mentioned interests. This transaction is still pending approval by the applicable regulatory authorities. Once all formalities concerning regulatory matters were completed, Petrobras Energía’s interest in Sierra Chata and Parva Negra would increase to 45.5523% and 100%, respectively.

In November 2007, Petrobras Energía sold 76.15% of its rights and obligations in the Bajada del Palo area. As a result of this transaction the Company recognized a gain of 62.

In December 2007, the Company acquired from Energy Development Corporation (Argentina), Inc. Argentina Branch a 13.72% equity interest in El Tordillo and La Tapera — Puesto Quiroga areas paying US$117.5 million, transaction that took effect as from March 2008 once all the formalities concerning regulatory matters were completed.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operations in Colombia

Since no positive results were obtained from the exploratory activities, in the first quarter of 2008, the Tierra Negra exploratory area was returned to the National Hydrocarbon Agency of Colombia.

Operations in Ecuador

License of Block 18

On March 31, 2008, Petroecuador communicated to EcuadorTLC S.A. the initiation of an administrative procedure aimed at declaring the termination of Block 18 participation agreement and required information and documentation regarding this subject. The initiation of this procedure was originally requested by the Attorney General of Ecuador, based, among others, on alleged irregularities in the assignment of 40% of its interest in Block 18 to Teikoku Oil Ecuador S.A., and the lack of registration of a Consortium among the different parties to the participation agreement — as understood by the Attorney General and on different penalties imposed for the alleged noncompliance with the hydrocarbon law.

On April 10, 2008, EcuadorTLC S.A. filed an answer asserting its rights, produced all the documentary evidence and requested that the procedure initiated by the Attorney General be concluded.

License of Block 31

A large part of Block 31 is located in Parque Nacional Yasuní, a highly-sensitive environmental area located in Ecuador’s Amazon area, which is part of the areas belonging to the National Heritage of Natural Areas, Protective Forests and Vegetation.

In August 2004, the Ecuadorean Ministry of the Environment approved the environmental impact study and Management Plan for the development and production of Block 31 and granted an environmental license for the Nenke and Apaika fields for the project of the construction phase. In addition, the Ministry of Energy and Mining approved the Block 31 development plan.

On July 7, 2005, the Ministry of the Environment decided not to authorize the beginning of certain construction works on the Tiputini River (boundary of Parque Nacional Yasuní) and denied the entrance to Parque Nacional Yasuní. This suspension prevents from continuing the development works in Block 31. Petrobras Energía Ecuador submitted to the Ministry of the Environment and the Ministry of Energy and Mining changes to Block 31 development plan and a new environmental impact study, which was approved in December 2006. On October 22, 2007, the Ministry of the Environment issued a new environmental license.

On November 6, 2007, the Ministry of Energy and Mines approved the first amendment to the Development Plan for the Apaika-Nenke field in Block 31 in the Amazon Region of Ecuador. As of the date of issuance of these financial statements, Petrobras Energía Ecuador has filed for the forestry license and is in compliance with the obligations contemplated in the new environmental license.

Recoverability of investments

As from 2006, and with special emphasis during 2007, the Ecuadorian Government has implemented major tax and regulatory amendments, which particularly focused on the hydrocarbons industry.

Among other measures, in April 2006 the Ecuadorian Government approved an Amendment to the Hydrocarbons Law (Law No. 42/2006) (see Note 12.c).

The combination of these changes have materially modified the conditions set forth at the time of execution of the respective participation agreements, adversely affecting the profitability evaluation of ongoing projects in Ecuador, with the ensuing negative impact on the assessment of their recoverability. Accordingly, as of

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2007, the Company recorded an impairment allowance of 759 to write the book value of Ecuador’s assets down to their probable recoverable value. In estimating the related recoverable value, the Company included the impact of the estimated net deficit of production from the transportation capacity contract with Oleoducto de Crudos Pesados Ltd.

As of the date of issuance of these financial statements, the Company and its subsidiaries are negotiating with the Ecuadorian government their relationship under the participation agreements governing the operation of Blocks 18 and 31. Management cannot assure that these negotiations will ultimately lead to contractual terms allowing that the financial stability of the operations in Ecuador be restored to obtain profitability on a long-term basis.

Crude Oil Transportation Agreement with Oleoductos de Crudos Pesados Ltd. (OCP)

In relation with the development and exploration of Blocks 31 and 18, the Company has executed an agreement with OCP, whereby it has guaranteed an oil transportation capacity of 80,000 barrels per day for a 15-year term starting November 10, 2003.

The type of transportation agreement is “Ship or Pay”. Therefore, the Company should meet its contractual obligations for the entire volume hired, although no crude oil is transported, paying, like the other producers, a rate that covers OCP operating costs and financial services, among others. As of June 30, 2008 such rate amounted to US$2.075 per barrel.

The costs for the transportation capacity are billed by OCP and charged to expenses monthly. Hence, the costs related to the crude oil volume effectively transported are charged to “Administrative and selling expenses” line, whereas the surplus, related to transportation capacity hired but not used is recorded in the “Other operating expenses, net” line (Note 16.c).

The Company estimates that during the effective term of the “Ship or Pay” transportation agreement the crude oil produced will be lower than the committed transportation capacity. This presumption is based on the current assessment of the potentiality of the Company’s reserves and on its estimated graduality for its development. Considering this situation, and for the purpose of mitigating the resulting effects of such situation, the Company negotiates committed transportation capacity volumes periodically. As of June 30, 2008, the Company sold a portion of this transportation capacity (at an average amount of 8,000 barrels per day from July 2004 to January 2012 and 16,000 barrels per day during two years starting from May 2006). The impact of the net production deficit is considered for the purpose of analyzing the recoverability of the assets in Ecuador.

In order to guarantee the compliance with the Company’s financial commitments related to the “Ship or Pay” transportation agreement and OCP’s related business obligations, the Company issued letters of credit. These letters of credit, with maturity date of December 2018, are required to remain effective until the abovementioned commitments expire. As of June 30, 2008 the Company issued letters of credit for a total amount of about US$103 million. As the letters of credit expire, the Company will be required to renew or replace them. Otherwise, the amounts due must be deposited in cash.

Agreement with Teikoku Oil Co. Ltd.

In January 2005, Petrobras Energía entered into a preliminary agreement with Teikoku whereby, after obtaining approval from the Ministry of Energy of Ecuador, Petrobras Energía will transfer 40% of its rights and interest in Blocks 18 and 31 and Teikoku will assume the payment of 40% of the crude oil transportation agreement entered into with OCP.

On January 11, 2007 the transfer was approved by the Ecuadorian Ministry of Energy and Mines and EcuadorTLC was authorized to execute, together with Petroecuador, the public deeds evidencing the incorporation

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of Teikoku to the participation agreements relating to Blocks 18 and 31. As a result of this authorization, the parties are taking all necessary steps to ensure, among other things, the assignment of the rights and obligations resulting from the participation agreement that has to be signed by Petroecuador, in order to incorporate Teikoku Oil Ecuador S.A., a subsidiary of Teikoku, as a partner in the participation agreements.

The economic terms and conditions and the legal effects of the transaction will be effective once the assignment and the pertinent registration thereof have been made.

Based on the request for termination made by the Attorney General and the subsequent request for information made by Petroecuador, EcuadorTLC S.A. filed an answer asserting its rights and produced all the documentary evidence in order to prove that there were no grounds to sustain the request for the termination of the participation agreement, since the assignment had been approved by the administrative authorities involved. A Ministerial Agreement has also been issued, whereby the assignment is authorized and Petroecuador is compelled to amend the participation agreement and grant the related deeds.

Operations in Venezuela

In March 2006, Petrobras Energía, through its subsidiaries and affiliates in Venezuela, signed Memoranda of Understanding (MOU) with PDVSA and Corporación Venezolana del Petróleo S.A. (CVP) for the purpose of migrating the operating agreements. The MOUs provided for that the equity interest of private partners in such mixed companies would be of 40%, with the remaining 60% to be held by the Venezuelan Government. The MOUs established that the migration would have economic effects as from April 1, 2006. As a consequence of the foregoing, the direct and indirect equity interest of Petrobras Energía in the mixed companies operating the areas Oritupano Leona, La Concepción, Acema and Mata amount to 22%, 36%, 34.5% and 34.5%, respectively. Additionally, CVP recognized a divisible and transferable credit in favor of the private companies participating in the mixed companies in the amount of US$88.5 million for Petrobras Energía’s equity interest, which does not accrue interest and could be applied to the payment of acquisition bonds to be used in any new mixed ownership project for oil exploration and production activities, or licenses for gas exploration and production operations in Venezuela. Since the requirements for the recognition of such credit had been met, as of December 31, 2006, the Company recognized the related receivable at its estimated recoverable value, which amounted to 180.

In August 2006, conversion agreements were entered into under terms and conditions consistent with those set forth in the MOUs. Subsequently, Petroritupano S.A., Petrowayú S.A., Petroven-Bras S.A. and Petrokariña S.A. were organized and registered with the Public Registry of Commerce of Venezuela, the Venezuelan Executive Branch issued the related decrees for the transfer of rights, and the shareholders made the required capital contributions. Between December 2006 and March 2007, following the transfer of the vendor agreements and the employees, among others, the transfer of operations to the mixed companies was completed and they started operating.

In accordance with the corporate and governance structure established for the mixed companies, as from April 1, 2006, the Company discontinued the consolidation of assets, liabilities, income and cash flows of the Venezuelan operations on a line by line basis. Accordingly, the Company’s interest in the shareholders’ equity and related net income are now presented as a long term investment and equity in earnings of subsidiaries, respectively.

The new operating conditions prevailing as from the conversion of the operating agreements had an adverse impact on the recoverable value of the Company’s assets in Venezuela. The recoverability of the referred investments is highly sensitive to crude oil price volatility, to economic, social and regulatory changes and, particularly, to the resulting business plans. Decreases in crude oil prices, fluctuations in the economy and measures adopted by the Venezuelan Government and/or a more limited approach for the development of the reserves of such companies could adversely affect the evaluation of the recoverability of the investments in the mixed companies and, consequently, the Company’s income. As a result of the changes in the foregoing variables, in the years ended

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2007, 2006 and 2005, the Company recorded write downs of 33, 186 and 424, respectively related to its assets in Venezuela.

In addition, since projects for the use of the credit recognized by CVP had not been materialized, the efforts to transfer such credit to third parties had not been successful, and other alternative uses of the credit could not be anticipated, as of December 31, 2007 the Company wrote down the carrying value of the credit to zero resulting in an impairment charge.

As of June 30, 2008 and December 31, 2007, the carrying value of the Company’s direct and indirect interest in the mixed companies, net of write down allowances, amounts to 2,625 and 2,564, respectively.

6.	Credit risk

The Company provides credit lines in the normal course of business to refiners, petrochemical companies, marketers of petroleum products, crude oil exporting companies, electrical power generation companies, retail customers, natural gas distributors, large electrical power users and power distribution companies, among others.

Sales for the six-month period ended June 30, 2008, were mainly performed to Petróleos del Perú — Petroperú S.A. and Petrobras International Finance Co., representing about 11% and 5%, respectively, of total sales for the period, before deducting export withholdings.

Sales for the six-month period ended June 30, 2007, were mainly performed to Petrobras International Finance Co. and Petróleos del Perú — Petroperú S.A. representing about 12% and 7%, respectively, of total sales for the period, before deducting export withholdings.

As a result of the Company’s business and sales locations, the portfolio of receivables is well diversified, and, therefore, the Company’s Management considers the credit risk moderate based on such diversification. The Company constantly performs credit evaluations of the financial capacity of its clients, which minimizes the potential risk of bad debt losses.

7.	Inventories

The breakdown of current and non-current inventories is as follows:

	06/30/2008		12/31/2007
	Current	Non-Current	Current	Non-Current

Crude oil stock	199	—	186	—
Raw materials and materials	301	89	221	101
Work in progress and finished products	795	—	560	—
Advances to suppliers	10	—	6	—
Other	24	—	23	—
Allowance for inventories’ obsolescence (Note 12)	(2)	(1)	—	(1)

	1,327	88	996	100

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Investments, equity in earnings of affiliates and dividends collected

The breakdown of current and non-current investments, the equity in earnings of affiliates and dividends collected, are as follows:

a)	Investments

	06/30/2008		12/31/2007
Name and Issuer	Cost	Book Value	Book Value

Current:
Government securities	12	12	5
Certificates of deposit	815	815	757
Mutual funds	293	293	331
Related companies (Note 17)	610	610	—
Other	1	1	1

	1,731	1,731	1,094

Non-Current:
Loans to joint venture partners in Venezuela	232	232	239
Related companies (Note 17)	150	150	143
Equity in affiliates (Note 24.b)	2,984	3,351	3,304
Allowance for impairment of investments (Note 12)	—	(403)	(419)
Other	3	2	3

	3,369	3,332	3,270

b)	Equity in earnings of affiliates

	06/30/2008	6/30/2007

Petroritupano S.A.	113	10
Petrokariña S.A.	24	(12)
Petrowayú S.A.	24	14
Petroven-Bras S.A.	2	(1)
Petrolera Entre Lomas S.A.	13	16
Inversora Mata S.A.	5	—
Oleoductos del Valle S.A.	1	2
Oleoducto de Crudos Pesados Ltd.	(7)	(8)
Refinería del Norte S.A.	(4)	14
Petroquímica Cuyo S.A.I.C.(1)	—	14
Petrobras Bolivia Refinación S.A.(1)	—	31
Other	—	1

	171	81

(1)	See Note 8.IV.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)	Dividends collected

	06/30/2008	6/30/2007

Petrobras Bolivia Refinación S.A.	—	60
Petroquímica Cuyo S.A.I.C.	—	4
Petrolera Entre Lomas S.A.	5	9
Oleoductos del Valle S.A.	—	5
Refinería del Norte S.A.	—	10

	5	88

I.	Investment in companies in which joint control or significant influence is exercised and which are subject to transfer restrictions:

a)	Distrilec:

The Company, through Petrobras Finance Bermudas and Petrobras Electricidad de Argentina S.A (“PEDASA”) holds an indirect shareholding of 48.50% in Distrilec.

Distrilec is able to change its equity interest and sell its shares in Edesur S.A. (“Edesur”) only with the approval of the ENRE (Federal Power Regulation Authority).

In addition, over the entire term of the concession, the Class “A” shares in Edesur shall remain pledged to guarantee the compliance with the obligations undertaken in the Concession Agreement. This pledge in no way limits the exercise of financial and voting rights associated with the Edesur’s shares.

As of June 30, 2008 and December 31, 2007, equity interest in PEDASA was valued at 420 and 405, which includes 127 and 132 attributable to adjustments to eliminate intercompany results.

b)	CIESA:

The Company, through Petrobras Energía and Petrobras Hispano Argentina S.A. holds an indirect shareholding of 50% in Ciesa.

CIESA is not able to change its equity interest and can not sell their Class “A” shares in Transportadora de Gas del Sur S.A. (“TGS”) representing 51% of TGS’s capital stock, without the prior authorization of the regulatory agency and the approval of CIESA’s shareholders.

II.	Situation of the interests in public utility companies

The scenario after the enactment of the Public Emergency Law significantly changed the financial equation of the public utility companies. Particularly, the tremendous effect of the devaluation, within a context of remained fixed revenues, as a consequence of de-dollarization of rates, has affected the financial and cash flow position of such companies, as well as their ability to comply with certain loan agreement clauses.

During 2002, TGS and its controlling company CIESA suspended the payment of their financial debts. In December 2004 the process involving restructuring of TGS’ financial debt was completed. In September 2005, CIESA signed an agreement to restructure its financial debt with all its creditors. The materialization of the restructuring is subject to certain approvals by the regulatory authorities. CIESA has prepared its financial statements assuming that it will continue as a going concern, therefore, those financial statements do not include any adjustment or reclassifications that might result from the outcome of the uncertainties arising from such debt restructuring process.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Public Emergency Law provided for the conversion into Argentine pesos and the elimination of indexation clauses on public service rates, thus fixing them at the exchange rate of ARS 1 = US$1. In addition, the Executive Branch was empowered to renegotiate those agreements entered into to provide public services, along the following criteria: (i) rates impact on economic competitiveness and revenue allocation, (ii) service quality and investment plans, to the extent that they were contractually agreed upon, (iii) users interest and access to services, (iv) the safety in the system involved, and (v) companies’ profitability.

On February 12, 2002, the Executive Branch of Government issued Decree No. 293/02 whereby it recommended that the Ministry of the Economy renegotiate the agreements executed with public utility companies. The UNIREN (public service agreement renegotiation and analysis unit) was created in July 2003. This agency reports to the Ministries of Economy and Production, and of Federal Planning, Public Investment and Services. The UNIREN took over the work of the Renegotiation Commission and its aim is, among others, to provide assistance in the public works and services renegotiation process, to execute comprehensive or partial agreements, and to submit regulatory projects related to transitory rate adjustments.

In July 2004, the UNIREN made a proposal to TGS in order to adjust the license contractual terms, which stipulates, among other issues, a 10% rate increase effective as from 2005 as well as a comprehensive rate review effective as from 2007 and the waiver by TGS and its shareholders to claims based on the emergency situation under Law No. 25,561 before the agreement effective date, and to hold the Argentine Government harmless against any claim that may proceed based on the same grounds.

Considering that the proposal did not reflect the outcome of the meetings held with the UNIREN, TGS requested to continue with the negotiation process so as to reach a comprehensive agreement during the first half of 2005.

On April 27, 2005, the public hearing called by the UNIREN was held to analyze the proposal made on July 2004. During such meeting, the UNIREN repeated its 10% increase proposal and proposed to bring forward the comprehensive rate review process so that the new rate charts would take effect during 2006. TGS stated which features of the original proposal should, in its opinion, be improved and that it was willing to continue negotiating its terms.

In June and November 2005, TGS received two new proposals from the UNIREN, which were made in conformity with the previous one and incorporated as a new requirement that TGS and its shareholders shall waive any future claim related to the PPI rate (United States Producer Price Index) adjustments that were not applied in 2000 and 2001. TGS answered these proposals and stated that the original 10% increase was not sufficient and, jointly with Petrobras Energía, agreed not to make any claims and file any appeals and actions in an arbitration tribunal or an administrative or judicial court in Argentina or abroad, provided that a renegotiation agreement was reached. In addition, the other shareholder in CIESA (ENRON), which filed a claim against Argentina with the International Centre for Settlement of Investment Disputes (ICSID), reported that they would only consider waiving their claims if they were fairly compensated. During 2006, the UNIREN submitted two proposals to TGS with guidelines identical to those established in previous proposals, but there was not a big progress in the pricing adjustment.

In June 2005, Edesur signed a letter of understanding with the UNIREN as part of the renegotiation process involving the related concession contract. Based on this letter of understanding, in August 2005, the parties signed a memorandum of understanding that included, among other matters, the terms and conditions that, once the procedures established by regulations are fulfilled, they shall be the substantive basis for amending the concession agreement.

The document established that as from the execution of the letter of understanding through June 30, 2006, a complete rate review would be performed, which would allow fixing a new rate system effective August 1, 2006, and for the following five years. Also, it established a transition period for which the following was agreed upon:

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(i) a transitional rate system as from November 1, 2005, with an increase in the average service rate not exceeding 15%, applicable to all rate categories, except for residential rates; (ii) a mechanism to monitor costs, which allows for reviewing rate adjustments; (iii) restrictions on dividends distribution and debt interest payment during 2006; (iv) investment commitments for 2006; (v) service provision quality standards; and (vi) restrictions on Distrilec’s ability to modify its equity interest or sell its shares in Edesur.

As a preliminary condition for the Executive Branch to ratify the Memorandum of Understanding, Edesur and its shareholders suspended all pending claims based on the measures taken as from the emergency situation established by Public Emergency Law in connection with the concession agreement.

The Memorandum of Agreement (MOA) was ratified by the Executive Branch on December 28, 2006. According to the ENRE’s Resolution No. 50/2007 published in the Official Gazette on February 5, 2007, the values stated in Edesur’s Rate Schedule and resulting from the Interim Rate Schedule provided for in the MOA became effective as from February 1, 2007.

As a consequence, a 23% increase was applied on the company’s own distribution costs (not affecting T1R1 and T1R2 residential rates), connection costs and the reconnection service charged by Edesur, and an additional average increase of 5% is also applied on such distribution costs for the execution of a work plan. In addition, the ENRE authorized to apply to such costs, effective May 1, 2006, the 9.962% positive variation in the cost monitoring system indexes provided under the MOA. The ENRE provided that the amounts resulting from the application of the Interim Rate Schedule for consumptions accrued between November 1, 2005 and January 31, 2007, be invoiced in 55 equal and consecutive installments. Edesur estimated these amounts at 237.

Subsequently, Resolutions No. 1,838/2007 issued by the Secretary of Energy and No. 867/2007 of the ENRE approved a 9.75% adjustment for the period from May 2006 to April 2007 under the cost monitoring method set forth in the Memorandum of Agreement applicable to sales as from May 2007.

In January 2008, Law No. 26,339 extended until December 31, 2008 the term to renegotiate contracts for public works and utilities.

As of June 30, 2008 the book value of the equity interests in CIESA and Distrilec amounted to 266 and 576, respectively (net of adjustments of (222) and (86) made to adapt Ciesa’s and Distrilec’s valuation methods to those of the Company, respectively, and 47 corresponding to the purchase price allocated to Distrilec’s fixed assets recorded by the Company at the time of the acquisition of a portion of its interest).

As of December 31, 2007 the book value of the equity interests in CIESA and Distrilec amounted to 218 and 560, respectively (net of adjustments of (227) and (90) made to adapt Ciesa’s and Distrilec’s valuation methods to those of the Company, respectively, and 50 corresponding to the purchase price allocated to Distrilec’s fixed assets recorded by the Company at the time of the acquisition of a portion of its interest).

As of June 30, 2008 and December 31, 2007 the valuation of CIESA includes 110 corresponding to the transfer to Enron of its interest in TGS (See Section III).

The book value of these interests does not exceed their recoverable value.

III.  CIESA’s Master Settlement Agreement and Mutual Release Agreement

In April 2004, the shareholders of CIESA celebrated a master settlement agreement whereby Petrobras Energía and Enron would reciprocally waive any claiming right arising from or related to certain agreements executed by such groups in connection with their interests in CIESA and TGS. The terms of the Master Agreement included the transfer of the technical assistance agreement to Petrobras Energía, which was materialized in July 2004. In addition, to provide the necessary flexibility to make progress in restructuring CIESA’s financial debt, the Master Agreement established certain share transfers in two successive steps.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As a first instance, and after the relevant regulatory authorities’ approvals, on August 29, 2005, Enron transferred 40% of its shares in CIESA to a trust fund and, at the same time, Petrobras Energía and its subsidiary, Petrobras Hispano Argentina S.A., transferred Class B shares of TGS (representing 7.35% of TGS’s capital stock) to Enron.

In a second stage, pursuant to the terms of CIESA’s financial debt refinancing agreement entered into in September 2005, once the appropriate approvals are obtained from Ente Nacional Regulador del Gas (Argentine Gas Regulatory Agency) and Comisión Nacional de Defensa de la Competencia (Anti-trust authorities), CIESA will deliver about 4.3% of the Class B shares of TGS to its financial creditors as a partial debt repayment. These shares will be, afterwards, transferred to Enron in exchange for the 10% remaining shares held by the latter in CIESA. Creditors will capitalize the financial debt balance.

The records were sent by the National Gas Regulatory Entity to the UNIREN to expedite a decision in any matter within its jurisdiction. It concluded on January 2007, and subsequently forwarded them to the Attorney General’s Office requesting that a decision be taken regarding matters under its jurisdiction and stating that from the regulatory standpoint there were no objections to authorize the transaction as requested.

Once the debt restructuring is completed (Note 9.IV), considering that in addition to the share transfers mentioned above the fiduciary ownership of the shares held in CIESA by the trust fund will be transferred to Petrobras Energía and Petrobras Hispano Argentina S.A. and new shares will be issued for the benefit of creditors, CIESA’s capital stock structure will be as follows: (i) Class A shares directly and indirectly held by Petrobras Energía, representing 50% of the capital stock and votes in CIESA; and (ii) Class B shares held by the financial creditors of CIESA, representing the remaining 50% of the capital stock and votes in CIESA.

Considering the progress made in renegotiating CIESA’s debt and the favorable expectations regarding its outcome, which would result in an increased value of the equity interest in CIESA, the Company computed the book value of the interest in TGS transferred to Enron as part of the valuation of its equity interest in CIESA, which is presented as non-current investment.

IV.	Equity interest sales

- Hidroneuquén S.A.

On January 17, 2007, Petrobras Energía entered into a stock purchase agreement with a consortium composed of Merrill Lynch, Pierce, Fenner & Smith Inc. and Sociedad Argentina de Energía S.A., for the sale of its 9.19% equity interest in Hidroneuquén S.A., a company holding 59% of Hidroeléctrica Piedra del Aguila S.A.’s capital stock. The stock purchase price provided under the terms and conditions of the agreement was US$15 million, implying a gain of 23, recorded in “Other income (expenses) net”.

- Petrobras Bolivia Refinación S.A.

In May 2006, the Bolivian Government issued Supreme Decree No. 28,701, thus establishing what it calls “the nationalization of oil and gas” of the country.

The abovementioned decree also provided that the Bolivian Government shall recover full participation in the entire oil & gas production chain, and for this purpose provided, among others, the necessary actions to be taken for YPFB to control at least 50% plus one share in a group of companies, among which was Petrobras Bolivia Refinación S.A.

Within this framework, on June 25, 2007, Petrobras Energía through its subsidiary Petrobras Energía Internacional S.A. signed an agreement for the sale to YPFB of its interest in Petrobras Bolivia Refinación S.A. The sale price amounted to US$55 million, generating a gain of 44 recorded in “Other income (expenses), net.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

- Compañía Inversora en Transmisión Eléctrica S.A. (Citelec)

In compliance with the commitment to divest Citelec assumed by Petrobras Energía upon the approval — on July 19, 2007- by the Comisión Nacional de Defensa de la Competencia (the Argentine antitrust authorities) of the purchase by Petrobras Participaciones S.L. of the shares representing the majority of the capital stock of Petrobras Energía Participaciones, Petrobras Energía entered into an agreement to transfer its 50% equity interest in Citelec to Energía Argentina S.A. (“Enarsa”) and Electroingeniería S.A. on a 50/50% basis. In December 2007 the pertinent approvals were granted by the regulatory agencies and authorities and all other terms and conditions to which the transaction was subordinated were fulfilled.

The sale was carried out at a price of US$54 million and did not generate significant results. The agreement considered an earn-out related to the results of the comprehensive tariff revision to be determined for the companies Compañía de Transporte en Energía Eléctrica en Alta Tensión Transener S.A. and Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires S.A., applicable through June 30, 2008 which did not eventually materialize since no tariff revision process was initiated until such date.

- Yacylec S.A.

On July 19, 2007, Petrobras Energía signed with Electroingeniería S.A. a stock purchase agreement for the sale of its 22.22% equity interest in Yacylec S.A., which was approved by ENRE in December 2007. The sale was performed at a fixed price of US$6 million, generating a gain of 16.

- Petroquímica Cuyo S.A.I.C.

On December 31, 2007, Petrobras Energía entered into a stock purchase agreement with Admire Trading Company S.A. and Grupo Inversor Petroquímica S.L. for the sale of its 40% equity interest in Petroquímica Cuyo S.A.I.C. The selling price was US$32 million, resulting in a gain of 40.

- Petrobras de Valores Internacional de España S.L. (PVIE)

In December 2007, Petrobras Energía sold 40% of its equity interest in PVIE, a holding company whose main asset is the 99.79% interest in the capital stock of Petrobras Energía Perú S.A., to Petrobras Internacional — Braspetro B.V. in the amount of US$423.3 million, plus a contingent consideration to be defined by the parties if a commercially viable discovery is made at the Kinteroni prospect in Lote 57. The transaction resulted in a gain of 1,014.

In January 2008, Petrobras Energia announced a discovery of gas and condensed gas at the Kinteroni prospect, which is still in the evaluation phase.

Pursuant to the terms and conditions of the stock purchase agreement, the parties agreed to share the power and authority to define and direct PVIE’s operating and financial policies (Note 2.a).

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Financing

The detail of financial debt as of June 30, 2008 and December 31, 2007, is as follows:

	06/30/2008		12/31/2007
		Non-		Non-
	Current	Current	Current	Current

Financial Institutions	945	486	1,071	428
Notes	1,075	3,660	545	4,372
Related companies (Note 17)	176	606	306	630

	2,196	4,752	1,922	5,430

I.	Petrobras Energía’s Global Programs of nonconvertible bonds

Global program of US$2.5 billion:

As of June 30, 2008 under this program, which matured in May 4, 2008 the following classes of bonds remained outstanding:

•	Class H, for a face value of US$181.5 million maturing in May 2009, at a 9% annual rate.

•	Class I, for a face value of US$349.2 million maturing in July 2010, at a 8.125% annual rate.

•	Class N, for a face value of US$97 million, with principal amortized in two installments, the first — equivalent to 9.9099% of face value — settled on the same day of issuance, January 24, 2003, and the remaining due in June 2011, accruing interest at LIBOR for a period of six months plus 1%.

•	Class R, for a face value of US$200 million, maturing in October 2013, at a 9.375% annual rate.

•	Class S, for a face value of U$S 300 million, maturing in May 2017, at a 5.875% annual rate. Interest is payable semiannually and principal will be repaid in a single installment at maturity. Class S bonds are supported by a Standby Purchase Agreement provided by Petrobras, pursuant to which, in the event of failure to pay principal, interest and any other amount owed by Petrobras Energía in connection with Class S bonds, Petrobras shall purchase the rights of noteholders to receive payments.

The proceeds from the issuances of the bonds were used to refinance liabilities, increase working capital, make capital expenditures in Argentina or capital contributions to affiliates.

Debt from the issuances is disclosed net of the unaccrued portion of the issuance discounts. The incurred costs for such issuances were deferred at the time of each issuance and are included in Prepaid expenses within the “Other receivables” account.

Global program of US$1 billion:

The Annual Shareholders’ Meeting of Petrobras Energía held on March 28, 2008 approved the creation of a global program for the issuance of bonds for an outstanding maximum principal amounting to US$1 billion or its equivalent in any other currency, maturing within a 5-year term, or the maximum term that may be established by any applicable regulation in the future, under terms and conditions identical to those of the global program of US$2.5 billion. As of the date of issuance of these financial statements, Petrobras Energía began the required authorization proceedings with the CNV.

II.	Cross default clauses

Outstanding bonds include cross default clauses, whereby the Trustee, as instructed by the bondholders representing at least 25% of the related outstanding capital, shall declare all the amounts owed due and payable, if

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

any debt of Petrobras Energía or its significant subsidiaries is not settled upon the maturity date, provided that those due and unpaid amounts exceed the higher of US$25 million or 1% of Petrobras Energía’s shareholders’ equity upon those maturities, and that the default has not been defeated or cured within 30 days after the Company has been served notice of the default.

As of the date of these consolidated financial statements, Petrobras Energía has complied with all the terms and conditions related with its financial indebtedness.

III.  Edesur indebtedness

Edesur maintains a global corporate bond program for the term of five years as from October 14, 2003, or the maximum term that may be allowed under any new regulations that might become applicable in the future, for up to a maximum principal amount outstanding at any time during the effectiveness of the program up to US$450 million or its equivalent in other currency.

As of June 30, 2008, only Class 7 is outstanding under such global program for a face value of 165, with five semiannual principal repayments of 33 as from June 2010, at an annual interest rate of 11.75% p.a.

Proceeds from the issuances have been applied to refinancing liabilities and improving working capital.

In addition, Edesur has signed loan agreements with banks. Some of Edesur’s loan agreements contain cross-default clauses, whereby lending banks may declare all owed amounts as due and payable in the event that any debt was not settled in due time, provided that such amounts due and payable exceeded those stipulated in the agreements.

Some of these agreements also contain cross-acceleration clauses, whereby lending banks may declare all owed amounts as due and payable in the event that Edesur was required to pre-settle any other debt stipulated in the agreements.

As of the date of these consolidated financial statements Edesur has complied with all the terms and conditions contained in the loan agreements.

IV.	CIESA and TGS indebtedness

Due to the Argentine macroeconomic situation, starting with the enactment of the Public Emergency Law (see Note 8.II “Situation of the interest in public utility companies”), CIESA did not pay at maturity, in April 2002, neither the principal and the last interest installment nor its cap and collar of interest rate agreements. Consequently, CIESA’s indebtedness included in the Company’s consolidated financial statements pursuant to the proportional consolidation method, in the amount of US$296 millions, has been disclosed in the “Short-term debt” line.

In September 2005, CIESA signed an agreement to restructure its financial debt with all its financial creditors. In view of the agreement reached, CIESA refinanced the debt for an amount of about US$23 million at a 10-year term and, once approvals are obtained from the Argentine Gas Regulatory Agency and the Argentine anti-trust authorities, it will provide its financial creditors with about 4.3% of TGS’s Class “B” common shares and will capitalize the remaining debt by issuing shares in favor of creditors. CIESA’s financial statements were prepared using the on going concern basis of accounting and therefore such financial statements do not include any adjustment or reclassification that may derive from their resolution of uncertainties resulting from its debt restructuring process.

Between May and June 2007, TGS successfully concluded the refinancing of its debt through the issuance of US$500 million bonds under the 2007 Global Program and the prepayment of its previous debt through an offer for the purchase of bonds, redemption of bonds not subject to the purchase offer and prepayment of loans with the Inter-American Development Bank.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Bonds are due May 14, 2017 and bear interest at a fixed rate of 7.875% p.a. Principal will be repaid in four yearly, equal and consecutives installments of US$125 million each, as from May 14, 2014.

As of June 30, 2008, TGS’s financial debt mainly results from the issuance of bonds in the amount of US$500 million under the 2007 Global Program, for an amount of up to US$650 million, authorized by the CNV on January 18, 2007.

Pursuant to the financing agreements executed in connection with the debt restructuring, TGS is required to comply with a series of covenants, which include, among others, restrictions on debt issuance, new investments, sale of assets, payment of technical assistance fees and dividend distributions. As of the date of these financial statements, TGS has complied with the above mentioned covenants.

V.	Detail of long-term debt

Long-term debt as of June 30, 2008 is made up as follows:

Type	Amount	Currency	Annual Interest Rate

Financial institutions	121	US$	Libo+1.19%
	42	US$	6.00% (*)
	36	US$	Libo+0.925%
	30	US$	5%
	11	US$	Libo+1.65%
	65	US$	Libo+1.44%
	126	US$	Libo+1%
	55	US$	Libo+2%
Related companies (Note 17)	606	US$	7.22%
Notes
Class I	1,058	US$	8.125%
Class S	912	US$	5.875%
2007 Global Program (TGS)	756	US$	7.875%
Class R	607	US$	9.375%
Class N	247	US$	Libo+1%
Class 7 (Edesur)	80		$11.75%

	4,752

(*)	Average rate.

Maturities of long-term debt as of June 30, 2008 are as follows:

From 1 to 2 years	80
From 2 to 3 years	1,217
From 3 to 4 years	381
From 4 to 5 years	123
Over 5 years	2,951

4,752

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Fund for the investments required to increase the electric power supply in the electric wholesale market (FONINVEMEM)

Through Resolution No. 712/04, the Energy Department created the FONINVEMEM I for the purpose of granting creditors and incentive to invest in wholesale electricity market (MEM) for increasing the supply of electrical power generation in Argentina. Through Resolution No. 564/07, the Secretary of Energy requested MEM agents to participate in FONINVEMEM II, with the purpose of complementing financing of FONINVEMEM I.

The financing of FONINVEMEM I and II was made through the contribution of 65% and 50% of the credit balances recorded in 2004-2006 and in 2007, respectively, resulting from the spread between the selling price of energy and the variable generation cost. The total contribution by all wholesale electric market private creditors is estimated at US$816 million, of which Petrobras Energía contributed US$55 million, US$39 million to FONINVEMEM I and US$16 to FONINVEMEN II.

On October 17, 2005 and under the terms of Resolution No. 1,193 issued by the Secretary of Energy, Petrobras Energía and other MEM creditors formally announced their decision to manage the construction, operation and maintenance of two power plants of at least 800 MW each.

For the purposes of purchasing of equipment and the construction, operation and maintenance of the power plants, two trusts funds were created within the scope of CAMMESA. The funds related to FONINVEMEM and the specific charge will be deposited with the trusts funds. Procurement of the equipment, construction, operation and maintenance of each power plant will be performed by Thermoelectric José de San Martín S.A. and Termoeléctrica Manuel Belgrano S.A., which will act as agents of the respective trusts funds. These power plants will enter into electricity supply agreements with CAMMESA for a term of 10 years for the 80% of the energy generated, at a price that will allow to cover costs and FONINVEMEM reimbursements, the companies being able to freely dispose of the remaining 20% of the energy generated. Upon expiration of the supply agreements, ownership of the assets held in trust will be transferred to the power generation companies.

As of June 30, 2008, two turbines of the power plant Central Termoeléctrica Manuel Belgrano and one gas turbine of the Central Termoeléctrica San Martín are already fully operational, while the second San Martín turbine is expected to start operating in the third quarter of 2008. It is also expected that both powers plants will operate in combined cycles during the first semester of 2009.

Construction costs of both plants are estimated at approximately US$1,300 million and are to be funded with the contributions to FONINVEMEM I and II, with an additional specific charge imposed to users and with contributions from the National Government.

Petrobras Energía, as well as the other MEM creditors, will be reimbursed the amounts contributed to FONINVEMEM I, converted into US$ and adjusted at a rate of LIBO + 1% p.a., in 120 monthly installments out of the funds received from the trusts during the effective term of the electricity supply agreement entered into with CAMMESA and funds contributed to FONINVEMEM II will be recovered through their application to additional energy generation as it is established by Resolution N° 1,281/2006 of the Secretary of Energy under the condition of, at least, multiplying four-fold this contribution with the new investment. On April 18, 2008, the Secretary of Energy considered the project of construction of a new thermoelectric plant of 170 mega watts to be constructed next to Genelba Plant to be covered by the terms of Resolution N° 1,281/2006. The Secretary of Energy instructed CAMMESA to refund Petrobras Energía the funds contributed to FONINVEMEM II in accordance with Resolution N° 564/07.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Current and deferred income tax

The Company’s income tax expense and deferred tax balances are comprised as follows:

	06/30/2008	06/30/2007

Income tax for the period
Current	(495)	(160)
Deferred	3	(48)

Total income tax	(492)	(208)

	06/30/2008		12/31/2007

Deferred tax
Deferred tax assets
Tax loss carryforwards	336		361
Property, plant and equipment	245		266
Reserves and provisions	105		95
Pension plan obligations	25		19
Equity interest in affiliates	26		34
Other	124		134
Valuation allowance (Note 12)	(670	)(3)	(702	)(3)
Deferred tax liabilities
Property, plant and equipment	(1,031)		(1,073)
Prepaid expenses	(6)		(6)
Equity interest in affiliates	(344)		(322)
Other	(27)		(26)

	(1,217	)(1)	(1,220	)(2)

(1)	191 are disclosed in the non-current “Other receivables” line and 1,408 in the non-current “Taxes payable” line.

(2)	207 are disclosed in the non-current “Other receivables” line and 1,427 in the non-current “Taxes payable” line.

(3)	Management evaluates the recoverability of tax loss carryforwards and the remaining differences taking into consideration, among other elements, the projected business profits, tax planning strategies, temporariness of future taxable income, considering the term of expiration of the tax loss carryforwards, the future reversions of the existing temporary differences and the recent year tax history. All the evidence available, both positive and negative, is duly weighted and considered in the analysis.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reconciliation of the income tax at the statutory rate of 35% to the tax provision (before taxes and the minority interest in the subsidiary’s income) is as follows:

	06/30/2008	06/30/2007

Income before income tax and minority interests in subsidiaries	1,320	640
Statutory tax rate	35%	35%

Income for the period at the statutory rate	462	224
Permanent differences at income tax rate:
- Equity in earnings of affiliates	6	(103)
- Permanent differences in foreign subsidiaries	14	88
- Other	42	39

Subtotal	524	248
- Net movement in valuation allowance	(32)	(40)

	492	208

Tax loss carryforward may be used through the dates indicated below:

Use up to	06/30/2008	12/31/2007

2009	217	238
2010 onwards	119	123

	336	361

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Contingencies, allowances and environmental matters

Movements of reserves for contingencies and allowances are as follows:

	Balances at					Balances
	the Beginning					at the End
Account	of the Year	Increase		Decrease		of the Period

Deducted from assets:
Current
For doubtful accounts	114	8		—		122
For other receivables (Note 16.a)	279	—		(11)		268
For Inventories’ obsolescence (Note 7)	—	2		—		2

	393	10	(1)	(11	)(1)	392
Non-current
For other receivables (Note 16.a)
Tax loss carryforwards	339	—		(3	)(2)	336
Other	363	—		(29	)(2)	334
For other tax credits (Note 16.a)	51	—		(1	)(1)	50
For impairment of investments (Note 8.a)	419	—		(16	)(3)	403
For property, plant and equipment	1,062	—		(77	)(4)	985
For Inventories’ obsolescence (Note 7)	1	—		—		1

	2,235	—		(126)		2,109

TOTAL 2008	2,628	10		(137)		2,501

TOTAL 2007	2,200	91		(142)		2,149

Included in liabilities:
Current
For contingencies
Labor and commercial contingencies	124	18		(19)		123

	124	18		(19)		123
Non-current
For contingencies
Labor and commercial contingencies	86	14		(8)		92

	86	14		(8)		92

TOTAL 2008	210	32	(5)	(27	)(6)	215

TOTAL 2007	180	95		(78)		197

(1)	Recorded in “Financial income (expenses) and holding gain (losses)”

(2)	The net effect was recorded in the “Income tax” caption

(3)	Recorded in “Deferred income (loss)”

(4)	It includes 37 recorded in “Cost of sales” as “Depreciation of property, plant and equipment” and 40 in “Deferred income (loss)”

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)	It includes 20 recorded in “Cost of sales”, 4 in “Financial income (expenses) and holding gain (losses) and 8 reclassified from non-current

(6)	It includes 19 of applications and 8 reclassified to current

a)	Environmental matters

The Company is subject to extensive environmental regulations in Argentina and in the other countries in which it operates. The Company’s management believes that its current operations are in material compliance with applicable environmental requirements, as currently interpreted and enforced, including remediation commitments assumed. The Company has not incurred in any material pollution liabilities as a result of its operations to date. The Company undertakes environmental impact studies for new projects and investments and, to date, environmental requirements and restrictions imposed on these new projects have not had any material adverse impact on Petrobras Participaciones’ business.

b)	Value-added tax on operations in Ecuador

On December 12, 2006, EcuadorTLC S.A. signed with the Ecuadorian Tax Authority (SRI), the Attorney General’s Office (Procuradoría General del Estado) and Petroecuador, a Memorandum of Agreement for the quantification and assessment of the VAT paid on the acquisition of goods and services for the exploration and production of hydrocarbons in the Block 18. The agreement provides the basis for the refund of credits accrued. This criterion will be effective until the parties renegotiate the share of the block production for the application of such tax.

Since as of the date of these consolidated financial statements the Company has not started similar negotiations relating to the refund of tax credits for VAT in connection with Block 31, and in spite of considering that the Company is entitled to such refund, whether by the SRI or by renegotiating its share in oil production, since at the time of determining the respective shares in of oil production in the block the export of goods and the rendering of services were not subject to VAT, as of June 30, 2008 the Company recorded an allowance of 50 related to these receivables.

c)	Amendment to Ecuador’s Hydrocarbons Law

In April 2006, Ecuadorian authorities approved the Amendment to the Hydrocarbons Law (Law No. 42/2006), which recognizes at least a 50% increment of extraordinary revenues in favor of the State, generated from the increases in crude’s Ecuadorian oil price (Average monthly price in cash of FOB sales) in comparison with their respective average monthly sales, with the corresponding agreement approval, in constant price of the liquidation month.

In July 2006, the related regulating provisions of such law were published in the Official Gazette, upon which the Company’s subsidiary EcuadorTLC S.A. and Petroecuador set in differences as to their respective interpretation. In order to put an end to the resulting uncertainty and at the petition of EcuadorTLC S.A., Petroecuador requested Ecuador’s Attorney General to issue a ruling in this respect.

On October 12, 2006 EcuadorTLC S.A. took notice of the Attorney General’s ruling, whereby the contracts that provided for the Government’s interest in extraordinary revenues from increases in crude oil price were exempted from the scope of the new law. Notwithstanding such opinion, in January 2007, Petroecuador submitted to EcuadorTLC S.A. a new calculation of the Government’s interest under the new law for the period from April to December 2006, contemplating in such computation the amounts that the Government was already entitled to receive on account of the increase in the price as specifically provided for in the operating agreement of the Palo Azul field (calculation contemplating deductions). EcuadorTLC S.A., under protest, paid in full the new amounts as

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

computed by Petroecuador, which totaled US$26 million, and as from January 2007 decided to make the future periodic payments as required by Petroecuador.

Despite of the opinion issued by Ecuador’s Attorney General and the payments previously made, in July 2007, Petroecuador submitted to EcuadorTLC S.A. a new calculation of the amounts payable by EcuadorTLC S.A. under Law No. 42/2006 related to the Palo Azul field from January to June 2007, this time without contemplating the deduction of the amount the Government was entitled to receive on account of the increase in the price provided for in the operating agreement of the referred field, demanding an additional payment of US$16 million. On July 27, 2007, EcuadorTLC S.A. requested Petroecuador’s President to reconsider the criterion applied in the recalculation and to apply the Attorney General’s criterion and the calculation method contemplating deductions used by Petroecuador itself.

On October 2, 2007, the Ministry of Mines and Oil notified EcuadorTLC S.A. that Petroecuador had been informed by them that the only binding criterion was that of the Attorney General issued in September 2006, as communicated to EcuadorTLC S.A. in October 2006. Consequently, the new calculation under Law No. 42/2006 should have been performed contemplating deductions. The Ministry’s decision also made reference to the instructions given by Petroecuador’s President in January 2007 under which Petroecuador recalculated the payments for the year 2006 contemplating the foregoing deductions.

On October 18, 2007, the President of the Republic of Ecuador issued an Amendment to the Regulating Provisions of Law No. 42/2006, which introduced changes to the Hydrocarbons Law, whereby as from that date the Government’s interest in the extraordinary revenues from crude oil price was increased to 99%, reducing the oil companies’ interest to 1%.

On October 19, 2007, the National Hydrocarbons Board (NHB) notified EcuadorTLC S.A. of a preliminary new recalculation disregarding deductions for the period from April 25 to December 31, 2006, plus interest, which implied an incremental charge of US$30 million compared to the amount opportunely accounted. On October 22, 2007, EcuadorTLC S.A. notified the NHB its disagreement with this new recalculation since it did not take into account the terms of the participation agreement and the unified agreement of the Palo Azul field, the Attorney General’s opinion, the deductions contemplated by the Ministry of Mines and Oil in the notification dated October 2, 2007 addressed to EcuadorTLC S.A., or the calculation method used by Petroecuador’s President which contemplated the deductions as well.

On January 18, 2008, Petroecuador communicated to EcuadorTLC S.A. the existence of a debt amounting to US$66 million for the differences accumulated from April 2006 to December 2007 resulting from EcuadorTLC S.A.’s disregard of the deduction of those payments made under Law No. 42/2006.

According to its local legal counsel, EcuadorTLC S.A. has legal grounds to sustain that the application of Law No. 42/2006 to the participation agreement and the unified agreement are a violation to those agreements. As from January 2008, EcuadorTLC S.A. did not record the settlements made by Petroecuador under Law No. 42/2006 in the total amount of US$166 million for the six-month period ended June 30, 2008. These consolidated financial statements do not include any provision for the referred contingencies.

In order to safeguard EcuadorTLC S.A.’s position, a notice was remitted to the Attorney General under the terms of the Treaty for the Reciprocal Protection of Investments signed by Ecuador and Argentina which authorizes, once the term for negotiation between the parties has elapsed, to use the arbitration means provided for the resolution of the dispute, since EcuadorTLC S.A. considers that Law No. 42/2006 constitutes a violation of the guarantees contemplated in such Treaty, and it is a confiscatory law that puts at risk the investment’s economic feasibility, being the equivalent to an expropriation of interests.

In addition, on June 18, 2008, EcuadorTLC S.A. notified Petroecuador and the Ministry of Mines and Petroleum the existence of controversies under the terms of the dispute resolution clauses of the pertinent contracts,

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

considering, among other things, that Law No. 42 constitutes a violation of the provisions set forth in such contracts, since it amends them unilaterally and alters their economic balance, making them economically unfeasible. Since no answer to the notice was received, in July 2008 EcuadorTLC S.A. submitted a request for arbitration to Petroecuador’s Chief Executive Officer.

d)	Other issues

The Company maintains interpretative differences with the AFIP (Argentine Federal Public Revenues Administration), provincial tax authorities and foreign tax authorities about taxes applicable on oil and gas activity. Additionally, the Company maintains no significant lawsuits related to environmental issues. Company’s Management and its legal advisors estimate that the outcome of these differences will not have significant adverse effects on the Company’s financial position or results of operations.

13.	Contractual commitments, warranty bond, sureties and guarantees granted

The warranty bonds, sureties and guarantees as of June 30, 2008 and December 31, 2007, which are not disclosed in the remaining bonds, amount to 58 and 61, respectively.

In addition, Innova S.A. has credit agreements with certain financial institutions whereby it may assign receivables from clients that comply with a certain credit profile for a maximum amount of approximately US$49 million with recourse. Pursuant to the terms and conditions of the agreements, Innova S.A. bears the credit risk for the amounts assigned and in the event of default by the debtor, the relevant amount must be paid by Innova S.A. As of June 30, 2008, trade receivables assigned totaled US$23 million.

14.	Petrobras Energía’s social benefits and other payroll benefits

a.	Defined contribution plan

Supplementary Pension Plan

In November 2005, Petrobras Energía’s Board of Directors approved the implementation of a defined voluntary contribution plan for the employees who fulfill certain conditions. Through this plan, Petrobras Energía makes contributions to a trust fund in an equal amount to the contributions made to a mutual fund or AFJP by the employees adhered to the plan, in conformity with a scheme defined for each salary level. The participating employees may make voluntary contributions exceeding those established in the mentioned scheme, which will not be considered for purposes of the contributions to be made by Petrobras Energía.

In the six-month periods ended June 30, 2008 and 2007, Petrobras Energía recorded losses of 4 and 4, respectively, attributable to such benefits.

b.	Defined benefit plan

Indemnity Plan

This is a defined benefit plan for employees who fulfill certain conditions and consists of granting, upon retirement, a one-month salary per year working at the Company, in conformity with a decreasing scale considering the years of effectiveness of the plan.

Compensatory Fund

This is a defined benefit plan for employees of Petrobras Energía who take part in the defined contribution plan effective at each opportunity, that joined the Company prior to May 31, 1995, and have reached a certain number of

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

years of service. The benefit is based on the last computable salary and years of service of each employee included in the plan.

The plan is of a supplemental nature, so that the benefit received by the employee is represented by the amount determined under the provisions of this plan, after deducting benefits payable to the employee under the contribution plan and the public retirement system, in order to that the aggregate benefit to each employee equals the one stipulated in this plan.

The plan calls for a contribution to a fund exclusively by Petrobras Energía and without any contribution by the employees, provided that they make contributions to the retirement system for their whole salary. As provided by Petrobras Energía’s bylaws, the Company makes contributions to the fund on the basis of a Board of Directors’ proposal to the Shareholders’ Meeting up to 1.5% of net income for each year.

The assets of the fund are contributed to a trust fund and invested in US dollar-denominated money market instruments in order to preserve the accumulated capital and obtain a return in line with a moderate risk profile. Accordingly, funds are mainly invested in US government bonds, commercial papers rated A1 or P1, AAAm-rated mutual funds and time deposits in banks rated A+ or higher in the United States of America. The Bank of New York is the trustee and Watson Wyatt is the managing agent. Should there be an excess (duly certified by an independent actuary) of the funds to be used to settle the benefits granted by the plan, Petrobras Energía will be entitled to choice to use it, in which case it would have to notify the trustee thereof.

As of June 30, 2008 and December 31, 2007 the most relevant actuarial information on the defined-benefits pension plans are as follows:

	2008	2007

Plan assets	26	31
Projected benefit obligations	(163)	(176)

Net position	(137)	(145)
Unrecognized prior services costs	36	38
Unrecognized actuarial loss	30	52

Net liability recognized	(71)	(55)

c.	Stock option plan

The Board of Directors of Petrobras Energía approved the establishment of a long-term incentive program for the purpose of aligning the interests of officers and shareholders.

As part of this program, Petrobras Energía’s Board of Directors approved the Plan for the year 2001 (“2001 Plan”), focused on senior officers. The plan consisted in granting the right to exercise certain options to receive Petrobras Participaciones shares or the cash equivalent, as described below:

i. 5,364,125 options to receive the value arising from the positive difference between the average listed price of Petrobras Participaciones shares on the New York Stock Exchange during the 20 days prior to exercising the option and 1.64 Argentine pesos per share, for the same number of shares (“appreciation rights”).

ii. 596,014 options to receive the same number of shares at no cost for the beneficiary. These options may be exercised as from March 5, 2005 (“full value”).

The term to exercise both options expired on March 5, 2007. The options exercised corresponding to the appreciation right amounted to 5,163,657 and those corresponding to full value totaled 569,124, cancelled in both cases primarily in cash.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The cost of this plan was allocated on a proportional basis within the vesting years and adjusted in accordance with the listed price of the share. During the six-month period ended June 30, 2007 charges to operation expenses amounted to 1.

15.	Capital stock and restrictions on unappropriated retained earnings

As of June 30, 2008 the Company’s capital stock totaled 2,132, fully subscribed, issued, paid-in, registered and authorized for public trading. The following table presents the changes in capital stock in the last three years:

	December 31,
	2007	2006	2005

Common shares of 1 vote and face value of $1 per share	2,132	2,132	2,132

Since January 26, 2000, the Company Class B shares are listed on the Buenos Aires Stock Exchange and on the New York Stock Exchange.

According to legal provisions, 5% of the net income of the year plus or less adjustments to the prior years results should be assigned to increase the balance of the legal reserve up to an amount equivalent to 20% of the capital stock.

Under Law No. 20,628 (article 69.1), any dividends distributed, in cash or in kind, in excess of the taxable income accumulated as of the year end immediately prior to the respective payment or distribution date, will be subject to thirty-five percent income tax withholding, as single and definitive payment. For this purpose, taxable income is deemed to be that resulting from adding up the income as determined under the general provisions of the income tax law and the dividends or income obtained from other corporations and limited liability companies not taken into account in determining the former for the same tax period or periods.

16.	Other receivables, other liabilities, other operating expenses, net, and supplemental cash flow information

	06/30/2008		12/31/2007
		Non-		Non-
	Current	Current	Current	Current

a) Other receivables
Joint ventures	48	—	33	—
Related companies (Note 17)	294	3	1,621	5
Tax credits	637	175	589	447
Deferred tax assets	—	861	—	909
Advisory services to other companies	3	—	3	—
Receivables from the sale of companies (Note 8.IV)	29	—	133	—
Expense refunds	59	6	65	7
Prepaid expenses	157	24	148	25
Credit for new projects in the mixed companies in Venezuela (Note 5)	268	—	279	—
Guarantee deposits	4	23	7	—
Allowance for other receivables and tax credits (Note 12)	(268)	(720)	(279)	(753)
Other	82	15	60	17

	1,313	387	2,659	657

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	06/30/2008		12/31/2007
		Non-		Non-
	Current	Current	Current	Current

b) Other liabilities
Related companies (Note 17)	18	—	15	—
Advanced collections	90	27	64	55
Expenses allowance — Environmental remediation	65	41	38	64
Joint ventures	41	—	35	—
Litigation and fines accrual	103	—	101	—
Third party collection	3	—	12	—
Asset retirement obligation	—	174	—	170
Other	66	9	40	18

	386	251	305	307

	06/30/2008	06/30/2007

c) Other operating expenses, net
Advisory services to other companies	23	27
Environmental remediation expenses	—	(14)
Taxes on bank transactions	(65)	(56)
Oil transportation agreements with OCP	(80)	(67)
Fundopem(1)	39	34
Edesur — Memorandum of Agreement (Note 8.II)	—	85
Amendment to Ecuador’s Hydrocarbons Law	—	(40)
Other	(7)	2

	(90)	(29)

(1)	Tax benefits earned by Innova S.A. consisting in a partial reduction of certain taxes in accordance with an incentive program that the Brazilian state of Rio Grande do Sul provides to companies located there.

	06/30/2008	06/30/2007

d) Supplemental cash flow information
Cash	152	155
Time deposits and mutual funds	1,722	1,359

Cash and cash equivalent at the end of the period	1,874	1,514

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Balances and transactions with related companies

Outstanding balances with related parties as of June 30, 2008 and December 31, 2007 are as follows:

	6/30/2008
	Current					Non-Current
		Trade	Other	Accounts	Other		Other
Company	Investments	Receivables	Receivables	Payable	Liabilities	Loans	Receivables	Investments	Loans

Oleoducto de Crudos Pesados Ltd.	—	—	—	—	—	—	—	138	—
Transportadora de Gas del Sur S.A.	—	1	3	10	—	—	—	—	—
Refinería del Norte S.A.	—	29	2	32	—	—	—	—	—
Petrobras International Finance Co.	—	36	—	18	—	—	—	—	—
Petróleo Brasileiro S.A.-Petrobras	—	3	2	41	10	—	3	—	—
Petrolera Entre Lomas S.A.	—	—	—	48	—	—	—	—	—
Propyme SGR	—	—	—	—	—	—	—	7	—
Petrobras Internacional — Braspetro B.V	606	—	181	—	—	16	—	—	606
Petrobras de Valores Internacional de España S.L.(1)	4	—	94	—	—	160	—	—	—
Other	—	7	12	3	8	—	—	5	—

Total	610	76	294	152	18	176	3	150	606

(1)	It corresponds to the balance generated by proportional consolidation of Petrobras de Valores International de España S.L. (Note 8.IV).

	12/31/2007
	Current					Non-Current
	Trade	Other	Accounts	Other		Other
Company	Receivables	Receivables	Payable	Liabilities	Loans	Receivables	Investments	Loans

Oleoducto de Crudos Pesados Ltd.	—	—	—	—	—	—	133	—
Transportadora de Gas del Sur S.A.	4	4	5	—	—	—	—	—
Refinería del Norte S.A.	9	5	10	—	—	—	—	—
Petrobras International Finance Co.	85	—	28	—	—	—	—	—
Petróleo Brasileiro S.A.-Petrobras	3	2	59	11	—	3	—	—
Petrolera Entre Lomas S.A.	—	—	71	—	—	—	—	—
Propyme SGR	—	—	—	—	—	—	6	—
Petrobras Internacional — Braspetro B.V.	—	1,492	—	—	178	—	—	630
Compañía Mega S.A.	—	12	—	—	—	—	—	—
Petrobras Transporte S.A. — Transpetro	—	—	79	—	—	—	—	—
Petrobras de Valores Internacional de España S.L.(1)	—	96	—	—	128	—	—	—
Other	5	10	3	4	—	2	4	—

Total	106	1,621	255	15	306	5	143	630

(1)	It corresponds to the balance generated by proportional consolidation of Petrobras de Valores International de España S.L. (Note 8.IV).

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Main transactions with affiliates for the six-month periods ended June 30, 2008 and 2007 are as follows:

	06/30/2008		06/30/2007
Company	Purchases	Sales	Purchases	Sales

Oleoductos del Valle S.A.	8	—	10	—
Transportadora de Gas del Sur S.A.	57	92	52	14
Refinería del Norte S.A.	32	19	45	2
Petrobras International Finance Co.	119	379	101	757
Petrolera Entre Lomas S.A.	234	1	209	1
Petróleo Brasileiro S.A.-Petrobras	67	11	34	10
Petrobras Bolivia Refinanción S.A.	—	—	—	10
Copesul	472	—	489	—
Compañía Mega S.A.	—	14	—	—

Total	989	516	940	794

18.	Business segments and geographic consolidated information

Petrobras Participaciones’ business is mainly concentrated in the energy sector, especially through its activities in exploration and production of oil and gas, refining and distribution, petrochemical and gas and energy. Accordingly, the identified business segments are as follows:

a) Oil and Gas Exploration and Production, composed of the Company’s participation in oil and gas blocks and its interest in Oleoductos del Valle S.A. and Oleoducto de Crudos Pesados Ltd.

b) Refining and Distribution, including the Company’s operations in Refinería San Lorenzo and Bahía Blanca, its own gas station network, the Company’s equity interests in Refinería del Norte S.A. and Petrobras Bolivia Refinación S.A. (Note 8.IV) and, as from this year, the commercialization of the oil produced in Argentina.

c) Petrochemicals, comprising the Company’s own fertilizer and styrenics operations developed in Argentina and Brasil plants and its equity interest in Petroquímica Cuyo S.A.I.C. (Note 8.IV).

d) Gas and Energy, comprising the Company’s operations of sale of the gas produced in Argentina and the liquefied petroleum gas brokerage and trading activities, its interest in Transportadora de Gas del Sur S.A., the operations of electricity generation in the Genelba plant and in the Pichi Picún Leufú Hydroelectric Complex, and its interest in Edesur S.A., Enecor S.A., Citelec S.A. y Yacylec S.A. (Note 8.IV).

Assets and results of operations related to the Central Services Structure, those not attributable to any given business segment, discontinued operations and intercompany eliminations are disclosed together.

The applicable valuation methods to report business segment information are those described in Note 4 to these consolidated financial statements. The inter-segments transaction prices are made at market value.

As from the current fiscal year, the commercialization of products among the different business units has been subject to a series of changes. As a result, the Refining and Distribution business segment commercializes the oil produced in Argentina, which is transferred at market prices from the Oil and Gas Exploration and Production business segment.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following information shows total assets, total liabilities and net income (loss) for each of the business segments identified by the Company’s management:

	06/30/2008
	Oil and Gas	Refining			Corporate
	Exploration and	and		Gas and	and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Total assets	8,967	3,162	2,363	5,534	1,551	21,577
Total liabilities	2,120	1,254	1,006	2,727	4,522	11,629

	12/31/2007
	Oil and Gas	Refining			Corporate
	Exploration and	and		Gas and	and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Total assets	8,354	2,937	2,059	5,314	2,693	21,357
Total liabilities	2,283	1,060	803	2,805	5,159	12,110

	For the Six-Month Period Ended June 30, 2008
	Oil and Gas
	Exploration	Refining and		Gas and	Corporate and
	and Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Consolidated Statement of Income
Net sales
To third parties	1,283	3,119	1,456	1,396	—	7,254
Inter-segment	1,161	102	21	79	(1,363)	—

	2,444	3,221	1,477	1,475	(1,363)	7,254
Cost of sales	(1,047)	(3,192)	(1,173)	(1,067)	1,371	(5,108)

Gross profit	1,397	29	304	408	8	2,146
Administrative and selling expenses	(135)	(222)	(193)	(125)	(127)	(802)
Exploration expenses	(76)	—	—	—	—	(76)
Other operating (expenses) income, net	(97)	4	46	19	(62)	(90)

Operating income (loss)	1,089	(189)	157	302	(181)	1,178
Equity in earnings of affiliates	175	(4)	—	—	—	171
Other (expenses) income, net	(553)	66	(10)	(160)	(103)	(760)

Net income (loss)	711	(127)	147	142	(284)	589

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Six-Month Period Ended June 30, 2007
	Oil and Gas
	Exploration	Refining and		Gas and	Corporate and
	and Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Consolidated Statement of Income
Net sales
To third parties	1,011	2,462	1,264	1,285	—	6,022
Inter-segment	1,125	157	19	81	(1,382)	—

	2,136	2,619	1,283	1,366	(1,382)	6,022
Cost of sales	(1,095)	(2,632)	(1,113)	(991)	1,389	(4,442)

Gross profit (loss)	1,041	(13)	170	375	7	1,580
Administrative and selling expenses	(153)	(178)	(160)	(106)	(101)	(698)
Exploration expenses	(97)	—	—	—	—	(97)
Other operating (expenses) income, net	(117)	(9)	32	110	(45)	(29)

Operating income (loss)	674	(200)	42	379	(139)	756
Equity in earnings of affiliates	23	44	14	—	—	81
Other (expenses) income, net	(373)	38	31	(259)	9	(554)

Net income (loss)	324	(118)	87	120	(130)	283

The following information shows total assets, net sales and operating income (expenses) by geographic area.

	06/30/2008
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Total assets	15,636	2,787	216	910	1,061	528	439	—	21,577

	12/31/2007
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Total assets	15,473	2,742	251	852	979	438	622	—	21,357

	06/30/2008
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Net sales	5,221	—	62	530	820	679	13	(71)	7,254
Operating income (expenses)	375	(11)	37	222	69	522	(36)	—	1,178

	06/30/2007
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Net sales	4,542	—	81	460	695	340	10	(106)	6,022
Operating income (expenses)	380	7	19	221	43	87	(1)	—	756

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Controlling Group

Petróleo Brasileiro S.A. — PETROBRAS, through Petrobras Participaciones, S.L., a wholly-owned subsidiary, is the controlling shareholder of the Company. As of June 30, 2008 Petrobras Participaciones S.L. owns 58.6% of Petrobras Energía Participaciones’ capital stock.

Petrobras is a Brazilian company, whose business is concentrated on exploration, production, refining, sale and transportation of oil and its byproducts in Brasil and abroad.

20.	Summary of significant differences between accounting principles followed by the Company and US GAAP (Unaudited)

The Company’s financial statements have been prepared in accordance with Argentina GAAP, which differ in certain respects from US GAAP. Such differences involve methods of measuring the amounts shown in the consolidated financial statements (which are the amounts included in the reconciliation from Argentina GAAP to US GAAP, in Note 21), as well as additional disclosures required by US GAAP and Regulation S-X of the Securities and Exchange Commission. The main differences relate to the items described below.

A — Explanation of the main differences included in the reconciliation from Argentina GAAP to US GAAP, corresponding to Petrobras Energía Participaciones and its subsidiaries

1)	Debt refinancing costs

Under Argentina GAAP, unamortized deferred costs incurred with third parties related to debt issuance are charged to expense when such debt is restructured, while costs related to the new debt are capitalized and amortized on a straight — line basis.

Under US GAAP, SFAS No. 15, SFAS No. 140 and related EITF issues require the Company to continue amortizing the costs related to the old debt, if the debt restructuring is not considered to be an “extinguishment”, as is the case of the debt restructuring of the Company, and charge the restructuring direct costs to expense.

2)	Pension plan obligations

Recognition of pension plan obligations under Argentina and US GAAP is essentially the same, except for the fact that under Argentina GAAP, the recognition of the over funded or under funded status is not required.

3)	Foreign currency translation

Under both Argentina GAAP and US GAAP, all foreign operations are remeasured into U.S. dollars, which is the functional currency of our foreign subsidiaries. Assets and liabilities stated at current values are to be converted at the closing exchange rates, assets and liabilities measured at cost and revenues, expenses, gains and losses are converted at the historical exchange rates. Once the transactions are remeasured into U.S. dollars, assets and liabilities are translated into pesos at the closing exchange rate, and revenues, expenses, gains and losses are translated at historical exchange rates.

The resulting remeasurement gain or loss is recognized in the “Financial income (expenses) and holding gain (losses) account”. The effects of the translation of foreign operations net of the foreign-exchange differences generated by the debt denominated in foreign currency designated as hedge for net investment abroad are disclosed, under both Argentine and US GAAP, in shareholders’ equity.

The remaining exchange differences recognized in earnings differ from Argentina GAAP to US GAAP; as a result of differences in the book value of foreign subsidiaries’ net assets and resulting designated debt.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4)	Discounting of certain receivables and liabilities

Under Argentina GAAP, certain receivables and liabilities which are valued on the basis of the best possible estimate of the amount to be collected or paid, are required to be discounted using an estimated rate at the time of the initial measurement.

Under US GAAP, receivables and liabilities arising from transactions with customers and suppliers in the normal course of business, which are done in customary trade terms not exceeding one year, are generally accounted for at their nominal value, including accrued interest, if applicable.

5)	Guarantor’s accounting for guarantees

Under US GAAP, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee.

Under Argentina GAAP the recognition of an initial liability is not required.

6)	Accounting for inventories

Under Argentina GAAP, inventories must be accounted for at reproduction or replacement cost or, in other words, at the price the Company would pay at any given time to replace or reproduce such inventory, whereas under US GAAP, inventories are accounted for at the lower of cost or market.

7)	Accounting for business combinations

a)	Petrobras Energía share exchange offer

Petrobras Energía Participaciones acquired control of Petrobras Energía on January 25, 2000 as a result of an exchange offer pursuant to which Petrobras Energía Participaciones issued 1,504,197,988 Class B shares, with one vote per share, in exchange for 69.29% of Petrobras Energía’s outstanding capital stock, thereby increasing its ownership interest in Petrobras Energía to 98.21%.

Under Argentina GAAP, the accounting practice enforced in 2000 fiscal year for non-monetary exchange of shares was to recognize net assets at book value. Accordingly, issued shares of Petrobras Energía Participaciones were subscribed and accounted for at the book value of Petrobras Energía’s shares exchanged.

Under US GAAP, the 2000 exchange offer was accounted for under the purchase method. The purchase price of 6,766, calculated based upon the market price of Petrobras Energía common stock, has been allocated to the identifiable assets acquired and liabilities assumed based upon their fair value as of the acquisition date. The excess of the purchase price over the fair value of the net assets acquired has been reflected as goodwill. Therefore, the US GAAP reconciliation of shareholders’ equity reflects the additional purchase price of Petrobras Energía capital stock, and the reconciliation of net income reflects the incremental depreciation, depletion, amortization, effective interest rate of liabilities, and when applicable, the relevant impairment charges, and the related effects on the deferred income tax, as a result of the purchase price allocation mentioned above.

Beginning in the 2003 fiscal year, new Argentina GAAP pursuant to CNV Resolution N° 434 adopted the purchase method or the pooling of interests method, depending on the circumstances. However, such new standards were not required to be applied on a retroactive basis.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b)	Purchase price allocation of Eg3 S.A. and Petrolera Santa Fe S.R.L.

On January 21, 2005, the Special Shareholders’ Meeting of Petrobras Energía, Eg3 S.A. (“Eg3”) and Petrobras Argentina S.A. (“PAR”), and the Special Partners’ Meeting of Petrolera Santa Fe S.R.L. (“PSF”), in their respective meetings, approved the merger of Eg3, PAR, and PSF with and into Petrobras Energía, with the former companies being dissolved without liquidation. The effective merger date was set as January 1, 2005, as from when all assets, liabilities, rights and obligations of the absorbed companies were considered incorporated into Petrobras Energía. On March 3, 2005, the final merger agreement was subscribed. On June 28, 2005, the CNV (Argentine Securities Commission) approved the merger and authorized the public offering of Petrobras Energía’s shares. On September 16, 2005, the merger was registered in the Public Registry of Commerce.

As the result of the merger, (a) Petrobras, owner of a 99.6% equity interest in EG3 and 100% equity interest in PAR and PSF through its subsidiary Petrobras Participaciones SL, received, through such subsidiary, 229,728,550 new shares of class B stock in Petrobras Energía, with a nominal value of Argentine Pesos 1 each and entitled to one vote per share, representing 22.8% of capital stock, and (b) Petrobras Energía Participaciones’ ownership interest in Petrobras Energía decreased from 98.21% to 75.82%. After the merger, the new capital stock of Petrobras Energía was set at 1,009,618,410.

Although Argentina GAAP and IFRS, which are applied on a supplemental basis, refer to business combinations, they do not deal with such transactions when carried out among companies of the same economic group. IFRS establishes that in cases where a situation or topic is not covered by an International Accounting Standard or IFRS, management could consider other standards-issuing institutions pronouncements that apply similar frameworks, as well as other accounting literature and general practices accepted by different sectors of activity, insofar as they are not inconsistent with IFRS framework.

In this regard, taking into account that the Company’s “Class B” shares are listed on the New York Stock Exchange, the accounting standards effective for this market (Statement of Financial Accounting Standard No 141) set forth that the merger between entities under common control be accounted for using the pooling-of-interest method.

Petrobras Energía recorded the effects of the corporate reorganization in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of the shareholders’ equity of the transferring entities were recognized in the combined entity based on their carrying amounts as of the effective merger date

As a result of the merger between PESA, PSF Eg3 and PAR, the reconciliation to US GAAP includes net adjustments of 102 to Property, plant and equipment as of June 30, 2008 that corresponds to the purchase price allocation derived from the excess of the acquisition price over the book values (allocated values) that were originally recorded in Eg3 and PSF as push down accounting when such companies were acquired by Petrobras, the Company’s controlling shareholder, in 2001 and 2002.

Under Argentina GAAP, push down accounting (as the term is defined by US GAAP) is not required.

8)	Impairment of goodwill, property, plant and equipment, and equity in affiliates

a) Under US GAAP, once an impairment loss is allocated to the carrying value of the long-lived assets, the reduced carrying amount represents the new cost basis of the long-lived assets. As a result, SFAS 144 prohibits entities from reversing the impairment loss should facts and circumstances change in the future. Under Argentina GAAP, impairment charges can be reversed in future years due to changes in the above-mentioned facts and circumstances. As of December 31, 2005, Petrobras Energía recorded a 44 gain related to an impairment reversal of gas areas in Argentina. In the reconciliation to US GAAP included in Note 21, such gain was reversed. In June 2008, the reconciliation includes a gain of 2 corresponding to the reversal of the related higher depreciation.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b) Method of calculating impairment related to property, plant and equipment

Following the changes in professional accounting standards under Argentina GAAP effective for years beginning as from January 1, 2006, the book value of a long-lived asset is adjusted to its recoverable value if its carrying amount exceeds the recoverable value in use. From a regulatory standpoint, recoverable value is defined as the larger of net realizable value and discounted value in use, defined as the addition of the discounted expected net cash flows that arise as a direct result of the use and eventual disposition of the assets.

Under US GAAP the book value of a long-lived asset is adjusted to its fair value if its carrying amount exceeds the undiscounted value in use.

Following this guidance, in the reconciliation to US GAAP impairment changes including the related effect on depreciation of property, plant and equipment recorded under Argentine GAAP were reversed since under US GAAP the carrying amount did not exceed the undiscounted cash flows.

9)	Income taxes

Represents the effect of deferred income tax over each US GAAP adjustment.

10)	Proportional consolidation

Under Argentina GAAP, an investor is required to proportionally consolidate line by line its financial statements with the financial statements of the companies in which it exercises joint control. Joint control exists where all the shareholders, or only the shareholders owning a majority of votes, share the power to define and establish a company’s operating and financial policies on the basis of written agreements. In the consolidation of companies over which an investor exercises joint control, the amount of the investment in the company under joint control and the interest in its income (loss) and cash flows are replaced by the investor’s proportional interest in the company’s assets, liabilities, income (loss) and cash flows. As of June 30, 2008 under the joint control of the Company are Distrilec Inversora S.A. (“Distrilec”), Compañía de Inversiones de Energía S.A. (“Ciesa”) and since December 31, 2007, Petrobras de Valores Internacional de España S.L. (PVIE).

Under US GAAP, interests in companies over which the investor exercises joint control are accounted for by the equity method and no proportional consolidation is allowed. However, pursuant to the SEC’s rules, differences in classification or display that result from using proportionate consolidation in the reconciliation to US GAAP, may be omitted if certain requirements are met. Such requirements are met by Distrilec and since December 31, 2007, by PVIE but not by CIESA. As a result, differences corresponding to proportional consolidation of Distrilec and PVIE are not presented (see US GAAP Summarized Consolidated Data in Note 21). The proportional consolidation of CIESA for the period ended under Argentina GAAP has been reversed for purposes of the US GAAP reconciliation and in the additional disclosures included in Note 21.

11)	Minority interest

An adjustment to record the effect of all US GAAP adjustments attributable to minority interests has been recorded.

B — Explanation of the main differences included in the reconciliation from Argentina GAAP to US GAAP, applicable to our equity in affiliates

1)	Capitalization of exchange differences

Under Argentina GAAP, during the period January 2002 to July 2003, exchange differences resulting from the peso devaluation on liabilities denominated in foreign currencies, which were directly related to the acquisition, construction or production of property, plant and equipment, intangibles and long-term investments in other

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

companies incorporated in Argentina, were allowed to be capitalized to the cost values of such assets, subject to a number of conditions.

As of December 31, 2007 the Company recorded capitalized foreign exchange differences losses of CIESA.

Under US GAAP, foreign currency exchange gains or losses are recognized in the statement of income.

2)	Depreciation of property, plant and equipment

Under Argentina GAAP, depreciation of certain non-oil and gas fixed assets is accounted for by the Company by applying rates established for technical revaluation, which are based on engineering formulas.

Under US GAAP depreciation of such assets is calculated primarily using the straight-line method over the useful lives of the assets.

3)	Minority Interest

An adjustment to record the effect of all US GAAP adjustments attributable to minority interests in consolidated subsidiaries of our equity in affiliates have been recorded.

4)	Income taxes

Represents the effect of deferred income tax over each US GAAP adjustment.

5)	Troubled debt restructuring of TGS and Transener.

On December 15, 2004 and on June 30, 2005, TGS and Transener respectively concluded their debt restructuring processes.

Under Argentina GAAP, Transener and TGS concluded that their respective debt restructuring constituted an exchange of debt instruments with substantially different terms, which must be treated as an extinguishment of the original debt instrument, with a gain or loss recognized on the de-recognition of that instrument. Argentina GAAP clarifies that from a debtor’s perspective, an exchange of debt instruments, or a modification of a debt instrument, between a debtor and a creditor is deemed to have been accomplished with debt instruments that are substantially different if the discounted present value of the cash flows under the terms of the new debt instrument varies by at least 10 percent from the discounted present value of the remaining cash flows under the terms of the original instrument. In this case the new debt instrument should be initially recorded at fair value, and that amount should be used to determine the gain or loss to be recognized on the extinguishment of the original debt instrument. Fair value should equal the present value of the future cash flows to be paid under the terms of the new debt instrument, discounted at a rate commensurate with the risks of the debt instrument and the time value of money.

Under US GAAP, Transener and TGS are required to perform an analysis under SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings” and EITF 02-04, “Debtors Accounting for a Modification or an Exchange of Debt Instruments in accordance with SFAS 15”, to assess whether the debt restructurings constituted troubled debt restructurings involving a cash payment and a modification of terms. Transener and TGS concluded that the debt restructurings in fact constituted troubled debt restructurings pursuant to the conditions defined in EITF 02-04, as Transener and TGS were undergoing financial difficulties and creditors had made concessions to both entities. The concessions involved primarily the forgiveness of principal amounts and defaulted interest.

SFAS 15 requires an assessment of the total future cash payments specified by the new terms of the debt, including principal, interest and contingent payments. A debtor shall reduce the carrying amount of the payable by the total fair value of the assets or equity transferred and no gain on restructuring is recognized unless the remaining

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

carrying amount of the debt exceeds the undiscounted total future cash payments specified by the new terms, considered on a payable by payable basis. The differences between the fair value and the carrying amount of any assets or equity transferred is recognized as gain or loss. SFAS 15 also requires that the restructuring of each payable, including those negotiated and restructured jointly, be accounted for individually. The carrying value of these loans will be reduced as payments are made. Interest expense is computed on the basis of the discount rate that equates the present value of the future cash payments specified by the new debt with the remaining carrying amount of the original loans.

Under Argentina GAAP, we recorded a net gain of 27 in 2004 on the debt restructuring of TGS. This number reflects a 48 financial gain, net of 21 corresponding to the minority interest of Petrobras Energía in TGS.

Under US GAAP, TGS reconciliation adjustment to our shareholders’ equity as of December 31, 2005 included a loss of 42 which represents the effect of the reversal of the 48 gain on restructuring recorded under Argentina GAAP in 2004, which was reduced in 2005 and 2006 by 6 and 11 due to the lower interest expense recorded under US GAAP. As the debt was cancelled in June 2007, the remaining unamortized amounts were recorded in the income statement for the year ended December 31, 2007. These amounts are presented before the effect of minority interests.

With respect to Transener, our Argentina GAAP financial statements include a 165 gain on its debt restructuring in 2005, which was significantly offset by a 145 valuation allowance to adjust the carrying amount of our equity in Compañía Inversora en Transmisión Citelec S.A. (“Citelec”), which controls Transener, to its recoverable value. The debt restructuring gain of Transener is comprised of: (i) a gain for the forgiveness of principal, compensatory and punitive interest of 266; (ii) a loss as a result of the write-off of capitalized debt issuance costs of 1 ; (iii) a gain on restructuring of 48 as a result of accounting for the issuance of debt at its fair value instead of at its face value; and (iv) a loss of 148 corresponding to the minority interest of Petrobras Energía in Transener.

With respect to Transener, the US GAAP reconciliation adjustment to our shareholders’ equity as of December 31, 2005 amounted to 262. This amount is the net effect of: (i) the reversal of the 266 gain due to the forgiveness of principal and defaulted interest recorded under Argentina GAAP as of June 30, 2005; (ii) the reversal of the 48 gain recorded under Argentina GAAP due to the valuation of debt at fair value as of June 30, 2005; (iii) a 69 gain recognized under US GAAP as of June 30, 2005 because carrying amounts exceeded future payments in respect of some specific payables; (iv) a 7 loss recorded under US GAAP as of June 30, 2005 due to the effect of the lower market value of new shares issued to cancel debt; and (v) a loss of 10 for the effect of lower interest expense recorded under US GAAP and foreign exchange loss results from June 30, 2005 to December 31, 2005. These amounts are presented before the effect of minority interests.

As our interest in Citelec was sold in December 2007, the remaining above-mentioned reconciling items were charged against Sale of Companies in the Reconciliation of net income to US GAAP for the year ended December 31, 2007.

C — Presentation

Major reclassifications to adjust the Argentina GAAP presentation to conform to U.S.GAAP, are as follows:

1)	Balance sheet classification differences related to deferred income tax assets (liabilities)

Under Argentina GAAP, net deferred tax assets (liabilities) are to be classified as non-current assets (liabilities).

Under US GAAP, the Company applied the provisions contained in SFAS No. 109, “Accounting for income taxes”. Such statement states that in a classified statement of financial position, an enterprise should separate

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

deferred tax liabilities and assets into a current amount and a non-current amount. To such extent, deferred tax liabilities and assets should be classified as current or non-current based on the classification of the related asset or liability for financial reporting. In addition, a deferred tax liability or asset that is not related to an asset or liability for financial reporting, including deferred tax assets related to tax losses carry forwards, shall be classified according to the expected reversal date of the temporary difference.

2)	Accounting for purchases and sales of inventory with the same counterparty

Under Argentina GAAP, purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another are not required to be combined for reporting purposes.

Under US GAAP, EITF No. 04-13 states that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold.

D — Other

1)	Restatement of financial statements for general price-level changes

The reconciliation to US GAAP does not include an elimination of the adjustments to the consolidated financial statements to account for the effects of inflation required under Argentina GAAP (see Note 2.c), as permitted by Regulation S-X of the SEC.

E — New accounting standards and developments under US GAAP not yet adopted

FASB Statement No. 141 (revised 2007), Business Combinations (“SFAS 141-R”)

In December 2007, the FASB issued SFAS 141-R, which will become effective for business combination transactions having an acquisition date on or after January 1, 2009. This standard requires the acquiring entity in a business combination to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date to be measured at their respected fair values. SFAS 141-R changes the accounting treatment for the following items: acquisition-related costs and restructuring costs to be generally expensed when incurred; in process research and development to be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; changes in deferred tax asset valuation allowance and income tax uncertainties after the acquisition to be generally recognized in income tax expense; acquired contingent liabilities to be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies. SFAS 141-R also includes a substantial number of new disclosure requirements. The impact on the application of SFAS 141-R in the consolidated financial statements will depend on new business combinations arising during 2009 and thereafter.

FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”)

In December 2007, the FASB issued SFAS 160 that establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in the consolidated net income on the face of the income statement. Certain changes in a parent’s ownership interest are to be accounted for as equity transactions and when a subsidiary is deconsolidated, any non-controlling equity investment in the former subsidiary is to be initially measured at fair value. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest and is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s presentation of the consolidated income statement and balance sheet will be significantly changed by the application of SFAS 160.

FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”).

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS No. 133 and is intended to provide users of financial statements with an enhanced understanding of (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations.

F)	Recently adopted accounting pronouncements

FASB Statement No 157, Fair Value Measurements (“SFAS 157”)

In September 2006, the FASB issued SFAS 157, which became effective on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards.

In February 2008, the FASB issued FSP 157-1. This FSP excludes FASB Statement No. 13, Accounting for Leases, and its related interpretative accounting pronouncements from the provisions of SFAS 157, except for leasing transactions arising from business combinations. FSP 157-1 became effective on January 1, 2008. with no impact to the consolidated financial statements of the Company.

Also in February 2008, the FASB issued FASB Staff Position (FSP) 157-2, “Effective Date of FASB Statement No 157”, which became effective on January 1, 2008. This FSP delays the effective date of SFAS 157 for non-financial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until January 1, 2009.

The Company implemented SFAS 157 effective on January 1, 2008 with no material impact due to the implementation, other than additional disclosures.

SFAS 157 requires disclosures that categorize assets and liabilities measured at fair value on a recurring basis into one of three different levels depending on the observability of the inputs applied in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market-corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting the Company’s assumptions about pricing by market participants.

The disclosure requirements of SFAS 157 were applied to certain securities and mutual funds recognized in accordance with SFAS 115.

The Company’s securities fair values were recognized in accordance with exchanged quoted prices as the balance sheet date for identical assets in active markets and, therefore, were classified as Level 1.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value hierarchy for the Company’s financial assets and liabilities accounted for at fair value on a recurring basis at June 30, 2008, was:

	As of June 30, 2008
	Level 1	Level 2	Level 3	Total

Assets
Government securities	12	—	—	12
Mutual Funds	293	—	—	293
Total assets	305	—	—	305

FASB Statement 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”)

In February 2007, the FASB issued SFAS 159, that permits the measurement of certain financial instruments at fair value. Entities may choose to measure eligible items at fair value at specified election dates, reporting unrealized gains and losses on such items at each subsequent reporting period. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 became effective for the Company on January 1, 2008 with no impact to its consolidated financial statements.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Reconciliation of net income and shareholders’ equity to US GAAP (Unaudited)

The following is a summary of the significant adjustments to net income for the six-month period ended June 30, 2008 and 2007 and the shareholders’ equity as of June 30, 2008 and December 31, 2007, which would be required if US GAAP had been applied instead of Argentina GAAP in the Company’s financial statements.

Reconciliation of net income to US GAAP

	Six Month Periods Ended
	June 30,
	2008	2007

Net income under Argentine GAAP	589	283
US GAAP adjustments:
Foreign currency translation adjustment (Note 20.A.3)	(2)	8
Debt refinancing costs (Note 20.A.1)	1	2
Depreciation of Property Plant & Equipment
Business combination (Note 20.A.7)	(15)	(18)
Impairment (Note 20.A.8)	(14)	(6)
Other	(3)	(13)
Discounted value of assets and liabilities (Note 20.A.4)	(5)	13
Minority interest (Note 20.A.11)	16	4
Guarantees (Note 20.A.5)	—	4
Inventories (Note 20.A.6)	33	16
Deferred income taxes (Note 20.A.9)	2	22
Other	(10)	(11)
US GAAP adjustments applicable to equity in earnings of affiliates
Deferred income taxes (Note 20.B.4)	(1)	(13)
Depreciation of property plant and equipment (Note 20.B.2)	(1)	(7)
Capitalized exchange losses (Note 20.B.1)	2	1
Minority Interest (Note 20.B.3)	—	(7)
Reversal of equity in earnings of CIESA (i)(Note 20.A.10)	(50)	(28)
Debt restructuring (Note 20.B.5)	—	31
Other	1	(1)

Total US GAAP adjustments	(46)	(3)

Net income under US GAAP	543	280

i) This adjustment reverses the equity in earnings accounted for under Argentina GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA. As of June 30, 2008 and 2007, CIESA presented a deficit in shareholders equity under US GAAP, and therefore it was valued at zero.

Earnings per share

	Six-Month Period Ended June 30,
	2008	2007

Basic/Diluted net income per share under US GAAP	0.256	0.132
Basic/Diluted net income per share under Argentine GAAP
Class B	0.277	0.133
Number of shares in millions(1)	2,132	2,132

(1)	Earnings per share are calculated based on the weighted average number of shares outstanding during the six-month periods ended June 30, 2008 and 2007.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidated statement of comprehensive income and accumulated comprehensive income

	Six-Month period Ended June 30,
	2008	2007

Net income under US GAAP	543	280
Foreign currency translation adjustment (Note 20.A.4)
Net change during period	(30)	(3)
Deferred pension plan obligations (Note 20.A.3)
Decrease (increase), net of tax	4	—

Total comprehensive income	517	277

Accumulated Other Comprehensive Loss:
Amounts not recognized as net periodic pension costs, net of tax	(26)	(32)
Foreign currency translation adjustment (Note 20.A.4)	(2)	7
Adjustment to initially apply SFAS 158, net of tax (Note 20.A.3)	(21)	(21)

Total Accumulated Other Comprehensive Loss	(49)	(46)

Reconciliation of shareholders’ equity to US GAAP

	As of June	As of December
	30, 2008	31, 2007

Shareholders’ equity under Argentine GAAP	7,219	6,664
US GAAP adjustments:
Debt refinancing costs (Note 20.A.1)	(3)	(5)
Pension plan obligations (Note 20.A.2)	(82)	(90)
Foreign currency transaction adjustments (Note 20.A.3)	(46)	(53)
Property plant and equipment
Business combination (Note 20.A.7)	246	262
Impairment (Note 20 A.8)	311	325
Other	2	16
Other	(10)	(10)
Goodwill (Note 20.A.7.a and Note 20.A.8.a)	101	101
Discounted value of assets and liabilities (Note 20.A.4)	80	85
Inventories (Note 20.A.6)	(68)	(101)
Guarantees (Note 20.A.5)	(5)	(5)
Minority interest (Note 20.A.11)	(28)	(42)
Deferred income taxes (Note 20.A.9)	(61)	(61)
US GAAP adjustments applicable to equity in affiliates
Deferred income taxes (Note 20.B.4)	(44)	(43)
Property plant and equipment (Note 20.B.2)	(10)	(5)
Capitalized exchange losses (Note 20.B.1)	(28)	(29)
Minority interest (Note 20.B.3)	(20)	(20)
Reversal of equity in affiliates of CIESA (i) (Note 20.A.10)	(158)	(108)
Other	(5)	(7)

Total US GAAP adjustments	172	210
Shareholders’ equity under US GAAP	7,391	6,874

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

i) This adjustment reverses the equity in earnings accounted for under Argentina GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA. As of June 30, 2008 and December 31, 2007, CIESA presented a deficit in shareholders equity under US GAAP, and therefore it was valued at zero.

Description of changes in shareholders’ equity under US GAAP

	As of June 30,	As of December 31,
	2008	2007

Shareholders’ equity under US GAAP as of beginning of year	6,874	6,195
Additional paid in capital	—	823
Dividends Paid	—	(141)
Other comprehensive (loss)	(26)	20
Net income under US GAAP	543	(23)

Shareholders’ equity under US GAAP as of the end of the period/year	7,391	6,874

US GAAP summarized consolidated data

The consolidated income data for the six-month period ended June 30, 2008 and 2007 and the consolidated balance sheet as June 30, 2008 and December 31, 2007, presented below have been adjusted to reflect the differences between US GAAP and Argentina GAAP discussed above, giving effect to differences in measurement methods and disclosures as previously discussed.

	Six-Month Periods Ended June 30,
	2008	2007

US GAAP consolidated income data
Sales	7,096	5,724
Less — taxes on sales and services	(250)	(102)

Net sales	6,846	5,622
Cost of sales	(4,844)	(4,198)

Gross profit	2,002	1,424
Administrative and selling expenses	(785)	(680)
Exploration expenses	(76)	(97)
Other operating expenses, net	(88)	(63)

Operating income	1,053	584
Equity in earnings of affiliates	171	75
Financial expenses and holding losses, net	(43)	(120)

Income before income taxes and minority interest	1,181	539
Income tax expense	(450)	(145)
Minority interest in subsidiaries	(188)	(114)

Net income for the period	543	280

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	As of June	As of December
	30, 2008	31, 2007

US GAAP condensed consolidated balance sheet data
Other receivables	1,300	2,507
Other current assets	4,592	3,581

Current Assets	5,892	6,088

Investments	3,200	3,141
Property, plant and equipment	9,660	9,130
Other non-current assets	619	947

Total non-current assets	13,479	13,218

Total assets	19,371	19,306

Short-term debt	1,733	1,452
Other liabilities	2,647	2,652

Total current liabilities	4,380	4,104

Long-term debt	3,966	4,613
Other non-current liabilities	1,377	1,563

Total non-current liabilities	5,343	6,176

Total liabilities	9,723	10,280

Minority interest in subsidiaries	2,257	2,152
Shareholders’ equity	7,391	6,874

	19,371	19,306

	Six-Month	Year Ended	Six-Month
	Period Ended	December 31,	period Ended
	June 30, 2008	2007	June 30, 2007

US GAAP condensed consolidated cash flow data
Net cash provided by operations	916	1,549	649
Net cash used in investing activities	(40)	(1,581)	(768)
Net cash used in financing activities	(239)	(133)	387

(Decrease) Increase in cash	637	(165)	268
Effect of the exchange on rate on cash	(28)	25	5
Cash and cash equivalent at the beginning	971	1,111	1,111

Cash and cash equivalent at the end under US GAAP	1,580	971	1,384

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Additional financial statement disclosures required by US GAAP and the SEC

a)	Income taxes

The tax effect of the significant differences between the book value under US GAAP and the tax value of the Company’s assets and liabilities and tax loss carryforwards is as follows:

	As of June 30,	As of December
	2008	31, 2007

Deferred tax assets
Tax loss carryforwards	271	301
Inventories	28	39
Property, plant and equipment	187	211
Reserve for contingencies	105	95
Equity interest in affiliates	83	83
Pension plan obligations	54	51
Other deferred tax assets, not individually significant	117	130

Total gross deferred tax assets	845	910
Less-valuation allowance	(604)	(636)

Total net deferred tax assets	241	274

Deferred tax liabilities
Prepaid expenses	(6)	(6)
Property, plant and equipment	(777)	(827)
Equity interest in affiliates	(341)	(319)
Other deferred tax liabilities, not individually significant	(27)	(24)

Total gross deferred tax liabilities	(1,151)	(1,176)

Net deferred tax liabilities	(910)	(902)

The reconciliation of tax provision at the statutory rate to the tax provision for the six-month period ended June 30, 2008 and 2007, computed in accordance with US GAAP, is as follows:

	Six-Month Periods Ended June 30,
	2008	2007

Income (loss) before income tax and minority interest in subsidiaries	1,181	539
Statutory tax rate	35%	35%

Statutory tax rate applied to pre-tax income (loss)	413	189
Equity in earnings of affiliates	6	(104)
Permanent differences in foreign earnings	14	88
Change in valuation allowance	(32)	(47)
Tax adjustments and other, net	49	19

Tax expense (benefit)	450	145

As of June 30, 2008, the tax loss carry-forwards amounting to 622 may be used to the dates indicated below:

2009	410
2010 and thereafter	212

622

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Effect of adopting FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 provides guidance on recognition, classification and disclosure concerning uncertain income tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is more likely than not it will be sustained upon examination. The Company adopted FIN 48 on January 1, 2007. The adoption did not have a material impact in our consolidated financial statements.

As of January 1, June 30 and December 31, 2007, and as of June 30, 2008 the Company did not have any unrecognized tax benefits. In addition, the Company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months. Furthermore, the Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of financial and operating expenses, respectively, in the consolidated statements of income.

As of January 1, 2007, in the six-month periods ended June 30, 2008 and 2007, and in the year ended December 31, 2007, the Company has not accrued interest and penalties related to unrecognized tax benefits.

The Company and its subsidiaries file income tax returns in Argentina and in other foreign jurisdictions. The Argentine tax returns are open to examination by the respective tax authorities for the years beginning in 2002. In addition, tax returns of foreign jurisdictions in which we operate are open to examination for periods ranging from 4 to 6 years.

b)	Pension plan

Defined benefit plan:

The goals with respect to asset investment are (1) the preservation of capital in U.S. Dollars, (2) the maintenance of high levels of liquidity and (3) the attainment of yields in accordance with a moderate risk profile.

The information for the Company’s defined benefit plans is as follows (see Note 14.b):

	June 30,	December 31,
	2008	2007

Change in projected benefit obligation
Projected benefit obligation at beginning	176	161
Service cost	2	3
Interest cost	11	21
Actuarial loss	(13)	1
Benefits paid	(13)	(10)

Projected benefit obligation at the end of the period/year(1)	163	176

Accumulated benefit obligation at end of period/year	163	176

Change in plan assets
Fair value of plan assets at beginning	31	35
Return on plan assets	(1)	3
Benefits paid	(4)	(7)

Fair value of plan assets at the end of the period/year(2)	26	31

Status of the plans
Unfunded status at the end of the period/year	(137)	(145)

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	As of June 30, 2008 and December 31, 2007, the Projected Benefit Obligation is comprised of 118 and 124 corresponding to the Compensatory Fund, and 45 and 52 corresponding to the indemnity plan, respectively.

(2)	Both for June 30, 2008 and December 31, 2007, all assets contributed correspond to the Compensatory Fund (Note 14.b).

	June 30,	December 31,
	2008	2007

Amounts recorded in the consolidated balance sheet consists of:
Total liabilities	(137)	(145)
Cumulative amounts recorded in “Accumulated other comprehensive income” consists of:
Unrecognized prior service cost	36	38
Unrecognized actuarial loss	30	52

Total recorded in “Accumulated other comprehensive income” at period/year end, before tax	66	90

	June 30,	December 31,
	2008	2007

Reconciliation of amounts recognized in “Accumulated other comprehensive income”
Amounts recorded before tax at beginning of year	90	93
Reclassification of intangible assets due to SFAS 158	—	—
Change in unrecognized actuarial loss	(22)	1
Amortization of actuarial loss recognized in net periodic benefit cost	(2)	(4)

Amounts recorded before tax at end of year	66	90

	June 30,	June 30,
	2008	2007

Components of net periodic pension benefit cost
Service cost	2	2
Interest cost	11	10
Return on planned assets	(1)	(1)
Amortization of actuarial gain and losses and unrecognized prior service costs	2	2

Net periodic benefit cost	14	13

Weighted-average assumptions
Discount rate	4%	4%
Rate of return on plan assets	6%	6%
Rate of compensation increase	2%	2%

The compulsory discount rate of 4% was established by the National Insurance Control Entity (Superintendencia de Seguros de la Nación), which is based on the historical analysis of fixed income investments.

As of the date of the issuance of these financial statements, the Board of Directors did not approve contributions to its Defined Benefit pension plan funds in 2008.

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Benefit obligations for the period 2008-2017 are expected to be paid as follows:

2008	13
2009	12
2010	11
2011	11
2012	14
2013-2017	65

Adoption of SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”

Effective December 31, 2006 for US GAAP reporting purposes, the Company implemented FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (SFAS 158), which requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income, a separate component of the shareholders’ equity.

In 2007 and 2006, the amounts recorded in other comprehensive income for net actuarial losses and prior service costs are required by FAS 158.

For 2005, FASB Statement No. 87, “Employers’ Accounting for Pensions,” required an employer to recognize a liability in its statement of financial position that was at least equal to the unfunded accumulated benefit obligation for defined benefit pension plans.

The following table presents the effect of adopting SFAS No. 158 on the Company’s December 31, 2006 consolidated balance sheet:

	Balances Prior to
	SFAS No. 158		Balances After to
	Adoption	Adjustments	SFAS No. 158

Intangible assets	40	(40)	—
Accumulated other comprehensive income	53	40	93
Liabilities	126	—	126
Deferred tax assets	30	14	44

As of December 31, 2007, components of accumulated other comprehensive income (loss) associated with the pension plans and the related amounts expected to be amortized to net periodic benefit cost in 2008 are as follows.

Accumulated other comprehensive income (loss), before the effect of income taxes and minority interest

Pension Benefits
Prior service cost	38
Net actuarial loss	52

Amounts expected to be recognized for year ended December 31, 2008 net periodic benefit cost, before the effect of income taxes and minority interest

Pension Benefits
Prior service cost	2
Net actuarial loss	2

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

23.	Subsequent events

On July 31, 2008 the ENRE issued Resolution No 324/2008 approving a new tariff schedule for Edesur applicable as from July 1, 2008. This tariff schedule imposes gradual increases between 10% and 30% to residential users with bimonthly consumption levels over 650 kilowatts and a 10% increase to commercial or industrial users.

No other events have occurred subsequent to period end that may significantly affect the Company’s financial position as of June 30, 2008, or the results of its operations for the six-month period then ended.

24.	Other consolidated information

The following tables present additional consolidated financial statements disclosures required under Argentine GAAP.

a) Property, plant and equipment.

b) Equity in affiliates

c) Cost of sales.

d) Foreign currency assets and liabilities.

e) Detail of expenses.

f) Information about ownership in subsidiaries and affiliates.

g) Oil and gas areas and participation in joint ventures.

h) Combined joint-ventures and consortium assets, liabilities and results.

a)	Property, plant and equipment as of June 30, 2008 and December 31, 2007 (Stated in millions of Argentine Pesos)

	Oil and Gas
	Exploration and	Refining and		Gas and	Corporate and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Net book value at the beginning of the year	4,258	1,317	1,009	3,897	128	10,609
Translation effect	(35)	—	(19)	—	—	(54)
Net increase	814	56	83	247	6	1,206
Depreciation (Note 24.e)	(363)	(51)	(49)	(121)	(12)	(596)

Net book value at the end of the period	4,674	1,322	1,024	4,023	122	11,165

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b)	Equity in affiliates as of June 30, 2008 and December 31, 2007 (Stated in millions of Argentine Pesos)

	06/30/2008
	Description of Securities					12/31/2007
Name of Issuer	Face Value		Amount	Cost	Book Value	Book Value

Coroil S.A.	Bs	1,000	490	48	35	38
Inversora Mata S.A.	Bs	1,000	490	61	91	90
Oleoducto de Crudus Pesados Ltd.	US$	0.01	31,500	98	84	95
Oleoductos del Valle S.A.		$10	2,542,716	61	63	62
Petrolera Entre Lomas S.A.		$1	96,050	2	74	66
Refinería del Norte S.A.		$10	2,610,809	63	141	146
Cost related with CIESA’s restructuring (Note 8.II)				—	110	110
TGS S.A. goodwill in CIESA S.A.				—	23	23
Petroritupano S.A.	Bs	1,000	483,263	1,109	1,194	1,128
Petroven-Bras S.A.	Bs	1,000	97,163	129	127	130
Petrowayú S.A.	Bs	1,000	382,202	957	938	950
Petrokariña S.A.	Bs	1,000	153,869	456	471	466

				2,984	3,351	3,304

c)	Cost of sales for the six-month periods ended June 30, 2008 and 2007 (Stated in millions of Argentine Pesos)

	2008
	Oil and Gas
	Exploration	Refining and		Gas and	Corporate and
	and Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Inventories at the beginning of the year	98	683	422	61	(168)	1,096
Translation effect	(2)	—	(5)	—	—	(7)
Costs (Section e)	1,011	110	153	307	—	1,581
Holding gains	(15)	24	36	3	6	54
Purchases, consumptions and other	109	3,000	1,265	773	(1,348)	3,799
Inventories at the end of the period	(154)	(625)	(698)	(77)	139	(1,415)

Cost of sales	1,047	3,192	1,173	1,067	(1,371)	5,108

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007
	Oil and Gas
	Exploration	Refining and		Gas and	Corporate and
	and Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Inventories at the beginning of the year	159	569	318	47	(124)	969
Translation effect	1	—	1	—	—	2
Costs (Section e)	1,022	90	120	262	—	1,494
Holding gains	2	20	55	—	14	91
Purchases, consumptions and other	72	2,679	1,092	735	(1,382)	3,196
Inventories at the end of the period	(161)	(726)	(473)	(53)	103	(1,310)

Cost of sales	1,095	2,632	1,113	991	(1,389)	4,442

d)	Foreign currency assets and liabilities as of June 30, 2008 and December 31, 2007 (Stated in millions of Argentine Pesos)

	Foreign Currency		Exchange	Book Value in
	and Amount		Rate	Local Currency

CURRENT ASSETS
Cash	US$	28	3.0300	84
	Rs	1	1.9100	1
	BS	6	1.4093	9

				94

Investments	US$	503	3.0300	1,525
	Rs	18	1.9100	35

				1,560

Trade receivables	US$	251	3.0300	761
	Rs	99	1.9100	190

				951

Other receivables	US$	105	3.0300	317
	BS	1	1.4093	2
	EU	9	4.7750	42
	Rs	6	1.9100	12

				373

TOTAL 2008				2,978

TOTAL 2007				3,519

NON-CURRENT ASSETS
Trade receivables	US$	2	3.0300	7

Other receivables	US$	8	3.0300	24
	Rs	20	1.9100	38

				62

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Foreign Currency			Exchange	Book Value in
	and Amount			Rate	Local Currency

Investments	US$		64	3.0300	195

Other assets	US$		—	3.0300	1

TOTAL 2008					265

TOTAL 2007					254

TOTAL ASSETS		2008			3,243

		2007			3,773

CURRENT LIABILITIES
Accounts payable	US$		170	3.0300	514
	Rs		18	1.9100	35
	BS		11	1.4093	15
	Sol		1	1.0214	1
	Eur		1	4.7750	5

					570

Short-term debt	US$		671	3.0300	2,032

					2,032

Payroll and social	Sol		2	1.0214	2
	Rs		5	1.9100	10
	BS		1	1.4093	2
	US$		3	3.0300	9

					23

Taxes Payable	US$		34	3.0300	104
	Rs		38	1.9100	73
	Sol		41	1.0214	42

					219

Other liabilities	Rs		3	1.9100	5
	US$		58	3.0300	176

					181

TOTAL 2008					3,025

TOTAL 2007					3,229

NON-CURRENT LIABILITIES
Accounts payable	US$		3	3.0300	10

Long-term debt	US$		1,542	3.0300	4,673

Taxes payable	Sol		176	1.0214	180
	Rs		49	1.9100	93

					273

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Foreign Currency			Exchange	Book Value in
	and Amount			Rate	Local Currency

Other liabilities	US$		161	1.0214	164
	Rs		1	1.9100	1

					165

TOTAL 2008					5,121

TOTAL 2007					5,898

TOTAL LIABILITIES		2008			8,146

		2007			9,127

US$	Millions of United States Dollars
Bs	Millions of Bolivares
Rs	Millions of Reales
Sol	Millions of Peruvian Soles
Eu	Millions of Euros

e)	Detail of expenses for the six-month periods ended June 30, 2008 and 2007 (Stated in millions of Argentine Pesos)

	2007	2008
				Administrative
				and Selling	Exploration
Accounts	Total	Total	Costs	Expenses	Expenses

Salaries and wages	324	404	181	223	—
Other benefits to personnel	90	73	25	48	—
Taxes, charges and contributions	126	152	8	144	—
Fees and professional advisory	51	55	20	35	—
Depreciation of property, plant and equipment (Note 21.a)	572	596	538	58	—
Amortization of other assets	8	—	—	—	—
Oil and gas royalties	355	389	389	—	—
Spares and repairs	87	94	76	18	—
Geological and geophysical expenses	53	31	—	—	31
Abandoned and non-productive well write-downs	37	41	—	—	41
Transportation and freights	185	195	29	166	—
Construction contracts and other services	273	323	242	81	—
Fuel, gas, energy and other	34	25	20	5	—
Other operating costs and consumptions	124	94	53	37	4
Expense reimbursements	(30)	(13)	—	(13)	—

Total 2008		2,459	1,581	802	76

Total 2007	2,289		1,494	698	97

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f) Information about ownership in subsidiaries and affiliates as of June 30, 2008

	% of Ownership and Votes
Subsidiaries	Direct	Indirect	Business Segment

Corod Producción S.A. (Venezuela)	—	75.82	Oil and Gas Exploration and Production
Ecuadortlc S.A. (Ecuador)	—	75.82	Oil and Gas Exploration and Production
Enecor S.A.	—	53.07	Gas and Energy
EG3 Asfaltos S.A.	—	75.82	Refining and Distribution
EG3 Red S.A.	—	75.82	Refining and Distribution
Innova S.A. (Brasil)	—	75.82	Petrochemicals
Petrobras Energía de México S.A. de C.V. (México)	—	75.82	Oil and Gas Exploration and Production
Petrobras Finance Bermuda (Islas Bermudas)	—	75.82	Corporate
Petrobras Holding Austria AG (Austria)	—	75.82	Corporate
Petrobras Energía S.A.	75.82	—	Corporate
Petrobras Energía Internacional S.A.	—	75.82	Corporate
Petrobras Energía Operaciones Ecuador S.A. (Ecuador)	—	75.82	Oil and Gas Exploration and Production
Petrobras Electricidad de Argentina S.A.	—	75.82	Gas and Energy
Petrobras Financial Services Austria GMBH (Austria)	—	75.82	Corporate
Petrobras Hispano Argentina S.A. (España)	—	75.82	Corporate
Petrobras Bolivia Internacional S.A. (Bolivia)	—	75.82	Corporate
Petrobras Energía Ecuador (Gran Cayman)	—	75.82	Oil and Gas Exploration and Production
Petrolera San Carlos S.A. (Venezuela)	—	75.82	Oil and Gas Exploration and Production
Transporte y Servicios de Gas en Uruguay S.A. (Uruguay)	—	48.94	Gas and Energy
World Energy Business S.A.	—	75.82	Gas and Energy
Electricidade Com S.A. (Brasil)	—	75.82	Gas and Energy
Petrobras Energía Colombia (Gran Cayman)	—	75.82	Oil and Gas Exploration and Production
World Fund Financial Services (Gran Cayman)	—	75.82	Corporate
Main affiliates — joint control
Cía. de Inversiones de Energía S.A.	—	37.91	Gas and Energy
Distrilec Inversora S.A.	—	36.77	Gas and Energy
Edesur S.A.	—	20.72	Gas and Energy
Transportadora de Gas del Sur S.A.	—	20.96	Gas and Energy
Petrobras de Valores Internacional de España S.L. (España)	—	45.49	Corporate
Petrobras Energía Perú S.A. (Peru)	—	45.55	Oil and Gas Exploration and Production
Petrobras Energía Venezuela S.A. (Venezuela)	—	45.49	Oil and Gas Exploration and Production
Main affiliates — significance influence
Coroil S.A. (Venezuela)	—	28.36	Oil and Gas Exploration and Production

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	% of Ownership and Votes
Subsidiaries	Direct	Indirect	Business Segment

Oleoducto de Crudos Pesados Ltd. (Gran Cayman)	—	8.66	Oil and Gas Exploration and Production
Oleoducto de Crudos Pesados S.A. (Ecuador)	—	8.66	Oil and Gas Exploration and Production
Inversora Mata S.A. (Venezuela)	—	37.15	Oil and Gas Exploration and Production
Oleoductos del Valle S.A.	—	17.51	Oil and Gas Exploration and Production
Propyme S.G.R.	—	37.91	Corporate
Petrolera Entre Lomas S.A.	—	14.56	Oil and Gas Exploration and Production
Refinería del Norte S.A.	—	21.61	Refining and Distribution
Urugua-í S.A.	—	22.24	Gas and Energy
Petroven-Bras S.A.	—	25.20	Oil and Gas Exploration and Production
Petrokariña S.A.	—	26.15	Oil and Gas Exploration and Production
Petrowayú S.A.	—	27.30	Oil and Gas Exploration and Production
Petroritupano S.A.	—	16.68	Oil and Gas Exploration and Production
Other subsidiaries
Ternoeléctrica José de San Martín S.A.	—	6.07	Gas and Energy
Ternoeléctrica Manuel Belgrano S.A.	—	6.07	Gas and Energy

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

g) Oil and gas areas and participation in joint-ventures as of June 30, 2008

		Working		Duration
Name	Location	Interest	Operator	Through

Production Argentina
25 de Mayo-Medanito S.E.	La Pampa y Río Negro	100.00%	Petrobras Energía	2016
Jagüel de los Machos	La Pampa y Río Negro	100.00%	Petrobras Energía	2015
Puesto Hernández	Mendoza y Neuquén	38.45%	Petrobras Energía	2017
Bajada del Palo	Neuquén	17.90%	Petrolera Entre Lomas	2015
Santa Cruz II	Santa Cruz	100.00%	Petrobras Energía	2017/2024
Río Neuquén	Neuquén y Río Negro	100.00%	Petrobras Energía	2017
Entre Lomas	Neuquén y Río Negro	17.90%	Petrolera Entre Lomas	2016
Aquada de la Arena	Neuquén	80.00%	Petrobras Energía	2025
Veta Escondida y Rincón de Aranda	Neuquén	55.00%	Petrobras Energía	2017
Santa Cruz I	Santa Cruz	71.00%	Petrobras Energía	2017/2031
Sierra Chata(5)	Neuquén	19.89%	Petrobras Energía	2022
El Mangrullo	Neuquén	100.00%	Petrobras Energía	2025
Atuel Norte	Mendoza	33.33%	Tecpetrol	2015
La Tapera-Puesto Quiroga(5)	Chubut	35.67%	Tecpetrol	2017
El Tordillo(5)	Chubut	35.67%	Tecpetrol	2017
Aguaragüe	Salta	15.00%	Tecpetrol	2017/2023
Estancia Agua Fresca	Santa Cruz	50.00%	Petrobras Energía	(1)
Gobernador Ayala	Mendoza	22.51%	Petro Andina Resources Ltd.	(1)
Agua Amarga	Río Negro	17.90%	Petrolera Entre Lomas	2010
Foreign
Colpa-Carnada	Bolivia	100.00%	Petrobras Energía	2029
Oritupano-Leona	Venezuela	22.00%	PDVSA(4)	2025
Acema	Venezuela	33.24%	PDVSA(4)	2025
La Concepción	Venezuela	36.00%	PDVSA(4)	2025
Mata	Venezuela	34.49%	PDVSA(4)	2025
Lote X	Perú	60.08%	Petrobras Energía Perú	2024
Bloque 18(3)	Ecuador	70.00%	Ecuadortlc	2022
			Petrobras Energía
Bloque 31(3)	Ecuador	100.00%	Ecuador	2024
Tibu	Colombia	30.00%	Ecopetrol	—
Exploration Argentina
Glencross	Santa Cruz	87.00%	Petrobras Energía	2032
Puesto Oliverio	Santa Cruz	50.00%	Petrobras Energía	(1)
Cerrito Oeste	Santa Cruz	50.00%	Petrobras Energía	(1)
El Campamento	Santa Cruz	50.00%	Petrobras Energía	(1)

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Working		Duration
Name	Location	Interest	Operator	Through

Cerro Hamaca Norte	Mendoza	39.64%	Petro Andina Resources Ltd	(1)
Cañadón del Puma	Neuquén	50.00%	Chevron San Jorge	2008
Parva Negra(5)	Neuquén	47.63%	Petrobras Energía	(1)
Cerro Manrique(2)	Río Negro	50.00%	Petrobras Energía	—
Estancia Chiripá	Santa Cruz	87.00%	Petrobras Energía	2032
Enarsa 1 (E1)	Plataforma Continental Argentina	25.00%	YPF	2023
Enarsa 3 (E3)	Plataforma Continental Argentina	35.00%	Petrobras Energía	2023
Chirete	Salta	100.00%	Petrobras Energía	2010
Hickmann	Salta	50.00%	Tecpetrol	2011
Rio Colorado	Salta	30.00%	Tecpetrol	2010
Foreign
Lote 57	Perú	27.73%	Petrobras Energía Perú	2011
Lote 58	Perú	60.08%	Petrobras Energía Perú	2012
Lote 103	Perú	18.02%	Petrobras Energía Perú	2013
Lote 110	Perú	60.08%	Petrobras Energía Perú	2013
Lote 117	Perú	60.08%	Petrobras Energía Perú	2013

(1)	The granting of the concession is under progress and the term will be 25 years from such granting.

(2)	The granting of the exploration concession has not been yet obtained.

(3)	See Note 5 — Operations in Ecuador.

(4)	See Note 5 — Operations in Venezuela.

(5)	See Note 5 — Changes in Oil and gas areas and participation in joint ventures in Argentina.

h) Combined joint ventures and consortium assets and liabilities as of June 30, 2008 and December 31, 2007 and results for the six-Month Periods Ended June 30, 2008 and 2007 (Stated in millions of Argentine Pesos)

Assets and liabilities

	2008	2007

Current assets	304	935
Non-current assets	1,671	1,415

Total assets	1,975	2,350

Current liabilities	399	538
Non-current liabilities	82	74

Total liabilities	481	612

PETROBRAS ENERGÍA PARTICIPACIONES S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement of income
For the six-month periods ended June 30, 2008 and 2007

	2008	2007

Net sales	1,285	730
Cost of sales	(400)	(326)

Gross profit	885	404
Administrative and selling expenses	(49)	(32)
Exploration expenses	(30)	(31)
Other operating expenses	(93)	(123)
Financial income (expenses) and holding gain (losses)	1	(10)
Other income (expenses) net	21	(25)
Income tax	(217)	(63)

Net income	518	120

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Petrobras Energía S.A.

1. We have audited the accompanying consolidated balance sheets of Petrobras Energía S.A. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the consolidated financial statements of Distilec Inversora S.A. (“Distrilec”) as of December 31, 2007 nor did we audit the consolidated financial statements of Compañía de Inversiones de Energía S.A. (“CIESA”) as of December 31, 2006, jointly-controlled affiliates proportionally consolidated by Petrobras Energía S.A. (“PESA”). The financial statements of Distrilec and of CIESA incorporated by the proportional consolidation method, before considering the adjustments mentioned in Note 9 to the consolidated financial statements, reflect total assets constituting eight percent and thirteen percent and total net revenues constituting seven percent and six percent, respectively, of the related consolidated totals. The financial statements of Distrilec and of CIESA were audited by other auditors whose reports were furnished to us, and our opinion, insofar as it relates to the amounts included for Distrilec and CIESA, is based solely on the reports of the other auditors. The foregoing report of the other auditors of CIESA includes an explanatory paragraph for going concern uncertainties.

2. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

3. The reports of the other auditors on the 2006 consolidated financial statements of CIESA, presented herein, was qualified because CIESA did not recognize the effects of the changes in the purchasing power of the Argentine peso from March 1 to September 30, 2003. In the opinion of the other auditors, the professional accounting principles in Argentina, as approved by the Professional Council of Economic Sciences of the City of Buenos Aires, require the recognition of such effects, but this recognition is not allowed by the related regulations of the National Securities Commission of Argentina. The effect of such departure from generally accepted accounting principles in Argentina, as approved by the Professional Council of Economic Sciences of the City of Buenos Aires is not material for the accompanying consolidated financial statements of Petrobras Energía S.A. and subsidiaries.

4. In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Petrobras Energía S.A. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles in Argentina, as approved by the Professional Council of Economic Sciences of the City of Buenos Aires.

5. Generally accepted accounting principles in Argentina, as approved by the Professional Council of Economic Sciences of the City of Buenos Aires vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in Notes 21, 22 and 23 to the consolidated financial statements.

SIBILLE
(Member firm of KPMG International)

Gabriel E. Soifer
Partner

Buenos Aires, Argentina
February 12, 2008,
except for notes 21, 22, 23 and 25, as to which the date is June 27, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Petrobras Energía S.A.:

1. We have audited the accompanying consolidated statements of income, changes in shareholders’ equity and cash flows of Petrobras Energía S.A. (an Argentine Corporation) and its subsidiaries for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

2. The financial statements of the affiliates Compañía Inversora en Transmisión Eléctrica Citelec S.A. (Citelec) and Compañía de Inversiones de Energía S.A. (CIESA) for the year ended December 31, 2005 have been audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for those affiliates, before considering the adjustments mentioned in note 9 to the consolidated financial statements, is based solely on the reports of the other auditors, one of which includes an explanatory paragraph for going concern uncertainties as explained in paragraph 7. The Company’s share in the sales included in the financial statements of CIESA, which have been proportionally consolidated, represents 5% of consolidated net sales for the year ended December 31, 2005. The Company’s equity in the affiliates’ net income, which has been accounted for using the equity method, is stated at Argentine pesos 172 million for the year ended December 31, 2005, before considering the adjustments discussed in note 9 to the consolidated financial statements.

3. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

4. Our original report on the consolidated financial statements of Petrobras Energía S.A. and its subsidiaries for the year ended December 31, 2005 included a qualification for not discounting the nominal values of the deferred tax assets and liabilities, which as of December 31, 2005 was required by generally accepted accounting principles effective in Argentina, as approved by the Professional Council of Economic Sciences of the City of Buenos Aires. Such standards have been amended and currently allow such nominal values not to be discounted. Accordingly, our present opinion over those financial statements, as presented herein, is unqualified rather than qualified.

5. In our opinion, based on our audit and the reports of other auditors referred to in paragraph 2, the financial statements referred to in paragraph 1 present fairly, in all material respects, the consolidated results of operations and cash flows of Petrobras Energía S.A. and its subsidiaries for the year ended December 31, 2005, in conformity with the pertinent regulations of the Business Association Law, the National Securities Commission and generally accepted accounting principles effective in Argentina, as approved by the Professional Council of Economics Sciences of the City of Buenos Aires, applicable to consolidated financial statements, which differ in certain respects from accounting principles generally accepted in the United States of America (see notes 21 through 23 to the consolidated financial statements).

6. As discussed in note 2, the Company has restated the financial statements for the year ended December 2005 to reflect a change in accounting principles.

7. The financial statements and the reports of the other auditors of the affiliate CIESA as of December 31, 2005, and for the year then ended, state that they have been prepared assuming that such affiliate will continue as a going concern. CIESA, which has been proportionally consolidated, represents net sales constituting 5% of the consolidated total for the year ended December 31, 2005. As discussed in note 9 to the consolidated financial statements, CIESA and its subsidiary Transportadora de Gas del Sur S.A. have been negatively impacted by the Argentine Government’s adoption of various economic measures including the de-dollarization of revenue rates, the renegotiation of License and Concession contracts and the devaluation of the Argentine peso. In addition, CIESA has suspended the payment of its financial debt. These circumstances raise substantial doubt about the affiliate’s ability to continue as a going concern. The affiliate management’s plans in regard of these matters are also described in note 9 to the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Buenos Aires, Argentina
February 15, 2006,
except for notes 21, 22 and 23 to the consolidated financial statements, as to which the date is June 12, 2006 and, except for the effects of the changes in accounting discussed in note 2 to the consolidated financial statements, as to which the date is February 8, 2007

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
(Member firm of Ernst & Young Global)

ENRIQUE C. GROTZ
Partner

PETROBRAS ENERGIA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
(Stated in millions of Argentine pesos)

	2007	2006	2005

Net sales	13,458	11,745	10,655
Costs of sales (Note 26.c)	(10,132)	(8,068)	(6,851)

Gross profit	3,326	3,677	3,804
Administrative and selling expenses (Note 26.e)	(1,442)	(1,275)	(1,133)
Exploration expenses (Note 26.e)	(172)	(117)	(34)
Other operating expenses, net (Note 17.c)	(176)	(135)	(329)

Operating income	1,536	2,150	2,308
Equity in earnings of affiliates (Note 9.b)	176	219	281
Financial income (expenses) and holding gains (losses)
Generated by assets:
Interest	94	110	88
Exchange difference	110	49	53
Holding gains (Note 26.c)	86	25	40
Holding gains and income from the sale of listed shares and government securities	32	49	(4)
Other financial expenses, net	(34)	(6)	(2)

	288	227	175
Generated by liabilities:
Interest	(587)	(611)	(586)
Exchange difference	(117)	(65)	(83)
Derivatives	—	—	(332)
Other financial expenses, net	(79)	(55)	(71)

	(783)	(731)	(1,072)
Other income (expenses), net (Note 17.d)	131	99	(456)

Income before income tax and minority interest in subsidiaries	1,348	1,964	1,236
Income tax (Note 12)	(494)	(465)	(211)
Minority interest in subsidiaries	(92)	(83)	(54)

Net income	762	1,416	971

Basic/diluted earnings per share — Stated in Argentine pesos	0.755	1.403	0.962

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
(Stated in millions of Argentine pesos)

	2007	2006

CURRENT ASSETS
Cash	98	86
Investments (Note 9.a)	1,132	1,512
Trade receivables	1,605	1,438
Other receivables (Note 17.a)	2,472	1,181
Inventories (Note 8)	1,182	888
Other assets	—	1

Total current assets	6,489	5,106

NON-CURRENT ASSETS
Trade receivables	228	124
Other receivables (Note 17.a)	657	691
Inventories (Note 8)	100	81
Investments (Note 9.a)	3,270	3,630
Property, plant and equipment (Note 26.a)	10,609	10,838
Other assets	41	41

Total non-current assets	14,905	15,405

Total assets	21,394	20,511

CURRENT LIABILITIES
Accounts payable	1,867	1,603
Short-term debt (Note 10)	1,922	2,646
Payroll and social security taxes	261	276
Taxes payable	236	326
Reserves (Note 13)	124	95
Other liabilities (Note 17.b)	305	214

Total current liabilities	4,715	5,160

NON-CURRENT LIABILITIES
Accounts payable	78	49
Long-term debt (Note 10)	5,430	4,716
Payroll and social security taxes	60	36
Taxes payable	1,428	1,492
Reserves (Note 13)	86	85
Other liabilities (Note 17.b)	307	366

Total non-current liabilities	7,389	6,744

Total liabilities	12,104	11,904

MINORITY INTEREST IN SUBSIDIARIES	860	771

SHAREHOLDERS’ EQUITY	8,430	7,836

	21,394	20,511

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
(Stated in millions of Argentine pesos)

	2007									2006	2005
	Capital Stock				Retained Earnings
				Additional
				Paid-in
		Adjustment		Capital on
		to		Sales of			Unappropriated	Deferred
	Capital	Capital	Merger	Own	Legal	Treasury	Retained	(Loss)
	Stock	Stock	Premium	Stock	Reserve	Stock(a)	Earnings	Income(a)	Total	Total	Total

Balances at the beginning of the year	1,010	1,230	960	56	403	(33)	4,221	(11)	7,836	7,681	5,628
Adjustments to prior years (Note 2.f)	—	—	—	—	—	—	—	—	—	(1,264)	(1,451)

Modified balances at the beginning of the year	1,010	1,230	960	56	403	(33)	4,221	(11)	7,836	6,417	4,177
Merger (Note 9 IV)	—	—	—	—	—	—	—	—	—	—	1,234
Shareholders’ Meeting decisions of March 30, 2007
— Legal Reserve	—	—	—	—	8	—	(8)	—	—	—	—
— Distribution of unappropriated retained earnings
— Cash dividends	—	—	—	—	—	—	(186)	—	(186)	—	—
Deferred income	—	—	—	—	—	—	—	18	18	3	35
Net income	—	—	—	—	—	—	762	—	762	1,416	971

Balances at the end of the year	1,010	1,230	960	56	411	(33)	4,789	7	8,430	7,836	6,417

(a)	See Note 4.m).

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
(Stated in millions of Argentine pesos)

	2007	2006	2005

Cash provided by (used in) operations:
Net income	762	1,416	971
Reconciliation to net cash provided by (used in) operating activities:
Minority interest in subsidiaries	92	83	54
Equity in earnings of affiliates	(176)	(219)	(281)
Financial expenses, net	51	(24)	29
Depreciation of property, plant and equipment	1,217	1,121	1,209
Allowance for advances to partners in Venezuela	41	—	—
Net impairment of assets	973	6	398
Sale of oil and gas areas	(62)	(85)	—
Seniat claim — Venezuela	—	18	54
Reversal of the allowance for impairment of investments	(5)	(39)	11
Impairment of unproved oil and gas wells	45	78	16
Gain from the sale of equity investments	(1,137)	—	—
Disposal of property, plant and equipment	17	15	24
Income tax accrued	494	465	211
Income tax paid	(167)	(16)	(17)
Accrued interest	516	584	552
Interest paid	(519)	(491)	(515)
Edesur — Memorandum of agreement	(85)	—	—
Other	(2)	37	(3)
Changes in assets and liabilities:
Trade receivables	(227)	150	(375)
Other receivables	114	(277)	(110)
Inventories	(271)	(136)	(169)
Other assets	6	8	8
Accounts payable	52	130	96
Payroll and social security taxes	13	110	90
Taxes payable	(179)	(175)	(5)
Dividends collected (Note 9.c)	264	116	72
Other liabilities	26	9	(311)

Net cash provided by operations	1,853	2,884	2,009

Cash (used in) provided by investing activities:
Acquisition of property, plant and equipment and interests in companies and oil and gas areas	(2,124)	(2,175)	(1,757)
Sale of property, plant and equipment and interests in companies and oil and gas areas	406	124	—
Net decrease in investments other than cash and cash equivalents	31	49	52
Contributions and advances to unconsolidated affiliates	(6)	(27)	(1)
Reimbursement of contributions to subsidiaries	(4)	—	14

Net cash used in investing activities	(1,697)	(2,029)	(1,692)

Cash (used in) provided by financing activities:
Net decrease in short term debt	(179)	(6)	671
Receipts of long-term debt	2,095	300	205
Receipts of long-term debt from related companies	—	—	583
Payments of long-term debt	(2,094)	(589)	(2,061)
Cash dividends paid	(186)	—	—

Net cash used in financing activities	(364)	(295)	(602)
Effect of exchange rate change on cash	25	—	9

(Decrease) increase in cash	(183)	560	(276)
Cash and cash equivalents at the beginning of the year(a)	1,350	790	1,066

Cash and cash equivalents at the end of the year(a) (See Note 17.e)	1,167	1,350	790

(a)	Cash and cash equivalents include highly liquid temporary cash investments with original maturities of three months or less and those with higher terms and prepayment clauses.

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005
(Amounts stated in millions of Argentine pesos)

1.	Business of the Company

Petrobras Energía S.A. (hereinafter “Petrobras Energía” or “the Company”) is an integrated energy company, focused in oil and gas exploration and production, refining, petrochemical activities, generation, transmission and distribution of electricity and sale and transmission of hydrocarbons. It has businesses in Argentina, Bolivia, Brazil, Ecuador, Perú, Venezuela, México and Colombia.

2.	Basis of presentation

Petrobras Energía’s consolidated financial statements have been prepared in accordance with the regulations of the Argentine Securities Commission (“CNV”) and, except for the matters described in Note 3, with Generally Accepted Accounting Principles in Argentina, as approved by the Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires (“CPCECABA”, Professional Council in Economic Sciences of the City of Buenos Aires) applicable to consolidated financial statements (“Argentine GAAP”).

The accompanying consolidated financial statements have been translated into English from those issued in Spanish in accordance with the CNV regulations. They have also been reformatted in a manner different from the presentation in Spanish, but in all other respects follow accounting principles that conform with the CNV regulations.

Certain accounting principles applied by the Company do not conform with U.S. generally accepted accounting principles (“U.S. GAAP”). The differences between the accounting practices applied by the Company and U.S. GAAP are disclosed in Notes 21, 22, and 23.

Certain disclosures related to formal legal requirements for reporting in Argentina have been omitted for purposes of these consolidated financial statements.

The preparation of financial statements in conformity with Argentine GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ.

a)	Basis of consolidation

In accordance with the procedure set forth in Technical Resolution No. 21 of the FACPCE (Argentine Federation of Professional Councils in Economic Sciences), Petrobras Energía has consolidated line by line its financial statements with those of the companies over which it exercises control or joint control. Joint control exists where all the shareholders, or only the shareholders owning a majority of the votes, have resolved, on the basis of written agreements, to share the power to define and establish a company’s operating and financial policies. As of December 31, 2007 under the joint control of Petrobras Energía are Distrilec Inversora S.A. (“Distrilec”), Compañía de Inversiones de Energía S.A. (“Ciesa”) and Petrobras de Valores Internacional de España S.L. (“PVIE”).

In the consolidation of controlled companies, the amount of the investment in such subsidiaries and the interest in their income (loss) and cash flows are replaced by the aggregate assets, liabilities, income (loss) and cash flows of such subsidiaries, reflecting separately the minority interest. The related party receivables, payables and transactions within the consolidated group are eliminated. The unrealized intercompany gains (losses) from transactions within the consolidated group have been completely eliminated.

In the consolidation of companies over which the Company exercises joint control, the amount of the investment in the affiliate under joint control and the interest in its income (loss) and cash flows are replaced by the Company’s proportional interest in the affiliate’s assets, liabilities, income (loss) and cash flows. The related party

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

receivables, payables and transactions within the consolidated group and companies under joint control have been eliminated in the consolidation pro rata to the shareholding of the company.

Considering that the sale of the 40% equity interest in PVIE was performed in December 2007 (Note 9.V), the consolidated statements of income and cash flows show the participation in PVIE according to the procedure indicated for the consolidation of controlled companies.

The information about the companies in which the Company exercises control, joint control and significant influence are disclosed in Note 26.f).

b)	Foreign currency translation

The Company applies the method established by the Technical Resolution No. 18 of the FACPCE for the translation of financial statements of foreign subsidiaries, affiliates, branches and joint ventures.

In the opinion of the Company’s Management, the transactions carried out abroad have been classified as “not integrated”; as such transactions are not considered to be an extension of the Company’s transactions.

Upon applying the translation method, the foreign transactions are first remeasured into US dollars (functional currency for such transactions), as follows:

•	Assets and liabilities stated at fair value are converted at the closing exchange rate.

•	Assets and liabilities measured at historical values and the income (loss) accounts are converted at historical exchange rates.

Remeasurement results are recognized in the statements of income as “Financial income (expenses) and holding gains (losses)”.

After the transactions are remeasured into US dollars, they are translated into Argentine pesos as follows:

•	Assets and liabilities are translated by using the closing exchange rate.

•	Income (loss) is translated at the historical exchange rates.

The effect arising from the translation of the financial statements of foreign operations is disclosed in the Shareholders’ equity as “Deferred (loss) income”.

Exchange differences arising from the Company’s liabilities in foreign currency assumed to hedge the Company’s net investments in foreign entities are also recorded in the “Deferred (loss) income” account (Note 4.m). This net investment hedge resulted in lower losses in the amount of 112, 51 and 59 for the years ended on December 31, 2007, 2006 and 2005, respectively.

c)	Consideration of inflation effects

The Company presents its consolidated financial statements in constant currency following the restatement method established by Technical Resolution No. 6 of the FACPCE and in accordance with CNV General Resolutions No. 415 and 441.

Under such method, the consolidated financial statements recognize the effects of the changes in the purchasing power of the Argentine peso through August 31, 1995. Starting September 1, 1995, under CNV General Resolution No. 272, the Company has interrupted the use of this method and maintained the restatements made through such date. This method has been accepted by professional accounting standards through December 31, 2001.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On March 6, 2002, the CPCECABA approved Resolution MD No. 3/2002 providing, among other things, the reinstatement of the adjustment-for-inflation method for the interim periods or years ended after March 31, 2002, allowing for the accounting measurements restated based on the change in the purchasing power of the Argentine peso through the interruption of adjustments, such as those whose original date is within the stability period, to be stated in Argentine pesos as of December 2001. Through General Resolution No. 415 dated July 25, 2002, the CNV requires that the information related to the financial statements that are to be filed after the date on which the regulation became effective be disclosed adjusted for inflation.

The restatement method is applied to the accounting cost values immediately preceding the capitalization of the exchange differences, which represent an anticipation of the effects of varianees in the purchasing power of the Argentine peso, which will be subsequently absorbed by the restatement in constant pesos of such assets.

On March 25, 2003, the Executive Branch of Government issued Decree No. 664 establishing that the financial statements for years ending as from such date be filed in nominal currency. Consequently, and under CNV Resolution No. 441, the Company no longer applied inflation accounting as from March 1, 2003. This method was not in accordance with professional accounting standards effective in the City of Buenos Aires, which through Resolution N° 287/03 of the CPCECABA discontinued the application of the restatement method starting October 1, 2003. The effects thereof do not significantly affect the Company’s financial position.

d)	Accounting for the operations of oil and gas exploration and production joint ventures and foreign branches

The oil and gas exploration and production joint ventures have been proportionally consolidated. Under this method, the Company recognizes its proportionate interest in the joint ventures’ assets, liabilities, revenues, costs and expenses on a line-by-line basis in each account of its financial statements.

Foreign branches have been consolidated.

e)	Financial statements used

The financial statements of the subsidiaries and companies under joint control as of December 31, 2007, 2006 and 2005 or the best available accounting information at such dates were used for consolidation purposes and adapted to an equal period of time in respect to the financial statements of the Company. Additionally, the adjustments to adapt the valuation methods to those applied by the Company have been also considered.

f)	Changes in professional accounting standards

On August 10, 2005, the CPCECABA approved the Resolution CD No. 93/2005, which introduced a series of changes to professional accounting standards. Through General Resolutions Nos. 485 and 487 dated December 29, 2005, and January 26, 2006, the CNV approved the abovementioned changes, which were effective for years beginning as from January 1, 2006.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The effects of these changes on the statement of income and shareholders’ equity for the years ended December 31, 2005 and 2004 are described below:

	Gain (loss)
	Effect on Net
	Income for the		Increase (Decrease)
	Year Ended		Shareholders’ Equity as of December 31,
	December 31, 2005		2005		2004

Recoverable Value(i)	(120	)(a)	(190	)(c)	(70	)(c)
Deferred Tax(ii)	272	(b)	(1,060	)(d)	(1,332	)(e)

Total effect on unappropiated retained earnings	152		(1.250)		(1.402)
Deferred loss(iii)	—		(14)		(49)

Total effect on Shareholders’ equity	152		(1.264)		(1,451)

(i)	In calculating the recoverability of Property, plant and equipment and certain intangible assets, the recoverable value is considered to be the higher of the net realizable value and the discounted value of the expected cash flows. Before the changes in the standards, the book value was adjusted to its recoverable value if its carrying amount exceeded the undiscounted value in use. This first comparison has now been eliminated.

(ii)	The difference between the inflation-adjusted book value of Property, plant and equipment and other non-monetary assets and their tax basis is considered to be a temporary difference that gives rise to the recognition of a deferred liability, which — as provided by CNV General Resolution No. 487 — can either be booked or disclosed in notes to financial statements. The Company’s Management opted to book this effect.

(iii)	The effects of the translation of foreign operations net of the foreign-exchange differences generated by the debt denominated in foreign currency designated as hedge of net foreign investment abroad no longer classified between liabilities and shareholders’ equity, and instead, are classified in shareholders’ equity.

(a)	An amount of 132 was booked in Other Income (Expenses), net, and (12) as lower depreciation charge in the line Costs of sales.

(b)	An amount of 170 was booked in the line of Income Tax, 115 in Equity in earnings of affiliates and (13) in Other income (expenses), net.

(c)	Corresponds to an amount booked as a lower value of Property, plant and equipment.

(d)	An amount of (1.217) was booked as higher Taxes payable, (100) as a lower Investment, and 257 as lower Minority interest corresponding to jointly controlled companies.

(e)	An amount of (1.550) was booked as higher Taxes payable, (216) as lower Investments, 159 as higher Other receivables in Non Current Assets, and 275 as a lower Minority interest corresponding to jointly controlled companies.

In addition, an amendment was introduced in the measurement of deferred tax assets and liabilities, which shall not be discounted for the entities included in the public offering, thus unifying the treatment thereof with CNV standards.

The financial statements for 2005 fiscal year shown on a comparative basis have been modified pursuant to General Resolution No. 484 and No. 485 and according to Technical Resolutions No. 17 and No. 18.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Accounting standards

These consolidated financial statements have been prepared in accordance with the applicable CNV regulations. The CNV regulations differ from Argentine GAAP as follows:

a) The date of discontinuance of the application of inflation accounting provided for in FACPCE Technical Resolution No. 6, as described in Note 2.c).

b) The possibility of capitalizing the financial costs of financing with the Company’s own capital may not be applied.

c) The alternative treatment prescribed in the professional accounting standards in connection with the capitalization of financial costs attributable to certain assets is considered mandatory.

4.	Valuation methods

The main valuation methods used in the preparation of the consolidated financial statements are as follows:

a)	Accounts denominated in foreign currency:

At the prevailing exchange rates at the end of each year.

The summary of accounts denominated in foreign currency is presented in Note 26.d).

b)	Inventories:

Crude oil stock: at reproduction cost.

Raw materials and materials: of high-turnover, at replacement cost; of low-turnover, at the latest purchase price, restated according to Note 2.c).

Work in progress and finished products relating to refining, distribution, petrochemical and gas and energy activities: at replacement or reproduction cost, as applicable, applied proportionally to the degree of completion of the related good in the case of work in progress.

Advances to suppliers: based on the amounts of money delivered.

The carrying amount of these assets does not exceed their recoverable value.

c)	Investments:

Publicly traded Government Securities: at market value at the end of each year. Any gain or loss due to market fluctuations is reflected in the “Financial income (expenses) and holding gains (losses)” account.

Certificates of deposit and loans granted to group companies and to affiliates in which significance influence is exercised: at nominal value plus accrued interest, according to the specific clauses of each transaction. The carrying amount of these assets does not exceed their recoverable value.

Investments in mutual funds: at market value at the end of each year.

Shares — Participation in affiliates in which the Company exercises significant influence: at the equity method calculated using the affiliates financial statements as of December 31, 2007 and 2006 or the best available financial information, adapted to an equal period of time.

For the determination of the Company’s equity investments in affiliates, consideration has been given to the adjustments to adapt the valuation methods of some affiliates to those of the Company, irrevocable contributions

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

made by others, elimination of reciprocal investments, intercompany profits and losses and the difference between acquisition cost and book value of affiliates at the time of the acquisition.

Investments are stated at recoverable value if such value is exceeded using the equity method.

Interest in affiliates in which the Company does not exercise significant influence: at acquisition cost restated according to Note 2.c).

d)	Trade receivables and accounts payable:

Trade receivables and accounts payable have been valued at the spot cash estimated at the time of the transaction, plus accrued financial components, net of collections or payments, respectively. The principal amount is equal to the cash price, if available, or the nominal price less implicit interest calculated at the prevailing interest rate on the date of the original transaction.

Trade receivables include billed uncollected services and services rendered but not yet billed as of the end of each year.

The total amount of receivables is net of an allowance for doubtful accounts. In providing such allowance, the Company evaluates different factors, including the customers’ credit risk, historical trends and other relevant information. Such evaluation may require future adjustments if economic conditions substantially differ from the assumptions made.

e)	Financial receivables and payables:

Financial receivables and payables have been valued according to the amounts committed and received, respectively; net of transaction costs, plus accrued financial gains (losses) on the basis of the explicit or estimated rate at such time, net of payments or collections.

f)	Other receivables and payables:

Other receivables and payables have been valued on the basis of the best estimate of the amount to be collected or paid, respectively, discounted using the estimated rate at the time of initial measurement, except for the deferred tax assets and liabilities which are stated at nominal value.

g)	Property, plant and equipment:

Property, plant and equipment, except as indicated below, have been valued at acquisition cost restated according to Note 2.c), less accumulated depreciation. Any expenditure subsequent to the original recognition of the asset is added as a component of the asset only when the expenditure improves its condition and it is probable that future economic benefits, in excess of the originally assessed, will flow to the enterprise or when the expenditure relates to a major repair or overhaul of the asset made to allow the continued use of the asset provided (i) such expenditure is allocated to the replacement of the component parts of the asset, (ii) the useful life of such component parts has been calculated based on their own wear and tear or depletion and (iii) it is probable that future economic benefits will flow as a result of the expenditure.

Property, plant and equipment related to foreign operations were converted into US dollars (functional currency) at their historical exchange rates, and they have been translated into Argentine pesos at the exchange rate effective at closing date in accordance with the method for converting foreign operations described in Note 2.b).

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities, in accordance with the Statement of Financial Accounting Standard No. 19 (SFAS N° 19), issued by the United States Financial Accounting Standard Board. This method involves the capitalization of: (i) the cost of

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquiring properties in oil and gas exploitation and production areas; (ii) the cost of drilling and equipping exploratory wells that result in the discovery of reserves economically exploitable; (iii) the cost of drilling and equipping development wells, and (iv) the estimated future costs of abandonment and restoration.

In accordance with SFAS N° 19, exploration costs, excluding exploratory well costs, are expensed during the year in which they are incurred. Drilling costs of exploratory wells are capitalized until determination is made on whether the drilling resulted in proved reserves that justify the commercial development. If reserves are not found, such drilling costs are expensed. Occasionally, an exploratory well may determine the existence of oil and gas reserves but they cannot be classified as proved when drilling is complete. In those cases, incorporating prospectively the changes introduced by the interpretation FASB Staff Position 19-1, starting July 2005 such costs continue to be capitalized insofar as the well has allowed to determine the existence of sufficient reserves to warrant its completion as a production well and the Company is making sufficient progress in evaluating the economic and operating feasibility of the project.

The cost of Transportadora de Gas del Sur S.A.’s (“TGS”) property, plant and equipment was determined based on the price paid for the acquisition of 70% of TGS’s common stock. This price was the basis to determine a total value of common stock, to which was added the value of the debts assumed under the Transfer Agreement, in order to determine the initial value of property, plant and equipment. Such value has been restated as explained in Note 2.c).

The cost of work in progress, whose construction will extend over time, includes, if applicable, the computation of financial costs accrued on loans granted by third parties and the costs related to setting up the facilities, net of any income obtained from the sale of commercially valuable production during the process.

The Company depreciates productive wells, machinery, furniture and fixtures and camps in the production areas according to the units of production method, by applying the ratio of oil and gas produced to the proved developed oil and gas reserves. The acquisition cost of property with proved reserves is depreciated by applying the ratio of oil and gas produced to estimated proved oil and gas reserves. Acquisition costs related to properties with unproved reserves is valued at cost and its recoverability is periodically assessed on the basis of geological and engineering estimates of possible and probable reserves that are expected to be proved over the life of each concession.

Estimated future restoration and well abandonment costs in hydrocarbons areas, discounted at an estimated rate at the time of their initial measurement, are included in the cost of the assets and depreciated using the units of production method. Additionally, a liability at the estimated value of the discounted amount payable is recognized.

The Company estimates its reserves at least once a year. As of December 31, 2007, DeGolyer and MacNaughton audited 71% of our estimated reserves for the year 2007. The technical audit covered approximately 90% of the estimated reserves operated by us, thus reserves which have not been certified are mainly attributable to estimated reserves related to areas where we do not act as operator. DeGolyer and MacNaughton concluded that the proved oil and natural gas reserve volumes covered by the audit were reasonable. We resolved all questions that arose during the course of the audit process to the auditor’s satisfaction. As of December 31, 2006 and 2005, our reserves estimates were audited by Gaffney, Cline & Associates Inc. The technical audit covered 93% and 95% of our estimated reserves for the years 2006 and 2005, respectively.

The Company ’s remaining property, plant and equipment are depreciated by the straight-line method based on their existing exploitation concession terms and their estimated useful lives as the case may be, which ranges from three to forty years.

The value of property, plant and equipment, does not exceed its recoverable value. Company’s Management assesses the recoverability of property, plant and equipment items whenever there occur events or changes in circumstances (including significant decreases in the market value of assets, in the prices of the main products sold

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

by the Company or in oil and gas reserves, as well as changes in the regulatory framework for the Company’s activities, significant increases in operating expenses, or evidence of obsolescence or physical damage) that could indicate that the value of an asset or of a group of assets might not be recoverable. The book value of a long-lived asset is adjusted to its recoverable value if its carrying amount exceeds such value.

From a regulatory standpoint, recoverable value is defined as the larger of net realizable value and the discounted value in use, defined as the addition of the discounted expected net cash flows that arise as a direct result of the use and eventual disposition of the assets. To such end, among other elements, the premises that represent the best estimation made by Management of the economic conditions that will prevail throughout the useful life of the assets are considered.

In subsequent periods, the reversal of the impairment is analyzed if changes in the assumptions used to determine the asset recoverable value arise. In such a case, the book value of the asset or group of assets is raised to the smaller of: a) the book value that the asset or group of assets would have had if the impairment had never been recognized; and b) its recoverable value.

h)	Environmental costs:

The costs incurred to limit, neutralize or prevent environmental pollution are only capitalized if at least one of the following conditions is met: (a) such costs relate to improvements in safety; (b) the risk of environmental pollution is prevented or limited; or (c) the costs are incurred to prepare the assets for sale and the book value of such assets together with the additional cost do not exceed their respective recoverable value.

Liabilities related to future remediation costs are recorded when environmental assessments are probable, and the costs can be reasonably estimated. The timing and magnitude of these accruals are generally based on the Company’s commitment to a formal plan of action, such as an approved remediation plan or the sale or disposal of an asset. The accrual is based on the probability that a future remediation commitment will be required.

The Company records the related liabilities based on its best estimation of future costs, on a discounted basis, using currently available technology and applying current environmental regulations as well as the Company’s own internal environmental policies. The environmental liabilities recorded mainly correspond to our Argentine operations.

i)	Income tax, minimum presumed income tax, withholdings on exports of hydrocarbons and hydroelectric royalties:

The Company and its subsidiaries estimate income tax on an individual basis under the deferred tax method.

To book the deferred tax balance, the Company uses the liability method, which establishes the determination of net deferred tax assets and liabilities on the basis of temporary differences determined between the accounting and tax measurement of assets and liabilities. Temporary differences determine tax assets and liabilities when their future reversal decreases or increases the taxes to be determined, without affecting the compensation of the respective amounts. The Company recognizes a deferred tax asset for an unused tax loss carry forward if, and only if, it is considered probable that there will be sufficient future taxable profit against which the tax loss could be used.

The deferred tax assets and liabilities have been valued at their nominal value.

The minimum presumed income tax is supplementary to income tax, since while the latter is levied on the year’s taxable income, the minimum presumed income tax is a minimum tax levied on the potential income of certain productive assets at the rate of 1%, so that the Company’s final liability will be equal to the higher of both taxes. However, should the minimum presumed income tax exceed the calculated income tax in any given year, such excess may be applied to reduce any excess of income tax over the minimum presumed income tax in any of the ten subsequent years. The minimum presumed income tax asset has been valued at its present value.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Prevailing income tax rates at year end in Argentina, Venezuela, Brazil, Perú, Ecuador, Bolivia, Austria and Spain are, 35%, 50%, 34%, 30%, 36.25%, 25%, 25% and 35%, respectively. Additionally, payment of Bolivian-source income to beneficiaries outside Bolivia is levied with 12.5% withholding income tax.

As regards to the Pichi Picún Leufú Hydroelectric Complex, since 2002 the Company pays hydroelectric royalties of 1%, increasing at a rate of 1% per year up to the maximum percentage of 12% of the amount resulting from applying the rate for the bulk sale to the power sold under the terms of Section No. 43 of Law No. 15,336, as amended by Law No. 23,164. As of December 31, 2007, the Company paid hydroelectric royalties at a rate of 6%. In addition, the Company is subject to a monthly license fee payable to the Federal Government for the use of the power source equivalent to 0.5% of the same basis used for the calculation of the hydroelectric royalty.

The Public Emergency and Exchange System Reform Law No. 25,561 established the creation of a system of withholdings on exports of hydrocarbons for five years since March 1, 2002, which was subsequently extended for five years from January 2007 through 2012 by Law No. 26,217. The effect of such withholdings is deducted from the respective selling prices.

Effective November 2007, Resolution No. 394/07 issued by the Ministry of the Economy and Production established a new method for calculating withholdings on exports of crude oil, and gave equivalent treatment to certain oil related products as that of crude oil. Exports of benzene, ethylbenzene and liquefied petroleum gas (LPG), among others, are not within the scope of this resolution. This amendment results in the application of a variable export withholding based on a formula that considers the international price of crude oil and a cut-off price by product.

Under this method, when the international (quoted) price of crude oil exceeds US$60.90 per barrel, an increasing withholding rate is set for crude oil exports that results in a price cap of US$42 per barrel that can be received by the producer of standard-quality crude oil. When the international price of crude oil ranges between US$45.00 and US$60.90 per barrel, a 45% withholding rate is applied. When the international price of crude oil dips below US$45 per barrel, the authorities will proceed to determine the applicable withholding rate within 90 days. The same rules apply to exports of refined products such as gasoline, fuel oil and lube oils, for which different cut-off and reference prices were defined.

Previously, the withholding rate was 5% for refined products and 20% for LPG, and a special regime was applied on crude oil exports, starting at 25% when the price per barrel was equal to or lower than US$32 and contemplating increasing rates ranging between 3% and 20% when the price per barrel ranged between US$32.01 and US$45, with a cap set at 45% when the price exceeded US$45.

In the case of natural gas, a rate of 45% is applicable on the gas import price from Bolivia.

j)	Labor costs liabilities:

Labor costs liabilities are accrued in the years in which the employees provide the services that trigger the consideration.

The cost of defined contribution plans is periodically recognized in accordance with the contributions made by Petrobras Energía.

For purposes of determining the estimated cost of post-retirement benefits granted to employees, the Company has used actuarial calculation methods, making estimates with respect to the applicable demographic and financial variables. The amount recognized as liability attributable to such benefits is the addition of the present value of the obligation, net of any actuarial result not recognized and the present value of the assets of the plan, with which the obligations will be canceled.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

k)	Contingencies:

Contingencies relate to conditions that exist as of the date of the financial statements that may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Such contingent liabilities are assessed by the Company’s management based on the opinion of the Company’s legal counsel and the remaining available evidence.

Such contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of the Company’s business, as well as third party claims arising from disputes concerning the interpretation of legislation.

If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount of the loss can be estimated, a liability is accrued in the Reserves account, at the best estimate of the expenditure required to settle the present obligation at the balance sheet day. The company evaluates whether there are incremental legal or other costs directly associated with the ultimate resolution of the matter that are reasonably estimable and, if so, they are included in the accrual. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the possibility of occurrence, is disclosed in a note to the financial statements. Loss contingencies considered remote are not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Significant litigation in which the Company is involved and movements of reserves are disclosed in Note 13.

l)	Basic/diluted earnings per share:

The basic earnings per share for the years ended December 31, 2007 and 2006 was calculated by dividing the Company’s net income for the year by the weighted average number of shares outstanding during each period. Since the Company does not have preferred shares or debt convertible into shares, basic earnings per share is equivalent to diluted earnings per share.

m)	Shareholders — equity accounts:

The equity accounts were restated according to Note 2.c), except for “Capital stock” that represents subscribed and paid-in capital. The adjustment arising from the restatement of the Capital stock is disclosed under the caption “Adjustment to capital stock”.

The account “Treasury stock” relates to shares of Petrobras Energía Participaciones owned by Petrobras Energía, and are deducted from the shareholders’ equity at acquisition cost, representing 9,431,210 Class B shares of a face value of P$1, with a cost and book value of 33 and a listed price of 32.

The “Deferred (loss) income” account comprises the temporary differences arising from the measurement of derivative instruments determined to be an effective hedge, and the gain (loss) resulting from the translation of operations abroad, net of the exchange differences generated by the Company’s debts denominated in foreign currency designated as hedge for the net investment abroad.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The activity of the deferred (loss) income account is the following:

	Derivative
	Financial
	Instruments	Foreign Currency
	Measurement(a)	Translation(b)	Total

Balances at 12/31/2004	(2)	(47)	(49)
Activity for the year	2	33	35

Balances at 12/31/2005	—	(14)	(14)

Activity for the year	—	3	3

Balances at 12/31/2006	—	(11)	(11)

Activity for the year	—	18	18

Balances at 12/31/2007	—	7	7

(a)	See Note 5

(b)	See Note 2.b

n)	Revenue recognition:

The Company generally sells crude oil, natural gas and petroleum, petrochemical and refined products and electricity. In all cases, revenues are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable and collectibility is reasonably assured.

Revenues from oil and natural gas production in which the Company has a joint interest with other producers are recognized on the basis of the net working interest, regardless of actual assignation. Any imbalance between actual and contractual assignation will result in the recognition of a debt or credit according to the actual share in production, whether above or below the production resulting from the Company’s contractual interest in the consortium. As of December 31, 2007 and 2006, gas imbalance liabilities were 5 and 5, respectively, attributable to 118 and 124 million cubic meters, respectively.

Revenues from natural gas transportation under firm agreements are recognized by the accrued reserve of the transportation capacity hired, regardless of the volumes carried. Revenues generated by interruptible gas transportation and by certain liquid natural gas (LNG) production and transportation contracts are recognized at the time the natural gas and the liquids are delivered to the customers. For other LNG production contracts and other services, revenues are recognized when the services are rendered.

Revenues from electric power distribution are recognized on the basis of the actual supply of the service, considering the billed portion resulting from periodic power measurements and an estimated amount accrued and not billed for the services supplied from the last measurement to year end. Services accrued and not billed as of year end are determined on the basis of the estimated daily power consumption for the days following the last measurement, based on users’ historical consumption, and adjusted by seasonality or other measurable factors that may have an impact on consumption.

o)	Changes in presentation criteria

For comparative purposes, all the necessary reclassifications were made in the prior year consolidated financial statements in order to present the three years on a consistent basis. These reclassifications do not imply changes in the decisions taken based on them.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Accounting for derivative financial instruments

Derivative financial instruments are measured at their fair value, determined as the amount of cash to be collected or paid to settle the instrument as of the date of measurement, net of any obtained or paid advances.

Changes in the accounting measurement of derivative financial instruments designated as cash flow hedge, which have been designated as effective hedges, are recognized under “Deferred (loss) income” in the Shareholders’ equity. Changes in the accounting measurement of derivative financial instruments that do not qualify for hedge accounting are recognized in the statement of income under “Financial income (expense) and holding gains (losses)”.

A hedge is considered to be effective when at its inception, as well as during its life, its changes offset from eighty to one hundred and twenty five percent the opposite changes of the hedged item. In this respect, the Company excludes the specific component attributable to the time-value of an option when measuring the effectiveness of instruments that qualify for hedge accounting.

Hedge accounting must cease upon occurrence of any of the following events: (a) the hedge instrument has matured or has been settled; (b) the hedge transaction is no longer effective; or (c) the projected transaction does not have a high likelihood of occurrence. Should that be the case, the income (loss) arising from the hedge instrument that would have been allocated to the “Deferred (loss) income” account should remain there until the committed or projected transactions occurs in the case of (a) and (b) are charged to the statements of income in the case of (c).

As of December 31, 2007 the Company does not hold derivative instruments. As of December 31, 2006 and 2005, the Company made forward sales of US dollars in exchange for Argentine pesos, the face value of effective contracts amounted to US$18 million and US$52 million, respectively, at the average exchange rate of 3.26 and 3 Argentine pesos per US dollar, respectively.

6.	Oil and gas areas and participation in joint ventures

As of December 31, 2007, Petrobras Energía and its affiliates were part of the oil and gas consortiums, joint ventures and areas indicated in Note 26.g). The aggregate joint ventures and consortium assets, liabilities and results in which the Company is a party, included in each account of the balance sheet and the statement of income, utilizing the proportionate consolidation method, are disclosed in Note 26.h).

The Company is jointly and severally liable with the other participants for meeting the contractual obligations under these arrangements.

The production areas in Argentina and Perú are operated pursuant to concession production agreements with free crude oil availability.

According to Law No. 17,319, royalties equivalent to 12% of the wellhead price of crude oil and natural gas are paid in Argentina. The wellhead price is calculated by deducting freight and other sales related expenses from the sale prices obtained from transactions with third parties, or from the product prices prevailing in the domestic market in case the product is subject to industrialization processes.

In Perú, royalties paid for the production of crude oil are determined on the basis of the price of a basket of varieties of crude oil, starting at a rate of 13% for prices of up to US$23.9 per barrel. The royalty rate applicable as of December 31, 2007, was 36.2%. Production of natural gas is subject to a fixed royalty of 24.5%.

In Venezuela, mixed companies (see Operations in Venezuela) are subject to royalty payments of 33.33% and, in addition, they are required to pay an amount equivalent to any difference between 50% of the value of oil & gas sales during each calendar year and the royalty payments made during such year plus income tax and any other tax or duty calculated on the basis of the sales revenues. Mixed companies have to sell to Petróleos de Venezuela S.A. (“PDVSA”) all liquid hydrocarbons and the associated natural gas (when so provided in the agreement) produced in the delimited area, according to a price formula associated with international benchmarks such as WTS and WTI.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In Bolivia, pursuant to the terms of the contract signed in October 2006 with Yacimientos Petrolíferos Fiscales Bolivianos (“YPFB”), approved by the National Legislature on November 28, 2006 and, issued on January 11, 2007, Petrobras Energía’s branch performs at its own risk and for its own account, in the name and on behalf of YPFB, exploration and production activities within the Colpa Caranda area. Pursuant to the agreement, YPFB owns the hydrocarbons, pays royalties and direct tax on hydrocarbons, which in the aggregate amount to 50% of the production valued on the basis of sales prices, and applies the 80% of remaining amount to pay, in the first place, the costs and depreciations associated to the development and exploitation of Petrobras Energía branch. Any remaining is shared between YPFB and us on the basis of an index calculated based on production volumes, depreciation rates, prices and taxes paid, among other items. The agreement was signed on November 28, 2006, approved by the Bolivian Legislature on April 19, 2007 and became effective on May 2, 2007. In previous years, the subsidiary operated the block under a shared risk contract whereby it had free production availability.

In Ecuador, operation contracts for Block 18 stipulate the free disposition of the oil produced and differential production percentages in favor of the Ecuadorian Government. In the Pata field, the Government receives a production share ranging from 25.8%, if daily production is lower than 35,000 barrels per day, to 29%, if production exceeds 45,000 barrels per day. It is also adjusted depending on a crude oil quality factor. For intermediate production levels an incremental interest percentage within the previously established range is applied. For the operation of the Palo Azul field, the percentages are determined in accordance with a formula that takes into account the final price of the crude produced and the level of total proved reserves. In such respect, if the crude from Palo Azul is sold at less than US$15 per barrel, the Government receives about 30% of the crude produced, while, if the price of the crude is US$24 or higher, the Government receives about 50% of the production, depending on the crude oil quality factor. For the intermediate price ranges, an increasing scale of price is applied. The selling price of the Palo Azul’s crude is calculated using as a reference the barrel of WTI after the standard market discount for the Oriente crude. As of December 31, 2007, the Government’s equity interest in the oil produced at the Pata and Palo Azul fields was 25.8% and 50.5%, respectively. See “Operations in Ecuador”.

Asset Retirement Obligations

In accordance with the regulations enacted in the countries in which we perform oil and gas operations, the Company (directly or indirectly through its subsidiaries) has the obligation to incur in costs related to the abandonment of oil and gas wells. The Company does not have assets legally restricted for purposes of settling the obligation.

The following table summarizes the activity in asset retirement obligations for the years ended December 31, 2007, 2006 and 2005.

	2007	2006	2005

Beginning balance	146	126	91
Accretion	14	9	8
Additions	16	19	—
Estimated cash flow changes(1)	(3)	41	30
Decreases	(3)	(48)	—
Foreign currency translation/other	—	(1)	(3)

Ending balance (Note 17.b)	170	146	126

(1)	Principally relates to: (a) changes in the Company’s expectations as to the number of wells to be abandoned before the end of the concession period, and (b) an increase in restoration and abandonment well costs as a consequence of general price increases in the industry.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Suspended well costs

The following table provides the year end balances and activity for suspended exploratory well costs.

	2007	2006	2005

Beginning balance	106	61	5
Additions	108	123	56
Transferred to development	(22)	—	—
Charged to expense	(45)	(78)	—

Ending balance	147	106	61

Number of wells at year end	21	26	14

Investment commitments

In Argentina, on account of its interest in the joint ventures in charge of the exploration of the areas Chirete, Hickmann and Río Colorado, the Company maintains investment commitments for approximately US$60 million, which mainly include the execution of seismic surveys.

In Colombia Petrobras Energía has a 30% interest in the consortium Tibú. This consortium is to invest US$40 million from July 2007 to December 2009.

Changes in oil and gas areas and participation in joint ventures in Argentina

In February 2007, Petrobras Energía acquired from ConocoPhillips its 25.67% and 52.37% interests in Sierra Chata and Parva Negra, respectively. The acquisition was structured through the purchase of Burlington Resources Argentina Holdings Limited, a company organized in Bermuda and holder of the mentioned interests. This transaction is still pending approval by the applicable regulatory authorities. The acquisition price was US$77.6 million. Once all formalities concerning regulatory matters have been completed, Petrobras Energía’s interest in Sierra Chata and Parva Negra will increase to 45.5523% and 100%, respectively.

In November 2007, Petrobras Energía sold 76.15% of its rights and obligations in the Bajada del Palo area. As a result of this transaction Petrobras Energía recognized a gain of 62 in Other Income (expenses), net (Note 17.d).

In December 2007, Petrobras Energía acquired from Energy Development Corporation (Argentina), Inc., Argentina Branch a 13.72% equity interest in El Tordillo and La Tapera — Puesto Quiroga areas paying US$117.5 million. Petrobras Energía’s investment will increase to 35.67% once this operation is approved.

In October 2006, Petrobras Energía sold its rights and obligations in Refugio Tupungato y Atmisqui areas. As a result of this transaction Petrobras Energía recognized a gain of 85 in Other Income (expenses), net (Note 17.d).

Recoverability of investments in Argentina’s oil and gas areas

As of December 31, 2005, following the changes in the outlook for the gas industry in Argentina, the Company recognized a gain of 44 related to the reversal of impairment allowances. This new scenario takes into account the regulatory changes adopted by the Argentine Government to restore the sector’s profitability. In addition, as a result of the decline in reserves, mainly derived from the technical revision of ongoing projects, the book value of certain oil and gas assets was written down to their recoverable value, which resulted in a loss of 132. The net effect of both adjustments were presented in Other Income (expenses), net (Note 17.d).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operations in Ecuador

Recoverability of investments

As from 2006, and with special emphasis during 2007, the Ecuadorian Government has put forward major tax and regulatory amendments, which particularly focused on the hydrocarbons industry.

Among other measures, in April 2006 the Ecuadorian Government approved an Amendment to the Hydrocarbons Law (Law No. 42/2006) which recognizes in favor of the Ecuadorian Government a minimum 50% interest in the extraordinary revenue from increases in the sales price of Ecuadorian crude oil (average monthly effective FOB sales price) with respect to the average monthly sales price for this crude oil as of the date of execution of the relevant agreements, stated in constant values as of the month of the calculation.

On October 18, 2007, the President of the Republic of Ecuador issued an Amendment to the Regulating Provisions of Law 42/2006, which introduced changes to the Hydrocarbons Law, under which as from October 18, 2007 the Government’s interest in the extraordinary revenues from crude oil price was increased to 99%, reducing the oil companies’ interest to 1%.

In addition, on December 28, 2007, the Constitutional Assembly approved the Tax Equality Law, which became effective on January 1, 2008. This law introduces a major tax reform and makes progress on the creation of new taxes.

Petrobras Energía and the Ecuadorian Government are renegotiating their relationship under the participation agreements governing exploitation of Blocks 18 and 31.

The combination of these changes — the scope of some of which has not yet been definitively established — have materially modified the conditions set forth at the time of execution of the respective participation agreements, adversely affecting the profitability evaluation of ongoing projects in Ecuador, with the ensuing negative impact on the assessment of their recoverability. Accordingly, as of December 31, 2007, the Company recorded an impairment allowance of 759 to write the book value of Ecuador’s assets down to their probable recoverable value. In estimating the related recoverable value, the Company included the impact of the estimated net deficit from the transportation capacity contract with Oleoducto de Crudos Pesados Ltd.

License of Block 31

A large part of Block 31 is located in Parque Nacional Yasuní, a highly-sensitive environmental area located in Ecuador’s Amazon area, which is part of the areas belonging to the National Heritage of Natural Areas, Protective Forests and Vegetation.

In August 2004, the Ecuadorian Ministry of the Environment approved the Environment Management Plan for the development and production of Block 31 and granted an environmental license for the Nenke and Apaika fields for the project of the construction phase. In addition, in August 2004, the Ministry of Energy and Mining approved the Block 31 development plan, which started the 20-year exploitation period. The concession agreement in Block 31 contemplates freely produced crude oil availability.

On July 7, 2005, the Ministry of the Environment decided not to authorize the beginning of certain construction works on the Tiputini River (boundary of Parque Nacional Yasuní) and denied us entrance to Parque Nacional Yasuní. This suspension prevented us from continuing the development works in Block 31. Petrobras Energía Ecuador submitted to the Ministry of the Environment and the Ministry of Energy and Mining changes to Block 31 development plan and a new environmental impact study, which was approved in December 2006. In October 2007, the Ministry of the Environment revoked the environmental license issued in 2004 and in October 2007 granted a new environmental license.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On November 6, 2007, the Ministry of Energy and Mines approved the first amendment to the Development Plan for the Apaika-Nenke field in Block 31 in the Amazon Region of Ecuador. As of the date of issuance of these financial statements, Petrobras Energía Ecuador has filed for the forestry license and is in compliance with the obligations contemplated in the 2007 environmental license.

Crude Oil Transportation Agreement with Oleoductos de Crudos Pesados Ltd. (OCP)

In relation with the development and exploitation of Blocks 31 and 18, the Company has executed an agreement with OCP, whereby it has guaranteed an oil transportation capacity of 80,000 barrels per day for a 15-year term starting November 10, 2003.

The type of transportation agreement is “Ship or Pay”. Therefore, the Company should meet its contractual obligations for the entire volume hired, although no crude oil is transported, paying, like the other producers, a rate that covers OCP operating costs and financial services, among others. As of December 31, 2007 this figure amounted to US$2.10 per barrel.

The costs for the transportation capacity are billed by OCP and charged to expenses monthly. Hence, the costs related to the crude oil volume effectively transported are charged to “Administrative and selling expenses” line, whereas the surplus, related to transportation capacity hired but not used is recorded in the “Other operating expenses, net” line (Note 17.c).

The Company estimates that during the effective term of the “Ship or Pay” transportation agreement the crude oil produced will be lower than the committed transportation capacity. This presumption is based on the current assessment of the potentiality of the Block 31’s reserves and on its estimated progress for development. Considering this situation, and for the purpose of mitigating the resulting effects, the Company negotiates committed transportation capacity volumes periodically. As of December 31, 2007, the Company sold a portion of this transportation capacity (at an average amount of 8,000 barrels a day from July 2004 to January 2012 and 16,000 barrels a day during two years starting from May 2006). The net deficit impact is considered for the purpose of analyzing the recoverability of the assets in Ecuador.

In order to guarantee the compliance with the Company’s financial commitments related to the “Ship or Pay” transportation agreement and OCP’s related business obligations, the Company issued letters of credit. These letters of credit, with maturity date of December 2018, are required to remain effective until the abovementioned commitments expire. As of December 31, 2007 the Company issued letters of credit for a total amount of about US$106 million. As the letters of credit expire, the Company will be required to renew or replace them. Otherwise, the amounts due must be deposited in cash.

Agreement with Teikoku Oil Co. Ltd.

In January 2005, Petrobras Energía entered into a preliminary agreement with Teikoku whereby, after obtaining approval from the Ministry of Energy of Ecuador, Petrobras Energía will transfer 40% of its rights and interest in Blocks 18 and 31 and Teikoku will assume the payment of 40% of the crude oil transportation agreement entered into with OCP.

On January 11, 2007 the Ecuadorian Ministry of Mining approved the agreement. As a result of such authorization, the parties are performing the necessary formalities, including obtaining the amendments to these participation agreements that must be subscribed by Petroecuador, for Teikoku to be included as partner in such agreements.

Once these amendments have been made, the economic terms and conditions of the aforementioned transaction will become effective.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operations in Venezuela

In April 2005, the Venezuelan Energy and Oil Ministry (“MEP”) ordered PDVSA to review the thirty-two operating agreements signed from 1992 through 1997 by PDVSA’s affiliates with oil companies, including the agreements signed with Petrobras Energía, through its subsidiaries and affiliates in Venezuela, to operate the Oritupano Leona, La Concepción, Acema and Mata production areas. These instructions given by the MEP established that all the necessary measures should be taken by PDVSA to migrate all operating agreements effective at that time to mixed companies, in which the Venezuelan Government would hold a share of over 50% through PDVSA.

In March 2006, Petrobras Energía, through its subsidiaries and affiliates in Venezuela, signed Memoranda of Understanding (MOU) with PDVSA and Corporación Venezolana del Petróleo S.A. (CVP) for the purpose of migrating the operating agreements. The MOUs provided that the equity interest of private partners in such mixed companies would be of 40%, with the remaining 60% to be held by the Venezuelan Government. The MOUs established that the migration would have economic effects as from April 1, 2006. As a consequence of the foregoing, the direct and indirect equity interest of Petrobras Energía in the mixed companies operating the areas Oritupano Leona, La Concepción, Acema and Mata amount to 22%, 36%, 34.5% and 34.5%, respectively. Additionally, CVP recognized a divisible and transferable credit in favor of the private companies participating in the mixed companies in the amount of US$88.5 million for Petrobras Energía’s equity interest, which does not accrue interest and could be applied to the payment of acquisition bonds to be used in any new mixed ownership project for oil exploration and production activities, or licenses for gas exploration and production operations in Venezuela. Since the requirements for the recognition of such credit had been met, as of December 31, 2006, the Company recognized the related receivable at its estimated recoverable value, which amounted to 180.

In August 2006, conversion agreements were entered into under terms and conditions consistent with those set forth in the MOUs. Subsequently, Petroritupano S.A., Petrowayú S.A., Petroven-Bras S.A. and Petrokariña S.A. were organized and registered with the Public Registry of Commerce of Venezuela, the Venezuelan Executive Branch issued the related decrees for the transfer of rights, and the shareholders made the required capital contributions. Between December 2006 and March 2007, following the transfer of the vendor agreements and the employees, among others, the transfer of operations to the mixed companies was completed and they started operating.

In accordance with the corporate and governance structure established for the mixed companies, as from April 1, 2006, the Company discontinued the consolidation of assets, liabilities, income and cash flows of the Venezuelan operations on a line by line basis. Accordingly, the Company’s interest in the shareholders’ equity and related net income are now presented as a long term investment and equity in earnings of subsidiaries, respectively.

The new operating conditions prevailing as from the conversion of the operating agreements had an adverse impact on the recoverable value of the Company’s assets in Venezuela. The recoverability of the referred investments is highly sensitive to crude oil price volatility, to economic, social and regulatory changes and, particularly, to the resulting business plans. Decreases in crude oil prices, fluctuations in the economy and measures adopted by the Venezuelan Government and/or a more limited approach for the development of the reserves of such companies could adversely affect the evaluation of the recoverability of the investments in the mixed companies and, consequently, the Company’s income. As a result of the changes in the foregoing variables, in the years ended December 31, 2007, 2006 and 2005, the Company recorded writedowns of 33, 186 and 424, respectively related to its assets in Venezuela.

In addition, since to date projects for the use of the credit recognized by CVP have not been materialized, the efforts to transfer such credit to third parties have not been successful, and other alternative uses of the credit cannot be anticipated, as of December 31, 2007, the Company wrote down the carrying value of the credit to zero resulting

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in an impairment charge of 181. As of December 31, 2007, the carrying value of the Company’s direct and indirect interest in the mixed companies, net of writedown allowances, amounts to 2,564.

During the third quarter of 2007, Petrobras Energía received cash dividends from Petroritupano S.A. and Petrowayú S.A. in the amount of 149 (Note 9.c).

7.	Credit risk

The Company provides credit lines in the normal course of business to refiners, petrochemical companies, marketers of petroleum products, crude oil exporting companies, electrical power generation companies, retail customers, natural gas distributors, large electrical power users and power distribution companies, among others.

Sales for the year ended December 31, 2007, were mainly performed to Petrobras International Finance Co. and Petróleos del Perú — Petroperú S.A., representing about 14% and 8%, respectively, of total sales for the year, before deducting export withholdings.

Sales for the year ended December 31, 2006, were mainly performed to Petróleos del Perú — Petroperú S.A., Petrobras International Finance Co., Petróleos de Venezuela S.A., and ENAP, representing about 8%, 4%, 3% and 3%, respectively, of total sales for the year, before deducting export withholdings.

Sales for the year ended December 31, 2005, were mainly performed to Petróleos de Venezuela S.A., Petróleos del Perú — Petroperú S.A., Petrobras International Finance Co. and Empresa Nacional del Petróleo de Chile (“ENAP”), representing about 7%, 4%, 4% and 3%, respectively, of sales for the year, before deducting export duties.

As a result of the Company’s business and sale locations, the portfolio of receivables is well diversified, and, therefore, the Company’s Management considers the credit risk moderate based on such diversification. The Company constantly performs credit evaluations of the financial capacity of its clients, which minimizes the potential risk of bad debt losses.

8.	Inventories

The breakdown of current and non-current inventories is as follows:

	2007		2006
	Current	Non-Current	Current	Non-Current

Crude oil stock	186	—	167	—
Raw materials and materials	221	101	161	82
Work in progress and finished products	560	—	466	—
Advances to suppliers	192	—	67	—
Other	23	—	28	—
Allowance for inventories obsolescence (Note 13)	—	(1)	(1)	(1)

	1,182	100	888	81

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Investments, equity in earnings of affiliates and dividends collected

The breakdown of current and non-current investments, the equity in earnings of affiliates and dividends collected, are as follows:

a) Investments

	2007		2006
		Book	Book
Name and Issuer	Cost	Value	Value

Current:
Government securities	5	5	7
Certificates of deposit	757	757	1,038
Mutual funds	331	331	225
Related companies (Note 18)	38	38	33
Citelec S.A. (Note 9.V)	—	—	202
Yacylec S.A. (Note 9.V)	—	—	13
Hidroneuquén S.A. (Note 9.V)	—	—	26
Allowance for impairment of investments (Note 13)	—	—	(35)
Other	1	1	3

	1,132	1,132	1,512

Non-current:
Government securities	1	1	1
Loans to joint venture partners in Venezuela	239	239	268
Related companies (Note 18)	143	143	147
Equity in affiliates (Note 26.b)	2,984	3,306	3,559
Allowance for impairment of investments (Note 13)	—	(419)	(351)
Other	—	—	6

	3,367	3,270	3,630

b) Equity in earnings of affiliates

	2007	2006	2005

Petrobras Bolivia Refinación S.A.	31	82	54
Coroil S.A.	(2)	—	—
Oleoducto de Crudos Pesados Ltd.	(1)	6	2
Inversora Mata S.A.	(7)	3	(7)
Oleoductos del Valle S.A.	3	8	4
Petrolera Entre Lomas S.A.	30	33	27
Petroquímica Cuyo S.A.I.C.	21	15	7
Refinería del Norte S.A.	44	32	47
Transportadora de Gas del Sur S.A.	—	—	18
Petroritupano S.A.	55	15	—
Petroven-Bras S.A.	(1)	(2)	—
Petrowayú S.A.	2	29	—
Petrokariña S.A.	1	(3)	—
Citelec S.A.	—	—	136
Other	—	1	(7)

	176	219	281

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c) Dividends collected

	2007	2006	2005

Petrobras Bolivia Refinación S.A.	60	76	1
Petroquimíca Cuyo S.A.I.C.	6	5	7
Petrolera Entre Lomas S.A.	19	22	16
Oleoductos del Valle S.A.	5	7	6
Refinería del Norte S.A.	19	—	39
Oleoductos de Crudos Pesados Ltd.	6	6	—
Petroritupano S.A.	82	—	—
Petrowayú S.A.	67	—	—
Yacylec S.A.	—	—	3

	264	116	72

I.	Investment in companies in which joint control or significant influence is exercised and which are subject to transfer restrictions:

a)	Distrilec:

Distrilec is able to change its equity interest and sell its shares of Edesur S.A. (“Edesur”) only with the approval of the ENRE (Federal Power Regulation Authority).

In addition, over the entire term of the concession, the Class “A” shares in Edesur shall remain pledged to guarantee the compliance with the obligations undertaken in the Concession Agreement. This pledge in no way limits the exercise of financial and voting rights associated with the Edesur’s shares.

On February 27, 2007, Petrobras Energía contributed to Petrobras Electricidad de Argentina S.A (“PEDASA”) 179,301,752 common shares of Distrilec, representing 36% of the capital stock of such company. On the same date, Petrobras Energía Internacional S.A. made a contribution of 12,278,876 common shares of Distrilec to PEDASA, representing 2.5% of Distrilec’s capital stock. PEDASA’s Board of Directors accepted the contributions made by Petrobras Energía S.A. and Petrobras Energía Internacional S.A. in shares of Distrilec in the amount of 500. PEDASA’s Special Shareholders’ Meeting held on February 27, 2007 approved the capital stock increase, capitalizing the contributions made by the shareholders.

b)	CIESA:

The Company holds both a direct and an indirect shareholding of 50% in Ciesa.

CIESA is not able to change its equity interest and can not sell their Class “A” shares in Transportadora de Gas del Sur S.A. (“TGS”) representing 51% of TGS’s capital stock, without the prior authorization of the regulatory agency and the approval of CIESA’s shareholders.

II.	Situation of the interests in public utility companies

The scenario after the enactment of the Public Emergency Law significantly changed the financial equation of the public utility companies. Particularly, the tremendous effect of the devaluation, within a context of remained fixed revenues, as a consequence of de-dollarization of rates, has affected the financial and cash flow position of such companies, as well as their ability to comply with certain loan agreement clauses.

During 2002, TGS and its controlling company CIESA suspended the payment of their financial debts. In December 2004 the process involving restructuring of TGS’ financial debt was completed. In September 2005,

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CIESA signed an agreement to restructure its financial debt with all its creditors. The materialization of the restructuring is subject to certain approvals by the regulatory authorities. CIESA has prepared its financial statements assuming that it will continue as a going concern, therefore, those financial statements do not include any adjustment or reclassifications that might result from the outcome of the uncertainties arising from such debt restructuring process.

The Public Emergency Law provided for the conversion into Argentine pesos and the elimination of indexation clauses on public service rates, thus fixing them at the exchange rate of P$1 = US$1. In addition, the Executive Branch was empowered to renegotiate those agreements entered into to provide public services, along the following criteria: (i) rates impact on economic competitiveness and revenue allocation, (ii) service quality and investment plans, to the extent that they were contractually agreed upon, (iii) users interests and access to services, (iv) the safety in the system involved, and (v) companies profitability.

On February 12, 2002, the Executive Branch of Government issued Decree No. 293/02 whereby it recommended that the Ministry of the Economy renegotiate the agreements executed with public utility companies. The UNIREN (public service agreement renegotiation and analysis unit) was created in July 2003. This agency reports to the Ministries of Economy and Production, and of Federal Planning, Public Investment and Services. The UNIREN took over the work of the Renegotiation Commission and its aim is, among others, to provide assistance in the public works and services renegotiation process, to execute comprehensive or partial agreements, and to submit regulatory projects related to transitory rate adjustments.

In July 2004, the UNIREN made a proposal to TGS in order to adjust the license contractual terms, which stipulates, among other issues, a 10% rate increase effective as from 2005 as well as a comprehensive rate review effective as from 2007 and the waiver by TGS and its shareholders to claims based on the emergency situation under Law No. 25,561 before the agreement effective date, and to hold the Argentine Government harmless against any claim that may proceed based on the same grounds.

Considering that the proposal did not reflect the outcome of the meetings held with the UNIREN, TGS requested to continue with the negotiation process so as to reach a comprehensive agreement during the first half of 2005.

On April 27, 2005, the public hearing called by the UNIREN was held to analyze the proposal made on July 2004. During such meeting, the UNIREN repeated its 10% increase proposal and proposed to bring forward the comprehensive rate review process so that the new rate charts would take effect during 2006. TGS stated which features of the original proposal should, in its opinion, be improved and that it was willing to continue negotiating its terms.

In June and November 2005, TGS received two new proposals from the UNIREN, which were made in conformity with the previous one and incorporated as a new requirement that TGS and its shareholders shall waive any future claim related to the PPI rate (United States Producer Price Index) adjustments that were not applied in 2000 and 2001. TGS answered these proposals and stated that the original 10% increase was not sufficient and, jointly with Petrobras Energía, agreed not to make any claims and file any appeals and actions in an arbitration tribunal or an administrative or judicial court in Argentina or abroad, provided that a renegotiation agreement was reached. In addition, the other shareholder in CIESA (ENRON), which filed a claim against Argentina with the International Centre for Settlement of Investment Disputes (ICSID), reported that they would only consider waiving their claims if they were fairly compensated. During 2006, the UNIREN submitted two proposals to TGS with guidelines identical to those established in previous proposals, but there was not a big progress in the pricing adjustment.

In June 2005, Edesur signed a letter of understanding with the UNIREN as part of the renegotiation process involving the related concession contract. Based on this letter of understanding, in August 2005, the parties signed a memorandum of understanding that included, among other matters, the terms and conditions that, once the

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

procedures established by regulations are fulfilled, they shall be the substantive basis for amending the concession agreement.

The document established that as from the execution of the letter of understanding through June 30, 2006, a complete rate review would be performed, which would allow fixing a new rate system effective August 1, 2006, and for the following five years. Also, it established a transition period for which the following was agreed upon: (i) a transitional rate system as from November 1, 2005, with an increase in the average service rate not exceeding 15%, applicable to all rate categories, except for residential rates; (ii) a mechanism to monitor costs, which allows for reviewing rate adjustments; (iii) restrictions on dividends distribution and debt interest payment during 2006; (iv) investment commitments for 2006; (v) service provision quality standards; and (vi) restrictions on Distrilec’s ability to modify its equity interest or sell its shares in Edesur.

As a preliminary condition for the Executive Branch to ratify the Memorandum of Understanding, Edesur and its shareholders suspended all pending claims based on the measures taken as from the emergency situation established by Public Emergency Law in connection with the concession agreement.

The Memorandum of Agreement (MOA) was ratified by the Executive Branch on December 28, 2006. According to the ENRE’s Resolution No. 50/2007 published in the Official Gazette on February 5, 2007, the values stated in Edesur’s Rate Schedule and resulting from the Interim Rate Schedule provided for in the MOA became effective as from February 1, 2007.

As a consequence, a 23% increase was applied on the company’s own distribution costs (not affecting T1R1 and T1R2 residential rates), connection costs and the reconnection service charged by Edesur, and an additional average increase of 5% is also applied on such distribution costs for the execution of a work plan. In addition, the ENRE authorized to apply to such costs, effective May 1, 2006, the 9.962% positive variation in the cost monitoring system indexes provided under the MOA. The ENRE provided that the amounts resulting from the application of the Interim Rate Schedule for consumptions accrued between November 1, 2005 and January 31, 2007, be invoiced in 55 equal and consecutive installments. Edesur estimated these amounts at 237.

Subsequently, Resolutions No. 1,838/2007 issued by the Secretary of Energy and No. 867/2007 of the ENRE approved a 9.75% adjustment for the period from May 2006 to April 2007 under the cost monitoring method set forth in the Memorandum of Agreement applicable to sales as from May 2007.

In January 2008, Law No. 26.339 extended until December 31, 2008 the term to renegotiate contracts for public works and utilities.

As of December 31, 2007 the book value of the equity interests in CIESA and Distrilec amounted to 218 and 560, respectively (net of the adjustments made to adapt Ciesa’s and Distrilec’s valuation methods to those of the Company of (227) and (90), respectively, and 50 corresponding to the purchase price allocated to Distrilec’s fixed assets recorded by the Company at the time of the acquisition of a portion of its interest).

As of December 31, 2006, the valuation of the equity interests in CIESA and Distrilec amounted to 210 and 509, respectively (net of the adjustments made to adapt Ciesa’s and Distrilec’s valuation methods to those of the Company of (239) and (104), respectively, and 56 corresponding to the purchase price allocated to Distrilec’s fixed assets recorded by the Company at the time of the acquisition of a portion of its interest).

As of December 31, 2005, the valuation of the equity interests in CIESA and Distrilec amounted to 142 and 546, respectively (net of the adjustments made to adapt Ciesa’s and Distrilec’s valuation methods to those of the Company of (249) and (113), respectively, and 83 corresponding to the purchase price allocated to Distrilec’s fixed assets recorded by the Company at the time of the acquisition of a portion of its interest).

As of December 31, 2007 and 2006 the valuation of CIESA includes 110 corresponding to the transfer to Enron of its interest in TGS (See Section III).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The book value of the equity interests does not exceed their recoverable value. To estimate the recoverable value of the investment in CIESA, the Company’s Management privileges the measure regarding the listed price of TGS’s shares, as it considers that the use of the related values in use is severely subject to the uncertainties of the continuity of the rate renegotiation process with the Federal Government and CIESA’s financial debt renegotiation. In estimating the respective cash flows, which is necessary for estimating the values in use, this uncertain situation entails structuring and analyzing several possible scenarios for future projections, weighing extremely subjective likelihood of occurrence, which condition the appropriateness and reliability of the resulting values.

III.  CIESA’s Master Settlement Agreement and Mutual Release Agreement

In April 2004, the shareholders of CIESA celebrated a master settlement agreement whereby Petrobras Energía and Enron would reciprocally waive any claiming right arising from or related to certain agreements executed by such groups in connection with their interests in CIESA and TGS. The terms of the Master Agreement included the transfer of the technical assistance agreement to Petrobras Energía, which was materialized in July 2004. In addition, to provide the necessary flexibility to make progress in restructuring CIESA’s financial debt, the Master Agreement established certain share transfers in two successive steps.

As a first instance, and after the relevant regulatory authorities’ approvals, on August 29, 2005, Enron transferred 40% of its shares in CIESA to a trust fund and, at the same time, Petrobras Energía and its subsidiary, Petrobras Hispano Argentina S.A., transferred Class B shares of TGS (representing 7.35% of TGS’s capital stock) to Enron.

In a second stage, pursuant to the terms of CIESA’s financial debt refinancing agreement entered into in September 2005, once the appropriate approvals are obtained from Ente Nacional Regulador del Gas (Argentine Gas Regulatory Agency) and Comisión Nacional de Defensa de la Competencia (Anti-trust authorities), CIESA will deliver about 4.3% of the Class B shares of TGS to its financial creditors as a partial debt repayment. These shares will be, afterwards, transferred to Enron in exchange for the 10% remaining shares held by the latter in CIESA. Creditors will capitalize the financial debt balance.

The records were sent by the National Gas Regulatory Entity to the UNIREN to expedite a decision in any matter within its jurisdiction. It concluded on January 2007, and subsequently forwarded them to the Attorney General’s Office requesting that a decision be taken regarding matters under its jurisdiction and stating that from the regulatory standpoint there were no objections to authorize the transaction as requested.

Once the debt restructuring is completed (Note 10.IV), considering that in addition to the share transfers mentioned above the fiduciary ownership of the shares held in CIESA by the trust fund will be transferred to Petrobras Energía and Petrobras Hispano Argentina S.A. and new shares will be issued for the benefit of creditors, CIESA’s capital stock structure will be as follows: (i) Class A shares directly and indirectly held by Petrobras Energía S.A., representing 50% of the capital stock and votes in CIESA; and (ii) Class B shares held by the financial creditors of CIESA, representing the remaining 50% of the capital stock and votes in CIESA.

Considering the progress made in renegotiating CIESA’s debt and the favorable expectations regarding its outcome, which would result in an increased value of the equity interest in CIESA, the Company computed the book value of the interest in TGS transferred to Enron as part of the valuation of its equity interest in CIESA, which is presented as non-current investment.

IV.	Petrobras Energía’s corporate reorganization

On January 21, 2005, the Special Shareholders Meeting of Petrobras Energía, Eg3 S.A. (“Eg3”) and Petrobras Argentina S.A. (“PAR”), and the Special Partners Meeting of Petrolera Santa Fe S.R.L. (“PSF”), in their respective meetings, approved the merger of Eg3, PAR, and PSF with and into Petrobras Energía, with the former companies being dissolved without liquidation. The effective merger date was set as January 1, 2005, as from when all assets,

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

liabilities, rights and obligations of the absorbed companies were considered incorporated into Petrobras Energía. On March 3, 2005, the final merger agreement was subscribed. On June 28, 2005, the CNV (Argentine Securities Commission) approved the merger and authorized the public offering of Petrobras Energía’s shares. On September 16, 2005, the merger was registered in the Public Registry of Commerce.

As the result of the merger, (a) Petrobras, owner of a 99.6% equity interest in EG3 and 100% equity interest in PAR and PSF through its subsidiary Petrobras Participaciones SL, received, through such subsidiary, 229,728,550 new shares of class B stock in Petrobras Energía, with a nominal value of Argentine Pesos 1 each and entitled to one vote per share, representing 22.8% of capital stock, and (b) Petrobras Energía Participaciones’ ownership interest in Petrobras Energía decreased from 98.21% to 75.82%. After the merger, the new capital stock of Petrobras Energía was set at 1,009,618,410.

Although Argentina GAAP and IFRS, which are applied on a supplemental basis, refer to business combinations, they do not deal with such transactions when carried out among companies of the same economic group. IFRS establishes that in cases where a situation or topic is not covered by an International Accounting Standard or IFRS, management could consider other standards-issuing institutionś pronouncements that apply similar frameworks, as well as other accounting literature and general practices accepted by different sectors of activity, insofar as they are not inconsistent with IFRS framework.

In this regard, taking into account that the “Class B” shares of PEPSA (the parent company of Petrobras Energia) are listed on the New York Stock Exchange, the accounting standards effective for this market (Statement of Financial Accounting Standard No 141) set forth that the merger between entities under common control be accounted for using the pooling-of-interest method.

Petrobras Energía recorded the effects of the corporate reorganization in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of the shareholders’ equity of the transferring entities were recognized in the combined entity based on their carrying amounts as of the effective merger date.

V.	Equity interest sales

— Hidroneuquén S.A.

On January 17, 2007, Petrobras Energía entered into a stock purchase agreement with a consortium composed of Merril Lynch, Pierce, Fenner & Smith Inc. and Sociedad Argentina de Energía S.A., for the sale of its 9.19% equity interest in Hidroneuquén S.A., a company holding 59% of Hidroeléctrica Piedra del Aguila S.A.’s capital stock. The stock purchase price provided under the terms and conditions of the agreement was US$15 million, implying a gain of 23, recorded in “Other income (expenses), net” (Note 17.d).

— Petrobras Bolivia Refinación S.A.

In May 2006, the Bolivian Government issued Supreme Decree No. 28,701, thus establishing what it calls “the nationalization of oil and gas” of the country.

The abovementioned decree also provided that the Bolivian Government shall recover full participation in the entire oil & gas production chain, and for this purpose provided, among others, the necessary actions to be taken for YPFB to control at least 50% plus one share in a group of companies, among which was Petrobras Bolivia Refinación S.A.

Within this framework, on June 25, 2007, Petrobras Energía S.A. through its subsidairy Petrobras Energía Internacional S.A. signed an agreement for the sale to YPFB of its interest in Petrobras Bolivia Refinación S.A. The sale price amounted to US$55 million, generating a gain of 44 recorded in “Other income (expenses), net” (Note 17.d).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

— Compañía Inversora en Transmisión Eléctrica S.A. (Citelec)

In compliance with the commitment to divest Citelec assumed by Petrobras Energía S.A. upon the approval — on July 19, 2007- by the Comisión Nacional de Defensa de la Competencia (the Argentine antitrust authorities) of the purchase by Petrobras Participaciones S.L. of the shares representing the majority of the capital stock of Petrobras Energía Participaciones, Petrobras Energía entered into an agreement to transfer its 50% equity interest in Citelec to Energía Argentina S.A. (“Enarsa”) and Electroingeniería S.A. on a 50/50% basis. In December 2007 the pertinent approvals were granted by the regulatory agencies and authorities and all other terms and conditions to which the transaction was subordinated were fulfilled.

The sale was carried out at a fixed price of US$54 million, plus an earn-out related to the results of the comprehensive tariff revision to be determined for its subsidiaries Compañía de Transporte en Energía Eléctrica en Alta Tensión Transener S.A. and Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires S.A., applicable through June 30, 2008. As of December 31, 2007 no significant gains or losses were recorded as a result of the divestment.

As of December 31, 2006 and 2005, the equity interest in Citelec was carried at 167 and 143, respectively, including (86) in both fiscal years for adjustments made to conform to the Company’s valuation methods. As of December 31, 2006 and 2005, the investment in Citelec was presented net of an impairment allowance of 35.

— Yacylec S.A.

On July 19, 2007, Petrobras Energía signed with Electroingeniería S.A. a stock purchase agreement for the sale of its 22.22% equity interest in Yacylec S.A., which was approved by ENRE in December 2007. The sale was performed at a fixed price of US$6 million, generating a gain of 16 recorded in “Other income (expenses), net” (Note 17.d).

— Petroquímica Cuyo S.A.I.C.

On December 31, 2007, Petrobras Energía entered into a stock purchase agreement with Admire Trading Company S.A. and Grupo Inversor Petroquímica S.L. for the sale of its 40% equity interest in Petroquímica Cuyo S.A.I.C. The selling price was US$32 million, resulting in a gain of 40, recorded in “Other income (expenses), net” (Note 17.d).

— Petrobras de Valores Internacional de España S.L. (PVIE)

In December 2007, Petrobras Energía sold 40% of its equity interest in PVIE, a holding company whose main asset is a 99.79% interest in the capital stock of Petrobras Energía Perú S.A., to Petrobras Internacional — Braspetro B.V. in the amount of US$423.3 million, plus a contingent consideration to be defined by the parties if a commercially viable discovery is made at the Kinteroni prospect in Lote 57 (Note 26.a).

As of December 31, 2007, the transaction resulted in a gain of 1,014 recorded in “Other income (expenses), net” (Note 17.d).

Pursuant to the terms and conditions of the stock purchase agreement, the parties agreed to share the power and authority to define and direct PVIE’s operating and financial policies (Note 2.a).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Financing

The detail of financial debt as of December 31, 2007 and 2006, is as follows:

	2007		2006
	Current	Non-Current	Current	Non-Current

Financial institutions	1,071	428	1,186	869
Notes	545	4,372	1,434	3,079
Related companies (Note 18)	306	630	26	768

	1,922	5,430	2,646	4,716

I.	Petrobras Energía’s Global Program up to U$S 2.5 billion of nonconvertible notes

Petrobras Energía S.A. maintains a global corporate bond program, for the term of five years as from May 5, 2003, or the maximum term that may be allowed under any new regulations that might become applicable in the future, for up to a maximum principal amount outstanding at any time during the effectiveness of the program up to US$2.5 billion or its equivalent in other currency.

The establishment of the Program was authorized by the CNV through Certificate No. 202, dated May 4, 1998, Certificate No. 290, dated July 3, 2002 and Certificate No. 296 dated September 16, 2003.

As of December 31, 2007, the following classes of corporate notes under this program remained outstanding:

•	Class H, for a face value of US$181.5 million maturing in May 2009, at a 9% annual rate.

•	Class I, for a face value of US$349.2 million maturing in July 2010, at a 8.125% annual rate.

•	Class N, for a face value of US$97 million, with principal amortized in two installments, the first — equivalent to 9.9099% of face value — settled on the same day of issuance, January 24, 2003, and the remaining due in June 2011, accruing interest at LIBOR for a period of six month plus 1%.

•	Class Q, for a face value of US$3.81 million, with two principal amortization installments: the first equivalent to US$0.381 million settled on the same day of issuance, April 25, 2003, and the remaining in April 2008, at an interest rate of 5.625%.

•	Class R, for a face value of US$200 million, maturing in October 2013, at a 9.375% annual rate.

•	Class S, for a face value of U$S 300 million, maturing in May 2017, at a 5.875% annual rate. Interest is payable semiannually and principal will be repaid in a single installment at maturity. Class S notes are supported by a Standby Purchase Agreement provided by Petrobras, pursuant to which, in the event of failure to pay principal, interest and any other amount owed by Petrobras Energía in connection with Class S notes, Petrobras shall purchase the rights of noteholders to receive payments.

The proceeds from the issuances of the corporate notes under the Global Program were used to refinance liabilities, increase working capital, and perform capital expenditures of fixed assets located in Argentina or capital contributions to affiliates.

Liabilities arising from the issuances are disclosed net of the unaccrued portion of the issuance discount. The incurred costs for such issuances were deferred at the time of each issuance and are included in Prepaid expenses and interests within the “Other receivables” account.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

II.	Cross default clauses

Valid notes include cross default clauses, whereby the Trustee, as instructed by the noteholders representing at least 25% of the related outstanding capital, shall declare all the amounts owed due and payable, if any debt of Petrobras Energía or its significant subsidiaries is not settled upon the maturity date, provided that those due and unpaid amounts exceed the higher of US$25 million or 1% of Petrobras Energía’s shareholders’ equity upon those maturities, and that the default has not been defeated or cured within 30 days after the Company has been served notice of the default.

As of the date of these consolidated financial statements, Petrobras Energía has complied with all terms and conditions contained in the note agreements.

III.  Edesur indebtedness

Edesur maintains a global corporate bond program for the term of five years as from October 14, 2003, or the maximum term that may be allowed under any new regulations that might become applicable in the future, for up to a maximum principal amount outstanding at any time during the effectiveness of the program up to US$450 million or its equivalent in other currency.

As of December 31, 2007, the following classes are outstanding under such global program:

•	Class 6 for a face value of 80, at a minimum 4% variable interest rate p.a. calculated on the basis of a reference rate published by the Central Bank of Argentina (“BCRA”), plus a 3% differential margin p.a. As of December 31, 2007, 20 remain outstanding under this class.

•	Class 7 for a face value of 165, with five semiannual principal repayments of 33 as from June 2010, at an interest rate of 11.75% p.a.

Proceeds from the issuances have been applied to refinancing liabilities and improving working capital.

In addition, Edesur has signed loan agreements with banks. Some of Edesur’s loan agreements contain cross-default clauses, whereby lending banks may declare all owed amounts as due and payable in the event that any debt was not settled in due time, provided that such amounts due and payable exceeded those stipulated in the agreements.

Some of these agreements also contain cross-acceleration clauses, whereby lending banks may declare all owed amounts as due and payable in the event that Edesur was required to pre-settle any other debt stipulated in the agreements.

As of the date of these consolidated financial statements Edesur has complied with all terms and conditions contained in the loan agreements.

IV.	CIESA and TGS indebtedness

Due to the Argentine macroeconomic situation, starting with the enactment of the Public Emergency Law (see Note 9.II “Situation of the interest in public utility companies”), CIESA did not pay at maturity, in April 2002, neither the principal and the last interest installment nor its cap and collar agreements. Consequently, CIESA’s indebtedness included in the Company’s consolidated financial statements pursuant to the proportional consolidation method, in the amount of US$281 millions, has been disclosed in the “Short-term debt” line.

In September 2005, CIESA signed an agreement to restructure its financial debt with all its financial creditors. In view of the agreement reached, CIESA refinanced the debt for an amount of about US$23 million at a 10-year term and, once approvals are obtained from the Argentine Gas Regulatory Agency and the Argentine Committee for Competition Defense, it will provide its financial creditors with about 4.3% of TGS’s Class “B” common shares and

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

will capitalize the remaining debt by issuing shares in favor of creditors. CIESA’s financial statements were prepared using the on going concern basis of accounting and therefore such financial statements do not include any adjustment or reclassification that may derive from the resolution of uncertainties resulting from the debt restructuring process.

As of December 31, 2007, TGS’s financial debt is mainly attributable to the issuance of notes in the amount of US$500 million under the 2007 Global Program, for an amount of up to US$650 million, authorized by the CNV on January 18, 2007.

Between May and June 2007, TGS successfully concluded the refinancing of its debt through the issuance of US$500 million notes under the 2007 Global Program, and the prepayment of its previous debt through an offer for the purchase of notes, redemption of notes not subject to the purchase offer and prepayment of loans with the Inter-American Development Bank.

Notes are due May 14, 2017 and bear interest at a fixed rate of 7.875% p.a. Principal will be repaid in four yearly, equal and consecutives installments of US$125 million each, from May 14, 2014.

Pursuant to the financing agreements executed in connection with the debt restructuring, TGS is required to comply with a series of covenants, which include, among others, restrictions on debt issuance, new investments, sale of assets, payment of technical assistance fees and dividend distributions. As of the date of these financial statements, TGS has complied with the above mentioned covenants.

V.	Detail of long-term debt

Long-term debt as of December 31, 2007 is made up as follows:

			Annual
Type	Amount	Currency	Interest Rate

Financial institutions	144	US$	Libo+1,19%
	51	US$	8.75	%(*)
	38	US$	Libo+0.925%
	30	US$	5.00%
	15	US$	Libo+1.65%
	150	US$	Libo+1%
Related companies (Note 18)	630	US$	7.22%
Notes
Class I	1,100	US$	8.125%
Class S	945	US$	5.875%
2007 Global Program (TGS)	788	US$	7.875%
Class R	630	US$	9.375%
Class H	572	US$	9.00%
Class N	257	US$	Libo+1%
Class 7 (Edesur)	80	$	11.75%

	5,430

(*)	Average rate.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The maturities of long-term debt as of December 31, 2007 are as follows:

From 1 to 2 years	686
From 2 to 3 years	1,261
From 3 to 4 years	375
From 4 to 5 years	81
Over 5 years	3,027

5,430

11.	Fund for the investments required to increase the electric power supply in the electric wholesale market (FONINVEMEM)

Through Resolution No. 712/04, the Energy Department created the FONINVEMEM I for the purpose of granting creditors an incentive to invest in wholesale electricity market (WEM) for increasing the supply of electrical power generation in Argentina. Through Resolution No. 564/07, the Secretary of Energy requested WEM agents to participate in FONINVEMEM II with the purpose of complementing financing of FONINVEMEM I.

The financing of FONINVEMEM I and II was made through the contribution of 65% and 50% of the credit balances recorded in 2004-2006 and in 2007, respectively, resulting from the spread between the sales price of energy and the variable generation cost. The total contribution by all wholesale electric market private creditors is estimated at US$816 million, of which Petrobras Energía contributed US$55 million.

On October 17, 2005 and under the terms of Resolution No. 1,193 issued by the Secretary of Energy, Petrobras Energía and other WEM creditors formally announced their decision to manage the construction, operation and maintenance of two power plants of at least 800 MW each. Commercial operations in open cycle commenced in 2008, and are expected to commence in combined cycle in 2009. Construction costs of both plants are estimated at approximately US$1,300 million to be funded with the contributions to FONINVEMEM I and II, and the remaining balance with an additional specific charge imposed to users and with contributions to be made by the National Government.

For the purposes of purchasing of equipment and the construction, operation and maintenance of the power plants, two trust funds were created within the scope of CAMMESA. The funds related to FONINVEMEM and the specific charge will be deposited with the trust funds. Procurement of the equipment, construction, operation and maintenance of each power plant will be performed by Termoeléctrica José de San Martín S.A. and Termoeléctrica Manuel Belgrano S.A., which will act as agents of the respective trust funds. These power plants will enter into electricity supply agreements with CAMMESA for a term of 10 years for the 80% of the energy generated, at a price that will allow to cover costs and FONINVEMEM reimbursements, the companies being able to freely dispose of the remaining 20% of the energy generated. Upon expiration of the supply agreements, ownership of the assets held in trust will be transferred to the power generation companies.

Petrobras Energía, as well as the other WEM creditors, will be reimbursed the amounts contributed to FONINVEMEM I, converted into US$ and adjusted at a rate of LIBO + 1% p.a., in 120 monthly installments out of the funds received from the trusts during the effective term of the supply of energy agreement entered into with CAMMESA.

Resolution No. 564/07 provided for three alternatives for the reimbursement of the contributed funds. Those who only participate in FONINVEMEM II would choose to either: (i) be reimbursed, converted into US dollars and adjusted at a rate of LIBO + 2% p.a., in 120 monthly installments, without any equity interest in the new power plants or (ii) withdraw all funds contributed to FONINVEMEM II and apply them to new power generation projects under the condition of, at least, quadruplicating the original contribution to FONINVEMEM II with the new

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment, in which case the amounts will be disbursed as from April 2008 based upon work progress. The third alternative applies to those additionally choosing to participate in the remaining financing for the construction of the power plants, in which case funds contributed will be reimbursed to participants under the same terms as those stated for FONINVEMEM I and will additionally receive an equity interest in the new power plants.

12.	Current and deferred income tax

The Company’s income tax expense and deferred tax balances are comprised as follows:

	2007	2006	2005

Income tax for the year
Current	(414)	(296)	(148)
Deferred	(80)	(169)	(63)

Total income tax	(494)	(465)	(211)

	2007		2006

Deferred tax
Deferred tax assets
Tax loss carryfowards	361		1,304
Property, plant and equipment	266		—
Reserve for contingencies	95		90
Pension plan obligations	19		11
Equity interest in affiliates	34		55
Other	134		60
Valuation allowance (Note 13 and 17.a)	(702	)(3)	(1,209	)(3)
Deferred tax liabilities
Property, plant and equipment	(1,073)		(1,207)
Prepaid expenses	(6)		(6)
Equity interest in affiliates	(322)		(237)
Other	(26)		(1)

	(1,220	)(1)	(1,140	)(2)

(1)	207 are included in the non-current “Other receivables” line and 1,427 in the non-current “Taxes payable” line.

(2)	311 are included in the non-current “Other receivables” line and 1,451 in the non-current “Taxes payable” line.

(3)	Management evaluates the recoverability of tax loss carryforwards and the remaining differences taking into consideration, among other elements, the projected business profits, tax planning strategies, temporariness of future taxable income, considering the term of expiration of the tax loss carryforwards, the future reversions of the existing temporary differences and the recent year tax history. All the evidence available, both positive and negative, is duly weighted and considered in the analysis.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reconciliation of the income tax at the statutory rate of 35% to the tax provision (before taxes and the minority interest in the subsidiary’s income), is as follows:

	2007	2006	2005

Income before income tax and minority interests in subsidiarieś	1,348	1,964	1,236
Statutory tax rate	35%	35%	35%

Income for the year at statutory tax rate	472	687	433
Permanent differences at income tax rate
— Equity in earnings of affiliates	233	(146)	(138)
— Net movement in the deferred tax allowance	(507)	(233)	(61)
— Permanent differences in foreign subsidiaries	(67)	29	(14)
— Deconsolidation of companies	(103)	110	—
— Statute of limitation of tax losses carryfoward	449	—	—
— Other	17	18	(9)

	494	465	211

Tax loss carryforward and deferred losses are comprised of and may be used through the dates indicated below:

Items	2007	2006	2005

General tax loss carryforward	361	1,304	1,573
Deferred losses	—	—	85

	361	1,304	1,658

Use Up to	2007	2006	2005

2007	—	1,006	1,631
2009	238	194	12
2010 onwards	123	104	15

	361	1,304	1,658

13.	Contingencies, allowances and environmental matters

	Balances at					Balances
	the Beginning					at the End
Account	of the Year	Increase		Decrease		of the Year

Deducted from assets:
Current
For doubtful accounts	110	6	(1)	(2)		114
For other receivables (Note 17.a)	92	187	(2)	—		279
For Inventories’ obsolescence (Note 8)	1	—		(1	)(1)	—
For impairment of investments (Note 9.a)	35	—		(35	)(3)	—

	238	193		(38)		393

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Balances at					Balances
	the Beginning					at the End
Account	of the Year	Increase		Decrease		of the Year

Non-current
For other receivables (Note 17.a)
Tax loss carryforwards	1,154	—		(815	)(4)	339
Other	55	389	(4)	(81	)(4)	363
For other tax credits (Note 17.a)	46	5	(5)	—		51
For impairment of investments (Note 9.a)	351	68	(6)	—		419
For property, plant and equipment	355	759	(7)	(52	)(8)	1,062
For Inventories’ obsolescence (Note 8)	1	—		—		1

	1,962	1,221		(948)		2,235

2007	2,200	1,414		(986)		2,628

2006	2,427	55		(282)		2,200

Included in liabilities:
Current
For contingencies
Labor and commercial contingencies	95	79		(50)		124

	95	79		(50)		124
Non-current
For contingencies
Labor and commercial contingencies	85	63		(62)		86

	85	63		(62)		86

2007	180	142	(9)	(112	)(10)	210

2006	151	29		—		180

Movements of reserves for contingencies and allowances are as follows:

(1)	Recorded in “Financial income (expenses) and holding gain (losses)”

(2)	It includes 181 recorded in “Other income (expenses), net” and 6 in “Financial income (expenses) and holding gain (losses)”

(3)	Effect of the sale of the equity interest in Citelec S.A. (Note 9.V)

(4)	The net effect was recorded in the “Income tax” caption

(5)	Recorded in “Other operating expenses, net”

(6)	Recorded in “Other income (expenses), net”

(7)	Recorded in “Other income (expenses), net” (Note 17.d)

(8)	Recorded in “Cost of sales” as “Depreciation of property, plant and equipment”

(9)	It includes 48 recorded in “Cost of sales”, 24 in “Other income (expenses), net”, 26 in “Financial income (expenses) and holding gain (losses) and 44 reclassified from non-current

(10)	It includes 68 of applications and 44 reclassified to current

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

a)	Environmental matters

The Company is subject to extensive environmental regulations in Argentina and in the other countries in which it operates. Petrobras Energía’s management believes that its current operations are in material compliance with applicable environmental requirements, as currently interpreted and enforced, including remediation commitments assumed. The Company has not incurred any material pollution liabilities as a result of its operations to date. The Company undertakes environmental impact studies for new projects and investments and, to date, environmental requirements and restrictions imposed on these new projects have not had any material adverse impact on Petrobras Participaciones’ business.

b)	Value-added tax on operations in Ecuador

On December 12, 2006, EcuadorTLC S.A. signed with the Ecuatorian Tax Authority (SRI), the Attorney General’s Office (Procuradoría General del Estado) and Petroecuador, a Memorandum of Agreement for the quantification and assessment of the VAT paid on the acquisition of goods and services for the exploration and production of hydrocarbons in the Block 18. The agreement provides the basis for the refund of credits accrued. This criterion will be effective until the parties renegotiate the share of the block production for the application of such tax.

Since as of the date of these consolidated financial statements the Company has not started similar negotiations relating to the refund of tax credits for VAT in connection with Block 31, and in spite of considering that the Company is entitled to such refund, whether by the SRI or by renegotiating its share of oil production, since at the time of determining the respective shares in of oil production in the block the export of goods and the rendering of services were not subject to VAT, as of December 31, 2007 the Company recorded an allowance of 51 related to these receivables.

c)	Amendment to Ecuador’s Hydrocarbons Law

As of the date of issuance of these consolidated financial statements, EcuadorTLC S.A. maintains interpretative differences with the regulatory authorities regarding the Amendment to the Hydrocarbons Law (Law No. 42/2006).

In July 2006, the related regulating provisions of such law were published in the Official Gazette, upon which the Company’s subsidiary EcuadorTLC S.A. and Petroecuador set forth differences as to their respective interpretation. In order to put an end to the resulting uncertainty and at the petition of EcuadorTLC S.A., Petroecuador requested Ecuador’s Attorney General to issue a ruling in this respect.

On October 12, 2006 EcuadorTLC S.A. took notice of the Attorney General’s ruling, whereby the contracts that provided for the Government’s interest in extraordinary revenues from increases in crude oil price were exempted from the scope of the new law. Notwithstanding such opinion, in January 2007, Petroecuador submitted to EcuadorTLC S.A. a new calculation of the Government’s interest under the new law for the period from April to December 2006, contemplating in such computation the amounts that the Government was already entitled to receive on account of the increase in the price as specifically provided for in the operating agreement of the Palo Azul field (calculation contemplating deductions). EcuadorTLC S.A. paid in full the new amounts as computed by Petroecuador, which totaled US$26 million, and as from January 2007 decided to make the future periodic payments as required by Petroecuador.

Despite the opinion issued by Ecuador’s Attorney General and the payments previously made, in July 2007, Petroecuador submitted to EcuadorTLC S.A. a new calculation of the amounts payable by EcuadorTLC under Law No. 42/2006 related to the Palo Azul field from January to June 2007, this time without contemplating the deduction of the amount the Government was entitled to receive on account of the increase in the price provided for in the operating agreement of the referred field, demanding an additional payment of US$16 million. On July 27, 2007,

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

EcuadorTLC S.A. requested Petroecuador’s President to reconsider the criterion applied in the recalculation and to apply the Attorney General’s criterion and the calculation method contemplating deductions used by Petroecuador itself.

On October 2, 2007, the Ministry of Mines and Oil notified EcuadorTLC S.A. that Petroecuador had been informed that the only binding criterion was that of the Attorney General issued in September 2006, as communicated to EcuadorTLC S.A. in October 2006. Consequently, the new calculation under Law No. 42/2006 should have been performed contemplating deductions. The Ministry’s decision also made reference to the instructions given by Petroecuador’s President in January 2007 under which Petroecuador recalculated the payments for the year 2006 contemplating the foregoing deductions.

On October 19, 2007, the National Hydrocarbons Board (NHB) notified EcuadorTLC S.A. of a preliminary new recalculation disregarding deductions for the period from April 25 to December 31, 2006, plus interest, which implied an incremental charge of US$30 million. On October 22, 2007, EcuadorTLC S.A. notified the NHB of its disagreement with this new recalculation since it did not take into account the Attorney General’s opinion, the deductions contemplated by the Ministry of Mines and Oil in the notification dated October 2, 2007 addressed to EcuadorTLC S.A., or the calculation method used by Petroecuador’s President which contemplated the deductions as well.

On January 18, 2008, Petroecuador communicated to EcuadorTLC S.A. the existence of a debt amounting to US$66 million for the differences accumulated from April 2006 to December 2007 resulting from EcuadorTLC S.A.’s disregard of the deduction of those payments made under Law No. 42/2006.

Petroecuador has directed a new enquiry to the Attorney General regarding the calculation method under Law 42/2006. In the opinion of the legal advisors of EcuadorTLC S.A., the company has legal grounds to consider Petroecuador’s interpretation inappropriate and, therefore, these consolidated financial statements do not include any provision derived from this contingency.

d)	Other issues

The Company maintains interpretative differences with the AFIP (Argentine Federal Public Revenues Administration), provincial tax authorities and foreign tax authorities about taxes applicable on oil and gas activity. The Company maintains no significant lawsuits related to environmental issues. Company’s Management and its legal advisors estimate that the outcome of these differences will not have significant adverse effects on the Company’s financial position or results of operations.

14.	Contractual commitments, warranty bond, sureties and guarantees granted

The warranty bonds, sureties and guarantees as of December 31, 2007, which are not disclosed in the remaining notes, amount to 61.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes certain contractual commitments as of December 31, 2007.

	Payments Due by Period
		Less Than			More Than
	Total	1 Year	1 - 3 Years	3 - 5 Years	5 Years	Until
	(In millions of pesos)

Debt Commitments	5,925	1,443	1,874	399	2,209	2013
Purchase Commitments
Ship or pay agreement with OCP(1)(2)(6)	2,137	145	325	367	1,300	2018
Long-term service agreement(6)	1,304	426	486	166	226	2010
Petroleum services and materials(6)	2,054	567	398	402	687	2019
Ethylene(4)(6)	1,750	217	425	332	776	2015
Benzene(5)(6)	4,283	494	1,049	830	1,910	2015
Oil Purchase agreements for Refinery(6)	212	212	—	—	—	2008
Gas transportation capacity with TGS(3)	884	123	246	369	146	2014
Gas purchase agreements for Genelba(6)	41	31	10	—	—	2009
Pension Plan	126	13	23	25	65

Total	18,716	3,671	4,836	2,890	7,319

Sales Commitments
Natural gas	1,880	561	374	325	620	2018
Styrene	672	149	393	130	—	2009
Electric power	257	150	104	3	—	2011
LPG	175	142	22	11	—	2007
Oil sale agreement	2,390	1,654	736	—	—	2009

Total	5,374	2,656	1,629	469	620

(1)	Net of transportation capacity sold to third parties

(2)	Estimated price US$2.30 per barrel. (6)

(3)	Estimated price P$7.9 million per millon of cubic meters.

(4)	Estimated price US$806 per ton.(6) Contractual prices are in US Dollars. Peso amounts translated using exchange rate as of December 31, 2007.

(5)	Estimated price US$709 per ton.(6) Contractual prices are in US Dollars. Peso amounts translated using exchange rate as of December 31, 2007.

(6)	Prices are generally determined by formulas based on future market prices. Estimated prices used to calculate the monetary equivalent of these purchase obligations for purposes of the table are based on current market prices as of December 31, 2007 and may not reflect actual future prices of these commodities. Accordingly, the peso amounts provided in the this table with respect to these obligations are provided for illustrative purpose only.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth volume information with regard to the commitments under commercial contracts for which a fixed price has been agreed, for the years indicated below, as of December 31, 2007.

	Commitments by Period
		Less than			More than
	Total	1 year	1 - 3 years	3 - 5 years	5 years

Purchase Commitments
Ship or pay agreement with OCP (in millions of barrels)	295	20	47	53	175
Ethylene (in thousands of tons)	689	55	131	144	359
Benzene (in thousands of tons)	1,919	154	365	400	1,000
Oil Purchase agreements for Refinery (in millons of barrels)	2	2	—	—	—
Gas transportation capacity with TGS (in millons of cubic meters)	7,869	1,095	2,190	3,285	1,299
Gas purchase agreements for Genelba (in millions of cubic meters)	262	197	65	—	—
Sales Commitments
Natural gas (in millions of cubic meters)	10,196	2,699	1,869	1,774	3,854
Styrene (in thousands of tons)	150	35	85	30	—
Electric power (in MWh)	2,337	1,390	928	19	—
LPG (in thousands of tons)	235	130	70	35	—
Oil sale agreement (in millions of bbls)	10	7	3	—	—

15.	Petrobras Energía’s social benefits and other payroll benefits

a.	Defined contribution plan

Supplementary Pension Plan

In November 2005, Petrobras Energía’s Board of Directors approved the implementation of a defined voluntary contribution plan for employees who fulfill certain conditions. Through this plan, Petrobras Energía makes contributions to a trust fund in an equal amount to the contributions made to a mutual fund or Administradora de Fondos de Jubilaciones y Pensiones (“AFJP”) by the employees adhered to the plan, in conformity with a scheme defined for each salary level. The participating employees may make voluntary contributions exceeding those established in the mentioned scheme, which will not be considered for purposes of the contributions to be made by Petrobras Energía.

In the years ended December 31, 2007, 2006 and 2005, Petrobras Energía recorded losses of 7, 3 and 7, respectively, attributable to such benefits.

b.	Defined benefit plan

Indemnity Plan

This is a defined benefit plan for employees who fulfill certain conditions, and consists of granting, upon retirement, a one-month salary per year working at the company, in conformity with a decreasing scale considering the years of effectiveness of the plan.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Compensatory Fund

This is a defined benefit plan for employees of Petrobras Energía who take part in the defined contribution plan effective at each opportunity, joined the Company prior to May 31, 1995, and have reached a certain number of years of service. The employee benefit is based on the last computable salary and years of service of each employee included in the plan.

The plan is of a supplemental nature, so that the benefit to the employee is represented by the amount determined under the provisions of this plan, after deducting benefits payable to the employee under the contribution plan and the public retirement system, in order that the aggregate benefit to each employee equals the one stipulated in this plan.

The plan calls for a contribution to a fund exclusively by Petrobras Energía and without any contribution by the employees, provided that they make contributions to the retirement system for their whole salary. As provided by Petrobras Energía’s bylaws, the Company makes contributions to the fund on the basis of a Board of Directors’ proposal to the Shareholders’ Meeting up to 1.5% of net income for each year.

The assets of the fund are contributed to a trust fund and invested in US dollar-denominated money market instruments in order to preserve the accumulated capital and obtain a return in line with a moderate risk profile. Accordingly, funds are mainly invested in US government bonds, commercial papers rated A1 or P1, AAAm-rated mutual funds and time deposits in United States banks rated A+ or higher. The Bank of New York is the trustee and Watson Wyatt is the managing agent. Should there be an excess (duly certified by an independent actuary) of the funds to be used to settle the benefits granted by the plan, Petrobras Energía will be entitled to choice to use it, in which case it would have to notify the trustee thereof.

As of December 31, 2007, 2006 and 2005 the most relevant actuarial information on the defined-benefits pension plan is as follows:

	2007	2006	2005

Plan assets	31	35	40
Projected benefit obligations	(176)	(161)	(99)

Net position	(145)	(126)	(59)
Unrecognized prior service cost	38	41	5
Unrecognized actuarial loss	52	53	41

Net liability recognized	(55)	(32)	(13)

c.	Stock option plan

The Board of Directors of Petrobras Energía approved the establishment of a long-term incentive program for the purpose of aligning the interests of officers and shareholders.

As part of this program, Petrobras Energía’s Board of Directors approved the Plans for years 2001 (“2001 Plan”) and 2000 (“2000 Plan”), focused on senior officers. Both plans consisted in granting the right to exercise certain options to receive Petrobras Participaciones shares or the cash equivalent at market, as described below:

2001 Plan

i. 5,364,125 options to receive the value arising from the positive difference between the average listed price of Petrobras Participaciones shares on the New York Stock Exchange during the 20 days prior to exercising the option and 1.64 Argentine pesos per share, for the same number of shares (“appreciation rights”).

ii. 596,014 options to receive the same number of shares at no cost for the beneficiary. These options may be exercised as from March 5, 2005 (“full value”).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The term to exercise both options expired on March 5, 2007. The options exercised corresponding to the appreciation right amounted to 5,163,657 and those corresponding to full value totaled 569,124, cancelled in both cases primarily in cash.

2000 Plan

i. 3,171,137 options to receive the value arising from the positive difference between the average listed price of Petrobras Participaciones shares on the New York Stock Exchange during the 20 days prior to exercising the option and 1.48 Argentine pesos per share, for such number of shares (“appreciation rights”).

ii. 352,347 options to receive the same number of shares at no cost to the beneficiary. These options may be exercised as from May 29, 2004 (“full value”).

The term to exercise both options expired on May 29, 2006. The options exercised corresponding to the appreciation right amounted to 2,873,037 and those corresponding to full value totaled 343,596, cancelled in both cases primarily in cash.

The cost of this benefit is allocated on proportional basis to each year within the vesting years and adjusted in accordance with the listed price of the share. Accordingly, 1, 3 and 3 were charged to operating expenses for the years ended December 31, 2007, 2006 and 2005, respectively.

	2007		2006		2005
		Weighted -		Weighted -		Weighted -
		Average		Average		Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price

Outstanding at the beginning of the year	654,697	1.59	1,198,803	1.59	3,195,192	1.60
Exercised	(427,339)	1.64	(237,255)	1.60	(1,996,389)	1.60
Prescripted	(227,358)		(306,851)		—

Outstanding at the end of the year	—	—	654,697	1.59	1,198,803	1.59

Exercisable at the end of the year	—	—	654,697	1,59	1,198,803	1.59

16.	Capital stock and restrictions on unappropriated retained earnings

As of December 31, 2007 the Company’s capital stock totaled 1,010. The following table presents the changes in capital stock in the last three years:

	December 31,
	2007	2006	2005

Class B:1 vote and face value of $1 per share	1.010	1.010	1.010

PESA’s “B” common shares are admitted for public offer in Argentina and quote in the Stock Market of Buenos Aires (“BCBA”) since 1956.

According to legal provisions, 5% of the net income of the year plus or less adjustments to the prior years results should be assigned to increase the balance of the legal reserve up to an amount equivalent to 20% of the capital stock.

Under Law No. 25,063, any dividends distributed, in cash or in kind, in excess of the taxable income accumulated as of the year end immediately prior to the respective payment or distribution date, will be subject to thirty-five percent income tax withholding, as single and definitive payment. For this purpose, taxable income is

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

deemed to be that resulting from adding up the income as determined under the general provisions of the income tax law and the dividends or income obtained from other corporations and limited liability companies not taken into account in determining the former for the same tax period or periods.

17.	Other receivables, other liabilities, other operating expenses net, other income (expenses), net and supplemental cash flow information

a)	Other receivables

	2007		2006
		Non-		Non-
	Current	Current	Current	Current

Joint ventures	33	—	26	—
Related companies (Note 18)	1,621	5	117	5
Tax credits	482	447	440	374
Deferred tax assets	—	909	—	1,520
Advisory services to other companies	3	—	1	—
Receivables from the sale of companies (Note 9.V)	133	—	—	—
Expense refunds	65	7	201	—
Prepaid expenses and interest	69	25	69	24
Credit for new projects in the mixed companies in Venezuela (Note 6)	279	—	272	—
Guarrantee deposits	7	—	5	—
Commercial agreements	—	—	69	—
Allowance for other receivables and tax credits (Note 13)	(279)	(753)	(92)	(1,255)
Other	59	17	73	23

	2,472	657	1,181	691

b)	Other liabilities

	2007		2006
		Non-		Non-
	Current	Current	Current	Current

Related companies (Note 18)	15	—	27	—
Advanced collections	64	55	68	58
Accrual for expenses
— Environmental remediation	38	64	55	64
— Other	—	—	—	50
Joint ventures	35	—	—	—
Innova preferred stock	—	—	—	15
Litigation and fines accrual	101	—	26	22
Third party collection	12	—	1	—
Asset retirement obligation (Note 6)	—	170	—	146
Debt for the acquisition of companies	—	—	—	—
Derivatives	—	—	—	—
Unified Fund — Basic Price of Electric Power(1)	1	1	1	2
Other	39	17	36	9

	305	307	214	366

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	To ensure the completion of works in Pichi Picún Leufú Hydroelectrical Complex within the term of the concession and a profitability to make the investment viable, the Energy Department granted the Company the amount of 25. For the purpose of determining whether or not this amount should be repaid, a support price system was implemented for the electric power to be generated by the Complex and sold on the Wholesale Electric Power Market. This support price system will be applied over a ten-year term, which will be divided into two consecutive five-year periods, as from December 1999. In order to implement this system, an Annual Monomial Support Price (AMSP) was set in the amounts of US$/Kwh 0.021 and US$/Kwh 0.023 for the first and second period, respectively. In order to determine the amount to be reimbursed, each year of the above mentioned term, the difference between the Annual Average Monomial Price of the Complex bars generation, and the aforesaid AMSP, valued in terms of the electric power generated by the Complex during that year will be determined. Owing to the selling prices set for the energy generated by the Complex, and the future prices estimated, considering that it implies profitability reinsurance, as of December 31, 2007 the Company accrued a profit of 23.

c)	Other operating expenses, net

	2007	2006	2005

Advisory services to other companies	46	48	37
Environmental remediation expenses	(17)	(5)	(29)
Taxes on bank transactions	(121)	(98)	(90)
Contingencies	(24)	(24)	(3)
Oil transportation agreement with OCP	(155)	(178)	(184)
Fundopem(2)	70	46	42
Edesur — Memorandum of agreement (Note 9.II)	85	—	—
Commercial claims resolution	—	75	—
Amendment to Ecuador’s Hydrocarbons Law	(44)	—	—
Tax Credit allowance	(15)	(1)	(78)
Other	(1)	2	(24)

	(176)	(135)	(329)

(2)	Tax benefits earned by Innova S.A. consisting in a partial reduction of certain taxes in accordance with an incentive program that the Brazilian state of Rio Grande do Sul provides to companies located there.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

d)	Other income (expenses), net

	2007	2006	2005

Gain from the sale of Hidroneuquén S.A. (Note 9.V)	23	—	—
Gain from the sale of Petrobras de Valores Internacional de España S.L. (Note 9.V)	1,014	—	—
Gain from the sale of Yacylec S.A. (Note 9.V)	16	—	—
Gain from the sale of Petroquímica Cuyo S.A.I.C. (Note 9.V)	40	—	—
Gain from the sale of Petrobras Bolivia Refinación S.A. (Note 9.V)	44	—	—
Allowance for advances to partners in Venezuela	(41)	—	—
Disposals of property, plant and equipment	(17)	(15)	(24)
Seniat claim — Venezuela	—	(18)	(54)
Sales of oil and gas areas (Note 6)	62	85	—
Net impairment of assets in Ecuador (Note 6)	(759)	—	—
Net impairment of assets in Venezuela (Note 6)	(214)	(6)	(310)
Net impairment of assets in Argentina (Note 6)	—	—	(88)
Financial debt setled in advance	—	—	(9)
Sales price adjustment — Conuar S.A.	—	—	23
Reversal of the allowance for impairment of investments — Hidroneuquén S.A.	—	10	—
Reversal of the allowance for impairment of investments — Enecor S.A.	5	6	(11)
Reversal of the allowance for impairment of investments — Citelec S.A.	—	23	—
Other, net	(42)	14	17

	131	99	(456)

e)	Supplemental cash flow information

	2007	2006	2005

Cash	98	86	104
Time deposits and mutual funds	1,069	1,264	686

Cash and cash equivalent at the end of the year	1,167	1,350	790

18.	Balances and transactions with related companies

Related party transactions are carried out at market conditions in the ordinary course of our operations. The terms of these transactions are comparable to those offered by or obtained from non-related third parties.

On January 21, 2005, the Special Shareholders Meetings of Petrobras Energía, Eg3, PAR, and PSF approved the merger of Eg3, PAR and PSF into Petrobras Energía. Prior to the merger, Petrobras, through its subsidiary PPSL, held a 99.6% interest in Eg3 and a 100% interest in each of PAR and PSF. Pursuant to the merger, PPSL received 229,728,550 newly issued Class B shares of Petrobras Energía, representing 22.8% of Petrobras Energía’s capital stock. As a result of the merger, our ownership interest in Petrobras Energía decreased from 98.21% to 75.8%.

Petrobras Energía has entered into several financing arrangements with subsidiaries of Petrobras.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In September 2004, Petrobras Internacional Braspetro BV, a subsidiary of Petrobras, granted Petrobras Energía a US$50 million loan, with an interest rate of 7.5% per annum. The loan is repayable over 42 months and may be prepaid without penalties. In 2005, Petrobras Energía entered into a US$200 million loan facility with Petrobras Internacional Braspetro BV. This loan has a term of ten years and bears interest at an annual interest rate of 7.22%, plus taxes. The proceeds of this loan were used to partially prepay the Series K and M of Petrobras Energía’s Notes. This loan can be prepaid at any time without penalties. A significant portion of the debt repayments made during 2005 was financed with loans provided by Petrobras.

In 2007, Petrobras Energía acquired from Petrobras Transporte S.A. (Transpetro) a double-hulled vessel for a purchase price of US$25 million. The purpose of the acquisition was to reduce the Company’s logistics costs, meet current and future logistical needs, enhance Quality, Safety, Environmental and Health standards in connection with vessel-related operations and reduce the Company’s vulnerability to limited market supply for transportation needs, in addition to the advantages represented by the technical management of vessels provided by Transpetro.

In addition, during the course of business, Petrobras Energía imports and exports crude oil and related oil products with Petrobras subsidiaries, mainly with Petrobras International Finance Co.

Copesul, a subsidiary of Petrobras, supplies Innova with the benzene and ethylene necessary for ethylbenzene production.

In November 2007, Petrobras Energía sold 73.15% of its rights and obligations in the Bajada del Palo area to Petrolera Entre Lomas S.A. (see Note 6)

In December 2007, Petrobras Energía sold 40% of its equity interest in PVIE, a holding company whose main asset is the ownership of 99.79% of the capital stock of Petrobras Energía Perú S.A., to Petrobras Internacional Braspetro B.V. in the amount of US$423.3 million plus a contingent compensation to be defined between the parties in the event of a commercial discovery in the Kinteroni prospect in Lote 57. As a result of this transaction, Petrobras Energía recognized a gain of P$1,014 million as of December 31, 2007. In addition, as of such date, the balances resulting from this transaction were included in Other Receivables with Petrobras Internacional — Braspetro B.V. In accordance with the terms and conditions of the relevant stock purchase agreement, the parties agreed to share control over defining and establishing the operating and financial policies of PVIE. (see Note 9.V)

In February 2008, we, through our subsidiary World Fund Financial Services, loaned to Petrobras Internacional Braspetro BV, a subsidiary of Petrobras, a US$300 million loan, maturing in July 2008, accruing interest at LIBOR for a period of 30 days plus 0.15%. The loan can be redeemed in advance at Petrobras Energía’s option.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The outstanding balances from transactions with related companies as of December 31, 2007 and 2006 are as follows:

	2007
	Current						Non-Current
		Trade	Other	Accounts	Other		Other
Company	Investments	Receivables	Receivables	Payable	Liabilities	Loans	Receivables	Investments	Loans

Oleoducto de Crudos Pesados Ltd.	—	—	—	—	—	—	—	133	—
Transportadora de Gas del Sur S.A.	—	4	4	5	—	—	—	—	—
Refinería del Norte S.A.	—	9	5	10	—	—	—	—	—
Petrobras International Finance Co.	—	85	—	28	—	—	—	—	—
Petróleo Brasileiro S.A. -Petrobras	—	3	2	59	11	—	3	—	—
Petrolera Entre Lomas S.A.	—	—	—	71	—	—	—	—	—
Propyme SGR	—	—	—	—	—	—	—	6	—
Petrobras Internacional — Braspetro B.V.	—	—	1,492	—	—	178	—	—	630
Compañía Mega S.A.	—	—	12	—	—	—	—	—	—
Petrobras Transporte S.A. — Transpetro	—	—	—	79	—	—	—	—	—
Petrobras de Valores Internacional de España S.L.(1)	—	—	96	—	—	128	—	—	—
Petrobras Energía Participaciones S.A.	38	—	—	—	—	—	—	—	—
Other	—	5	10	3	4	—	2	4	—

Total	38	106	1,621	255	15	306	5	143	630

(1)	It corresponds to the balance generated by proportional consolidation of Petrobras de Valores International de España S.L. (Note 9.V)

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006
	Current						Non-Current
		Trade	Other	Accounts	Other		Other
Company	Investments	Receivables	Receivables	Payable	Liabilities	Loans	Receivables	Investments	Loans

Petroquímica Cuyo S.A.I.C.	—	11	2	—	—	6	—	—	—
Oleoducto de Crudos Pesados Ltd.	—	—	—	—	—	—	—	138	—
Petrobras Bolivia Refinación S.A.	—	6	—	—	—	—	—	—	—
Transportadora de Gas del Sur S.A.	—	10	12	9	—	—	—	—	—
Refinería del Norte S.A.	—	3	12	7	—	—	—	—	—
Petrobras International Finance Co.	—	57	—	—	—	—	—	—	—
Petróleo Brasileiro S.A. -Petrobras	—	4	5	33	11	—	3	—	—
Petrolera Entre Lomas S.A.	—	—	—	71	—	—	—	—	—
Propyme SGR	—	—	—	—	—	—	—	6	—
Petrobras Internacional — Braspetro B.V.	—	—	76	2	—	20	—	—	768
Petrobras Energía Participaciones S.A.	33	—	—	—	—	—	—	—	—
Other	—	1	10	5	16	—	2	3	—

Total	33	92	117	127	27	26	5	147	768

Main transactions with affiliates for the years ended December 31, 2007, 2006 and 2005 are as follows:

	2007		2006		2005
Company	Purchases	Sales	Purchases	Sales	Purchases	Sales

Oleoductos del Valle S.A.	21	—	23	—	15	—
Transportadora de Gas del Sur S.A.	108	35	40	34	30	—
Refinería del Norte S.A.	108	37	142	102	122	82
Petrobras International Finance Co.	426	1,942	101	1,428	118	977
Petroquímica Cuyo S.A.I.C.	—	—	—	33	—	—
Petrolera Entre Lomas S.A.	454	1	440	1	344	1
Petróleo Brasileiro S.A. -Petrobras	95	17	102	14	—	10
Petrobras Bolivia Refinación.S.A.	—	10	—	33	3	34
Copesul	1,247	—	1,032	—	918	—
Petrobras Paraguay Refinación Ltd.	—	95	—	42	—	—
Petrobras Transporte S.A. — Transpetro	79	—	—	—	—	—

Total	2,538	2,137	1,880	1,687	1,550	1,104

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Business segment and geographic consolidated information

Petrobras Energía’s business is mainly concentrated in the energy sector, especially through its activities in exploration and production of oil and gas, refining and distribution, petrochemical and gas and energy. Accordingly, the identified business segments are as follows:

a) Oil and Gas Exploration and Production, composed of the Company’s participation in oil and gas blocks and its interests in Oleoductos del Valle S.A. and Oleoducto de Crudos Pesados Ltd.

b) Refining and Distribution, including the Company’s operations in Refinería San Lorenzo and Bahía Blanca, its own gas station network and the Company’s equity interests in Refinería del Norte S.A. and Petrobras Bolivia Refinación S.A. (Note 9.V).

c) Petrochemicals, comprising the Company’s own fertilizer and styrenics operations developed in Argentina and Brazil plants and its equity interest in Petroquímica Cuyo S.A.I.C. (Note 9.V).

d) Gas and Energy comprises operations in Marketing and Transportation of Gas and Electricity. The Marketing and Transportation of Gas operations include the sale of gas and the liquefied petroleum gas brokerage and trading, and its interest in Transportadora de Gas del Sur S.A. The Electricity operations include Company’s operations in the Genelba plant and in the Pichi Picún Leufú Hydroelectric Complex, and its interest in Edesur S.A., Transener S.A., Enecor S.A. and Yacylec S.A. (Note 9.V).

Assets and results of operations related to the Central Services Structure, those not attributable to any given business segment, discontinued operations and intercompany eliminations are all disclosed together.

The applicable valuation methods to report business segment information are those described in Note 4 to these consolidated financial statements. The inter-segments transaction prices are made at market value.

The following information shows total assets, total liabilities and net income (loss) for each of the business segments identified by the Company’s management:

	2007
	Oil and Gas			Gas and Energy
	Exploration	Refining		Marketing and		Corporate
	and	and		Transportation		and
	Production	Distribution	Petrochemicals	of Gas	Electricity	Eliminations	Total

Total assets	8,354	2,937	2,059	2,746	2,568	2,730	21,394
Total liabilities	2,283	1,060	803	2,030	775	5,153	12,104

	2006
	Oil and Gas			Gas and Energy
	Exploration	Refining		Marketing and		Corporate
	and	and		Transportation		and
	Production	Distribution	Petrochemicals	of Gas	Electricity	Eliminations	Total

Total assets	9,752	2,552	1,729	2,832	2,292	1,354	20,511
Total liabilities	2,966	814	609	2,191	720	4,604	11,904

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007
	Oil and Gas			Gas and Energy
	Exploration			Marketing and		Corporate
	and	Refining and		Transportation		and
	Production	Distribution	Petrochemicals	of Gas	Electricity	Eliminations	Total

Consolidated Statement of Income
Net sales
To third parties	3,005	5,606	3,034	1,188	1,400	(775)	13,458
Inter-segment	1,619	220	29	213	25	(2,106)	—

	4,624	5,826	3,063	1,401	1,425	(2,881)	13,458
Cost of sales	(2,482)	(5,744)	(2,676)	(1,081)	(1,020)	2,871	(10,132)

Gross profit (loss)	2,142	82	387	320	405	(10)	3,326
Administrative and selling expenses	(284)	(374)	(351)	(47)	(143)	(243)	(1,442)
Exploration expenses	(172)	—	—	—	—	—	(172)
Other operating (expenses) income, net	(206)	(22)	56	37	81	(122)	(176)

Operating income (loss)	1,480	(314)	92	310	343	(375)	1,536
Equity earnings of affiliates	80	75	21	—	—	—	176
Other (expenses) income, net	(346)	50	118	(246)	(83)	(443)	(950)

Net income (loss)	1,214	(189)	231	64	260	(818)	762

	2006
	Oil and Gas			Gas and Energy
	Exploration			Marketing and		Corporate
	and	Refining and		Transportation		and
	Production	Distribution	Petrochemicals	of Gas	Electricity	Eliminations	Total

Consolidated Statement of Income
Net sales
To third parties	2,653	4,262	2,447	1,202	1,181	—	11,745
Inter-segment	2,128	269	43	184	26	(2,650)	—

	4,781	4,531	2,490	1,386	1,207	(2,650)	11,745
Cost of sales	(2,094)	(4,692)	(2,068)	(1,034)	(859)	2,679	(8,068)

Gross profit (loss)	2,687	(161)	422	352	348	29	3,677
Administrative and selling expenses	(313)	(313)	(292)	(44)	(120)	(193)	(1,275)
Exploration expenses	(117)	—	—	—	—	—	(117)
Other operating (expenses) income, net	(78)	6	32	37	(36)	(96)	(135)

Operating income (loss)	2,179	(468)	162	345	192	(260)	2,150
Equity earnings of affiliates	89	114	15	—	1	—	219
Other (expenses) income, net	(411)	15	(8)	(222)	1	(328)	(953)

Net income (loss)	1,857	(339)	169	123	194	(588)	1,416

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005
	Oil and Gas
	Exploration			Hydrocarbons		Corporate
	and			Marketing and		and
	Production	Refining	Petrochemicals	Transportation	Electricity	Eliminations	Total

Statement of income
Net sales
To third parties	2,935	3,572	2,140	1,009	999	—	10,655
Inter-segment	1,722	284	38	110	18	(2,172)	—

	4,657	3,856	2,178	1,119	1,017	(2,172)	10,655
Cost of sales	(1,966)	(3,726)	(1,702)	(834)	(755)	2,132	(6,851)

Gross profit (loss)	2,691	130	476	285	262	(40)	3,804
Administrative and selling expenses	(304)	(274)	(242)	(37)	(88)	(188)	(1,133)
Exploration expenses	(34)	—	—	—	—	—	(34)
Other operating (expenses) income, net	(314)	(5)	33	32	(4)	(71)	(329)

Operating income (loss)	2,039	(149)	267	280	170	(299)	2,308
Equity earnings of affiliates	15	101	7	18	140	—	281
Other (expenses) income, net	(1,390)	86	(28)	(71)	(148)	67	(1,618)

Net income (loss)	664	38	246	227	162	(366)	971

The following information shows total assets, net sales and operating income by geographic area.

	2007
	Argentina	Venezuela	Bolivia	Peru	Brazil	Ecuador	Other	Eliminations	Total

Long lived assets	10,400	2,624	251	764	511	120	10	—	14,680
Rest of assets	5,110	118	—	88	468	318	612	—	6,714

Total assets	15,510	2,742	251	852	979	438	622	—	21,394

Net sales	10,063	—	127	1,101	1,457	873	25	(188)	13,458
Operating income (expenses)	781	(8)	31	500	67	166	(1)	—	1,536

	2006
	Argentina	Venezuela	Bolivia	Peru	Brazil	Ecuador	Other	Eliminations	Total

Long lived assets	10,039	2,766	432	984	388	777	1	—	15,387
Rest of assets	3,540	506	—	92	287	268	431	—	5,124

Total assets	13,579	3,272	432	1,076	675	1,045	432	—	20,511

Net sales	8,751	312	207	902	1,215	652	14	(308)	11,745
Operating income (expenses)	1,132	186	45	446	54	287	1	(1)	2,150

	2005
	Argentina	Venezuela	Bolivia	Peru	Brazil	Ecuador	Other	Eliminations	Total

Net sales	7,378	1,175	136	705	972	449	12	(172)	10,655
Operating income (expenses)	1,160	639	18	385	48	66	(8)	—	2,308

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Controlling Group

Petrobras Energía Participaciones S.A. is the parent company of Petrobras Energía S.A., with an ownership interest of 75.82%. Petróleo Brasileiro S.A. — PETROBRAS (“Petrobras”), through Petrobras Participaciones S.L., a wholly owned subsidiary, is the controlling shareholder of Petrobras Energía Participaciones S.A., with an ownership interest of 58.6%.

Additionally, Petrobras Participaciones S.L. owns 22.8% of Petrobras Energía’s capital stock.

Petrobras is a Brazilian company, whose business is concentrated on exploration, production, refining, sale and transportation of oil and its byproducts in Brazil and abroad.

21.	Summary of significant differences between accounting principles followed by the Company and US GAAP, and summary of new US GAAP accounting pronouncements not yet adopted.

The Company’s financial statements have been prepared in accordance with Argentina GAAP, which differ in certain respects from US GAAP. Such differences involve methods of measuring the amounts shown in the consolidated financial statements (which are the amounts included in the reconciliation from Argentina GAAP and US GAAP, in Note 22), as well as additional disclosures required by US GAAP and Regulation S-X of the Securities and Exchange Commission. The main differences relate to the items described below.

A — Explanation of the main differences included in the reconciliation from Argentina GAAP to US GAAP, corresponding to Petrobras Energía Participaciones and its subsidiaries

1)	Deferred charges

Under Argentina GAAP, costs such as organizational and pre-operating expenses may be deferred and amortized over the resulting period of benefit, under certain circumstances.

For US GAAP purposes these amounts are expensed as incurred.

2)	Debt refinancing costs

Under Argentina GAAP, unamortized deferred costs incurred with third parties related to debt issuance are charged to expense when such debt is restructured, while costs related to the new debt are capitalized and amortized on a straight — line basis.

Under US GAAP, SFAS No. 15, SFAS No. 140 and related EITF issues require the Company to continue amortizing the costs related to the old debt, if the debt restructuring is not considered to be an “extinguishment”, as is the case of the debt restructuring of the Company, and charge the restructuring direct costs to expense.

3)	Pension plan obligations

Recognition of pension plan obligations under Argentina and US GAAP is essentially the same, except for the following:

Until the end of 2006, US GAAP required the recognition of an additional minimum liability if an unfunded accumulated benefit obligation existed and the liability already recognized as unfunded accrued pension cost was less than the unfunded benefit obligation. SFAS 87 stipulated that if an additional liability was recognized, an equal amount should have been recognized as an intangible asset, provided that the asset recognized didn’t exceed the amount of unrecognized prior service cost. As of December 31, 2005, this additional liability was reported as an Intangible asset and as other comprehensive income, taking into account the conditions mentioned above.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

With the adoption of SFAS 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans”, the recognition of a minimum pension liability is eliminated. Also under SFAS 158, which was adopted as of December 31, 2006, the funded status of defined-benefit pension plans is recognized as an asset (over-funded plans) or liability (under-funded plans) in the sponsor’s balance sheet with respective adjustments in accumulative other comprehensive income/loss, a separate component of the shareholders’ equity. Resulting from the adoption of SFAS 158, as of December 31, 2006, the amounts recorded as Intangible assets were reclassified to other comprehensive income.

Under Argentina GAAP, the recognition of the over funded or under funded status is not required.

4)	Foreign currency translation

Under both Argentina GAAP and US GAAP, all foreign operations are remeasured into U.S. dollars, which is the functional currency of our foreign subsidiaries. Assets and liabilities stated at current values are to be converted at the closing exchange rates, assets and liabilities measured at cost and revenues, expenses, gains and losses are converted at the historical exchange rates. Once the transactions are remeasured into U.S. dollars, assets and liabilities are translated into pesos at the closing exchange rate, and revenues, expenses, gains and losses are translated at historical exchange rates.

The resulting remeasurement gain or loss is recognized in the “Financial income (expenses) and holding gain (losses) account”. The effects of the translation of foreign operations net of the foreign-exchange differences generated by the debt denominated in foreign currency designated as hedge for net investment abroad are disclosed, as in US GAAP, in shareholders’ equity.

The remaining exchange differences recognized in earnings differ from Argentina GAAP to US GAAP; as a result of differences in the book value of foreign subsidiaries net assets and resulting designated debt.

5)	Discounting of certain receivables and liabilities

Under Argentina GAAP, certain receivables and liabilities which are valued on the basis of the best possible estimate of the amount to be collected or paid, are required to be discounted using an estimated rate at the time of the initial measurement.

Under US GAAP, receivables and liabilities arising from transactions with customers and suppliers in the normal course of business, which are done in customary trade terms not exceeding one year, are generally accounted for at their nominal value, including accrued interest, if applicable.

6)	Guarantor’s accounting for guarantees

Under US GAAP, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee.

Under Argentina GAAP the recognition of an initial liability is not required.

7)	Accounting for inventories

Under Argentina GAAP, inventories must be accounted for at reproduction or replacement cost or, in other words, at the price the Company would pay at any given time to replace or reproduce such inventory, whereas under US GAAP, inventories are accounted for at the lower of cost or market.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8)	Accounting for business combinations

a) Petrobras Energía share exchange offer

Petrobras Energía Participaciones acquired control of Petrobras Energía on January 25, 2000 as a result of an exchange offer pursuant to which Petrobras Energía Participaciones issued 1,504,197,988 Class B shares, with one vote per share, in exchange for 69.29% of Petrobras Energía’s outstanding capital stock, thereby increasing its ownership interest in Petrobras Energía to 98.21%.

Under Argentina GAAP, the accounting practice enforced in 2000 fiscal year for non-monetary exchange of shares was to recognize net assets at book value. Accordingly, issued shares of Petrobras Energía Participaciones were subscribed and accounted for at the book value of Petrobras Energía’s shares exchanged. Under US GAAP, the 2000 exchange offer was accounted for under the purchase method. The purchase price of 6,766, calculated based upon the market price of Petrobras Energía common stock, has been allocated to the identifiable assets acquired and liabilities assumed based upon their fair value as of the acquisition date. The excess of the purchase price over the fair value of the net assets acquired has been reflected as goodwill. PEPSA pushed down to PESA’s books the step-up in value of the net assets acquired. Therefore, the US GAAP reconciliation of PESA’s shareholders’ equity reflects the additional purchase price of Petrobras Energía capital stock, and the reconciliation of its net income reflects the incremental depreciation, depletion, amortization, effective interest rate of liabilities, and when applicable, the relevant impairment charges, and the related effects on the deferred income tax, as a result of the purchase price allocation mentioned above.

As of December 31, 2007 and 2006 the residual value of the purchased price allocated is as follows: (in million of pesos — Note 2.c)

Purchase Price Allocation	2007	2006

Property, plant and equipment	163	194
Equity in affiliates	(8)	7
Goodwill(1)	101	112
Deferred Income Taxes	(54)	(70)

Residual value at year end	202	243

(1)	Correspond 101 to the Petrochemical business segment as of December 31, 2007 and 101 to the Petrochemical business segment and 11 to the Refining business segment as of December 31, 2006. The amount of Goodwill assigned to the Refining business segment was reversed in 2007 as a result of the sale of companies described in Note 9.V.

Beginning in the 2003 fiscal year, new Argentina GAAP pursuant to CNV Resolution N° 434 adopted the purchase method or the pooling of interests method, depending on the circumstances. However, such new standards were not required to be applied on a retroactive basis.

b) Purchase price allocation of Eg3 S.A. and Petrolera Santa Fe S.R.L.

As a result of the merger between Petrobras Energía, Petrolera Santa Fé S.R.L, Eg3 S.A. and Petrobras Argentina S.A. described in Note 9.IV), the reconciliation to US GAAP includes net adjustments of 111 and 98 to Property, plant and equipment as of December 31, 2007 and 2006, respectively, that corresponds to the purchase price allocation derived from the excess of the acquisition price over the book values (allocated values) that were originally recorded in Eg3 S.A. and Petrolera Santa Fé S.A. as push down accounting when such companies were acquired by Petrobras, the Company’s controlling shareholder, in 2001 and 2002.

Under Argentina GAAP, push down accounting (as the term is defined by US GAAP) is not required.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9)	Impairment of goodwill, property, plant and equipment, and equity in affiliates

a) As described above in 8.a), the purchase price of Petrobras Energía has been allocated under US GAAP (but not under Argentina GAAP) to the identifiable assets acquired and liabilities assumed, based upon their fair values as of acquisition date, being the excess reflected as goodwill.

Impairment of goodwill, property, plant and equipment recorded under US GAAP in the year ended December 31, 2006:

The company performs the impairment test of the goodwill, following the method established under SFAS 142. In year ended December 31, 2006, under US GAAP, the Company recorded an impairment charge of 70 (before the effect of income taxes) to write off the allocated purchase price of goodwill, and equity in affiliates (43 and 27, respectively) originated in the business combination described in 8.a) above.

The impairment of goodwill in the US GAAP Summarized Consolidated data in Note 22 was allocated to the Other Operating expenses, net caption.

b) Under US GAAP, once an impairment loss is allocated to the carrying value of the long-lived assets, the reduced carrying amount represents the new cost basis of the long-lived assets. As a result, SFAS 144 prohibits entities from reversing the impairment loss should facts and circumstances change in the future. Under Argentina GAAP, impairment charges can be reversed in future years due to changes in the above-mentioned facts and circumstances. As of December 31, 2005, Petrobras Energía recorded a 44 gain related to an impairment reversal of gas areas in Argentina (See Note 6 “Recoverability of investments in Argentina’s oil and gas areas”). In the reconciliation to US GAAP included in Note 22, such gain was reversed. In 2007 and 2006, the reconciliation includes a gain of 5 and 6 corresponding to the reversal of the related higher depreciation.

c) Method of calculating impairment related to property, plant and equipment.

Following the changes in professional accounting standards under Argentina GAAP described in Note 2.f, the book value of a long-lived asset is adjusted to its recoverable value if its carrying amount exceeds the recoverable value in use. From a regulatory standpoint, recoverable value is defined as the larger of net realizable value and discounted value in use, defined as the addition of the discounted expected net cash flows that arise as a direct result of the use and eventual disposition of the assets.

Under US GAAP the book value of a long-lived asset is adjusted to its fair value if its carrying amount exceeds the undiscounted value in use.

Under Argentina GAAP, following this guidance, as of December 31, 2007, 2006 and 2005, Petrobras Energía S.A. recorded valuation allowances of 358, 165 and 190. In the reconciliation to US GAAP these charges were reversed since under US GAAP, the carrying amount did not exceed the undiscounted cash flow.

The related effect on the depreciation of property, plant and equipment, in the reconciliation to US GAAP totaled 17, 25 and 12 for the years ended December 31, 2007, 2006 and 2005.

Prior to the changes to Argentina GAAP referred to in Note 2.f, there were no substantial differences between Argentina GAAP and US GAAP in the calculation of impairment of property, plant and equipment, except for the reversal of the impairment charges discussed in 9.b) above.

10)	Income taxes

Represents the effect of deferred income tax over each US GAAP adjustment.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11)	Proportional consolidation

Under Argentina GAAP, an investor is required to proportionally consolidate line by line its financial statements with the financial statements of the companies in which it exercises joint control. Joint control exists where all the shareholders, or only the shareholders owning a majority of votes, share the power to define and establish a company’s operating and financial policies on the basis of written agreements. In the consolidation of companies over which an investor exercises joint control, the amount of the investment in the company under joint control and the interest in its income (loss) and cash flows are replaced by the investor’s proportional interest in the company’s assets, liabilities, income (loss) and cash flows. Historically under Argentina GAAP, our participations in Distrilec and CIESA qualified for proportional consolidation. In addition, as mentioned in Note 2.a, Petrobras de Valores International de España S.L. (PVIE) also qualified for proportional consolidation as from December 31, 2007.

Under US GAAP, interests in companies over which the investor exercises joint control are accounted for by the equity method and no proportional consolidation is allowed. However, pursuant to the SEC’s rules, differences in classification or display that result from using proportionate consolidation in the reconciliation to US GAAP, may be omitted if certain requirements are met. Such requirements are met by Distrilec and PVIE (since December 31, 2007) but not by CIESA. As a result, differences corresponding to proportional consolidation of Distrilec and PVIE are not presented (see US GAAP Summarized Consolidated Data in Note 22). The proportional consolidation of CIESA for fiscal years 2007, 2006 and 2005 under Argentina GAAP has been reversed for purposes of the US GAAP reconciliation and in the additional disclosures included in Note 22.

12)	Sale of non-current assets to related parties

Under US GAAP, results on sales of non-current assets to related parties under common control are considered as a capital (dividend) transaction. Under Argentina GAAP, results on sales of non-current assets are recognized in the statement of income.

Consequently, in the year ended December 31, 2007, the reconciliation to US GAAP includes the reversal of gains recorded under Argentina GAAP, which were recorded as an increase in Additional Paid in Capital for US GAAP purposes.

The above-mentioned transactions with related parties under common control correspond to the following (i) Sale of 73.15% of Petrobras Energia’s rights and obligations in the Bajada del Palo area to Petrolera Entre Lomas S.A., and (ii) Sale of 40% of Petrobras Energía’s equity interest in PVIE to Petrobras Internacional Braspetro B.V. (See Note 18).

13)	Minority interest

An adjustment to record the effect of all US GAAP adjustments attributable to minority interests has been recorded.

B — Explanation of the main differences included in the reconciliation from Argentina GAAP to US GAAP, applicable to our equity in affiliates

1)	Capitalization of exchange differences

Under Argentina GAAP, during the period January 2002 to July 2003, exchange differences resulting from the peso devaluation on liabilities denominated in foreign currencies, which were directly related to the acquisition, construction or production of property, plant and equipment, intangibles and long-term investments in other companies incorporated in Argentina, were allowed to be capitalized to the cost values of such assets, subject to a number of conditions.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2007 the Company recorded capitalized foreign exchange differences losses of CIESA. As of December 2006, the Company recorded capitalized foreign exchange losses of CIESA and CITELEC.

Under US GAAP, foreign currency exchange gains or losses are recognized in the statement of income.

2)	Troubled debt restructuring of TGS and Transener.

On December 15, 2004 and on June 30, 2005, TGS and Transener respectively concluded their debt restructuring process.

Under Argentina GAAP, Transener and TGS concluded that their respective debt restructuring constituted an exchange of debt instruments with substantially different terms, which must be treated as an extinguishment of the original debt instrument, with a gain or loss recognized on the de-recognition of that instrument. Argentina GAAP clarifies that from a debtor’s perspective, an exchange of debt instruments, or a modification of a debt instrument, between a debtor and a creditor is deemed to have been accomplished with debt instruments that are substantially different if the discounted present value of the cash flows under the terms of the new debt instrument varies by at least 10 percent from the discounted present value of the remaining cash flows under the terms of the original instrument. In this case the new debt instrument should be initially recorded at fair value, and that amount should be used to determine the gain or loss to be recognized on the extinguishment of the original debt instrument. Fair value should equal the present value of the future cash flows to be paid under the terms of the new debt instrument, discounted at a rate commensurate with the risks of the debt instrument and the time value of money.

Under US GAAP, Transener and TGS are required to perform an analysis under SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings” and EITF 02-04, “Debtors Accounting for a Modification or an Exchange of Debt Instruments in accordance with SFAS 15”, to assess whether the debt restructurings constituted troubled debt restructurings involving a cash payment and a modification of terms. Transener and TGS concluded that the debt restructurings in fact constituted troubled debt restructurings pursuant to the conditions defined in EITF 02-04, as Transener and TGS were undergoing financial difficulties and creditors had made concessions to both entities. The concessions involved primarily the forgiveness of principal amounts and defaulted interest.

SFAS 15 requires an assessment of the total future cash payments specified by the new terms of the debt, including principal, interest and contingent payments. A debtor shall reduce the carrying amount of the payable by the total fair value of the assets or equity transferred and no gain on restructuring is recognized unless the remaining carrying amount of the debt exceeds the undiscounted total future cash payments specified by the new terms, considered on a payable by payable basis. The differences between the fair value and the carrying amount of any assets or equity transferred is recognized as gain or loss. SFAS 15 also requires that the restructuring of each payable, including those negotiated and restructured jointly, be accounted for individually. The carrying value of these loans will be reduced as payments are made. Interest expense is computed on the basis of the discount rate that equates the present value of the future cash payments specified by the new debt with the remaining carrying amount of the original loans.

Under Argentina GAAP, we recorded a net gain of 27 in 2004 on the debt restructuring of TGS. This number reflects a 48 financial gain, net of 21 corresponding to the minority interest of Petrobras Energía in TGS.

Under US GAAP, TGS reconciliation adjustment to our shareholders’ equity as of December 31, 2005 included a loss of 42 which represents the effect of the reversal of the 48 gain on restructuring recorded under Argentina GAAP in 2004, which was reduced in 2005 and 2006 by 6 and 11 due to the lower interest expense recorded under US GAAP. As the debt was cancelled in June 2007, the remaining unamortized amounts were recorded in the income statement for the year ended December 31, 2007. These amounts are presented before the effect of minority interests.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

With respect to Transener, our Argentina GAAP financial statements include a 165 gain on its debt restructuring in 2005, which was significantly offset by a 145 valuation allowance to adjust the carrying amount of our equity in Compañía Inversora en Transmisión Citelec S.A. (“Citelec”), which controls Transener, to its recoverable value. The debt restructuring gain of Transener is comprised of: (i) a gain for the forgiveness of principal, compensatory and punitive interest of 266; (ii) a loss as a result of the write-off of capitalized debt issuance costs of 1 ; (iii) a gain on restructuring of 48 as a result of accounting for the issuance of debt at its fair value instead of at its face value; and (iv) a loss of 148 corresponding to the minority interest of Petrobras Energía in Transener.

With respect to Transener, the US GAAP reconciliation adjustment to our shareholders’ equity as of December 31, 2005 amounted to 262. This amount is the net effect of: (i) the reversal of the 266 gain due to the forgiveness of principal and defaulted interest recorded under Argentina GAAP as of June 30, 2005; (ii) the reversal of the 48 gain recorded under Argentina GAAP due to the valuation of debt at fair value as of June 30, 2005; (iii) a 69 gain recognized under US GAAP as of June 30, 2005 because carrying amounts exceeded future payments in respect of some specific payables; (iv) a 7 loss recorded under US GAAP as of June 30, 2005 due to the effect of the lower market value of new shares issued to cancel debt; and (v) a loss of 10 for the effect of lower interest expense recorded under US GAAP and foreign exchange loss results from June 30, 2005 to December 31, 2005. These amounts are presented before the effect of minority interests.

As our interest in Citelec was sold in 2007, the above-mentioned reconciling items were charged against Sale of Companies in the Reconciliation of net income to US GAAP for the year ended December 31, 2007.

3)	Depreciation of property, plant and equipment

Under Argentina GAAP, depreciation of certain non-oil and gas fixed assets is accounted for by the Company by applying rates established for technical revaluation, which are based on engineering formulas.

Under US GAAP depreciation of such assets is calculated primarily using the straight-line method over the useful lives of the assets.

4)	Minority Interest

An adjustment to record the effect of all US GAAP adjustments attributable to minority interests in consolidated subsidiaries of our equity in affiliates have been recorded.

5)	Income taxes

Represents the effect of deferred income tax over each US GAAP adjustment.

C — Presentation

1)	Classification of impairment losses

Under Argentina GAAP, impairment losses for property, plant and equipment, if any, are generally presented in the income statement as non-operating expenses.

US GAAP requires such losses to be presented as operating expenses. Therefore, impairment losses recognized under Argentina GAAP and additional impairment losses recognized under US GAAP, are included in the Operating income (loss) subtotal of the US GAAP Consolidated income data presented in Note 22.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2)	Balance sheet classification differences related to deferred income tax assets (liabilities)

Under Argentina GAAP, net deferred tax assets (liabilities) are to be classified as non-current assets (liabilities).

Under US GAAP, the Company applied the provisions contained in SFAS No. 109, “Accounting for income taxes”. Such statement states that in a classified statement of financial position, an enterprise should separate deferred tax liabilities and assets into a current amount and a non-current amount. To such extent, deferred tax liabilities and assets should be classified as current or non-current based on the classification of the related asset or liability for financial reporting. In addition, a deferred tax liability or asset that is not related to an asset or liability for financial reporting, including deferred tax assets related to tax losses carry forwards, shall be classified according to the expected reversal date of the temporary difference.

3)	Accounting for purchases and sales of inventory with the same counterparty

Under Argentina GAAP, purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another are not required to be combined for reporting purposes.

Under US GAAP, EITF No. 04-13 states that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold. As a result of the application of this pronouncement, our sales of products and services, and cost of sales were be reduced by 144 and 38 with no impact on net income for the year ended December 31, 2007 and 2006.

D — Other

1)	Restatements of financial statements for general price-level changes

The reconciliation to US GAAP does not include an elimination of the adjustments to the consolidated financial statements to account for the effects of inflation required under Argentina GAAP (see Note 2.c), as permitted by Regulation S-X of the SEC.

E — New accounting standards and developments under US GAAP not yet adopted

FASB Statement No. 157, Fair Value Measurements (“SFAS 157”)

In September 2006, the FASB issued SFAS 157, which became effective on January 1, 2008. This Standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The Company does not expect any significant impact on its consolidated financial statements, other than additional disclosures.

FASB Staff Position FAS No. 157-1, Application of SFAS 157 to FASB Statement No. 13 and its Related Interpretative Accounting Pronouncements that addresses Leasing Transactions (“FSP 157-1)

In February 2008, the FASB issued FSP 157-1, which became effective on January 1, 2008. This FSP excludes FASB Statement No. 13, Accounting for Leases, and its related interpretative accounting pronouncements from the provisions of SFAS 157, except for leasing transactions arising from business combinations. The Company does not expect any significant impact on its consolidated financial statements.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FASB Staff Position FAS No. 157-2, Effective Date of SFAS 157 (“FSP 157-2”)

In February 2008, the FASB issued FSP 157-2 which delays the Company’s January 1, 2008, effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until January 1, 2009.

FASB Statement 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159)

In February 2007, the FASB issued SFAS 159 that permits the measurement of certain instruments at fair value. Entities may choose to measure eligible items at fair value at specified election dates, reporting unrealized gains and losses on such items at each subsequent reporting period. SFAS 159 is effective for fiscal years beginning November 15, 2007. The Company does not expect any significant impact on its consolidated financial statements.

FASB Statement No. 141 (revised 2007), Business Combinations (“SFAS 141-R”)

In December 2007, the FASB issued SFAS 141-R, which will become effective for business combination transactions having an acquisition date on or after January 1, 2009. This standard requires the acquiring entity in a business combination to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date to be measured at their respected fair values. SFAS 141-R changes the accounting treatment for the following items: acquisition-related costs and restructuring costs to be generally expensed when incurred; in process research and development to be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; changes in deferred tax asset valuation allowance and income tax uncertainties after the acquisition to be generally recognized in income tax expense; acquired contingent liabilities to be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies. SFAS 141-R also includes a substantial number of new disclosure requirements. The impact on the application of SFAS 141-R in the consolidated financial statements will depend on new business combinations arising during 2009 and thereafter.

FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”)

In December 2007, the FASB issued SFAS 160 that establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in the consolidated net income on the face of the income statement. Certain changes in a parent’s ownership interest are to be accounted for as equity transactions and when a subsidiary is deconsolidated, any non-controlling equity investment in the former subsidiary is to be initially measured at fair value. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest and is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company’s presentation of the consolidated income statement and balance sheet will be significantly changed by the application of SFAS 160.

F)	Recently adopted accounting pronouncements

FASB Interpretation No. 48, “Accounting for the Uncertainty in Income Taxes”, An interpretation of FASB Statement 109 (“FIN 48”).

In July 2006, the FASB issued FIN 48, which became effective on January 1, 2007 (See note 23.a).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Reconciliation of net income and shareholders’ equity to US GAAP

As it is explained in Note 2, on August 10, 2005, the Board of the CPCECABA approved Resolution CD No. 93/2005, which introduced a series of changes to professional accounting standards, effective for fiscal years beginning as from January 1, 2006. Through General Resolutions Nos. 485 and 487 dated December 29, 2005, and January 26, 2006, the CNV approved the abovementioned changes, which are effective for fiscal years beginning as from January 1, 2006.

These changes affected the income statement and the shareholders’ equity under Argentina GAAP for the year ended December 31, 2005, and consequently, they impacted the reconciliation note to US GAAP, both in shareholders’ equity and in the income statement. The figures herein presented have been restated in order to give effect to the above mentioned changes. Net income and Shareholders’ equity under US GAAP for 2005 remain unchanged.

The following is a summary of the significant adjustments to net income for the years ended December 31, 2007, 2006 and 2005, and the shareholders’ equity as of December 31, 2007 and 2006, which would be required if US GAAP had been applied instead of Argentina GAAP in the Company’s financial statements.

Reconciliation of net income to US GAAP

	2007	2006	2005

Net income under Argentine GAAP	762	1,416	971
US GAAP adjustments:
Foreign currency translation adjustment (Note 21.A.4)	9	7	(13)
Amortization of deferred charges (Note 21.A.1)	—	7	9
Debt refinancing costs (Note 21.A.2)	2	3	14
Depreciation of Property Plant & Equipment
Business combination (Note 21.A.8)	(33)	(14)	(167)
Impairment (Note 21.A.9)	(12)	(19)	(12)
Other	(4)	(4)	(21)
Impairment of property plant & equipment (Note 21.A.9)	210	—	(887)
Fair value of liabilities (Note 21.A.8.a)	—	(1)	(49)
Impairment of goodwill (Note 21.A.8.a and Note 21.A.9.a)	—	(43)	—
Discounted value of assets and liabilities (Note 21.A.5)	35	2	21
Effects of the sale of noncurrent assets to related parties (Note 21.A.12)	(1,072)	—	—
Minority interest (Note 21.A.13)	3	(2)	(20)
Guarantees (Note 21.A.6)	4	—	—
Inventories (Note 21.A.7)	(69)	10	(36)
Deferred income taxes (Note 21.A.10)	52	71	339
Other	(20)	—	—

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007	2006	2005

US GAAP adjustments applicable to equity in earnings of affiliates
Deferred income taxes (Note 21.B.5)	(14)	(2)	89
Depreciation of property plant and equipment (Note 21.B.3)	(19)	(13)	(13)
Capitalized exchange losses (Note 21.B.1)	1	1	13
Impairment of Property Plant & Equipment (Note 21.A.9.a)	—	(27)	—
Minority interest (Note 21.B.4)	(6)	(1)	146
Reversal of equity in earnings of CIESA and Citelec(i) (Note 21. A. 11)	(15)	(100)	(222)
Sale of companies (Note 9.V)	135	—	—
Debt restructuring (Note 21.B.2)	31	11	(256)
Other	(4)	(7)	3

Total US GAAP adjustments	(786)	(121)	(1,062)

Net (loss) income under US GAAP	(24)	1,295	(91)

i)	This adjustment reverses the equity in earnings accounted for under Argentina GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA (2007, 2006 and 2005) and CITELEC (2006 and 2005). As of December 31, 2007, 2006 and 2005, CIESA presented a deficit in shareholders equity under US GAAP, and therefore it was valued at zero. As of December 31, 2006 and 2005, CITELEC was valued at 28 under US GAAP, which represents its book value as of the date when it was classified as held for sale. In the year ended December 31, 2007 our interest in CITELEC was sold (see Note 9.V) and as a result, a gain of 135 was recognized in the reconciliation of net income under US GAAP.

Earnings per share

	2007	2006	2005

Basic/Diluted net (loss) income per share under US GAAP	(0,024)	1,282	(0,090)
Basic/Diluted net income per share under Argentine GAAP
Class B	0,755	1,403	0,962
Number of shares -in millions(1)	1.010	1.010	1.010

(1)	Earnings per share are calculated based on the weighted average number of shares outstanding during the year.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidated statement of comprehensive income and accumulated comprehensive income

	2007	2006	2005

Net (loss) income under US GAAP	(24)	1,295	(91)
Foreign currency translation adjustment (Note 21.A.4)
Net change during period	26	24	58
Deferred pension plan obligations (Note 21.A.3)
Decrease (increase), net of tax	3	(8)	(16)
Deferred hedge gains and losses, net of tax:
Reclassification to net income	—	—	2

Total comprehensive (loss) income	5	1,311	(47)

Accumulated Other Comprehensive (loss) income:
Amounts not recognized as net periodic pension costs, net of tax (Note 21.A.3)	(31)	(34)	(26)
Foreign currency translation adjustment (Note 21.A.4)	62	36	12
Adjustment to initially apply SFAS 158, net of tax (Note 21.A.3)	(28)	(28)	—

Total Accumulated Other Comprehensive Loss	3	(26)	(14)

Reconciliation of shareholders’ equity to US GAAP

	2007	2006

Shareholders’ equity under Argentine GAAP	8,430	7,836
US GAAP adjustments:
Deferred charges (Note 21.A.1)	—	(5)
Debt refinancing costs (Note 21.A.2)	(5)	(6)
Pension plan obligations (Note 21.A.3)	(90)	(93)
Foreign currency translation adjustment (Note 21.A.4)	(53)	(63)
Property plant and equipment
Business combination (Note 21.A.8)	262	293
Impairment (Note 21.A.9)	325	127
Other	16	7
Other	(10)	—
Goodwill (Note 21.A.8.a and Note 21. A.9.a)	101	112
Discounted value of assets and liabilities (Note 21.A.5)	85	50
Inventories (Note 21.A.7)	(101)	(33)
Guarantees (Note 21.A.6)	(5)	(9)
Minority interest (Note 21.A.13)	7	5
Deferred income taxes (Note 21.A.10)	(61)	(110)

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007	2006

US GAAP adjustments applicable to equity in affiliates
Deferred income taxes (Note 21.B.5)	(43)	121
Property plant and equipment (Note 21.B.3 and Note 21.A.9.a)	(5)	(168)
Capitalized exchange losses (Note 21.B.1)	(29)	(33)
Minority interest (Note 21.B.4)	(20)	144
Reversal of equity in affiliates of CIESA and Citelec(i) (Note 21.A.11)	(108)	(50)
Debt restructuring (Note 21.B.2)	—	(293)
Other	(7)	(46)

Total US GAAP adjustments	259	(50)

Shareholders’ equity under US GAAP	8,689	7,786

(i)	This amount corresponds to the adjustment to reverse equity in earnings accounted for under Argentina GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA (2007 and 2006) and Citelec (2006). As of December 31, 2007 and 2006, CIESA had negative shareholders equity under US GAAP, and was valued at zero. As of December 31, 2006 CITELEC was valued at 28, which represented its book value as of the date when it was classified as held for sale. In the year ended December 31, 2007 our interest in CITELEC was sold (see note 9.V) and as a result, a gain of 135 was recognized in the reconciliation of net income under US GAAP.

Description of changes in shareholders’ equity under US GAAP

	2007	2006	2005

Shareholders’ equity under US GAAP as of beginning of the year	7,786	6,502	6,549
Additional paid-in capital (Note 21.A.12)	1,084	—	—
Dividends paid	(186)	—	—
Other comprehensive income	29	16	44
Net (loss) income under US GAAP	(24)	1,295	(91)
Adjustment to initially apply SFAS 158	—	(27)	—

Shareholders’ equity under US GAAP as of the end of the year	8,689	7,786	6,502

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

US GAAP summarized consolidated data

The consolidated income data and the consolidated cash flows for the years ended December 31, 2007, 2006 and 2005, and the consolidated balance sheet as of December 31, 2007 and 2006, presented below have been adjusted to reflect the differences between US GAAP and Argentina GAAP discussed above, giving effect to differences in measurement methods and disclosures as previously discussed.

	Year Ended December 31,
	2007	2006	2005

US GAAP consolidated income and loss data
Sales	12,974	11,303	10,287
Less — taxes on sales and services	(262)	(218)	(158)

Net sales	12,712	11,085	10,129
Cost of sales	(9,672)	(7,902)	(6,874)

Gross profit	3,040	3,183	3,255
Administrative and selling expenses	(1,404)	(1,069)	(920)
Exploration expenses	(172)	(117)	(34)
Other operating expenses, net	(783)	(55)	(1,682)

Operating income	681	1,942	619
Equity in earnings of affiliates	164	151	57
Financial expenses and holding losses, net	(439)	(404)	(904)

Income (loss) before income taxes and minority interest	406	1,689	(228)
Income tax (expense) benefit	(386)	(398)	126
Minority interest in subsidiaries	(44)	4	11

Net (loss) income for the year	(24)	1,295	(91)

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31,
	2007	2006

US GAAP condensed consolidated balance sheet data
Other receivables	2,506	1,264
Other current assets	3,619	3,409

Current assets	6,125	4,673

Investments	3,141	3,521
Property, plant and equipment	9,130	9,159
Other non current assets	947	696

Total non current assets	13,218	13,376

Total assets	19,343	18,049

Short-term debt(a)(b)	1,452	2,179
Other liabilities	2,646	2,338

Total current liabilities	4,098	4,517

Long-term debt	4,613	3,729
Other non current liabilities	1,563	1,679

Total non current liabilities	6,176	5,408

Total liabilities	10,274	9,925

Minority interest in subsidiaries	380	338
Shareholders’ equity	8,689	7,786

	19,343	18,049

a)	The weighted average annual interest rates for outstanding short-term borrowings were 5.84% and 4.62% as of December 31, 2007 and 2006, respectively.

b)	Includes 78 and 1,093 corresponding to current portion of long-term debt for the fiscal years ended December 31, 2007 and 2006, respectively.

	Year Ended December 31,
	2007	2006	2005

US GAAP condensed consolidated cash flow data
Net cash provided by operations	1.549	2.558	1.710
Net cash used in investing activities	(1.581)	(1.965)	(1.608)
Net cash used in financing activities	(133)	(15)	(476)

(Decrease) Increase in cash	(165)	578	(374)
Effect of the exchange rate on cash	25	—	9
Cash and cash equivalent at the beginning	1.111	533	898

Cash and cash equivalent at the end under US GAAP	971	1.111	533

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

23  Additional financial statements disclosures required by US GAAP and the SEC

a)	Income taxes

The tax effect of the significant differences between the book value under US GAAP and the tax value of the Company’s assets and liabilities and tax loss carryforwards is as follows:

	2007	2006

Deferred tax assets
Tax loss carryforwards	301	1,123
Inventories	39	13
Property, plant and equipment	211	53
Reserve for contingencies	95	90
Equity interest in affiliates	83	150
Pension plan obligations	51	44
Other deferred tax assets, not individually significant	130	41

Total gross deferred tax assets	910	1,514
Less-Valuation allowance	(636)	(1,194)

Total net deferred tax assets	274	320

Deferred tax liabilities
Prepaid expenses	(6)	(6)
Property, plant and equipment	(827)	(985)
Equity interest in affiliates	(319)	(248)
Other deferred tax liabilities, not individually significant	(24)	(1)

Total gross deferred tax liabilities	(1,176)	(1,240)

Net deferred tax liabilities	(902)	(920)

The reconciliation of tax provision at the statutory rate to the tax provision for the years ended December 31, 2007, 2006 and 2005, computed in accordance with US GAAP, is as follows:

	2007	2006	2005

Income (loss) before income tax and minority interest in subsidiaries	406	1,689	(228)
Statutory tax rate	35%	35%	35%

Statutory tax rate applied to pre-tax income (loss)	142	591	(80)
Equity in earnings of affiliates	233	(185)	(227)
Remeasurement and foreign earnings	(67)	29	(2)
Change in valuation allowance	(182)	(81)	147
Impairment, amortization and other decreases of goodwill	—	15	—
Tax adjustments and other, net	(3)	29	36
Deconsolidation of companies	(103)	—	—
Statute of limitation of tax losses carryfoward	366	—	—

Tax expense (benefit)	386	398	(126)

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s provision for income taxes under US GAAP was comprised of the following:

	2007	2006	2005

Current
Argentina	51	6	15
Foreign	353	290	129

	404	296	144

Deferred
Argentina	32	109	(444)
Foreign	(50)	(7)	174

	(18)	102	(270)

Total tax expense (benefit)	386	398	(126)

As of December 31, 2007, the tax loss carry-forwards amounting to 684 may be used to the dates indicated below:

2009	471
2010 and thereafter	213

684

Effect of adopting FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 provides guidance on recognition, classification and disclosure concerning uncertain income tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is more likely than not it will be sustained upon examination. The Company adopted FIN 48 on January 1, 2007. The adoption did not have a material impact in our consolidated financial statements.

As of January 1, 2007, and for the twelve months ended December 31, 2007, the Company did not have any unrecognized tax benefits. In addition, the Company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months. Furthermore, the Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of financial and operating expenses, respectively, in the consolidated statements of income. As of January 1, 2007, and for the year ended December 31, 2007, the Company has not accrued interest and penalties related to unrecognized tax benefits.

The Company and its subsidiaries file income tax returns in Argentina and in other foreign jurisdictions. The Argentine tax returns are open to examination by the respective tax authorities for the years beginning in 2002. In addition, tax returns of foreign jurisdictions in which we operate are open to examination for periods ranging from 4 to 6 years.

b)	Fair value of financial instruments

US GAAP requires disclosure of the estimated fair value of the Company’s financial instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

The carrying amounts of cash, cash equivalents, accounts receivables and short-term obligations approximate their fair value, because of the short-term maturities of these instruments.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of publicly traded long-term debt is based on quoted market prices, and for the remaining long-term debt was estimated based on the current rates available to the Company for debt of similar remaining maturities. Fair values of derivative financial instruments represent the estimated amount that would have been required to terminate the contracts. The fair value of performance bonds and other guarantees approximate the notional amount of these instruments.

The estimated fair values of financial instruments are as follows, except for those financial instruments noted above for which the carrying values approximate fair values:

	2007		2006
	Carrying		Carrying
	Amount		Amount
	Under	Fair	Under	Fair
	US GAAP	Value	US GAAP	Value

Financial liabilities:
Long-term debt	4,613	4,662	3,729	3,877

c)	Summarized financial information of unconsolidated affiliates

The following table provides summarized financial information on a 100% basis, for the main affiliates accounted for by the equity method, combined per business unit, under Argentina GAAP.

Each business unit includes the following companies as of December 31, 2007, 2006 and 2005.

•	Oil and Gas Exploration and Production: Petrolera Entre Lomas S.A., Inversora Mata S.A., Coroil S.A., Petroritupano S.A.(1), Petrowayú S.A.(1), Petrovenbras S.A.(1), Petrokariña S.A.(1), Oleoductos del Valle S.A. and Oleoducto de Crudos Pesados Ltd.

•	Refining and Distribution: Refinería del Norte S.A. and Petrobras Bolivia Refinación S.A.(2)

•	Petrochemical: Petroquímica Cuyo S.A.I.C.(2)

•	Gas, Energy and Electricity: Citelec S.A.(2), Yacylec S.A.(2) and Uruguaí S.A.

(1) These companies were added in 2006.

(2) Companies sold in the year ended December 31, 2007 (see Note 9.V)

	2007
				Gas and Energy
	Oil and Gas			Marketing and
	Exploration and	Refining and		Transportation of
	Production	Distribution	Petrochemical	Gas	Electricity

Current Assets	5,988	553	—	—	—
Non Current Assets	7,322	422	—	—	—
Current Liabilities	3,726	416	—	—	—
Non Current Liabilities	4,657	49	—	—	—
Shareholders’ Equity	4,927	510	—	—	—
Sales	4,049	1,485	—	—	—
Gross profit	2,628	411	—	—	—
Net income	899	154	—	—	—

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006
				Gas and Energy
	Oil and Gas			Marketing and
	Exploration and	Refining and		Transportation of
	Production	Distribution	Petrochemical	Gas	Electricity

Current Assets	2,812	1,374	172	—	205
Non Current Assets	6,587	606	132	—	1,966
Current Liabilities	1,945	1,074	111	—	180
Non Current Liabilities	3,712	153	49	—	1,141
Shareholders’ Equity	3,742	753	144	—	440
Minority interest	—	—	—	—	410
Sales	3,308	4,229	470	—	501
Gross profit	1,582	605	80	—	168
Net income	377	272	35	—	34

	2005
				Gas and Energy
	Oil and Gas			Marketing and
	Exploration and	Refining and		Transportation
	Production	Distribution	Petrochemical	of Gas	Electricity

Sales	1,384	2,931	337	—	431
Gross profit	784	491	64	—	126
Net income	168	278	19	—	407

d)	Summarized financial information of proportionally consolidated jointly controlled companies

The following table provides summarized financial information on a proportional basis, for jointly controlled companies, which are proportionally consolidated under Argentina GAAP:

	2007				2006			2005
	CIESA(a)	Distrilec	PVIE(b)	Total	CIESA(a)	Distrilec	Total	CIESA(a)	Distrilec	Total

Current Assets	343	252	372	967	366	183	549	—	—	—
Non Current Assets	2,224	1,407	789	4,420	2,278	1,342	3,620	—	—	—
Current Liabilities	617	383	298	1,298	620	256	876	—	—	—
Non Current Liabilities	1,259	330	297	1,886	1,384	419	1,803	—	—	—
Shareholders Equity	218	560	564	1,342	211	509	720	—	—	—
Minority Interest	473	386	2	861	429	341	770	—	—	—
Sales	602	894	1,101	2,597	632	695	1,327	513	651	1,164
Gross Profit	287	215	573	1,075	312	101	413	243	97	340
Net Income (loss)	7	51	839	897	71	(37)	34	42	(8)	34
Cash provided by (used in):
Operating activities	304	224	312	840	326	45	371	—	—	—
Investing activities	(116)	(131)	71	(176)	(64)	(70)	(134)	—	—	—
Financing activities	(231)	(89)	(375)	(695)	(280)	33	(247)	—	—	—

(a)	For US GAAP reporting purposes, CIESA was not proportionally consolidated, as explained in Note 21 A.11)

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b)	Considering that the sale of the 40% equity interest in PVIE was celebrated in December 2007 (Note 9.V), the consolidated statements of income and cash flows show the participation in PVIE according to the procedure indicated for the consolidation of controlled companies.

e)	Pension plan:

Defined benefit plan:

The goals with respect to asset investment are (1) the preservation of capital in U.S. Dollars, (2) the maintenance of high levels of liquidity and (3) the attainment of yields in accordance with a moderate risk profile.

Information for the Company’s defined benefit plans are as follows (see Note 15.b):

	2007	2006	2005

Change in projected benefit obligation
Projected Benefit Obligation at beginning	161	99	68
Service cost	3	2	1
Interest cost	21	16	6
Actuarial loss	1	15	26
Benefits paid	(10)	(7)	(7)
Unrecognized prior service cost	—	36	5

Projected benefit obligation at the end of the year(1)	176	161	99

Accumulated benefit obligation at end of year	176	161	99

Change in plan assets
Fair value of plan assets at beginning	35	40	45
Return on plan assets	3	2	2
Benefits paid	(7)	(7)	(7)

Fair value of plan assets at the end of the year(2)	31	35	40

Status of the plans
Unfunded status at year end	(145)	(126)	(59)

(1)	As of December 31, 2007, 2006 and 2005, the Projected Benefit Obligation is comprised of 124, 118 and 94 corresponding to the Compensatory Fund, and 52, 43 and 5 corresponding to the indemnity plan, respectively.

(2)	Both for December 31, 2007 and 2006 all assets contributed correspond to the Compensatory Fund (Note 15.b)

	2007	2006	2005

Amounts recorded in the consolidated balance sheet consists of:
Total liabilities	(145)	(126)	(59)
Intangible Assets	—	—	5
Cumulative amounts recorded in “Accumulated other comprehensive income” consists of:
Unrecognized prior service cost	38	40	—
Unrecognized actuarial loss	52	53	41

Total recored in “Accumulated other comprehensive income” at year end, before tax	90	93	41

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007	2006

Reconciliation of amounts recognized in “Accumulated other comprehensive income”
Amounts recorded before tax at beginning of year:	93	41
Reclassification of intangible assets due to SFAS 158	—	40
Change in unrecognized actuarial loss	1	14
Amortization of actuarial loss recognized in net periodic benefit cost	(4)	(2)

Amounts recorded before tax at end of year:	90	93

	2007	2006	2005

Components of net periodic pension benefit cost
Service cost	3	2	1
Interest cost	21	16	6
Return on plan assets	(3)	(2)	(2)
Amortization of actuarial gain and losses and unrecognized prior service cost	4	2	—

Net periodic benefit cost	25	18	5

Weighted-average assumptions
Discount rate	4%	4%	4%
Rate of return on plan assets	6%	6%	4%
Rate of compesation increase	2%	2%	2%

The compulsory discount rate of 4% was established by the National Insurance Control Entity (Superintendencia de Seguros de la Nación), which is based on the historical analysis of fixed income investments.

As of the date of the issuance of these financial statements, the Board of Directors did not approve contributions to its Defined Benefit pension plan funds in 2008.

Benefit obligations for the period 2008-2017 are expected to be paid as follows:

2008	13
2009	12
2010	11
2011	11
2012	14
2013-2017	65

Adoption of SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”

Effective December 31, 2006 for US GAAP reporting purposes, the Company implemented FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (SFAS 158), which requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income, a separate component of the shareholders’ equity.

In 2007 and 2006, the amounts recorded in other comprehensive income for net actuarial losses and prior service costs are required by FAS 158.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For 2005, FASB Statement No. 87, “Employers’ Accounting for Pensions,” required an employer to recognize a liability in its statement of financial position that was at least equal to the unfunded accumulated benefit obligation for defined benefit pension plans.

The following table presents the effect of adopting SFAS No. 158 on the Company’s December 31, 2006 consolidated balance sheet:

	Balances prior to
	SFAS No. 158		Balances after to
	Adoption	Adjustments	SFAS No. 158

Intangible assets	40	(40)	—
Accumulated other comprehensive loss	53	40	93
Liabilities	126	—	126
Deferred tax assets	30	14	44

As of December 31, 2007, components of accumulated other comprehensive income (loss) associated with the pension plans and the related amounts expected to be amortized to net periodic benefit cost in 2008 are as follows.

Accumulated other comprehensive income (loss), before the effect of income taxes

Pension Benefits
Prior service cost	38
Net actuarial loss	52

Amounts expected to be recognized in 2008 net periodic benefit cost, before the effect of income taxes

Pension Benefits
Prior service cost	2
Net actuarial loss	2

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f)	Business segment consolidated information

The following information shows additional disclosures under Argentina GAAP about the Company’s business segments as defined by its management.

	2007
				Gas and Energy
	Oil and Gas			Marketing and
	Exploration and	Refining and		Transportation of		Corporate and
	Production	Distribution	Petrochemical	Gas	Electricity	Eliminations	Total

Unaffiliated revenues	3.005	5.606	3.034	1.188	1.400	(775)	13.458
Intersegment revenues	1.619	220	29	213	25	(2.106)	—

Total revenues	4.624	5.826	3.063	1.401	1.425	(2.881)	13.458

Depreciation, depletion and amortization	(782)	(56)	(100)	(95)	(158)	(26)	(1.217)
Equity in earnings of unconsolidated affiliates	80	75	21	—	—	—	176
Interest expense	(134)	(4)	(20)	(108)	(43)	(278)	(587)
Interest revenue	33	—	9	7	20	25	94
Dividends received from unconsolidated affiliates	179	79	6	—	—	—	264
Additions to property, plant and equipment	847	250	279	76	224	17	1.693
Identifiable assets	5.568	2.791	2.059	2.723	2.567	2.730	18.438
Investments in and advances to unconsolidated affiliates	2.786	146	—	23	1	—	2.956

Total assets	8.354	2.937	2.059	2.746	2.568	2.730	21.394

	2006
				Gas and Energy
	Oil and Gas			Marketing and
	Exploration and	Refining and		Transportation of		Corporate and
	Production	Distribution	Petrochemical	Gas	Electricity	Eliminations	Total

Unaffiliated revenues	2.653	4.262	2.447	1.202	1.181	—	11.745
Intersegment revenues	2.128	269	43	184	26	(2.650)	—

Total revenues	4.781	4.531	2.490	1.386	1.207	(2.650)	11.745

Depreciation, depletion and amortization	(720)	(62)	(80)	(93)	(139)	(27)	(1.121)
Equity in earnings of unconsolidated affiliates	89	114	15	—	1	—	219
Interest expense	(221)	(4)	(25)	(130)	(23)	(208)	(611)
Interest revenue	35	—	5	15	18	37	110
Dividends received from unconsolidated affiliates	35	76	5	—	—	—	116
Additions to property, plant and equipment	1.327	238	194	68	82	1	1.910
Identifiable assets	6.891	2.246	1.678	2.808	2.291	1.354	17.268
Investments in and advances to unconsolidated affiliates	2.861	306	51	24	1	—	3.243

Total assets	9.752	2.552	1.729	2.832	2.292	1.354	20.511

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005
				Gas and Energy
	Oil and Gas			Marketing and
	Exploration and	Refining and		Transportation of		Corporate and
	Production	Distribution	Petrochemical	Gas	Electricity	Eliminations	Total

Unaffiliated revenues	2.935	3.572	2.140	1.009	999	—	10.655
Intersegment revenues	1.722	284	38	110	18	(2.172)	—

Total revenues	4.657	3.856	2.178	1.119	1.017	(2.172)	10.655

Depreciation, depletion and amortization	(820)	(65)	(69)	(90)	(137)	(28)	(1.209)
Equity in earnings of unconsolidated affiliates	15	101	7	18	140	—	281
Interest expense	(303)	(5)	(26)	(106)	(1)	(145)	(586)
Interest revenue	33	1	9	7	11	27	88
Dividends received from unconsolidated affiliates	22	40	7	—	3	—	72
Additions to property, plant and equipment	1.302	177	95	72	60	70	1.776
Identifiable assets	8.839	1.874	1.465	2.695	2.254	684	17.811
Investments in and advances to unconsolidated affiliates	331	279	38	135	31	—	814

Total assets	9.170	2.153	1.503	2.830	2.285	684	18.625

g)	Exploratory well costs

The following table provides an aging of capitalized exploratory well costs based on the date the drilling was completed and the number of projects for which exploratory well costs have been capitalized for a period greater than one year since the completion of the drilling:

Aging of capitalized exploratory well costs

	2007		2006		2005
	Amount	Wells	Amount	Wells	Amount	Wells

Less than one year	117	20	91	23	56	12
Between one and three years	30	1	15	3	5	2

Total	147	21	106	26	61	14

The amount of 30 recorded as capitalized exploratory suspended well costs as of December 31, 2007 for more than one year according to the table above, correspond to 1 well located in the Austral Basin, in Argentina, in which progress is being made on contractual arrangements that will permit future development and costs are being incurred to assess the reserves and their potential development.

24.	Oil and Gas Supplementary Disclosures (Unaudited)

The following information for the oil and gas producing activities has been prepared in accordance with the methodology prescribed by Statement of Financial Accounting Standards N° 69 “Disclosures about Oil and Gas Producing Activities” and includes the Company and its subsidiaries oil and gas production activities as well as the equity shares in its affiliates valued by the equity method. The Company has oil and gas properties in Argentina and other countries in Latin America.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amounts are stated in millions of pesos as mentioned in Note 2.c. to the financial statements.

Capitalized costs

The following table presents the capitalized costs as of December 31, 2007 and 2006, for proved and unproved oil and gas properties, and the related accumulated depreciation and allowances, which reduce the value of assets.

	2007		2006
	Argentina		Argentina
	GAAP	US GAAP	GAAP	US GAAP
	(In millions of constant pesos — note 2.c.)

Consolidated companies:
Proved properties:
Equipment, camps and other facilities	3,180	3,070	2,837	2,727
Mining properties and wells	7,456	6,434	7,163	6,069
Unproved properties	92	92	107	107

Total capitalized costs	10,728	9,596	10,107	8,903
Accumulated depreciation and allowances which reduce the value of assets	(6,470)	(5,006)	(5,200)	(3,858)

Subtotal of consolidated companies	4,258	4,590	4,907	5,045
Company’s share in capitalized costs by unconsolidated affiliates	2,275	2,290	2,426	2,448

Total net capitalized costs	6,533	6,880	7,333	7,493

Costs incurred

The following table presents those costs capitalized as well as expensed that were incurred during each of the years ended as of December 31, 2007, 2006 and 2005. The acquisition of properties includes the cost of acquisition of proved or unproved oil and gas properties. Exploration costs include geological and geophysical costs, costs necessary for retaining undeveloped properties, and drilling costs and exploratory well equipment. Development costs include drilling costs and equipment for developmental wells, costs incurred in improved recovery, the construction of facilities for extraction, treatment and storage of hydrocarbons and all necessary costs to maintain facilities for the existing developed reserves.

	2007			2006
	Argentina and US GAAP			Argentina and US GAAP
		Rest of			Rest of
		Latin-			Latin-
	Argentina	America	Total	Argentina	America	Total

Consolidated companies:
Acquisition of properties:
— Proved	—	—	—	—	—	—
— Unproved	—	—	—	—	—	—
Exploration costs	127	49	176	130	60	190
Development costs	820	614	1,434	665	589	1,254

Subtotal costs incurred by consolidated companies	947	663	1,610	795	649	1,444
Company’s share in costs incurred by unconsolidated affiliates	17	205	222	9	55	64

Total costs incurred	964	868	1,832	804	704	1,508

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005
	Argentina and US GAAP
		Rest of
		Latin-
	Argentina	America	Total

Consolidated companies:
Acquisition of properties:
— Proved	—	—	—
— Unproved	—	—	—
Exploration costs	90	2	92
Development costs	583	835	1,418

Subtotal costs incurred by consolidated companies	673	837	1,510
Company’s share in costs incurred by unconsolidated affiliates	10	3	13

Total costs incurred	683	840	1,523

Results of operations

The breakdown of results of the operations shown below summarizes revenues and expenses directly associated with oil and gas-producing activities for the years ended December 31, 2007, 2006 and 2005. These activities are a part of the Oil and Gas Exploration and Production segment. This breakdown does not include any allocation of financial costs or expenses from Corporate, nor the effect of the minority interest in Petrobras Energía and therefore it is not necessarily an indicator of the contribution in operations for oil and gas producing activities to the net income of the Company. Income tax for the years presented was calculated utilizing the deferred income tax criteria.

	2007
	Argentina GAAP			US GAAP
		Rest of			Rest of
		Latin-			Latin-
	Argentina	America	Total	Argentina	America	Total
	(In millions of constant pesos — note 2.c)

Results of operations of consolidated companies:
Net sales:
— to third parties	274	2,121	2,395	274	2,121	2,395
— transfers to other operations	2,229	—	2,229	2,229	—	2,229

Total net sales	2,503	2,121	4,624	2,503	2,121	4,624
Production costs:
— Operating costs	(569)	(192)	(761)	(569)	(192)	(761)
— Royalties and other	(469)	(910)	(1,379)	(469)	(910)	(1,379)

Total production costs	(1,038)	(1,102)	(2,140)	(1,038)	(1,102)	(2,140)
Exploration costs	(121)	(51)	(172)	(121)	(51)	(172)
Depreciation, depletion, amortization and allowances which reduce the value of assets	(576)	(965)	(1,541)	(606)	(753)	(1,359)

Results of operations before income tax	768	3	771	738	215	953
Income tax	(269)	(249)	(518)	(256)	(255)	(511)

Results of operations — consolidated companies	499	(246)	253	482	(40)	442
Company’s share in results of operations by unconsolidated affiliates	29	29	58	25	29	54

Total Results of oil and gas operations	528	(217)	311	507	(11)	496

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006
	Argentina GAAP			US GAAP
		Rest of			Rest of
		Latin-			Latin-
	Argentina	America	Total	Argentina	America	Total
	(In millions of constant pesos - note 2.c)

Results of operations of consolidated companies:
Net sales:
— to third parties	566	2,087	2,653	566	2,087	2,653
— transfers to other operations	2,128	—	2,128	2,128	—	2,128

Total net sales	2,694	2,087	4,781	2,694	2,087	4,781
Production costs:
— Operating costs	(484)	(218)	(702)	(484)	(218)	(702)
— Royalties and other	(359)	(684)	(1,043)	(359)	(684)	(1,043)

Total production costs	(843)	(902)	(1,745)	(843)	(902)	(1,745)
Exploration costs	(68)	(49)	(117)	(68)	(49)	(117)
Depreciation, depletion, amortization and allowances which reduce the value of assets	(485)	(225)	(710)	(523)	(223)	(746)

Results of operations before income tax	1,298	911	2,209	1,260	913	2,173
Income tax	(454)	(308)	(762)	(441)	(309)	(750)

Results of operations — consolidated companies	844	603	1,447	819	604	1,423
Company’s share in results of operations by unconsolidated affiliates	32	40	72	27	40	67

Total Results of oil and gas operations	876	643	1,519	846	644	1,490

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005
	Argentina GAAP			US GAAP
		Rest of			Rest of
		Latin-			Latin-
	Argentina	America	Total	Argentina	America	Total
	(In millions of constant pesos - note 2.c)

Results of operations of consolidated companies:
Net sales:
— to third parties	458	2,477	2,935	458	2,477	2,935
— transfers to other operations	1,722	—	1,722	1,722	—	1,722

Total net sales	2,180	2,477	4,657	2,180	2,477	4,657
Production costs:
— Operating costs	(378)	(328)	(706)	(378)	(328)	(706)
— Royalties and other	(306)	(635)	(941)	(306)	(635)	(941)

Total production costs	(684)	(963)	(1,647)	(684)	(963)	(1,647)
Exploration costs	(32)	(2)	(34)	(32)	(2)	(34)
Depreciation, depletion, amortization and allowances which reduce the value of assets	(506)	(650)	(1,156)	(448)	(1,720)	(2,168)

Results of operations before income tax	958	862	1,820	1,016	(208)	808
Income tax	(328)	(612)	(940)	(357)	(238)	(595)

Results of operations — consolidated companies	630	250	880	659	(446)	213
Company’s share in results of operations by unconsolidated affiliates	26	(11)	15	22	(43)	(21)

Total Results of oil and gas operations	656	239	895	681	(489)	192

Estimated oil and gas reserves

Proved reserves represent estimated quantities of oil (including crude oil, condensate and natural gas liquids) and natural gas, which available geological and engineering data demonstrates with reasonable certainty to be recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. The choice of method or combination of methods employed in the analysis of each reservoir was determined by the stage of development, quality and reliability of basic data, and production history.

The Company believes that its estimates of remaining proved recoverable oil and gas reserve volumes are reasonable and such estimates have been prepared in accordance with Rule 4-10 of Regulation S-X of the Securities and Exchange Commission (SEC) of the United States of America. As of December 31, 2007, DeGolyer and MacNaughton audited 71% of our estimated reserves for the year 2007. The technical audit covered approximately 90% of the estimated reserves operated by us, thus reserves which have not been certified are mainly attributable to estimated reserves related to areas where we do not act as operator. DeGolyer and MacNaughton have concluded that the audited proved oil and natural gas reserve volumes are reasonable. We resolved all questions that arose during the course of the audit process to the auditor’s satisfaction.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2006 and 2005, our reserves estimates were audited by Gaffney, Cline & Associates Inc. The technical audit covered 93% and 95% of our estimated reserves for the years 2006 and 2005, respectively.

Reserves engineering is a subjective process of estimation of hydrocarbon accumulation, which cannot be accurately measured, and the reserve estimation depends on the quality of available information and the interpretation and judgment of the engineers and geologists. Therefore, the reserves estimations, as well as future production profiles, are often different than the quantities of hydrocarbons which are finally recovered. The accuracy of such estimations depends, in general, on the assumptions on which they are based.

The following table sets forth the estimated proved reserves of oil (includes crude oil, condensate and natural gas liquids) and natural gas as of December 31, 2007, 2006 and 2005:

	Crude Oil, Condensate and natural Gas Liquids
	In Thousands of Barrels					Natural Gas in Million of Cubic Feet
	Consolidated Companies		Unconsolidated Companies			Consolidated Companies		Unconsolidated Companies
		Rest of		Rest of			Rest of		Rest of
		Latin-		Latin -			Latin -		Latin -
Proved Reserves (Developed and Undeveloped)	Argentina	America	Argentina	America	Total	Argentina	America	Argentina	America	Total

Reserves as of December 31, 2004*(1)	170,173	397,330	6,117	9,136	582,756	1,085,885	365,987	13,630	—	1,465,502

Increase (Decrease) originated in:
Revisions of previous estimates	(7,066)	4,807	(99)	(624)	(2,982)	(88,102)	22,612	238	—	(65,252)
Improved recovery	(9,505)	—	20	—	(9,485)	12	—	44	—	56
Extensions and discoveries	3,850	8,762	232	—	12,844	23,541	13,787	233	—	37,561
Year’s production	(19,272)	(24,553)	(617)	(261)	(44,703)	(83,393)	(22,577)	(1,225)	—	(107,195)

Reserves as of December 31, 2005*	138,180	386,346	5,653	8,251	538,430	937,943	379,809	12,920	—	1,330,672

Increase (Decrease) originated in:
Revisions of previous estimates	(2,522)	(257,027)	(114)	70,303	(189,360)	26,198	(175,162)	(934)	79,120	(70,778)
Improved recovery	(426)	4,705	464	—	4,743	156	6,830	568	—	7,554
Extensions and discoveries	5,510	6,900	—	—	12,410	63,595	—	—	—	63,595
Sale of proved reserves in place	(4,541)	—	—	—	(4,541)	—	—	—	—	—
Year’s production	(19,124)	(13,391)	(671)	(4,560)	(37,746)	(90,133)	(18,155)	(1,128)	(1,802)	(111,218)

Reserves as of December 31, 2006(*)	117,077	127,533	5,332	73,994	323,936	937,759	193,322	11,426	77,318	1,219,825

Increase (Decrease) originated in:
Revisions of previous estimates	(8,524)	18,198	(242)	(8,818)	614	(4,104)	86,034	(1,244)	(6,130)	74,556
Improved recovery	—	8,864	—	—	8,864	—	2,027	—	—	2,027
Extensions and discoveries	2,716	299	397	—	3,412	167,962	—	364	—	168,326
Sale of proved reserves in place	(1,231)	(39,330)	—	(109)	(40,670)	—	(41,245)	—	(350)	(41,595)
Year’s production	(16,353)	(9,118)	(693)	(5,090)	(31,254)	(94,631)	(16,406)	(827)	(4,212)	(116,076)

Reserves as of December 31, 2007(*)	93,685	106,446	4,794	59,977	264,902	1,006,986	223,732	9,719	66,626	1,307,063

(*)Includes proved developed reserves:
As of December 31, 2004	114,654	165,634	3,999	2,485	286,773	544,353	208,436	9,785	—	762,574
As of December 31, 2005	93,980	174,227	4,113	2,000	274,320	447,161	203,255	10,217	—	660,633
As of December 31, 2006	77,826	66,033	4,019	36,702	184,580	488,585	136,771	9,095	43,113	677,564
As of December 31, 2007	68,326	46,098	3,601	33,432	151,457	499,270	144,566	7,870	43,976	695,682

(1)	Effect of the merger on December 31, 2004.

The reserve volumes in Bolivia for year ended in 2007 and 2006 were calculated using the economic method, according to the terms of the new operating agreements signed in October 2006.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The estimated reserves were subjected to economic evaluation to determine their economic limits. Such estimated reserves in Argentina and Perú for years ended in 2007, 2006 and 2005 are stated prior to the payment of any royalties as they have the same attributes as taxes on production and, therefore, are treated as operating costs. In Ecuador, due to the type of contract in which the Government has the right to a percentage of production and takes it in kind, the reserves are stated after such percentage.

In Venezuela, as of December 31, 2007 and 2006, estimated reserves were calculated on the basis of the contractual structure in force, and are stated before royalties and are computed by multiplying our ownership in each mixed company by the proved reserve volumes of the relevant mixed company. For the year ended in 2005, the Company received, for its interest in the “Oritupano-Leona” Block, an operational fee per barrel delivered to the Government of Venezuela. Additionally, the Company received a fee for reimbursement of certain capital expenditures. In the Mata, Acema and La Concepción areas, the Company collected a variable fee per barrel delivered that contemplated production costs plus a mark-up. For those years, the reserve volumes were computed by multiplying the Company’s working interest by the gross proved recoverable volumes for the contract area. In accordance with the agreement governing petroleum operations in Venezuela for those years, the Company was exempt from production royalty payments. Under these contracts, the Venezuelan government maintained full ownership of all hydrocarbons in fields.

As of December 31, 2005, had the economic method of calculating proved reserves (future expected cash flows of each field divided by the oil market prices at year end) been used, the reported amounts of crude oil, condensate and natural gas liquids proved reserves for consolidated companies in “Rest of Latin America” would have decreased by approximately 27.5%, and the reported crude oil, condensate and natural gas liquids proved reserves for unconsolidated companies in “Rest of Latin America” would have decreased by approximately 44.0%. The information in this paragraph was not audited by Gaffney, Cline & Associates.

Standardized measure of discounted future net cash flows

The following table discloses estimated future net cash flows from future production of proved developed and undeveloped reserves of crude oil, condensate, natural gas liquids and natural gas. As prescribed by Statement of Financial Accounting Standards N° 69, such future net cash flows were estimated using each year-end prices and costs held constant for the life of the reserves and using a 10% annual discount factor. Future development and abandonment costs include estimated drilling costs, development and exploitation installations and abandonment costs. These future development costs were estimated based on evaluations made by the Company and the operators of the fields in which the Company has an interest. The future income tax was calculated by applying the tax rate in effect as of the date this supplementary information was filed.

This standardized measure is not intended to be and should not be interpreted as an estimate of the market value of the Company’s reserves. The purpose of this information is to give standardized data to help the users of the financial statements to compare different companies and make certain projections. It is important to point out that this information does not include, among other items, the effect of future changes in prices, costs and tax rates, which past experience indicates that are likely to occur, as well as the effect of future cash flows from reserves which have not yet been classified as proved reserves, of a discount factor more representative of the value of money over the lapse of time and of the risks inherent to the production of oil and gas. These future changes may have a significant impact on the future net cash flows disclosed below. For all these reasons, this information does not necessarily indicate the perception the Company has on the discounted future net cash flows derived from the reserves of hydrocarbons.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007			2006			2005
		Rest of			Rest of			Rest of
		Latin-			Latin-			Latin-
	Argentina	America	Total	Argentina	America	Total	Argentina	America	Total
	(In millions of pesos — note 2.c.)

Consolidated companies:
Future cash flows	18,655	21,327	39,982	17,264	20,460	37,724	24,589	41,868	66,457
Future production costs	(6,550)	(8,387)	(14,937)	(6,381)	(6,954)	(13,335)	(6,020)	(10,133)	(16,153)
Future development and abandonment costs	(2,199)	(2,024)	(4,223)	(2,383)	(2,230)	(4,613)	(2,030)	(4,068)	(6,098)
Future income tax	(2,875)	(3,541)	(6,416)	(2,310)	(3,644)	(5,954)	(5,298)	(10,294)	(15,592)

Undiscounted future net cash flows	7,031	7,375	14,406	6,190	7,632	13,822	11,241	17,373	28,614
10% annual discount	(2,344)	(3,643)	(5,987)	(2,040)	(3,497)	(5,537)	(4,006)	(7,656)	(11,662)

Subtotal of consolidated companies	4,687	3,732	8,419	4,150	4,135	8,285	7,235	9,717	16,952
Company’s share in standardized measure by unconsolidated affiliates	217	2,492	2,709	194	1,450	1,644	287	183	470

Standardized measure of discounted future net cash flows	4,904	6,224	11,128	4,344	5,585	9,929	7,522	9,900	17,422

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Changes in the standardized measure of discounted future net cash flows

The following table discloses the changes in the standardized measure of discounted future net cash flows for the years ended December 31, 2007, 2006 and 2005:

	Consolidated and Unconsolidated Companies
	2007			2006			2005
		Rest of			Rest of			Rest of
		Latin-			Latin-			Latin-
	Argentina	America	Total	Argentina	America	Total	Argentina	America	Total
	(In millions of pesos — note 2.c.)

Standardized measure at beginning of year	4,344	5,585	9,929	7,522	9,900	17,422	5,789	7,753	13,542

Changes related to oil & gas activities:
Hydrocarbons sales net of production costs	(1,526)	(1,500)	(3,026)	(1,916)	(1,563)	(3,479)	(1,548)	(1,825)	(3,373)
Net change in sales prices, net of future production costs	1,076	2,655	3,731	(4,114)	(488)	(4,602)	4,168	4,985	9,153
Changes in future development costs	(555)	(937)	(1,492)	(756)	(334)	(1,090)	(571)	(879)	(1,450)
Extensions, discoveries and improved recovery, net of future production and associated costs	728	12	740	326	505	831	(518)	282	(236)
Development costs incurred	837	819	1,656	674	644	1,318	593	838	1,431
Revisions of quantity estimates	(301)	2,365	2,064	(155)	(750)	(905)	(579)	486	(93)
Purchase of reserves in place	—	—	—	—	—	—	—	—	—
Sale of reserves in place	(51)	(2,790)	(2,841)	(323)	—	(323)	—	—	—
Net change in income taxes	(307)	(636)	(943)	2,000	3,132	5,132	(921)	(2,944)	(3,865)
Accretion of discount	626	902	1,528	1,138	1,636	2,774	868	1,119	1,987
Changes in production rates	8	(82)	(74)	100	178	278	31	(218)	(187)
Effect of the ending of old contracts and the signing of the new ones before tax (Bolivia and Venezuela)	—	—	—	—	(7,084)	(7,084)	—	—
Other changes	25	(169)	(144)	(152)	(191)	(343)	210	303	513

Standardized measure at end of year	4,904	6,224	11,128	4,344	5,585	9,929	7,522	9,900	17,422

25.	Subsequent events

a)	Discovery of gas and condensate in Perú

In January 2008, Petrobras Energía announced a discovery of gas and condensate in the Kinteroni prospect in Lote 57, which is still in the evaluation stage. In order to complete the well evaluation, production tests on the more relevant mineralized levels are still pending.

b)	Acquisition of Tierra Negra exploration block

In January 2008, 10% of Tierra Negra exploration block was formally awarded to Petrobras Energía Colombia. Since no positive results were obtained from exploration activities, the Tierra Negra exploration area was returned to the Colombian National Hydrocarbon Agency in 2008 first quarter.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)	Law on Special Contribution on Extraordinary Prices of the International Hydrocarbon Market in Venezuela

In April 2008, the government of Venezuela published the Law of Special Contribution to Extraordinary Prices at the International Hydrocarbons Market. This law imposes a windfall profits tax on exports of liquid hydrocarbons and related oil products when the average monthly price of Brent crude exceeds US$70.00 per barrel, with 50% of the Brent crude price in excess of US$70.00 payable to the Venezuelan government. Likewise, when the average monthly Brent crude price exceeds US$100.00 per barrel, 60% of the Brent crude price above US$100.00 is payable as tax. As of the date of this annual report, we are evaluating whether this law will have a differential impact on mixed-ownership companies. As a result, we have not incorporated this windfall profits tax into our estimates of the recoverability of our stake in the mixed-ownership companies.

d)	Request for termination of the participation agreement relating to Block 18 in Ecuador TLC

On March 30, 2008, Petroecuador notified EcuadorTLC that Ecuador’s Attorney General had submitted a request for termination of the participation agreement relating to Block 18, based on alleged irregularities in the assignment to Teikoku Oil Ecuador S.A. of a 40% interest in Block 18, an alleged lack of registration of what the Attorney General understands to be a consortium among the different parties to the participation agreement, and on account of alleged repeated penalties imposed for non-compliance with the Hydrocarbon Law.

On April 10, 2008 EcuadorTLC filed an answer invoking its rights, and included with its answer all documentary evidence that it believes necessary to prove that there are no grounds for terminating the Block 18 participation agreement, since the assignment had been approved by the respective administrative authorities and a Ministerial Accord had been issued authorizing the assignment and obliging Petroecuador to amend the participation agreement and grant the pertinent deeds.

e)	Application of Law N° 42/2006 in Ecuador TLC

According to its legal counsel, Ecuador TLC S.A. has legal grounds to consider Law N° 42/2006 inapplicable. In this respect, as from January 2008, Ecuador TLC S.A. did not record the US$71 million settlements for the three month period ended March 31, 2008 made by Petroecuador under Law N° 42/2006. These financial statements do not include any provision for these contingencies.

In order to protect Ecuador TLC S.A.’s position, a notice was served on Ecuador’s Attorney General under the terms of the Treaty for the Reciprocal Protection of Investments signed by Ecuador and Argentina which authorizes, once the term for negotiation between the parties has elapsed, to use the arbitration means provided for the resolution of the dispute, since Ecuador TLC S.A. considers Law N° 42 is a confiscatory law that puts at risk the investment’s economic feasibility, being equivalent to an expropriation of its interests.

f)	Regular Shareholders’ Meeting held on March 28, 2008

At the Regular Shareholders’ Meeting, held on March 28, 2008, Petrobras Energía approved a cash dividend of P$315 million.

g)	Acquisition of interest in El Tordillo and La Tapera — Puesto Quiroga

In December 2007, Petrobras Energía acquired from Energy Development Corporation (Argentina), Inc., Argentina Branch, a 13.72% interest in El Tordillo and La Tapera — Puesto Quiroga assets in the amount of US$117.5 million, transaction that became effective in March 2008 after completion of all contractual formalities.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

h)	Approval of Global Program for the issuance of Corporate Notes

The General Regular Shareholders’ Meeting of Petrobras Energía held on March 28, 2008 approved the creation of a global program for the issuance of corporate notes for a maximum principal amount at any time outstanding of US$1 billion or its equivalent in any currency, with a 5-year maturity, or the maximum amount as established by any applicable regulation, under terms and conditions identical to those of the US$2.5 billion program. As of the date of these financial statements, Petrobras Energía started the formalities necessary to obtain the CNV authorization.

26.	Other consolidated information

The following tables present additional consolidated financial statement disclosures required under Argentina GAAP.

a) Property, plant and equipment

b) Equity in affiliates

c) Costs of sales

d) Foreign currency assets and liabilities

e) Consolidated detail of expenses incurred and depreciation

f) Information about ownership in subsidiaries and affiliates

g) Oil and gas areas and participation in joint ventures

h) Combined joint ventures and consortium assets, liabilities and results

a)	Property, plant and equipment as of December 31, 2007, 2006 and 2005 (Stated in millions of Argentina Pesos — See Note 2.c)

	2007
	Oil and Gas			Gas and Energy
	Exploration	Refining			Marketing and
	and	and			Transportation	Corporate and
	Production	Distribution	Petrochemicals	Electricity	of Gas	Eliminations	Total

Net book value at the beginning of the year	4,907	1,123	821	1,806	2,044	137	10,838
Translation effect	45	—	9	—	—	—	54
Net increase	847	250	279	224	76	17	1,693
Impairment of assets in Ecuador (Note 6)	(759)	—	—	—	—	—	(759)
Depreciation (Note 26.e)	(782)	(56)	(100)	(158)	(95)	(26)	(1,217)

Net book value at the end of the year	4,258	1,317	1,009	1,872	2,025	128	10,609

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006
	Oil and Gas			Gas and Energy
	Exploration	Refining			Marketing and
	and	and			Transportation	Corporate and
	Production	Distribution	Petrochemical	Electricity	of Gas	Eliminations	Total

Net book value at the beginning of the year	6,913	947	702	1,863	2,069	163	12,657
Translation effect	47	—	5	—	—	—	52
Net increase	1,327	238	194	82	68	1	1,910
Migration of operations in Venezuela (Note 6)	(2,660)	—	—	—	—	—	(2,660)
Depreciation (Note 26.e)	(720)	(62)	(80)	(139)	(93)	(27)	(1,121)

Net book value at the end of the year	4,907	1,123	821	1,806	2,044	137	10,838

	2005
	Oil and Gas			Gas and Energy
	Exploration	Refining			Marketing and
	and	and			Transportation	Corporate and
	Production	Distribution	Petrochemical	Electricity	of Gas	Eliminations	Total

Net book value at the beginning of the year	6,624	835	670	1,940	2,087	121	12,277
Translation effect	62	—	6	—	—	—	68
Net increase	1,302	177	95	60	72	70	1,776
Impairment of assets in Venezuela (Note 6)	(255)	—	—	—	—	—	(255)
Depreciation (Note 26.e)	(820)	(65)	(69)	(137)	(90)	(28)	(1,209)

Net book value at the end of the year	6,913	947	702	1,863	2,069	163	12,657

b)	Equity in affiliates as of December 31, 2007 and 2006 (Stated in millions of Argentina Pesos, unless otherwise indicated — See Note 2.c)

	2007				2006
	Description of Securities
	Face				Book	Book
Name and issuer	Value		Amount	Cost	Value	Value

Coroil S.A.	Bs	1,000	490	48	38	48
Petrobras Bolivia Refinación S.A.				—	—	183
Inversora Mata S.A.	Bs	1,000	490	61	90	94
Oleoducto de Crudos Pesados Ltd.	U$S	0.01	31,500	98	95	96
Oleoductos del Valle S.A.		$10	2,542,716	61	62	64
Petrolera Entre Lomas S.A.		$1	96,050	2	66	68
Refinería del Norte S.A.		$10	2,610,809	63	146	123
Cost related with CIESA’s reestructuring (Note 9.II)				—	110	110
TGS S.A. goodwill in CIESA S.A.				—	23	24
Petroritupano S.A.	Bs	1,000	483,283	1,109	1,128	1,127
Petroven-Bras S.A.	Bs	1,000	97,163	129	130	132
Petrowayú S.A.	Bs	1,000	382,202	957	950	984
Petrokariña S.A.		—	—	456	466	453
Other				—	2	53

				2,984	3,306	3,559

Bs Millions of Bolivares

U$S Millions of American Dollars

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)	Costs of sales for the years ended December 31, 2007, 2006 and 2005 (Stated in millions of Argentina Pesos — See Note 2.c)

	2007
				Gas and Energy
	Oil and Gas				Marketing
	Exploration				and
	and	Refining and			Transportation	Corporate and
	Production	Distribution	Petrochemicals	Electricity	of Gas	Eliminations	Total

Inventories at the beginning of the year	159	569	318	40	7	(124)	969
Traslation effect	2	—	2	—	—	—	4
Costs (Section e)	2,338	181	269	346	208	—	3,342
Holding gain (losses)	8	29	84	(2)	—	(33)	86
Purchases, consumption and other	77	5,815	2,440	680	882	(2,881)	7,013
Inventories at the end of the year	(102)	(850)	(437)	(44)	(16)	167	(1,282)

Costs of sales	2,482	5,744	2,676	1,020	1,081	(2,871)	10,132

	2006
				Gas and Energy
	Oil and Gas				Marketing
	Exploration				and
	and	Refining and			Transportation	Corporate and
	Production	Distribution	Petrochemicals	Electricity	of Gas	Eliminations	Total

Inventories at the beginning of the year	165	527	263	42	10	(146)	861
Traslation effect	2	1	—	—	—	—	3
Costs (Section e)	2,003	181	229	271	200	—	2,884
Holding gain (losses)	(1)	17	18	1	(3)	(7)	25
Purchases, consumption and other	84	4,535	1,876	585	834	(2,650)	5,264
Inventories at the end of the year	(159)	(569)	(318)	(40)	(7)	124	(969)

Costs of sales	2,094	4,692	2,068	859	1,034	(2,679)	8,068

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005
				Gas and Energy
	Oil and Gas				Marketing
	Exploration				and
	and	Refining and			Transportation	Corporate and
	Production	Distribution	Petrochemical	Electricity	of Gas	Eliminations	Total

Inventories at the beginning of the year	130	331	278	33	3	(77)	698
Traslation effect	1	—	—	—	—	—	1
Costs (Section e)	1,871	147	171	275	175	—	2,639
Holding gain (losses)	(6)	88	(6)	(10)	—	(26)	40
Purchases, consumption and other	135	3,687	1,522	499	666	(2,175)	4,334
Inventories at the end of the year	(165)	(527)	(263)	(42)	(10)	146	(861)

Costs of sales	1,966	3,726	1,702	755	834	(2,132)	6,851

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

d)	Foreign currency assets and liabilities as of December 31, 2007 and 2006.

(Stated in millions of Argentina Pesos, unless otherwise indicated — See Note 2.c)

	Foreign			Book Value
	Currency and		Exchange	in Local
	Amount		Rate	Currency

CURRENT ASSETS
Cash	US$	6	3,1500	18
	Rs	1	1.7962	1
	BS	3,413	0,0015	5

				24

Investments	US$	295	3,1500	928
	Rs	33	1.7962	60

				988

Trade receivables	US$	207	3,1500	652
	Rs	81	1.7962	146

				798

Other receivables	US$	548	3,1500	1,727
	Rs	11	1,7962	20

				1,747

TOTAL 2007				3,557

TOTAL 2006				2,675

NON-CURRENT ASSETS
Trade receivables	US$	3	3,1500	8

Other receivables	US$	8	3,1500	26
	Rs	46	1.7962	83

				109

Investments	US$	43	3,1500	137

TOTAL 2007				254

TOTAL 2006				356

TOTAL ASSETS			2007	3,811

			2006	3,031

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Foreign			Book Value
	Currency and		Exchange	in Local
	Amount		Rate	Currency

CURRENT LIABILITIES
Accounts payable	US$	341	3,1500	1,074
	Rs	28	1.7962	50
	BS	13,652	0,0015	20
	Sol	1	1.0510	1
				1,145

Short-term debt	US$	545	3,1500	1,717
	Rs	43	1.7962	77
				1,794

Payroll and social	Sol	2	1,0510	2
security taxes	Rs	7	1,7962	13
	US$	5	3.1500	15
				30

Taxes payable	US$	17	3,1500	55
	Rs	36	1.7962	64
				119

Other liabilities	Rs	3	1,7962	6
	US$	43	3,1500	135
				141

TOTAL 2007				3,229

TOTAL 2006				3,628

NON-CURRENT LIABILITIES
Accounts payable	US$	4	3,1500	14

Long-term debt	US$	1,698	3,1500	5,350

Taxes payable	U$S	54	3,1500	171
	Rs	42	1.7962	75
				246

Other liabilities	US$	91	3,1500	286
	Rs	1	1,7962	2
				288

TOTAL 2007				5,898

TOTAL 2006				5,042

TOTAL LIABILITIES			2007	9,127

			2006	8,670

US$ Millions of American Dollars

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

BS  Millions of Bolivares

Rs  Millions of Reales

Sol Millions of Peruvian Soles

EU  Millions of Euros

e)	Consolidated detail of expenses for the years ended December 31, 2007, 2006 and 2005 (Stated in millions of Argentina Pesos — See Note 2.c)

	2005	2006	2007
					Administrative
					and Selling	Exploration
Accounts	Total	Total	Total	Costs	Expenses	Expenses

Salaries and wages	435	531	610	271	338	1
Social security taxes	72	96	109	46	63	—
Other benefits to personnel	128	166	182	59	123	—
Taxes, charges and contributions	209	209	259	16	242	1
Fees and professional advisory	100	110	113	31	81	1
Depreciation of property, plant and equipment (Note 26.a)	1,209	1,121	1,217	1,117	100	—
Amortization of other assets	14	8	8	1	7	—
Oil and gas royalties	507	716	920	920	—	—
Spares and repairs	129	158	161	151	10	—
Geological and geophysical expenses	34	32	103	—	—	103
Abandoned and non-productive well write-downs	16	78	45	—	—	45
Transportation and freights	293	332	372	53	319	—
Construction contracts and other services	466	520	604	450	154	—
Fuel, gas, energy and other	68	71	93	83	10	—
Other operating costs and consumptions	233	226	259	149	89	21
Expense reimbursements	(107)	(98)	(99)	(5)	(94)	—

Total 2007			4,956	3,342	1,442	172

Total 2006		4,276		2,884	1,275	117

Total 2005	3,806			2,639	1,133	34

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f)	Information about ownership in subsidiaries and affiliates as of December 31, 2007

	% of Ownership and Votes
Subsidiaries	Direct	Indirect	Business Segment

Corod Producción S.A. (Venezuela)	100.00	—	Oil and Gas Exploration and Production
Ecuadortlc S.A. (Ecuador)	100.00	—	Oil and Gas Exploration and Production
Enecor S.A.	69,99	—	Gas and Energy
EG3 Asfaltos S.A.	95,00	5,00	Refining and Distribution
EG3 Red S.A.	95,00	5,00	Refining and Distribution
Innova S.A. (Brasil)	0,01	99,99	Petrochemicals
Petrobras Energía de México S.A. de C.V. (México)	—	100,00	Oil and Gas Exploration and Production
Petrobras Finance Bermuda (Lsalas Bermudas)	—	100,00	Corporate
Petrobras Holding Austria AG (Austria)	100,00	—	Corporate
Petrobras Energía Internacional S.A.	95,00	5,00	Corporate
Petrobras Energía Operaciones S.A. (Ecuador)	—	100,00	Oil and Gas Exploration and Production
Petrobras Financial Services Austria GMBH (Austria)	—	100,00	Corporate
Petrobras Electricidad de Argentina S.A.	93,60	6,40	Gas and Energy
Petrobras Hispano Argentina S.A. (Espeña)	100,00	—	Corporate
Petrobras Bolivia Internacional S.A. (Bolivia)	100,00	—	Corporate
Petrobras Energía Ecuador (Grand Cayman)	—	100,00	Oil and Gas Exploration and Production
Petrolera San Carlos S.A. (Venezuela)	—	100,00	Oil and Gas Exploration and Production
Transporte y Servicios de Gas en Uruguay S.A. (Uruguay)	51,00	13,55	Gas and Energy
World Energy Business S.A.	5,00	95,00	Gas and Energy
Electricidade Com S.A. (Brazil)	—	100,00	Gas and Energy
Petrobras Energía Colombia (Grand Cayman)	—	100,00	Oil and Gas Exploration and Production
World Fund Financial Services (Grand Cayman)	—	100,00	Corporate
Main affiliates - join control
Cía. de Inversiones de Energía S.A.	25,00	25,00	Gas and Energy
Distrilec Inversora S.A.	—	48,50	Gas and Energy
Edesur S.A.	—	27,33	Gas and Energy
Transportadora de Gas del Sur S.A.	—	27,65	Gas and Energy
Petrobras de Valores Internacional de España S.L. (Spain)	60,00	—	Corporate
Petrobras Energía Perú S.A. (Perú)	—	60,08	Oil and Gas Exploration and Production
Petrobras Energía Venezuela S.A. (Venezuela)	—	60,00	Oil and Gas Exploration and Production
Main affiliates - significance influence
Coroil S.A. (Venezuela)	20,00	17,40	Oil and Gas Exploration and Production
Oleoducto de Crudos Pesados Ltd. (Grand Cayman)	—	11,42	Oil and Gas Exploration and Production
Oleoducto de Crudos Pesados S.A. (Ecuador)	—	11,42	Oil and Gas Exploration and Production
Inversora Mata S.A. (Venezuela)	49,00	—	Oil and Gas Exploration and Production
Oleoductos del Valle S.A.	23,10	—	Oil and Gas Exploration and Production
Propyme S.G.R	50,00	—	Corporate
Petrolera Entre Lomas S.A.	19,21	—	Oil and Gas Exploration and Production
Refinería del Norte S.A.	28,50	—	Refining and Distribution
Urugua-í S.A.	29,33	—	Gas and Energy
Petroven-Bras S.A.	29,20	5,29	Oil and Gas Exploration and Production
Petrokariña S.A.	29,20	5,29	Oil and Gas Exploration and Production
Petrowayú S.A.	36,00	—	Oil and Gas Exploration and Production
Petroritupano S.A.	22,00	—	Oil and Gas Exploration and Production
Other subsidiaries
Ternoeléctrica José de San Martín S.A.	9,97	—	Gas and Energy
Ternoeléctrica Manuel Belgrano S.A.	9,97	—	Gas and Energy

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

g)	Oil and gas areas and participation in joint-ventures as of December 31, 2007

		Working		Duration
Name	Location	Interest(2)	Operator	Through

Production
Argentina
25 de Mayo - Medanito S.E.	La Pampa and Río Negro	100,00%	Petrobras Energía	2016
Jagüel de los Machos	La Pampa and Río Negro	100,00%	Petrobras Energía	2015
Puesto Hernández	Mendoza and Neuquén	38,45%	Petrobras Energía	2016
Bajada del Palo - La Amarga Chica	Neuquén	17,90%	Petrolera Entre Lomas	2015
Santa Cruz II	Santa Cruz	100,00%	Petrobras Energía	2017 / 2024
Río Neuquén	Neuquén and Río Negro	100,00%	Petrobras Energía	2017
Entre Lomas	Neuquén and Río Negro	17,90%	Petrolera Entre Lomas	2016
Aguada de la Arena	Neuquén	80,00%	Petrobras Energía	2022
Veta Escondida y Rincón de Aranda	Neuquén	55,00%	Petrobras Energía	2016
Santa Cruz I	Santa Cruz	71,00%	Petrobras Energía	2016 / 2023
Sierra Chata(7)	Neuquén	19,89%	Petrobras Energía	2022
El Mangrullo	Neuquén	100,00%	Petrobras Energía	2025
Atuel Norte	Mendoza	33,33%	Tecpetrol	2016
La Tapera - Puesto Quiroga(7)	Chubut	21,95%	Tecpetrol	2016
El Tordillo(7)	Chubut	21,95%	Tecpetrol	2016
Aguaragüe	Salta	15.00%	Tecpetrol	2017
Agua Fresca	Santa Cruz	50,00%	Petrobras Energía	(1)
Gobernardor Ayala	La Pampa	22,51%	Petro Andina Resources Ltd	(1)
Foreign
Colpa - Caranda	Bolivia	100,00%	Petrobras Energía	2029
Oritupano - Leona(5)	Venezuela	22,00%	PDVSA	2025
Acema(5)	Venezuela	33.24%	PDVSA	2025
La Concepción(5)	Venezuela	36,00%	PDVSA	2025
Mata (5)	Venezuela	34,49%	PDVSA	2025
Lote X	Perú	60,08%	Petrobras Energía Perú	2024
Block 18(4)	Ecuador	70,00%	Ecuadortlc	2022
Block 31(4)	Ecuador	100,00%	Petrobras Energía Ecuador	2024
Tibu	Colombia	30.00%	Ecopetrol	—
Exploration
Argentina
Glencross	Santa Cruz	87,00%	Petrobras Energía	2032
Puesto Oliverio	Santa Cruz	50,00%	Petrobras Energía	(1)
Cerrito Oeste	Santa Cruz	50,00%	Petrobras Energía	(1)
El Campamento	Santa Cruz	50,00%	Petrobras Energía	(1)
Cerro Hamaca	Mendoza	39,64%	Petro Andina Resources Ltd	(1)
Cañadón del Puma	Neuquén	50,00%	Chevron San Jorge	2008
Parva Negra(7)	Neuquén	47,63%	Petrobras Energía	(1)
Cerro Manrique(3)	Rio Negro	50,00%	Petrobras Energía	—
Estancia Chiripá	Santa Cruz	87,00%	Petrobras Energía	2032
Enarsa 1 (E1)	Argentine continental shelf	25,00%	YPF	2023
Enarsa 3 (E3)	Argentine continental shelf	35,00%	Petrobras Energía	2023
Chirete	Salta	100,00%	Petrobras Energía	2010
Hickmann	Salta	50,00%	Tecpetrol	2011
Rio Colorado	Salta	30,00%	Tecpetrol	2010

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Working		Duration
Name	Location	Interest(2)	Operator	Through

Foreign
Block 57(6)	Perú	21,12%	Petrobras Energía Perú	2011
Block 58	Perú	60,08%	Petrobras Energía Perú	2012
Block 103	Perú	18,02%	Petrobras Energía Perú	2013
Block 110	Perú	60,08%	Petrobras Energía Perú	2013
Block 117	Perú	60,08%	Petrobras Energía Perú	2013

(1)	The granting of the concession is under progress and the term will be 25 years from such granting.

(2)	Petrobras Enegra’s direct and indirect interest through its subsidiaries.

(3)	The granting of the exploration concession is not yet obtained.

(4)	See Note 6 — Operations in Ecuádor.

(5)	See Note 6 — Operations in Venezuela.

(6)	In 2007 the Company acquired an additional 11.01% interest in the block. The granting required to establish the Company’s share in the block is still pending.

(7)	See Note 6 — Changes in Oil and gas areas and participation in joint ventures in Argentina.

h)	Combined joint-ventures and consortium assets and liabilities as of December 31, 2007 and 2006 and results for the fiscal years ended December 31, 2007, 2006 and 2005. (Stated in millions of Argentina Pesos — See Note 2.c)

	2007	2006

Assets and Liabilities
Current assets	935	647
Non-current assets	1,415	1,656

Total assets	2,350	2,303

Current liabilities	538	724
Non-current liabilities	74	65

Total liabilities	612	789

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement of income
For the fiscal years ended December 31, 2007, 2006 and 2005

	2007	2006	2005

Net sales	1,719	1,686	2,105
Costs of sales	(895)	(634)	(878)

Gross profit	824	1,052	1,227
Administrative and selling expenses	(67)	(102)	(92)
Exploration expenses	(49)	(42)	(20)
Other operating expenses	(226)	(93)	(219)
Financial expenses and holding losses	(22)	(49)	(160)
Other expenses net	(569)	—	—
Income tax provision	(130)	(146)	(98)

Net (loss) income	(239)	620	638

PETROBRAS ENERGÍA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2008 AND 2007
(Stated in millions of Argentine pesos)

	2008	2007
	(Unaudited)	(Unaudited)

Net sales	7,254	6,022
Cost of sales (Note 23.c)	(5,108)	(4,442)

Gross profit	2,146	1,580
Administrative and selling expenses (Note 23.e)	(801)	(697)
Exploration expenses (Note 23.e)	(76)	(97)
Other operating expenses, net (Note 16.c)	(90)	(28)

Operating income	1,179	758
Equity in earnings of affiliates (Note 8.b)	171	81
Financial income (expenses) and holding gains (losses)
Generated by assets:
Interest	64	66
Exchange difference	11	40
Holding gains (Note 23.c)	54	91
Holding gains and income from the sale of listed shares and government securities	7	25
Other financial income (expenses), net	13	(18)

	149	204
Generated by liabilities:
Interest	(267)	(306)
Exchange difference	105	(28)
Other financial expenses net	(33)	(43)

	(195)	(377)
Other income (expenses) net	20	(19)

Income before income tax and minority interest in subsidiaries	1,324	647
Income tax (Note 11)	(492)	(208)
Minority interest in subsidiaries	(48)	(58)

Net income	784	381

Basic/diluted earnings per share — Stated in Argentine pesos	0.777	0.377

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007
(Stated in millions of Argentine pesos)

	2008	2007
	(Unadited)

CURRENT ASSETS
Cash	152	98
Investments (Note 8. a)	1,538	1,132
Trade receivables	1,818	1,605
Other receivables (Note 16.a)	1,311	2,658
Inventories (Note 7)	1,327	996
Other assets	12	—

Total current assets	6,158	6,489

NON-CURRENT ASSETS
Trade receivables	213	228
Other receivables (Note 16.a)	387	657
Inventories (Note 7)	88	100
Investments (Note 8.a)	3,332	3,270
Property, plant and equipment (Note 23.a)	11,165	10,609
Other assets	39	41

Total non-current assets	15,224	14,905

Total assets	21,382	21,394

CURRENT LIABILITIES
Accounts payable	1,631	1,829
Short-term debt (Note 9)	2,196	1,922
Payroll and social security taxes	235	261
Taxes payable	402	274
Reserve (Note 12)	123	124
Other liabilities (Note 16.b)	386	305

Total current liabilities	4,973	4,715

NON-CURRENT LIABILITIES
Accounts payable	74	78
Long-term debt (Note 9)	4,752	5,430
Payroll and social security taxes	75	60
Taxes payable	1,408	1,428
Reserves (Note 12)	92	86
Other liabilities (Note 16.b)	251	307

Total non-current liabilities	6,652	7,389

Total liabilities	11,625	12,104

MINORITY INTEREST IN SUBSIDIARIES	901	860

SHAREHOLDERS’ EQUITY	8,856	8,430

	21,382	21,394

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2008 AND 2007
(Stated in millions of Argentine pesos)

	2008
	Capital Stock					Retained Earnings
				Additional
				Paid-in
		Adjustment		Capital on		Unappropriated		Deferred
	Capital	to Capital	Merger	Sales of	Legal	Retained	Treasury	Income		2007
	Stock	Stock	Premium	Own Stock	Reserve	Earnings	Stock(a)	(Loss)(a)	Total	Total
				(Unaudited)						(Unaudited)

Balances at the beginning of the year	1,010	1,230	960	56	411	4,789	(33)	7	8,430	7,836
Shareholders’ Meeting decisions of March 28, 2008 and March 30, 2007
— Legal reserve	—	—	—	—	37	(37)	—	—	—	—
— Distribution of unappropriated retained earnings
— Cash dividends	—	—	—	—	—	(315)	—	—	(315)	(186)
Deferred results of the period	—	—	—	—	—	—	—	(43)	(43)	(3)
Net income	—	—	—	—	—	784	—	—	784	381

Balances at the end of the period	1,010	1,230	960	56	448	5,221	(33)	(36)	8,856	8,028

(a)	(See Note 4.m)).

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2008, AND 2007
(Stated in millions of Argentine pesos)

	2008	2007
	(Unaudited)	(Unaudited)

Cash provided by (used in) operations:
Net Income	784	381
Reconciliation to net cash provided by (used in) operating activities:
Minority interest in subsidiaries	48	58
Equity in earnings of affiliates	(171)	(81)
Financial income and holding gains, net	(84)	(21)
Depreciation of property, plant and equipment	596	572
Impairment of unproved oil and gas wells	7	37
Disposal of property, plant and equipment	—	12
Gain from the sale of equity interest investments	—	(72)
Allowance on cash advances to production partners in Venezuela	—	32
Income tax expense	492	208
Income tax paid	(40)	(132)
Accrued interest	222	292
Interest paid	(223)	(272)
Edesur — Memorandum of Agreement	—	(85)
Other	(22)	18
Changes in assets and liabilities:
Trade receivables	(216)	(99)
Other receivables	76	155
Inventories	(296)	(303)
Other assets	(9)	(7)
Accounts payable	(10)	195
Payroll and social security taxes	(5)	(57)
Taxes payable	(103)	(206)
Dividends collected (Note 8.c)	5	88
Other liabilities	14	130

Net cash provided by operations	1,065	843

Cash provided by (used in) investing activities:
Acquisition of property, plant & equipment, interests in companies and oil and gas areas	(1,424)	(979)
Sale of property, plant & equipment, interests in companies and oil and gas areas	1,334	138
Net decrease in investments other than cash and cash equivalents	13	14
Reimbursement of contributions of subsidiaries	—	(5)

Net cash used in investing activities	(77)	(832)

Cash provided by (used in) financing activities:
Net decrease in short term debt	(285)	40
Increase in long-term debt	134	2,149
Payments of long-term debt	(12)	(1,988)
Cash dividends paid	(322)	(186)

Net cash (used in) provided by financing activities	(485)	15

Effect of exchange rate change on cash	(28)	5

Increase in cash	475	31
Cash and cash equivalents at the beginning of the year(a)	1,167	1,350

Cash and cash equivalents at the end of the period(a) (See Note 16.d)	1,642	1,381

(a)	Cash and cash equivalents include highly liquid temporary cash investments with original maturities of three months or less and those with higher terms and prepayment clauses.

The accompanying notes are an integral part of these consolidated financial statements.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Amounts stated in millions of Argentine pesos)

1.	Business of the Company

Petrobras Energía S.A. (hereinafter “Petrobras Energía” or “the Company”) is a an integrated energy company, focused in oil and gas exploration and production, refining, petrochemical activities, generation, transmission and distribution of electricity and sale and transmission of hydrocarbons. Petrobras Energía has businesses in Argentina, Bolivia, Brasil, Ecuador, Perú, Venezuela, México and Colombia.

2.	Basis of presentation

Petrobras Energía’s consolidated financial statements have been prepared in accordance with the regulations of the Argentine Securities Commission (“CNV”) and, except for the matters described in Note 3, with Generally Accepted Accounting Principles in Argentina, as approved by the Consejo Profesional de Ciencias Económicas de la Ciudad Autónoma de Buenos Aires (“CPCECABA”, Professional Council in Economic Sciences of the City of Buenos Aires) applicable to consolidated financial statements (“Argentine GAAP”).

The accompanying consolidated financial statements have been translated into English from those issued in Spanish in accordance with the CNV regulations. They have also been reformatted in a manner different from the presentation in Spanish, but in all other respects follow accounting principles that conform with the CNV regulations.

Certain accounting principles applied by the Company do not conform with U.S. generally accepted accounting principles (“U.S. GAAP”). The differences between the accounting practices applied by the Company and U.S. GAAP are disclosed in Notes 20, 21, and 22.

Certain disclosures related to formal legal requirements for reporting in Argentina have been omitted for purposes of these consolidated financial statements.

The preparation of financial statements in conformity with Argentine GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ.

The consolidated financial statements as of June 30, 2008 and 2007 and notes thereto are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that the Company considered necessary to present a fair statement of its results of operations, financial position, changes in shareholder equity and cash flows at the interim date. The result reported in these consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

a)	Basis of consolidation

In accordance with the procedure set forth in Technical Resolution No. 21 of the FACPCE (Argentine Federation of Professional Councils in Economic Sciences), Petrobras Energía has consolidated line by line its financial statements with those of the companies in which exercises control or joint control. Joint control exists where all the shareholders, or only the shareholders owning a majority of the votes, have resolved, on the basis of written agreements, to share the power to define and establish a company’s operating and financial policies. As of June 30, 2008 and December 31, 2007 under the joint control of Petrobras Energía S.A. are Distrilec Inversora S.A. (“Distrilec”), Compañía de Inversiones de Energía S.A. (“Ciesa”) and Petrobras de Valores Internacional de España S.L. (PVIE).

In the consolidation of controlled companies, the amount of the investment in such subsidiaries and the interest in their income (loss) and cash flows are replaced by the aggregate assets, liabilities, income (loss) and cash flows of

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

such subsidiaries, reflecting separately the minority interest. The related party receivables, payables and transactions within the consolidated group are eliminated. The unrealized intercompany gains (losses) from transactions within the consolidated group have been completely eliminated.

In the consolidation of companies over which the Company exercises joint control, the amount of the investment in the affiliate under joint control and the interest in its income (loss) and cash flows are replaced by the Company’s proportional interest in the affiliate’s assets, liabilities, income (loss) and cash flows. The related party receivables, payables and transactions within the consolidated group and companies under joint control have been eliminated in the consolidation pro rata to the shareholding of the company.

Considering that the sale of the 40% equity interest in PVIE was performed in December 2007 (Note 8.IV), the consolidated statements of income and cash flows for the six-month period ended June 30, 2007 show the participation in PVIE according to the procedure indicated for the consolidation of controlled companies.

The information about the companies in which the Company exercises control, joint control and significant influence are disclosed in Note 23.f).

b)	Foreign currency translation

The Company applies the method established by the Technical Resolution No. 18 of the FACPCE for the translation of financial statements of foreign subsidiaries, affiliates, branches and joint ventures.

In the opinion of the Company’s Management, the transactions carried out abroad have been classified as “not integrated”; as such transactions are not considered to be an extension of the Company’s transactions.

Upon applying the translation method, the foreign transactions are first remeasured into US dollars (functional currency for such transactions), as follows:

•	Assets and liabilities stated at fair value are converted at the closing exchange rate.

•	Assets and liabilities measured at historical values and the income (loss) accounts are converted at historical exchange rates.

Remeasurement results are recognized in the statements of income as “Financial income (expenses) and holding gain (losses)”.

After the transactions are remeasured into US dollars, they are translated into Argentine pesos as follows:

•	Assets and liabilities are translated by using the closing exchange rate.

•	Income (loss) is translated at the historical exchange rates.

The effect arising from the translation of the financial statements of foreign operations is disclosed in the Shareholders equity as “Deferred income (loss)”.

Exchange gains and losses arising from the Company’s liabilities in foreign currency assumed to hedge the Company’s net investments in foreign entities are also recorded in the “Deferred income (loss)” account (Note 4.m).

c)	Consideration of the effects of inflation

The Company presents its consolidated financial statements in constant currency following the restatement method established by Technical Resolution No. 6 of the FACPCE and in accordance with CNV General Resolutions No. 415 and 441.

Under such method, the consolidated financial statements recognize the effects of the changes in the purchasing power of the Argentine peso through August 31, 1995. Starting September 1, 1995, under CNV

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

General Resolution No. 272, the Company has interrupted the use of this method and maintained the restatements made through such date. This method has been accepted by professional accounting standards through December 31, 2001.

On March 6, 2002, the CPCECABA approved Resolution MD No. 3/2002 providing, among other things, the reinstatement of the adjustment-for-inflation method for the interim periods or years ended after March 31, 2002, allowing for the accounting measurements restated based on the change in the purchasing power of the Argentine peso through the interruption of adjustments, such as those whose original date is within the stability period, to be stated in Argentine pesos as of December 2001. Through General Resolution No. 415 dated July 25, 2002, the CNV requires that the information related to the financial statements that are to be filed after the date on which the regulation became effective be disclosed adjusted for inflation.

The restatement method is applied to the accounting cost values immediately preceding the capitalization of the exchange differences, which represent an anticipation of the effects of variances in the purchasing power of the Argentine peso, which will be subsequently absorbed by the restatement in constant pesos.

On March 25, 2003, the Executive Branch of Government issued Decree No. 664 establishing that the financial statements for years ending as from such date be filed in nominal currency. Consequently, and under CNV Resolution No. 441, the Company no longer applied inflation accounting as from March 1, 2003. This method was not in accordance with professional accounting standards effective in the City of Buenos Aires, which through Resolution N° 287/03 of the CPCECABA discontinued the application of the restatement method starting October 1, 2003. The effects thereof do not significantly affect the Company’s financial position.

d)	Accounting for the operations of oil and gas exploration and production joint ventures and foreign branches

The oil and gas exploration and production joint ventures have been proportionally consolidated. Under this method, the Company recognizes its proportionate interest in the joint ventures’ assets, liabilities, revenues, costs and expenses on a line-by-line basis in each account of its financial statements.

Foreign branches have been fully consolidated.

e)	Financial statements used

The financial statements of the subsidiaries and companies under joint control as of June 30, 2008, 2007 and December 31, 2007, or the best available accounting information at such dates were used for consolidation purposes and adapted to an equal period of time in respect to the financial statements of the Company. Additionally, the adjustments to adapt the valuation methods to those applied by the Company have been also considered.

3.	Accounting standards

These consolidated financial statements have been prepared in accordance with the applicable CNV regulations. The CNV regulations differ from Argentine GAAP as follows:

a) The date of discontinuance of the application of inflation accounting provided for in FACPCE Technical Resolution No. 6, as described in note 2.c).

b) The possibility of capitalizing the financial costs of financing with the Company’s own capital may not be applied.

c) The alternative treatment prescribed in the professional accounting standards in connection with the capitalization of financial costs attributable to certain assets is considered mandatory.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Valuation methods

The main valuation methods used in the preparation of the consolidated financial statements are as follows:

a)	Accounts denominated in foreign currency:

At the prevailing exchange rates at each balance sheet date.

The summary of accounts denominated in foreign currency is presented in Note 23.d).

b)	Inventories:

Crude oil stock: at reproduction cost.

Raw materials and materials: of high-turnover, at replacement cost; of low-turnover, at the latest purchase price, restated according to Note 2.c).

Work in progress and finished products relating to refining, distribution, petrochemical and gas and energy activities: at replacement or reproduction cost, as applicable, applied proportionally to the degree of completion of the related good in the case of work in progress.

Advances to suppliers: based on the amounts of money delivered.

The carrying amount of these assets does not exceed their recoverable value.

c)	Investments:

Publicly traded Government Securities: at market value at each balance sheet date. Any gain or loss due to market fluctuations is reflected in the “Financial income (expenses) and holding gains (losses)” account.

Certificates of deposit and loans granted to partners and to affiliates in which significance influence is exercised: at nominal value plus accrued interest, according to the specific clauses of each transaction. The carrying amount of these assets does not exceed their recoverable value.

Investments in mutual funds: at market value at each balance sheet date.

Shares — Participation in affiliates in which the Company exercises significant influence: at the equity method calculated using the affiliates’ financial statements as of June 30, 2008 and 2007 and as of December 31, 2007 or the best available financial information, adapted to an equal period of time.

For the determination of the Company’s equity investments in affiliates, consideration has been given to the adjustments to adapt the valuation methods of some affiliates to those of the Company, irrevocable contributions made by others, elimination of reciprocal investments, intercompany profits and losses and the difference between acquisition cost and book value of affiliates at the time of the acquisition.

Investments are stated at recoverable value if such value is exceeded using the equity method.

Interest in affiliates in which the Company does not exercise significant influence: at acquisition cost restated according to Note 2.c).

d)	Trade receivables and accounts payable:

Trade receivables and accounts payable have been recognized based on cash prices at the time of each transaction, plus accrued financial components, net of collections or payments, respectively. The principal amount is equal to the cash price, if available, or the nominal price less implicit interest calculated at the prevailing interest rate on the date of the original transaction.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Trade receivables include both outstanding billed services and services rendered but not yet billed as of each balance sheet date.

The total amount of receivables is net of an allowance for doubtful accounts. In providing such allowance, the Company evaluates different factors, including the customers’ credit risks, historical trends and other relevant information. Such evaluation may require future adjustments if economic conditions substantially differ from the assumptions made.

e)	Financial receivables and payables:

Financial receivables and payables have been valued according to the amounts rendered and received, respectively, net of transaction costs, plus accrued financial gains (losses) on the basis of the explicit or estimated rate at such time, net of payments or collections.

f)	Other receivables and payables:

Other receivables and payables have been valued on the basis of the best estimate of the amount to be collected or paid, respectively, discounted using the estimated rate at the time of initial measurement, except for the deferred tax assets and liabilities which are stated at nominal value.

g)	Property, plant and equipment:

Property, plant and equipment, except as indicated below, have been valued at acquisition cost restated according to Note 2.c), less accumulated depreciation. Any expenditure subsequent to the original recognition of the asset is added as a component of the asset only when the expenditure improves its condition and it is probable that future economic benefits, in excess of the originally assessed ones, will flow to the enterprise or when the expenditure relates to a major repair or overhaul of the asset made to allow the continued use of the asset provided (i) such expenditure is allocated to the replacement of the component parts of the asset, (ii) the useful life of such component parts has been calculated based on their own wear and tear or depletion and (iii) it is probable that future economic benefits will flow as a result of the expenditure.

Property, plant and equipment related to foreign operations were converted into US dollars (functional currency) at their historical exchange rates, and they have been translated into Argentine pesos at the exchange rate effective at closing date in accordance with the method for converting foreign operations described in Note 2.b).

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities, in accordance with the Statement of Financial Accounting Standard No. 19 (SFAS N° 19), issued by the United States Financial Accounting Standard Board. This method involves the capitalization of: (i) the cost of acquiring properties in oil and gas exploration and production areas; (ii) the cost of drilling and equipping exploratory wells that result in the discovery of commercially recoverable reserves; (iii) the cost of drilling and equipping development wells, and (iv) the estimated future costs of abandonment and restoration.

In accordance with SFAS N° 19, exploration costs, excluding exploratory well costs, are expensed during the period in which they are incurred. Drilling costs of exploratory wells are capitalized until determination is made on whether the drilling resulted in proved reserves that justify the commercial development. If reserves are not found, such drilling costs are expensed. Occasionally, an exploratory well may determine the existence of oil and gas reserves but they cannot be classified as proved when drilling is complete. In those cases, incorporating prospectively the changes introduced by the interpretation FASB Staff Position 19-1, starting July 2005 such costs continue to be capitalized insofar as the well has allowed to determine the existence of sufficient reserves to warrant its completion as a production well and the Company is making sufficient progress in evaluating the economic and operating feasibility of the project.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The cost of Transportadora de Gas del Sur S.A.’s (“TGS”) property, plant and equipment was determined based on the price paid for the acquisition of 70% of TGS’s common stock. This price was the basis to determine a total value of common stock, to which was added the value of the debts assumed under the Transfer Agreement, in order to determine the initial value of property, plant and equipment. Such value has been restated as explained in Note 2.c).

The cost of work in progress, whose construction will extend over time, includes, if applicable, the computation of financial costs accrued on loans granted by third parties and the costs related to setting up the facilities, net of any income obtained from the sale of commercially valuable production during the process.

The Company depreciates productive wells, machinery, furniture and fixtures and camps in the production areas according to the units of production method, by applying the ratio of oil and gas produced to the proved developed oil and gas reserves. The acquisition cost of property with proved reserves is depreciated by applying the ratio of oil and gas produced to estimated proved oil and gas reserves. Acquisition costs related to properties with unproved reserves is valued at cost and its recoverability is periodically assessed on the basis of geological and engineering estimates of possible and probable reserves that are expected to be proved over the life of each concession.

Estimated future restoration and well abandonment costs in hydrocarbons areas, discounted at an estimated rate at the time of their initial measurement, are included in the cost of the assets and depreciated using the units of production method. Additionally, a liability at the estimated value of the discounted amount payable is recognized.

The Company estimates its reserves at least once a year. The Company’s reserves estimation as of December 31, 2007 was audited by DeGolyer and MacNaughton, international technical advisors. The technical revision covered approximately the 71% of the Company’s estimated reserves.

The Company’s remaining property, plant and equipment are depreciated by the straight-line method based on their existing concession terms and their estimated useful lives as the case may be, which ranges from three to forty years.

The value of property, plant and equipment does not exceed its recoverable value.

Company’s Management assesses the recoverability of property, plant and equipment items whenever there occur events or changes in circumstances (including significant decreases in the market value of assets, in the prices of the main products sold by the Company or in oil and gas reserves, as well as changes in the regulatory framework for the Company’s activities, significant increases in operating expenses, or evidence of obsolescence or physical damage) that could indicate that the value of an asset or of a group of assets might not be recoverable. The book value of a long-lived asset is adjusted to its recoverable value if its carrying amount exceeds such value.

From a regulatory standpoint, recoverable value is defined as the larger of net realizable value and the discounted value in use, defined as the addition of the discounted expected net cash flows that arise as a direct result of the use and eventual disposition of the assets. To such end, among other elements, the premises that represent the best estimation made by Management of the economic conditions that will prevail throughout the useful life of the assets are considered.

In subsequent periods, the reversal of the impairment is analyzed if changes in the assumptions used to determine the asset recoverable value arise. In such a case, the book value of the asset or group of assets is raised to the smaller of: a) the book value that the asset or group of assets would have had if the impairment had never been recognized; and b) its recoverable value.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

h)	Environmental costs:

The costs incurred to limit, neutralize or prevent environmental pollution are only capitalized if at least one of the following conditions is met: (a) such costs relate to improvements in safety; (b) the risk of environmental pollution is prevented or limited; or (c) the costs are incurred to prepare the assets for sale and the book value of such assets together with the additional cost do not exceed their respective recoverable value.

Liabilities related to future remediation costs are recorded when environmental assessments are probable, and the costs can be reasonably estimated. The timing and magnitude of these accruals are generally based on the Company’s commitment to a formal plan of action, such as an approved remediation plan or the sale or disposal of an asset. The accrual is based on the probability that a future remediation commitment will be required.

The Company records the related liabilities based on its best estimation of future costs, using currently available technology and applying current environmental regulations as well as the Company’s own internal environmental policies.

i)	Income tax, minimum presumed income tax, withholdings on exports of hydrocarbons and hydroelectric royalties:

The Company and its subsidiaries estimate income tax on an individual basis under the deferred tax method.

To book the deferred tax balance, the Company uses the liability method, which establishes the determination of net deferred tax assets and liabilities on the basis of temporary differences determined between the accounting and tax measurement of assets and liabilities. Temporary differences determine tax assets and liabilities when their future reversal decreases or increases the taxes to be determined, without affecting the compensation of the respective amounts. The Company recognizes a deferred tax asset for an unused tax loss carryforward if, and only if, it is considered probable that there will be sufficient future taxable profit against which the tax loss could be used.

The deferred tax assets and liabilities have been valued at their nominal value.

Prevailing income tax rates at period end in Argentina, Venezuela, Brasil, Perú, Ecuador, Bolivia, Austria and España are 35%, 50%, 34%, 30%, 36.25%, 25%, 25% and 35%, respectively. Additionally, payment of Bolivian-source income to beneficiaries outside Bolivia is levied with 12.5% withholding income tax.

The minimum presumed income tax is supplementary to income tax, since while the latter is levied on the year’s taxable income, the minimum presumed income is a minimum tax levied on the potential income of certain productive assets at the rate of 1%, so that the Company’s final liability will be equal to the higher of both taxes. However, should the minimum presumed income tax exceed the calculated income tax in any given year, such excess may be applied to reduce any excess of income tax over the minimum presumed income tax in any of the ten subsequent years. Taking into account that this tax was applicable for ten fiscal years starting December 31, 1998, in the Company’s opinion this tax is not in force as of the date of these financial statements and, therefore, during the six-month period ended June 30, 2008, the Company did not make any advance payments or include any provision for that period. The minimum presumed income tax asset has been stated at its present value.

For the operation of Pichi Picún Leufú Hydroelectric Complex, since 2002 the Company pays hydroelectric royalties of 1%, increasing at a rate of 1% per year up to the maximum percentage of 12% of the amount resulting from applying the rate for the bulk sale to the power sold under the terms of Section No. 43 of Law No. 15,336, as amended by Law No. 23,164. In addition, the Company is subject to a monthly license fee payable to the Federal Government for the use of the power source equivalent to 0.5% of the same basis used for the calculation of the hydroelectric royalty.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Public Emergency and Exchange System Reform Law No. 25,561 established the creation of a system of withholdings on exports of hydrocarbons for five years since March 1, 2002, which was subsequently extended for five years by Law No. 26,217. The effect of such withholdings is deducted from the respective selling prices.

Effective November 2007, Resolution No. 394/07 issued by the Ministry of the Economy and Production established a new method for calculating withholdings on exports of crude oil, and gave equivalent treatment to certain oil related products as that of crude oil. This amendment results in the application of a variable export withholding based on a formula that considers the international price of crude oil and a cut-off price by product. Under this method, when the international (quoted) price of crude oil exceeds US$60.90 per barrel, an increasing withholding rate is set for crude oil exports that results in a price cap of US$42 per barrel of standard-quality crude oil. When the international price of crude oil ranges between US$45 and US$60.90 per barrel, a 45% withholding rate is applied. When the international price of crude oil dips below US$45 per barrel, the authorities will proceed to determine the applicable withholding rate within 90 days. The same rules apply to exports of refined products such as gasoline, fuel oil and lube oils, for which different cut-off and reference prices were defined.

Previously, the withholding rate was 5% for refined products and 20% for LPG, and a special regime was applied on crude oil exports, starting at 25% when the price per barrel was equal to or lower than US$32 and contemplating increasing rates ranging between 3% and 20% when the price per barrel ranged between US$32.01 and US$45, with a cap set at 45% when the price exceeded US$45.

In March 2008, the Ministry of Economy and Production issued Resolution No. 127/08 which, in connection with natural gas, amended Resolution No. 534/2006, whereby a 45% withholding rate was established on the price of the gas imported from Bolivia, and imposed a 100% withholding on natural gas exports, considering for valuation purposes the highest price set for natural gas under the applicable agreements for natural gas imports into Argentina. In addition, pursuant to such resolution, the methodology for calculating withholdings on exports of crude oil was also applied to LPG.

j)	Labor costs liabilities:

Labor costs liabilities are accrued in the periods in which the employees provide the services that trigger the consideration.

The cost of defined contribution plans is periodically recognized in accordance with the contributions made by Petrobras Energía.

For purposes of determining the estimated cost of post-retirement benefits granted to employees, the Company has used actuarial calculation methods, making estimates with respect to the applicable demographic and financial variables. The amount recognized as liability attributable to such benefits is the addition of the present value of the obligation, net of any actuarial result not recognized and the present value of the assets of the plan, with which the obligations will be canceled.

k)	Contingencies:

Contingencies relate to conditions that exist as of the date of the financial statements that may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Such contingent liabilities are assessed by the Company’s management based on the opinion of the Company’s legal counsel and the remaining available evidence.

Such contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of the Company’s business, as well as third party claims arising from disputes concerning the interpretation of legislation.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount of the loss can be estimated, a liability is accrued in the Reserves account. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the possibility of occurrence, is disclosed in a note to the financial statements. Loss contingencies considered remote are not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Significant litigation in which the Company is involved and movements of reserves are disclosed in Note 12.

l)	Basic/diluted earnings per share:

The basic earnings per share for the periods ended June 30, 2008 and 2007 was calculated by dividing the Company’s net income for the year by the weighted average number of shares outstanding during each period. Since the Company does not have preferred shares or debt convertible into shares, basic earnings per share is equivalent to diluted earnings per share.

m)	Shareholders — equity accounts:

The equity accounts were restated according to Note 2.c), except for “Capital stock” that represents subscribed and paid-in capital. The adjustment arising from the restatement of the Capital stock is disclosed under the caption “Adjustment to capital stock”.

The account “Treasury stock” relates to shares of the Company owned by Petrobras Energía, and is deducted from the shareholders’ equity at acquisition cost, representing 9,431,210 Class B shares of a face value of P$1, with a cost and book value of 33 and a listed price of 36.

The “Deferred income (loss)” account comprises the temporary differences arising from the measurement of derivative instruments determined to be an effective hedge, and the gain (loss) resulting from the translation of operations abroad, net of the exchange differences generated by the Company’s debts denominated in foreign currency designated as hedge for the net investment abroad.

n)	Revenue recognition:

Revenues from the sale of crude oil, natural gas and petroleum, petrochemical and refined products are recognized when the products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable and collectibility is reasonably assured.

Revenues from oil and natural gas production in which the Company has a joint interest with other producers are recognized on the basis of the net working interest, regardless of actual assignation. Any imbalance between actual and contractual assignation will result in the recognition of a debt or credit according to the actual share in production, whether above or below the production resulting from the Company’s contractual interest in the consortium. As of June 30, 2008 and December 31, 2007 gas imbalance liabilities were 10 and 5, respectively, attributable to 158 and 118 million cubic meters, respectively.

Revenues from natural gas transportation under firm agreements are recognized by the accrued reserve of the transportation capacity hired, regardless of the volumes carried. Revenues generated by interruptible gas transportation and by certain liquid natural gas (LNG) production and transportation contracts are recognized at the time the natural gas and the liquids are delivered to the customers. For other LNG production contracts and other services, revenues are recognized when the services are rendered.

Revenues from electric power distribution are recognized on the basis of the actual supply of the service, considering the billed portion resulting from periodic power measurements and an estimated amount accrued and not billed for the services supplied from the last measurement to period end. Services accrued and not billed as of

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

period end are determined on the basis of the estimated daily power consumption for the days following the last measurement, based on users’ historical consumption, and adjusted by seasonality or other measurable factors that may have an impact on consumption.

o)	Changes in presentation criteria:

For comparative purposes, all the necessary reclassifications were made in the prior periods consolidated financial statements in order to present them on a consistent basis. These reclassifications do not imply changes in the decisions based on them.

5.	Oil and gas areas and participation in joint ventures

As of June 30, 2008, Petrobras Energía and its affiliates were part of the oil and gas consortiums, joint ventures and areas indicated in Note 23.g). The aggregate joint ventures and consortium assets, liabilities and results in which the Company is a party, included in each account of the balance sheet and the statement of income utilizing the proportionate consolidation method, are disclosed in Note 23.h).

The Company is jointly and severally liable with the other participants for meeting the contractual obligations under these arrangements.

The production areas in Argentina and Perú are operated pursuant to concession production agreements with free crude oil availability.

According to Law No. 17,319, royalties equivalent to 12% of the wellhead price of crude oil and natural gas are paid in Argentina. The wellhead price is calculated by deducting freight and other sales related expenses from the sale prices obtained from transactions with third parties, or from the product prices prevailing in the domestic market in case the product is subject to industrialization processes.

In Perú, royalties paid for the production of crude oil are determined on the basis of the price of a basket of varieties of crude oil, starting at a rate of 13% for prices of up to US$23.9 per barrel. The royalty rate applicable as of June 30, 2008 was 42.6%. Production of natural gas is subject to a fixed royalty of 24.5%.

In Venezuela, mixed companies (see Operations in Venezuela) are subject to royalty payments of 33.33% and, in addition, they are required to pay an amount equivalent to any difference between 50% of the value of oil & gas sales during each calendar year and the royalty payments made during such year plus income tax and any other tax or duty calculated on the basis of the sales revenues. Mixed companies have to sell to Petróleos de Venezuela S.A. (“PDVSA”) all liquid hydrocarbons and the associated natural gas (when so provided in the agreement) produced in the delimited area, according to a price formula associated with international benchmarks such as WTS and WTI.

In Venezuela on April 15, 2008, a Special Tax Law on Extraordinary Prices of the International Hydrocarbon Market was enacted. This law provides for a special tax payable by companies exporting or transporting abroad liquid hydrocarbons and oil by-products and will be applicable when the average price of Brent crude oil exceeds, in any month, US$70 per barrel. The special tax per barrel will be 50% of the difference between the above mentioned monthly average price and the US$70 threshold price. In addition, when such average price exceeds US$100, the special tax per barrel, applicable to any difference in excess of the US$100 threshold, will be 60%. On May 27, 2008 and July 10, 2008, the Ministry of Energy and Petroleum issued Resolutions 151 and 195, respectively, that provide for the special tax calculation and settlement method. In this respect, Resolution 195 establishes that the benchmark average price will be the “Venezuelan Basket” price instead of the Brent crude oil price referred to in the Law and in Resolution 151. As of the date of these financial statements, the final effects of the Law on the mixed companies and the impact of Resolutions 151 and 195 have not been yet determined, considering that according to the applicable contractual terms and conditions, the mixed companies must sell all crude oil volumes produced to PDVSA.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In Bolivia, pursuant to the terms of the contract signed in October 2006 with Yacimientos Petrolíferos Fiscales Bolivianos (“YPFB”), which took effect as from May 2007, Petrobras Energía’s branch performs at its own risk and for its own account, in the name and on behalf of YPFB, exploration and production activities within the Colpa Caranda area. Pursuant to the agreement, YPFB owns the hydrocarbons, pays royalties and direct tax on hydrocarbons, which in the aggregate amount to 50% of the production valued on the basis of sales prices, and applies the 80% of the surplus amount to pay, in the first place, the costs and depreciations associated to the development and operation of Petrobras Energía branch, being the rest shared between YPFB and the branch on the basis of an index calculated based on production volumes, depreciation rate, prices and taxes paid, among other items.

In Ecuador, operation contracts for Block 18 and the Operational Agreement for the Unified Operation of the Hollin Field in Palo Azul field (“Palo Azul Unified Agreement”) stipulate the free disposition of the oil produced and differential production percentages in favor of the Ecuadorian Government. In the Pata field, the Government receives a production share ranging from 25.8%, if daily production is lower than 35,000 barrels per day, to 29%, if production exceeds 45,000 barrels per day. It is also adjusted depending on the crude oil quality factor. For intermediate production levels an incremental interest percentage within the previously established range is applied. For the operation of the Palo Azul field, the percentages are determined in accordance with a formula that takes into account the final price of the crude produced and the level of total proved reserves. In such respect, if the crude from Palo Azul is sold at less than US$15 per barrel, the Government receives about 30% of the crude produced, while, if the price of the crude is US$24 or higher, the Government receives about 50.50% of the production. For the intermediate price ranges, an increasing scale of price is applied. The selling price of the Palo Azul’s crude is calculated using as a reference the price of barrel of WTI after the standard market discount for the Oriente crude. As of June 30, 2008, the Government’s equity interest in the oil produced at the Pata and Palo Azul fields was 30% and 50.50%, respectively. See “Operations in Ecuador”.

Investment commitments

In Argentina, on account of its interest in the joint ventures in charge of the exploration of the areas Chirete, Hickmann and Río Colorado, the Company maintains investment commitments for approximately US$57 million, which mainly include the execution of seismic surveys.

In Colombia Petrobras Energía has a 30% interest in the consortium Tibú, which has committed investments in the remaining amount of US$30 million up to December 2009.

Changes in oil and gas areas and participation in joint ventures

In February 2007, Petrobras Energía acquired from ConocoPhillips in US$77.6 million, its 25.67% and 52.37% interests in Sierra Chata and Parva Negra, respectively. The acquisition was structured through the purchase of the company Burlington Resources Argentina Holdings Limited, organized in Bermuda and holder of the mentioned interests. This transaction is still pending approval by the applicable regulatory authorities. Once all formalities concerning regulatory matters were completed, Petrobras Energía’s interest in Sierra Chata and Parva Negra would increase to 45.5523% and 100%, respectively.

In November 2007, Petrobras Energía sold 76.15% of its rights and obligations in the Bajada del Palo area. As a result of this transaction the Company recognized a gain of 62.

In December 2007, the Company acquired from Energy Development Corporation (Argentina), Inc. Argentina Branch a 13.72% equity interest in El Tordillo and La Tapera — Puesto Quiroga areas paying US$117.5 million, transaction that took effect as from March 2008 once all the formalities concerning regulatory matters were completed.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operations in Colombia

Since no positive results were obtained from the exploratory activities, in the first quarter of 2008, the Tierra Negra exploratory area was returned to the National Hydrocarbon Agency of Colombia.

Operations in Ecuador

License of Block 18

On March 31, 2008, Petroecuador communicated to EcuadorTLC S.A. the initiation of an administrative procedure aimed at declaring the termination of Block 18 participation agreement and required information and documentation regarding this subject. The initiation of this procedure was originally requested by the Attorney General of Ecuador, based, among others, on alleged irregularities in the assignment of 40% of its interest in Block 18 to Teikoku Oil Ecuador S.A., and the lack of registration of a Consortium among the different parties to the participation agreement — as understood by the Attorney General and on different penalties imposed for the alleged noncompliance with the hydrocarbon law.

On April 10, 2008, EcuadorTLC S.A. filed an answer asserting its rights, produced all the documentary evidence and requested that the procedure initiated by the Attorney General be concluded.

License of Block 31

A large part of Block 31 is located in Parque Nacional Yasuní, a highly-sensitive environmental area located in Ecuador’s Amazon area, which is part of the areas belonging to the National Heritage of Natural Areas, Protective Forests and Vegetation.

In August 2004, the Ecuadorean Ministry of the Environment approved the environmental impact study and Management Plan for the development and production of Block 31 and granted an environmental license for the Nenke and Apaika fields for the project of the construction phase. In addition, the Ministry of Energy and Mining approved the Block 31 development plan.

On July 7, 2005, the Ministry of the Environment decided not to authorize the beginning of certain construction works on the Tiputini River (boundary of Parque Nacional Yasuní) and denied the entrance to Parque Nacional Yasuní. This suspension prevents from continuing the development works in Block 31. Petrobras Energía Ecuador submitted to the Ministry of the Environment and the Ministry of Energy and Mining changes to Block 31 development plan and a new environmental impact study, which was approved in December 2006. On October 22, 2007, the Ministry of the Environment issued a new environmental license.

On November 6, 2007, the Ministry of Energy and Mines approved the first amendment to the Development Plan for the Apaika-Nenke field in Block 31 in the Amazon Region of Ecuador. As of the date of issuance of these financial statements, Petrobras Energía Ecuador has filed for the forestry license and is in compliance with the obligations contemplated in the new environmental license.

Recoverability of investments

As from 2006, and with special emphasis during 2007, the Ecuadorian Government has implemented major tax and regulatory amendments, which particularly focused on the hydrocarbons industry.

Among other measures, in April 2006 the Ecuadorian Government approved an Amendment to the Hydrocarbons Law (Law No. 42/2006) (see Note 12.c).

The combination of these changes have materially modified the conditions set forth at the time of execution of the respective participation agreements, adversely affecting the profitability evaluation of ongoing projects in Ecuador, with the ensuing negative impact on the assessment of their recoverability. Accordingly, as of December 31, 2007, the

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company recorded an impairment allowance of 759 to write the book value of Ecuador’s assets down to their probable recoverable value. In estimating the related recoverable value, the Company included the impact of the estimated net deficit of production from the transportation capacity contract with Oleoducto de Crudos Pesados Ltd.

As of the date of issuance of these financial statements, the Company and its subsidiaries are negotiating with the Ecuadorian government their relationship under the participation agreements governing the operation of Blocks 18 and 31. Management cannot assure that these negotiations will ultimately lead to contractual terms allowing that the financial stability of the operations in Ecuador be restored to obtain profitability on a long-term basis.

Crude Oil Transportation Agreement with Oleoductos de Crudos Pesados Ltd. (OCP)

In relation with the development and exploration of Blocks 31 and 18, the Company has executed an agreement with OCP, whereby it has guaranteed an oil transportation capacity of 80,000 barrels per day for a 15-year term starting November 10, 2003.

The type of transportation agreement is “Ship or Pay”. Therefore, the Company should meet its contractual obligations for the entire volume hired, although no crude oil is transported, paying, like the other producers, a rate that covers OCP operating costs and financial services, among others. As of June 30, 2008 such rate amounted to US$2.075 per barrel.

The costs for the transportation capacity are billed by OCP and charged to expenses monthly. Hence, the costs related to the crude oil volume effectively transported are charged to “Administrative and selling expenses” line, whereas the surplus, related to transportation capacity hired but not used is recorded in the “Other operating expenses, net” line (Note 16.c).

The Company estimates that during the effective term of the “Ship or Pay” transportation agreement the crude oil produced will be lower than the committed transportation capacity. This presumption is based on the current assessment of the potentiality of the Company’s reserves and on its estimated graduality for its development. Considering this situation, and for the purpose of mitigating the resulting effects of such situation, the Company negotiates committed transportation capacity volumes periodically. As of June 30, 2008, the Company sold a portion of this transportation capacity (at an average amount of 8,000 barrels per day from July 2004 to January 2012 and 16,000 barrels per day during two years starting from May 2006). The impact of the net production deficit is considered for the purpose of analyzing the recoverability of the assets in Ecuador.

In order to guarantee the compliance with the Company’s financial commitments related to the “Ship or Pay” transportation agreement and OCP’s related business obligations, the Company issued letters of credit. These letters of credit, with maturity date of December 2018, are required to remain effective until the abovementioned commitments expire. As of June 30, 2008 the Company issued letters of credit for a total amount of about US$103 million. As the letters of credit expire, the Company will be required to renew or replace them. Otherwise, the amounts due must be deposited in cash.

Agreement with Teikoku Oil Co. Ltd.

In January 2005, Petrobras Energía entered into a preliminary agreement with Teikoku whereby, after obtaining approval from the Ministry of Energy of Ecuador, Petrobras Energía will transfer 40% of its rights and interest in Blocks 18 and 31 and Teikoku will assume the payment of 40% of the crude oil transportation agreement entered into with OCP.

On January 11, 2007 the transfer was approved by the Ecuadorian Ministry of Energy and Mines and EcuadorTLC was authorized to execute, together with Petroecuador, the public deeds evidencing the incorporation of Teikoku to the participation agreements relating to Blocks 18 and 31. As a result of this authorization, the parties

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

are taking all necessary steps to ensure, among other things, the assignment of the rights and obligations resulting from the participation agreement that has to be signed by Petroecuador, in order to incorporate Teikoku Oil Ecuador S.A., a subsidiary of Teikoku, as a partner in the participation agreements.

The economic terms and conditions and the legal effects of the transaction will be effective once the assignment and the pertinent registration thereof have been made.

Based on the request for termination made by the Attorney General and the subsequent request for information made by Petroecuador, EcuadorTLC S.A. filed an answer asserting its rights and produced all the documentary evidence in order to prove that there were no grounds to sustain the request for the termination of the participation agreement, since the assignment had been approved by the administrative authorities involved. A Ministerial Agreement has also been issued, whereby the assignment is authorized and Petroecuador is compelled to amend the participation agreement and grant the related deeds.

Operations in Venezuela

In March 2006, Petrobras Energía, through its subsidiaries and affiliates in Venezuela, signed Memoranda of Understanding (MOU) with PDVSA and Corporación Venezolana del Petróleo S.A. (CVP) for the purpose of migrating the operating agreements. The MOUs provided for that the equity interest of private partners in such mixed companies would be of 40%, with the remaining 60% to be held by the Venezuelan Government. The MOUs established that the migration would have economic effects as from April 1, 2006. As a consequence of the foregoing, the direct and indirect equity interest of Petrobras Energía in the mixed companies operating the areas Oritupano Leona, La Concepción, Acema and Mata amount to 22%, 36%, 34.5% and 34.5%, respectively. Additionally, CVP recognized a divisible and transferable credit in favor of the private companies participating in the mixed companies in the amount of US$88.5 million for Petrobras Energía’s equity interest, which does not accrue interest and could be applied to the payment of acquisition bonds to be used in any new mixed ownership project for oil exploration and production activities, or licenses for gas exploration and production operations in Venezuela. Since the requirements for the recognition of such credit had been met, as of December 31, 2006, the Company recognized the related receivable at its estimated recoverable value, which amounted to 180.

In August 2006, conversion agreements were entered into under terms and conditions consistent with those set forth in the MOUs. Subsequently, Petroritupano S.A., Petrowayú S.A., Petroven-Bras S.A. and Petrokariña S.A. were organized and registered with the Public Registry of Commerce of Venezuela, the Venezuelan Executive Branch issued the related decrees for the transfer of rights, and the shareholders made the required capital contributions. Between December 2006 and March 2007, following the transfer of the vendor agreements and the employees, among others, the transfer of operations to the mixed companies was completed and they started operating.

In accordance with the corporate and governance structure established for the mixed companies, as from April 1, 2006, the Company discontinued the consolidation of assets, liabilities, income and cash flows of the Venezuelan operations on a line by line basis. Accordingly, the Company’s interest in the shareholders’ equity and related net income are now presented as a long term investment and equity in earnings of subsidiaries, respectively.

The new operating conditions prevailing as from the conversion of the operating agreements had an adverse impact on the recoverable value of the Company’s assets in Venezuela. The recoverability of the referred investments is highly sensitive to crude oil price volatility, to economic, social and regulatory changes and, particularly, to the resulting business plans. Decreases in crude oil prices, fluctuations in the economy and measures adopted by the Venezuelan Government and/or a more limited approach for the development of the reserves of such companies could adversely affect the evaluation of the recoverability of the investments in the mixed companies and, consequently, the Company’s income. As a result of the changes in the foregoing variables, in the years ended

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2007, 2006 and 2005, the Company recorded write downs of 33, 186 and 424, respectively related to its assets in Venezuela.

In addition, since projects for the use of the credit recognized by CVP had not been materialized, the efforts to transfer such credit to third parties had not been successful, and other alternative uses of the credit could not be anticipated, as of December 31, 2007 the Company wrote down the carrying value of the credit to zero resulting in an impairment charge.

As of June 30, 2008 and December 31, 2007, the carrying value of the Company’s direct and indirect interest in the mixed companies, net of write down allowances, amounts to 2,625 and 2,564, respectively.

6.	Credit risk

The Company provides credit lines in the normal course of business to refiners, petrochemical companies, marketers of petroleum products, crude oil exporting companies, electrical power generation companies, retail customers, natural gas distributors, large electrical power users and power distribution companies, among others.

Sales for the six-month period ended June 30, 2008, were mainly performed to Petróleos del Perú — Petroperú S.A. and Petrobras International Finance Co., representing about 11% and 5%, respectively, of total sales for the period, before deducting export withholdings.

Sales for the six-month period ended June 30, 2007, were mainly performed to Petrobras International Finance Co. and Petróleos del Perú — Petroperú S.A. representing about 12% and 7%, respectively, of total sales for the period, before deducting export withholdings.

As a result of the Company’s business and sales locations, the portfolio of receivables is well diversified, and, therefore, the Company’s Management considers the credit risk moderate based on such diversification. The Company constantly performs credit evaluations of the financial capacity of its clients, which minimizes the potential risk of bad debt losses.

7.	Inventories

The breakdown of current and non-current inventories is as follows:

	06/30/2008		12/31/2007
	Current	Non-Current	Current	Non-Current

Crude oil stock	199	—	186	—
Raw materials and materials	301	89	221	101
Work in progress and finished products	795	—	560	—
Advances to suppliers	10	—	6	—
Other	24	—	23	—
Allowance for inventories’ obsolescence (Note 12)	(2)	(1)	—	(1)

	1,327	88	996	100

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Investments, equity in earnings of affiliates and dividends collected

The breakdown of current and non-current investments, the equity in earnings of affiliates and dividends collected, are as follows:

a)	Investments

	06/30/2008		12/31/2007
Name and issuer	Cost	Book Value	Book Value

Current:
Government securities	12	12	5
Certificates of deposit	583	583	757
Mutual funds	293	293	331
Related companies (Note 17)	649	649	38
Other	1	1	1

	1,538	1,538	1,132

Non-Current:
Loans to joint venture partners in Venezuela	232	232	239
Related companies (Note 17)	150	150	143
Equity in affiliates (Note 23.b)	2984	3351	3304
Allowance for impairment of investments (Note 12)	—	(403)	(419)
Other	3	2	3

	3,369	3,332	3,270

b)	Equity in earnings of affiliates

	06/30/2008	06/30/2007

Petroritupano S.A.	113	10
Petrokariña S.A.	24	(12)
Petrowayú S.A.	24	14
Petroven-Bras S.A.	2	(1)
Petrolera Entre Lomas S.A.	13	16
Inversora Mata S.A.	5	—
Oleoductos del Valle S.A.	1	2
Oleoducto de Crudos Pesados Ltd.	(7)	(8)
Refinería del Norte S.A.	(4)	14
Petroquímica Cuyo S.A.I.C.(1)	—	14
Petrobras Bolivia Refinación S.A.(1)	—	31
Other	—	1

	171	81

(1)	See Note 8.IV.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c)	Dividends collected

	06/30/2008	6/30/2007

Petrobras Bolivia Refinación S.A.	—	60
Petroquímica Cuyo S.A.I.C	—	4
Petrolera Entre Lomas S.A.	5	9
Oleoductos del Valle S.A.	—	5
Refinería del Norte S.A.	—	10

	5	88

I.	Investment in companies in which joint control or significant influence is exercised and which are subject to transfer restrictions:

a)	Distrilec:

The Company, through Petrobras Finance Bermudas and Petrobras Electricidad de Argentina S.A (“PEDASA”) holds an indirect shareholding of 48.50% in Distrilec.

Distrilec is able to change its equity interest and sell its shares in Edesur S.A. (“Edesur”) only with the approval of the ENRE (Federal Power Regulation Authority).

In addition, over the entire term of the concession, the Class “A” shares in Edesur shall remain pledged to guarantee the compliance with the obligations undertaken in the Concession Agreement. This pledge in no way limits the exercise of financial and voting rights associated with the Edesur’s shares.

b)	CIESA:

The Company holds both a direct and an indirect shareholding of 50% in Ciesa.

CIESA is not able to change its equity interest and can not sell their Class “A” shares in Transportadora de Gas del Sur S.A. (“TGS”) representing 51% of TGS’s capital stock, without the prior authorization of the regulatory agency and the approval of CIESA’s shareholders.

II.	Situation of the interests in public utility companies

The scenario after the enactment of the Public Emergency Law significantly changed the financial equation of the public utility companies. Particularly, the tremendous effect of the devaluation, within a context of remained fixed revenues, as a consequence of de-dollarization of rates, has affected the financial and cash flow position of such companies, as well as their ability to comply with certain loan agreement clauses.

During 2002, TGS and its controlling company CIESA suspended the payment of their financial debts. In December 2004 the process involving restructuring of TGS’ financial debt was completed. In September 2005, CIESA signed an agreement to restructure its financial debt with all its creditors. The materialization of the restructuring is subject to certain approvals by the regulatory authorities. CIESA has prepared its financial statements assuming that it will continue as a going concern, therefore, those financial statements do not include any adjustment or reclassifications that might result from the outcome of the uncertainties arising from such debt restructuring process.

The Public Emergency Law provided for the conversion into Argentine pesos and the elimination of indexation clauses on public service rates, thus fixing them at the exchange rate of ARS 1 = US$1. In addition, the Executive Branch was empowered to renegotiate those agreements entered into to provide public services, along the following criteria: (i) rates impact on economic competitiveness and revenue allocation, (ii) service quality and investment

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

plans, to the extent that they were contractually agreed upon, (iii) users interest and access to services, (iv) the safety in the system involved, and (v) companies profitability.

On February 12, 2002, the Executive Branch of Government issued Decree No. 293/02 whereby it recommended that the Ministry of the Economy renegotiate the agreements executed with public utility companies. The UNIREN (public service agreement renegotiation and analysis unit) was created in July 2003. This agency reports to the Ministries of Economy and Production, and of Federal Planning, Public Investment and Services. The UNIREN took over the work of the Renegotiation Commission and its aim is, among others, to provide assistance in the public works and services renegotiation process, to execute comprehensive or partial agreements, and to submit regulatory projects related to transitory rate adjustments.

In July 2004, the UNIREN made a proposal to TGS in order to adjust the license contractual terms, which stipulates, among other issues, a 10% rate increase effective as from 2005 as well as a comprehensive rate review effective as from 2007 and the waiver by TGS and its shareholders to claims based on the emergency situation under Law No. 25,561 before the agreement effective date, and to hold the Argentine Government harmless against any claim that may proceed based on the same grounds.

Considering that the proposal did not reflect the outcome of the meetings held with the UNIREN, TGS requested to continue with the negotiation process so as to reach a comprehensive agreement during the first half of 2005.

On April 27, 2005, the public hearing called by the UNIREN was held to analyze the proposal made on July 2004. During such meeting, the UNIREN repeated its 10% increase proposal and proposed to bring forward the comprehensive rate review process so that the new rate charts would take effect during 2006. TGS stated which features of the original proposal should, in its opinion, be improved and that it was willing to continue negotiating its terms.

In June and November 2005, TGS received two new proposals from the UNIREN, which were made in conformity with the previous one and incorporated as a new requirement that TGS and its shareholders shall waive any future claim related to the PPI rate (United States Producer Price Index) adjustments that were not applied in 2000 and 2001. TGS answered these proposals and stated that the original 10% increase was not sufficient and, jointly with Petrobras Energía, agreed not to make any claims and file any appeals and actions in an arbitration tribunal or an administrative or judicial court in Argentina or abroad, provided that a renegotiation agreement was reached. In addition, the other shareholder in CIESA (ENRON), which filed a claim against Argentina with the International Centre for Settlement of Investment Disputes (ICSID), reported that they would only consider waiving their claims if they were fairly compensated. During 2006, the UNIREN submitted two proposals to TGS with guidelines identical to those established in previous proposals, but there was not a big progress in the pricing adjustment.

In June 2005, Edesur signed a letter of understanding with the UNIREN as part of the renegotiation process involving the related concession contract. Based on this letter of understanding, in August 2005, the parties signed a memorandum of understanding that included, among other matters, the terms and conditions that, once the procedures established by regulations are fulfilled, they shall be the substantive basis for amending the concession agreement.

The document established that as from the execution of the letter of understanding through June 30, 2006, a complete rate review would be performed, which would allow fixing a new rate system effective August 1, 2006, and for the following five years. Also, it established a transition period for which the following was agreed upon: (i) a transitional rate system as from November 1, 2005, with an increase in the average service rate not exceeding 15%, applicable to all rate categories, except for residential rates; (ii) a mechanism to monitor costs, which allows for reviewing rate adjustments; (iii) restrictions on dividends distribution and debt interest payment during 2006;

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(iv) investment commitments for 2006; (v) service provision quality standards; and (vi) restrictions on Distrilec’s ability to modify its equity interest or sell its shares in Edesur.

As a preliminary condition for the Executive Branch to ratify the Memorandum of Understanding, Edesur and its shareholders suspended all pending claims based on the measures taken as from the emergency situation established by Public Emergency Law in connection with the concession agreement.

The Memorandum of Agreement (MOA) was ratified by the Executive Branch on December 28, 2006. According to the ENRE’s Resolution No. 50/2007 published in the Official Gazette on February 5, 2007, the values stated in Edesur’s Rate Schedule and resulting from the Interim Rate Schedule provided for in the MOA became effective as from February 1, 2007.

As a consequence, a 23% increase was applied on the company’s own distribution costs (not affecting T1R1 and T1R2 residential rates), connection costs and the reconnection service charged by Edesur, and an additional average increase of 5% is also applied on such distribution costs for the execution of a work plan. In addition, the ENRE authorized to apply to such costs, effective May 1, 2006, the 9.962% positive variation in the cost monitoring system indexes provided under the MOA. The ENRE provided that the amounts resulting from the application of the Interim Rate Schedule for consumptions accrued between November 1, 2005 and January 31, 2007, be invoiced in 55 equal and consecutive installments. Edesur estimated these amounts at 237.

Subsequently, Resolutions No. 1,838/2007 issued by the Secretary of Energy and No. 867/2007 of the ENRE approved a 9.75% adjustment for the period from May 2006 to April 2007 under the cost monitoring method set forth in the Memorandum of Agreement applicable to sales as from May 2007.

In January 2008, Law No. 26,339 extended until December 31, 2008 the term to renegotiate contracts for public works and utilities.

As of June 30, 2008 the book value of the equity interests in CIESA and Distrilec amounted to 266 and 576, respectively (net of adjustments of (222) and (86) made to adapt Ciesa’s and Distrilec’s valuation methods to those of the Company, respectively, and 47 corresponding to the purchase price allocated to Distrilec’s fixed assets recorded by the Company at the time of the acquisition of a portion of its interest).

As of December 31, 2007 the book value of the equity interests in CIESA and Distrilec amounted to 218 and 560, respectively (net of adjustments of (227) and (90) made to adapt Ciesa’s and Distrilec’s valuation methods to those of the Company, respectively, and 50 corresponding to the purchase price allocated to Distrilec’s fixed assets recorded by the Company at the time of the acquisition of a portion of its interest).

As of June 30, 2008 and December 31, 2007 the valuation of CIESA includes 110 corresponding to the transfer to Enron of its interest in TGS (See Section III).

The book value of these interests does not exceed their recoverable value.

III.  CIESA’s Master Settlement Agreement and Mutual Release Agreement

In April 2004, the shareholders of CIESA celebrated a master settlement agreement whereby Petrobras Energía and Enron would reciprocally waive any claiming right arising from or related to certain agreements executed by such groups in connection with their interests in CIESA and TGS. The terms of the Master Agreement included the transfer of the technical assistance agreement to Petrobras Energía, which was materialized in July 2004. In addition, to provide the necessary flexibility to make progress in restructuring CIESA’s financial debt, the Master Agreement established certain share transfers in two successive steps.

As a first instance, and after the relevant regulatory authorities’ approvals, on August 29, 2005, Enron transferred 40% of its shares in CIESA to a trust fund and, at the same time, Petrobras Energía and its subsidiary,

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Petrobras Hispano Argentina S.A., transferred Class B shares of TGS (representing 7.35% of TGS’s capital stock) to Enron.

In a second stage, pursuant to the terms of CIESA’s financial debt refinancing agreement entered into in September 2005, once the appropriate approvals are obtained from Ente Nacional Regulador del Gas (Argentine Gas Regulatory Agency) and Comisión Nacional de Defensa de la Competencia (Anti-trust authorities), CIESA will deliver about 4.3% of the Class B shares of TGS to its financial creditors as a partial debt repayment. These shares will be, afterwards, transferred to Enron in exchange for the 10% remaining shares held by the latter in CIESA. Creditors will capitalize the financial debt balance.

The records were sent by the National Gas Regulatory Entity to the UNIREN to expedite a decision in any matter within its jurisdiction. It concluded on January 2007, and subsequently forwarded them to the Attorney General’s Office requesting that a decision be taken regarding matters under its jurisdiction and stating that from the regulatory standpoint there were no objections to authorize the transaction as requested.

Once the debt restructuring is completed (Note 9.IV), considering that in addition to the share transfers mentioned above the fiduciary ownership of the shares held in CIESA by the trust fund will be transferred to Petrobras Energía and Petrobras Hispano Argentina S.A. and new shares will be issued for the benefit of creditors, CIESA’s capital stock structure will be as follows: (i) Class A shares directly and indirectly held by Petrobras Energía S.A., representing 50% of the capital stock and votes in CIESA; and (ii) Class B shares held by the financial creditors of CIESA, representing the remaining 50% of the capital stock and votes in CIESA.

Considering the progress made in renegotiating CIESA’s debt and the favorable expectations regarding its outcome, which would result in an increased value of the equity interest in CIESA, the Company computed the book value of the interest in TGS transferred to Enron as part of the valuation of its equity interest in CIESA, which is presented as non-current investment.

IV.	Equity interest sales

— Hidroneuquén S.A.

On January 17, 2007, Petrobras Energía entered into a stock purchase agreement with a consortium composed of Merrill Lynch, Pierce, Fenner & Smith Inc. and Sociedad Argentina de Energía S.A., for the sale of its 9.19% equity interest in Hidroneuquén S.A., a company holding 59% of Hidroeléctrica Piedra del Aguila S.A.’s capital stock. The stock purchase price provided under the terms and conditions of the agreement was US$15 million, implying a gain of 23, recorded in “Other income (expenses) net”.

— Petrobras Bolivia Refinación S.A.

In May 2006, the Bolivian Government issued Supreme Decree No. 28,701, thus establishing what it calls “the nationalization of oil and gas” of the country.

The abovementioned decree also provided that the Bolivian Government shall recover full participation in the entire oil & gas production chain, and for this purpose provided, among others, the necessary actions to be taken for YPFB to control at least 50% plus one share in a group of companies, among which was Petrobras Bolivia Refinación S.A.

Within this framework, on June 25, 2007, Petrobras Energía S.A. through its subsidiary Petrobras Energía Internacional S.A. signed an agreement for the sale to YPFB of its interest in Petrobras Bolivia Refinación S.A. The sale price amounted to US$55 million, generating a gain of 44 recorded in “Other income (expenses), net.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

— Compañía Inversora en Transmisión Eléctrica S.A. (Citelec)

In compliance with the commitment to divest Citelec assumed by Petrobras Energía S.A. upon the approval — on July 19, 2007- by the Comisión Nacional de Defensa de la Competencia (the Argentine antitrust authorities) of the purchase by Petrobras Participaciones S.L. of the shares representing the majority of the capital stock of Petrobras Energía Participaciones, Petrobras Energía entered into an agreement to transfer its 50% equity interest in Citelec to Energía Argentina S.A. (“Enarsa”) and Electroingeniería S.A. on a 50/50% basis. In December 2007 the pertinent approvals were granted by the regulatory agencies and authorities and all other terms and conditions to which the transaction was subordinated were fulfilled.

The sale was carried out at a price of US$54 million and did not generate significant results. The agreement considered an earn-out related to the results of the comprehensive tariff revision to be determined for the companies Compañía de Transporte en Energía Eléctrica en Alta Tensión Transener S.A. and Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires S.A., applicable through June 30, 2008 which did not eventually materialize since no tariff revision process was initiated until such date.

— Yacylec S.A.

On July 19, 2007, Petrobras Energía signed with Electroingeniería S.A. a stock purchase agreement for the sale of its 22.22% equity interest in Yacylec S.A., which was approved by ENRE in December 2007. The sale was performed at a fixed price of US$6 million, generating a gain of 16.

— Petroquímica Cuyo S.A.I.C.

On December 31, 2007, Petrobras Energía entered into a stock purchase agreement with Admire Trading Company S.A. and Grupo Inversor Petroquímica S.L. for the sale of its 40% equity interest in Petroquímica Cuyo S.A.I.C. The selling price was US$32 million, resulting in a gain of 40.

— Petrobras de Valores Internacional de España S.L. (PVIE)

In December 2007, Petrobras Energía sold 40% of its equity interest in PVIE, a holding company whose main asset is the 99.79% interest in the capital stock of Petrobras Energía Perú S.A., to Petrobras Internacional — Braspetro B.V. in the amount of US$423.3 million, plus a contingent consideration to be defined by the parties if a commercially viable discovery is made at the Kinteroni prospect in Lote 57. The transaction resulted in a gain of 1,014.

In January 2008, Petrobras Energia announced a discovery of gas and condensed gas at the Kinteroni prospect, which is still in the evaluation phase.

Pursuant to the terms and conditions of the stock purchase agreement, the parties agreed to share the power and authority to define and direct PVIE’s operating and financial policies (Note 2.a).

9.	Financing

The detail of financial debt as of June 30, 2008 and December 31, 2007, is as follows:

	06/30/2008		12/31/2007
	Current	Non-Current	Current	Non-Current

Financial Institutions	945	486	1,071	428
Notes	1,075	3,660	545	4,372
Related companies (Note 17)	176	606	306	630

	2,196	4,752	1,922	5,430

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

I.	Petrobras Energía’s Global Programs of nonconvertible bonds

Global program of US$2.5 billion:

As of June 30, 2008 under this program, which matured in May 4, 2008 the following classes of bonds remained outstanding:

•	Class H, for a face value of US$181.5 million maturing in May 2009, at a 9% annual rate.

•	Class I, for a face value of US$349.2 million maturing in July 2010, at a 8.125% annual rate.

•	Class N, for a face value of US$97 million, with principal amortized in two installments, the first — equivalent to 9.9099% of face value — settled on the same day of issuance, January 24, 2003, and the remaining due in June 2011, accruing interest at LIBOR for a period of six months plus 1%.

•	Class R, for a face value of US$200 million, maturing in October 2013, at a 9.375% annual rate.

•	Class S, for a face value of U$S 300 million, maturing in May 2017, at a 5.875% annual rate. Interest is payable semiannually and principal will be repaid in a single installment at maturity. Class S bonds are supported by a Standby Purchase Agreement provided by Petrobras, pursuant to which, in the event of failure to pay principal, interest and any other amount owed by Petrobras Energía in connection with Class S bonds, Petrobras shall purchase the rights of noteholders to receive payments.

The proceeds from the issuances of the bonds were used to refinance liabilities, increase working capital, make capital expenditures in Argentina or capital contributions to affiliates.

Debt from the issuances is disclosed net of the unaccrued portion of the issuance discounts. The incurred costs for such issuances were deferred at the time of each issuance and are included in Prepaid expenses within the “Other receivables” account.

Global program of US$1 billion:

The Annual Shareholders’ Meeting of Petrobras Energía held on March 28, 2008 approved the creation of a global program for the issuance of bonds for an outstanding maximum principal amounting to US$1 billion or its equivalent in any other currency, maturing within a 5-year term, or the maximum term that may be established by any applicable regulation in the future, under terms and conditions identical to those of the global program of US$2.5 billion. As of the date of issuance of these financial statements, Petrobras Energía began the required authorization proceedings with the CNV.

II.	Cross default clauses

Outstanding bonds include cross default clauses, whereby the Trustee, as instructed by the bondholders representing at least 25% of the related outstanding capital, shall declare all the amounts owed due and payable, if any debt of Petrobras Energía or its significant subsidiaries is not settled upon the maturity date, provided that those due and unpaid amounts exceed the higher of US$25 million or 1% of Petrobras Energía’s shareholders’ equity upon those maturities, and that the default has not been defeated or cured within 30 days after the Company has been served notice of the default.

As of the date of these consolidated financial statements, Petrobras Energía has complied with all the terms and conditions related with its financial indebtedness.

III. Edesur indebtedness

Edesur maintains a global corporate bond program for the term of five years as from October 14, 2003, or the maximum term that may be allowed under any new regulations that might become applicable in the future, for up to

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

a maximum principal amount outstanding at any time during the effectiveness of the program up to US$450 million or its equivalent in other currency.

As of June 30, 2008, only Class 7 is outstanding under such global program for a face value of 165, with five semiannual principal repayments of 33 as from June 2010, at an annual interest rate of 11.75% p.a.

Proceeds from the issuances have been applied to refinancing liabilities and improving working capital.

In addition, Edesur has signed loan agreements with banks. Some of Edesur’s loan agreements contain cross-default clauses, whereby lending banks may declare all owed amounts as due and payable in the event that any debt was not settled in due time, provided that such amounts due and payable exceeded those stipulated in the agreements.

Some of these agreements also contain cross-acceleration clauses, whereby lending banks may declare all owed amounts as due and payable in the event that Edesur was required to pre-settle any other debt stipulated in the agreements.

As of the date of these consolidated financial statements Edesur has complied with all the terms and conditions contained in the loan agreements.

IV.	CIESA and TGS indebtedness

Due to the Argentine macroeconomic situation, starting with the enactment of the Public Emergency Law (see Note 8.II “Situation of the interest in public utility companies”), CIESA did not pay at maturity, in April 2002, neither the principal and the last interest installment nor its cap and collar of interest rate agreements. Consequently, CIESA’s indebtedness included in the Company’s consolidated financial statements pursuant to the proportional consolidation method, in the amount of US$296 millions, has been disclosed in the “Short-term debt” line.

In September 2005, CIESA signed an agreement to restructure its financial debt with all its financial creditors. In view of the agreement reached, CIESA refinanced the debt for an amount of about US$23 million at a 10-year term and, once approvals are obtained from the Argentine Gas Regulatory Agency and the Argentine anti-trust authorities, it will provide its financial creditors with about 4.3% of TGS’s Class “B” common shares and will capitalize the remaining debt by issuing shares in favor of creditors. CIESA’s financial statements were prepared using the on going concern basis of accounting and therefore such financial statements do not include any adjustment or reclassification that may derive from their resolution of uncertainties resulting from its debt restructuring process.

Between May and June 2007, TGS successfully concluded the refinancing of its debt through the issuance of US$500 million bonds under the 2007 Global Program and the prepayment of its previous debt through an offer for the purchase of bonds, redemption of bonds not subject to the purchase offer and prepayment of loans with the Inter-American Development Bank.

Bonds are due May 14, 2017 and bear interest at a fixed rate of 7.875% p.a. Principal will be repaid in four yearly, equal and consecutives installments of US$125 million each, as from May 14, 2014.

As of June 30, 2008, TGS’s financial debt mainly results from the issuance of bonds in the amount of US$500 million under the 2007 Global Program, for an amount of up to US$650 million, authorized by the CNV on January 18, 2007.

Pursuant to the financing agreements executed in connection with the debt restructuring, TGS is required to comply with a series of covenants, which include, among others, restrictions on debt issuance, new investments, sale of assets, payment of technical assistance fees and dividend distributions. As of the date of these financial statements, TGS has complied with the above mentioned covenants.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

V.	Detail of long-term debt

Long-term debt as of June 30, 2008 is made up as follows:

Type	Amount	Currency	Annual Interest Rate

Financial institutions	121	US$	Libo+1.19%
	42	US$	8.75	%(*)
	36	US$	Libo+0.925%
	30	US$	5%
	11	US$	Libo+1.65%
	65	US$	Libo+1.44%
	126	US$	Libo+1%
	55	US$	Libo+2%
Related companies (Note 17)	606	US$	7.22%
Notes
Class I	1,058	US$	8.125%
Class S	912	US$	5.875%
2007 Global Program (TGS)	756	US$	7.875%
Class R	607	US$	9.375%
Class N	247	US$	Libo+1%
Class 7 (Edesur)	80		$11.75%

	4,752

(*)	Average rate.

Maturities of long-term debt as of June 30, 2008 are as follows:

From 1 to 2 years	80
From 2 to 3 years	1,217
From 3 to 4 years	381
From 4 to 5 years	123
Over 5 years	2,951

4,752

10.	Fund for the investments required to increase the electric power supply in the electric wholesale market (FONINVEMEM)

Through Resolution No. 712/04, the Energy Department created the FONINVEMEM I for the purpose of granting creditors and incentive to invest in wholesale electricity market (MEM) for increasing the supply of electrical power generation in Argentina. Through Resolution No. 564/07, the Secretary of Energy requested MEM agents to participate in FONINVEMEM II, with the purpose of complementing financing of FONINVEMEM I.

The financing of FONINVEMEM I and II was made through the contribution of 65% and 50% of the credit balances recorded in 2004-2006 and in 2007, respectively, resulting from the spread between the selling price of energy and the variable generation cost. The total contribution by all wholesale electric market private creditors is estimated at US$816 million, of which Petrobras Energía contributed US$55 million, US$39 million to FONINVEMEM I and US$16 to FONINVEMEN II.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On October 17, 2005 and under the terms of Resolution No. 1,193 issued by the Secretary of Energy, Petrobras Energía and other MEM creditors formally announced their decision to manage the construction, operation and maintenance of two power plants of at least 800 MW each.

For the purposes of purchasing of equipment and the construction, operation and maintenance of the power plants, two trusts funds were created within the scope of CAMMESA. The funds related to FONINVEMEM and the specific charge will be deposited with the trusts funds. Procurement of the equipment, construction, operation and maintenance of each power plant will be performed by Termoeléctrica José de San Martín S.A. and Termoeléctrica Manuel Belgrano S.A., which will act as agents of the respective trusts funds. These power plants will enter into electricity supply agreements with CAMMESA for a term of 10 years for the 80% of the energy generated, at a price that will allow to cover costs and FONINVEMEM reimbursements, the companies being able to freely dispose of the remaining 20% of the energy generated. Upon expiration of the supply agreements, ownership of the assets held in trust will be transferred to the power generation companies.

As of June 30, 2008, two turbines of the power plant Central Termoeléctrica Manuel Belgrano and one gas turbine of the Central Termoeléctrica San Martín are already fully operational, while the second San Martín turbine is expected to start operating in the third quarter of 2008. It is also expected that both powers plants will operate in combined cycles during the first semester of 2009.

Construction costs of both plants are estimated at approximately US$1,300 million and are to be funded with the contributions to FONINVEMEM I and II, with an additional specific charge imposed to users and with contributions from the National Government.

Petrobras Energía, as well as the other MEM creditors, will be reimbursed the amounts contributed to FONINVEMEM I, converted into US$ and adjusted at a rate of LIBO + 1% p.a., in 120 monthly installments out of the funds received from the trusts during the effective term of the electricity supply agreement entered into with CAMMESA and funds contributed to FONINVEMEM II will be recovered through their application to additional energy generation as it is established by Resolution N° 1,281/2006 of the Secretary of Energy under the condition of, at least, multiplying four-fold this contribution with the new investment. On April 18, 2008, the Secretary of Energy considered the project of construction of a new thermoelectric plant of 170 mega watts to be constructed next to Genelba Plant to be covered by the terms of Resolution N° 1,281/2006. The Secretary of Energy instructed CAMMESA to refund Petrobras Energía the funds contributed to FONINVEMEM II in accordance with Resolution N° 564/07.

11.	Current and deferred income tax

The Company’s income tax expense and deferred tax balances are comprised as follows:

	06/30/2008	06/30/2007

Income tax for the period
Current	(495)	(160)
Deferred	3	(48)

Total income tax	(492)	(208)

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	06/30/2008		12/31/2007

Deferred tax
Deferred tax assets
Tax loss carryforwards	336		361
Property, plant and equipment	245		266
Reserves and provisions	105		95
Pension plan obligations	25		19
Equity interest in affiliates	26		34
Other	124		134
Valuation allowance (Note 12)	(670	)(3)	(702	)(3)
Deferred tax liabilities
Property, plant and equipment	(1,031)		(1,073)
Prepaid expenses	(6)		(6)
Equity interest in affiliates	(344)		(322)
Other	(27)		(26)

	(1,217	)(1)	(1,220	)(2)

(1)	191 are disclosed in the non-current “Other receivables” line and 1,408 in the non-current “Taxes payable” line.

(2)	207 are disclosed in the non-current “Other receivables” line and 1,427 in the non-current “Taxes payable” line.

(3)	Management evaluates the recoverability of tax loss carryforwards and the remaining differences taking into consideration, among other elements, the projected business profits, tax planning strategies, temporariness of future taxable income, considering the term of expiration of the tax loss carryforwards, the future reversions of the existing temporary differences and the recent year tax history. All the evidence available, both positive and negative, is duly weighted and considered in the analysis.

The reconciliation of the income tax at the statutory rate of 35% to the tax provision (before taxes and the minority interest in the subsidiary’s income) is as follows:

	06/30/2008	06/30/2007

Income before income tax and minority interests in subsidiaries	1,324	647
Statutory tax rate	35%	35%

Income for the period at the statutory tax rate	463	226
Permanent differences at income tax rate:
— Equity in earnings of affiliates	6	(103)
— Permanent differences in foreign subsidiaries	14	88
— Other	41	37

Subtotal	524	248
— Net movement in valuation allowance	(32)	(40)

	492	208

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Tax loss carryforward may be used through the dates indicated below:

Use up to	06/30/2008	12/31/2007

2009	217	238
2010 onwards	119	123

	336	361

12.	Contingencies, allowances and environmental matters

Movements of reserves for contingencies and allowances are as follows:

	Balances at					Balances at
	the Beginning of					the End of
Account	the Year	Increase		Decrease		the Period

Deducted from assets:
Current
For doubtful accounts	114	8		—		122
For other receivables (Note 16.a)	279	—		(11)		268
For Inventories’ obsolescence (Note 7)	—	2		—		2

	393	10	(1)	(11	)(1)	392
Non-current
For other receivables (Note 16.a)
Tax loss carryforwards	339	—		(3	)(2)	336
Other	363	—		(29	)(2)	334
For other tax credits (Note 16.a)	51	—		(1	)(1)	50
For impairment of investments (Note 8.a)	419	—		(16	)(3)	403
For property, plant and equipment	1,062	—		(77	)(4)	985
For Inventories’ obsolescence (Note 7)	1	—		—		1

	2,235	—		(126)		2,109

TOTAL 2008	2,628	10		(137)		2,501

TOTAL 2007	2,200	91		(142)		2,149

Included in liabilities:
Current
For contingencies
Labor and commercial contingencies	124	18		(19)		123

	124	18		(19)		123
Non-current
For contingencies
Labor and commercial contingencies	86	14		(8)		92

	86	14		(8)		92

TOTAL 2008	210	32	(5)	(27	)(6)	215

TOTAL 2007	180	95		(78)		197

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Recorded in “Financial income (expenses) and holding gain (losses)”

(2)	The net effect was recorded in the “Income tax” caption

(3)	Recorded in “Deferred income (loss)”

(4)	It includes 37 recorded in “Cost of sales” as “Depreciation of property, plant and equipment” and 40 in “Deferred income (loss)”

(5)	It includes 20 recorded in “Cost of sales”, 4 in “Financial income (expenses) and holding gain (losses) and 8 reclassified from non-current

(6)	It includes 19 of applications and 8 reclassified to current

a)	Environmental matters

The Company is subject to extensive environmental regulations in Argentina and in the other countries in which it operates. The Company’s management believes that its current operations are in material compliance with applicable environmental requirements, as currently interpreted and enforced, including remediation commitments assumed. The Company has not incurred in any material pollution liabilities as a result of its operations to date. The Company undertakes environmental impact studies for new projects and investments and, to date, environmental requirements and restrictions imposed on these new projects have not had any material adverse impact on Petrobras Energía’s business.

b)	Value-added tax on operations in Ecuador

On December 12, 2006, EcuadorTLC S.A. signed with the Ecuadorian Tax Authority (SRI), the Attorney General’s Office (Procuradoría General del Estado) and Petroecuador, a Memorandum of Agreement for the quantification and assessment of the VAT paid on the acquisition of goods and services for the exploration and production of hydrocarbons in the Block 18. The agreement provides the basis for the refund of credits accrued. This criterion will be effective until the parties renegotiate the share of the block production for the application of such tax.

Since as of the date of these consolidated financial statements the Company has not started similar negotiations relating to the refund of tax credits for VAT in connection with Block 31, and in spite of considering that the Company is entitled to such refund, whether by the SRI or by renegotiating its share in oil production, since at the time of determining the respective shares in of oil production in the block the export of goods and the rendering of services were not subject to VAT, as of June 30, 2008 the Company recorded an allowance of 50 related to these receivables.

c)	Amendment to Ecuador’s Hydrocarbons Law

In April 2006, Ecuadorian authorities approved the Amendment to the Hydrocarbons Law (Law No. 42/2006), which recognizes at least a 50% increment of extraordinary revenues in favor of the State, generated from the increases in crude’s Ecuadorian oil price (Average monthly price in cash of FOB sales) in comparison with their respective average monthly sales, with the corresponding agreement approval, in constant price of the liquidation month.

In July 2006, the related regulating provisions of such law were published in the Official Gazette, upon which the Company’s subsidiary EcuadorTLC S.A. and Petroecuador set in differences as to their respective interpretation. In order to put an end to the resulting uncertainty and at the petition of EcuadorTLC S.A., Petroecuador requested Ecuador’s Attorney General to issue a ruling in this respect.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On October 12, 2006 EcuadorTLC S.A. took notice of the Attorney General’s ruling, whereby the contracts that provided for the Government’s interest in extraordinary revenues from increases in crude oil price were exempted from the scope of the new law. Notwithstanding such opinion, in January 2007, Petroecuador submitted to EcuadorTLC S.A. a new calculation of the Government’s interest under the new law for the period from April to December 2006, contemplating in such computation the amounts that the Government was already entitled to receive on account of the increase in the price as specifically provided for in the operating agreement of the Palo Azul field (calculation contemplating deductions). EcuadorTLC S.A., under protest, paid in full the new amounts as computed by Petroecuador, which totaled US$26 million, and as from January 2007 decided to make the future periodic payments as required by Petroecuador.

Despite of the opinion issued by Ecuador’s Attorney General and the payments previously made, in July 2007, Petroecuador submitted to EcuadorTLC S.A. a new calculation of the amounts payable by EcuadorTLC S.A. under Law No. 42/2006 related to the Palo Azul field from January to June 2007, this time without contemplating the deduction of the amount the Government was entitled to receive on account of the increase in the price provided for in the operating agreement of the referred field, demanding an additional payment of US$16 million. On July 27, 2007, EcuadorTLC S.A. requested Petroecuador’s President to reconsider the criterion applied in the recalculation and to apply the Attorney General’s criterion and the calculation method contemplating deductions used by Petroecuador itself.

On October 2, 2007, the Ministry of Mines and Oil notified EcuadorTLC S.A. that Petroecuador had been informed by them that the only binding criterion was that of the Attorney General issued in September 2006, as communicated to EcuadorTLC S.A. in October 2006. Consequently, the new calculation under Law No. 42/2006 should have been performed contemplating deductions. The Ministry’s decision also made reference to the instructions given by Petroecuador’s President in January 2007 under which Petroecuador recalculated the payments for the year 2006 contemplating the foregoing deductions.

On October 18, 2007, the President of the Republic of Ecuador issued an Amendment to the Regulating Provisions of Law No. 42/2006, which introduced changes to the Hydrocarbons Law, whereby as from that date the Government’s interest in the extraordinary revenues from crude oil price was increased to 99%, reducing the oil companies’ interest to 1%.

On October 19, 2007, the National Hydrocarbons Board (NHB) notified EcuadorTLC S.A. of a preliminary new recalculation disregarding deductions for the period from April 25 to December 31, 2006, plus interest, which implied an incremental charge of US$30 million compared to the amount opportunely accounted. On October 22, 2007, EcuadorTLC S.A. notified the NHB its disagreement with this new recalculation since it did not take into account the terms of the participation agreement and the unified agreement of the Palo Azul field, the Attorney General’s opinion, the deductions contemplated by the Ministry of Mines and Oil in the notification dated October 2, 2007 addressed to EcuadorTLC S.A., or the calculation method used by Petroecuador’s President which contemplated the deductions as well.

On January 18, 2008, Petroecuador communicated to EcuadorTLC S.A. the existence of a debt amounting to US$66 million for the differences accumulated from April 2006 to December 2007 resulting from EcuadorTLC S.A.’s disregard of the deduction of those payments made under Law No. 42/2006.

According to its local legal counsel, EcuadorTLC S.A. has legal grounds to sustain that the application of Law No. 42/2006 to the participation agreement and the unified agreement are a violation to those agreements. As from January 2008, EcuadorTLC S.A. did not record the settlements made by Petroecuador under Law No. 42/2006 in the total amount of US$166 million for the six-month period ended June 30, 2008. These consolidated financial statements do not include any provision for the referred contingencies.

In order to safeguard EcuadorTLC S.A.’s position, a notice was remitted to the Attorney General under the terms of the Treaty for the Reciprocal Protection of Investments signed by Ecuador and Argentina which authorizes,

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

once the term for negotiation between the parties has elapsed, to use the arbitration means provided for the resolution of the dispute, since EcuadorTLC S.A. considers that Law No. 42/2006 constitutes a violation of the guarantees contemplated in such Treaty, and it is a confiscatory law that puts at risk the investment’s economic feasibility, being the equivalent to an expropriation of interests.

In addition, on June 18, 2008, EcuadorTLC S.A. notified Petroecuador and the Ministry of Mines and Petroleum the existence of controversies under the terms of the dispute resolution clauses of the pertinent contracts, considering, among other things, that Law No. 42 constitutes a violation of the provisions set forth in such contracts, since it amends them unilaterally and alters their economic balance, making them economically unfeasible. Since no answer to the notice was received, in July 2008 EcuadorTLC S.A. submitted a request for arbitration to Petroecuador’s Chief Executive Officer.

d)	Other issues

The Company maintains interpretative differences with the AFIP (Argentine Federal Public Revenues Administration), provincial tax authorities and foreign tax authorities about taxes applicable on oil and gas activity. Additionally, the Company maintains no significant lawsuits related to environmental issues. Company’s Management and its legal advisors estimate that the outcome of these differences will not have significant adverse effects on the Company’s financial position or results of operations.

13.	Contractual commitments, warranty bond, sureties and guarantees granted

The warranty bonds, sureties and guarantees as of June 30, 2008 and December 31, 2007, which are not disclosed in the remaining bonds, amount to 58 and 61, respectively.

In addition, Innova S.A. has credit agreements with certain financial institutions whereby it may assign receivables from clients that comply with a certain credit profile for a maximum amount of approximately US$49 million with recourse. Pursuant to the terms and conditions of the agreements, Innova S.A. bears the credit risk for the amounts assigned and in the event of default by the debtor, the relevant amount must be paid by Innova S.A. As of June 30, 2008, trade receivables assigned totaled US$23 million.

14.	Petrobras Energía’s social benefits and other payroll benefits

a.	Defined contribution plan

Supplementary Pension Plan

In November 2005, Petrobras Energía’s Board of Directors approved the implementation of a defined voluntary contribution plan for the employees who fulfill certain conditions. Through this plan, Petrobras Energía makes contributions to a trust fund in an equal amount to the contributions made to a mutual fund or AFJP by the employees adhered to the plan, in conformity with a scheme defined for each salary level. The participating employees may make voluntary contributions exceeding those established in the mentioned scheme, which will not be considered for purposes of the contributions to be made by Petrobras Energía.

In the six-month periods ended June 30, 2008 and 2007, Petrobras Energía recorded losses of 4 and 4, respectively, attributable to such benefits.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b.	Defined benefit plan

Indemnity Plan

This is a defined benefit plan for employees who fulfill certain conditions and consists of granting, upon retirement, a one-month salary per year working at the Company, in conformity with a decreasing scale considering the years of effectiveness of the plan.

Compensatory Fund

This is a defined benefit plan for employees of Petrobras Energía who take part in the defined contribution plan effective at each opportunity, that joined the Company prior to May 31, 1995, and have reached a certain number of years of service. The benefit is based on the last computable salary and years of service of each employee included in the plan.

The plan is of a supplemental nature, so that the benefit received by the employee is represented by the amount determined under the provisions of this plan, after deducting benefits payable to the employee under the contribution plan and the public retirement system, in order to that the aggregate benefit to each employee equals the one stipulated in this plan.

The plan calls for a contribution to a fund exclusively by Petrobras Energía and without any contribution by the employees, provided that they make contributions to the retirement system for their whole salary. As provided by Petrobras Energía’s bylaws, the Company makes contributions to the fund on the basis of a Board of Directors’ proposal to the Shareholders’ Meeting up to 1.5% of net income for each year.

The assets of the fund are contributed to a trust fund and invested in US dollar-denominated money market instruments in order to preserve the accumulated capital and obtain a return in line with a moderate risk profile. Accordingly, funds are mainly invested in US government bonds, commercial papers rated A1 or P1, AAAm-rated mutual funds and time deposits in banks rated A+ or higher in the United States of America. The Bank of New York is the trustee and Watson Wyatt is the managing agent. Should there be an excess (duly certified by an independent actuary) of the funds to be used to settle the benefits granted by the plan, Petrobras Energía will be entitled to choice to use it, in which case it would have to notify the trustee thereof.

As of June 30, 2008 and December 31, 2007 the most relevant actuarial information on the defined-benefits pension plans are as follows:

	2008	2007

Plan assets	26	31
Projected benefit obligations	(163)	(176)

Net position	(137)	(145)
Unrecognized prior services costs	36	38
Unrecognized actuarial loss	30	52

Net liability recognized	(71)	(55)

c.	Stock option plan

The Board of Directors of Petrobras Energía approved the establishment of a long-term incentive program for the purpose of aligning the interests of officers and shareholders.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As part of this program, Petrobras Energía’s Board of Directors approved the Plan for the year 2001 (“2001 Plan”), focused on senior officers. The plan consisted in granting the right to exercise certain options to receive Petrobras Energía Participaciones S.A. shares or the cash equivalent, as described below:

i. 5,364,125 options to receive the value arising from the positive difference between the average listed price of Petrobras Participaciones shares on the New York Stock Exchange during the 20 days prior to exercising the option and 1.64 Argentine pesos per share, for the same number of shares (“appreciation rights”).

ii. 596,014 options to receive the same number of shares at no cost for the beneficiary. These options may be exercised as from March 5, 2005 (“full value”).

The term to exercise both options expired on March 5, 2007. The options exercised corresponding to the appreciation right amounted to 5,163,657 and those corresponding to full value totaled 569,124, cancelled in both cases primarily in cash.

The cost of this plan was allocated on a proportional basis within the vesting years and adjusted in accordance with the listed price of the share. During the six-month period ended June 30, 2007 charges to operation expenses amounted to 1.

15.	Capital stock and restrictions on unappropriated retained earnings

As of June 30, 2008 the Company’s capital stock totaled 1,010, fully subscribed, issued, paid-in, registered and authorized for public trading. The following table presents the changes in capital stock in the last three years:

	December 31,
	2007	2006	2005

Common shares of 1 vote and face value of $1 per share	1,010	1,010	1,010

PESA’s “B” common shares are admitted for public offer in Argentina and quote in the Stock Market of Buenos Aires (“BCBA”) since 1956.

Pursuant to a resolution adopted by Class A and B Shareholders at the Special Meetings held on March 28, 2008, “Class A” shares were converted into “Class B” shares. Consequently, as from that date, the Company’s capital stock is represented only by Class B shares. As of the date of issuance of these financial statements, the registration proceeding is being completed.

According to legal provisions, 5% of the net income of the year plus or less adjustments to the prior years results should be assigned to increase the balance of the legal reserve up to an amount equivalent to 20% of the capital stock.

Under Law No. 20,628 (article 69.1), any dividends distributed, in cash or in kind, in excess of the taxable income accumulated as of the year end immediately prior to the respective payment or distribution date, will be subject to thirty-five percent income tax withholding, as single and definitive payment. For this purpose, taxable income is deemed to be that resulting from adding up the income as determined under the general provisions of the income tax law and the dividends or income obtained from other corporations and limited liability companies not taken into account in determining the former for the same tax period or periods.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Other receivables, other liabilities, other operating expenses, net, and supplemental cash flow information

	06/30/2008		12/31/2007
	Current	Non-Current	Current	Non-Current

a) Other receivables
Joint ventures	48	—	33	—
Related companies (Note 17)	294	3	1,621	5
Tax credits	637	175	589	447
Deferred tax assets	—	861	—	909
Advisory services to other companies	3	—	3	—
Receivables from the sale of companies (Note 8.IV)	29	—	133	—
Expense refunds	59	6	65	7
Prepaid expenses	157	24	148	25
Credit for new projects in the mixed companies in Venezuela (Note 5)	268	—	279	—
Guarantee deposits	4	23	7	—
Allowance for other receivables and tax credits (Note 12)	(268)	(720)	(279)	(753)
Other	80	15	59	17

	1,311	387	2,658	657

	06/30/2008		12/31/2007
	Current	Non-Current	Current	Non-Current

b) Other liabilities
Related companies (Note 17)	18	—	15	—
Advanced collections	90	27	64	55
Expenses allowance — Environmental remediation	65	41	38	64
Joint ventures	41	—	35	—
Litigation and fines accrual	103	—	101	—
Third party collection	3	—	12	—
Asset retirement obligation	—	174	—	170
Other	66	9	40	18

	386	251	305	307

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	06/30/2008	06/30/2007

c) Other operating expenses, net
Advisory services to other companies	23	27
Environmental remediation expenses	—	(14)
Taxes on bank transactions	(65)	(56)
Oil transportation agreements with OCP	(80)	(67)
Fundopem(1)	39	34
Edesur — Memorandum of Agreement (Note 8.II)	—	85
Amendment to Ecuador’s Hydrocarbons Law	—	(40)
Other	(7)	3

	(90)	(28)

(1)	Tax benefits earned by Innova S.A. consisting in a partial reduction of certain taxes in accordance with an incentive program that the Brazilian state of Rio Grande do Sul provides to companies located there.

	06/30/2008	06/30/2007

d) Supplemental cash flow information
Cash	152	155
Time deposits and mutual funds	1,490	1,226

Cash and cash equivalent at the end of the period	1,642	1,381

17.	Balances and transactions with related companies

Outstanding balances with related parties as of June 30, 2008 and December 31, 2007 are as follows:

	6/30/2008
	Current						Non-Current
		Trade	Other	Accounts	Other		Other
Company	Investments	Receivables	Receivables	Payable	Liabilities	Loans	Receivables	Investments	Loans

Oleoducto de Crudos Pesados Ltd.	—	—	—	—	—	—	—	138	—
Transportadora de Gas del Sur S.A.	—	1	3	10	—	—	—	—	—
Refinería del Norte S.A.	—	29	2	32	—	—	—	—	—
Petrobras International Finance Co.	—	36	—	18	—	—	—	—	—
Petróleo Brasileiro S.A.-Petrobras	—	3	2	41	10	—	3	—	—
Petrolera Entre Lomas S.A.	—	—	—	48	—	—	—	—	—
Propyme SGR	—	—	—	—	—	—	—	7	—
Petrobras Internacional — Braspetro B.V.	606	—	181	—	—	16	—	—	606
Petrobras Energia Participaciones S.[a]	39	—	—	—	—	—	—	—	—
Petrobras de Valores Internacional de España S.L.(1)	4	—	94	—	—	160	—	—	—
Other	—	7	12	3	8	—	—	5	—

Total	649	76	294	152	18	176	3	150	606

(1)	It corresponds to the balance generated by proportional consolidation of Petrobras de Valores International de España S.L. (Note 8.IV).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	12/31/2007
	Current						Non-Current
		Trade	Other	Accounts	Other		Other
Company	Investments	Receivables	Receivables	Payable	Liabilities	Loans	Receivables	Investments	Loans

Oleoducto de Crudos Pesados Ltd.	—	—	—	—	—	—	—	133	—
Transportadora de Gas del Sur S.A.	—	4	4	5	—	—	—	—	—
Refinería del Norte S.A.	—	9	5	10	—	—	—	—	—
Petrobras International Finance Co.	—	85	—	28	—	—	—	—	—
Petróleo Brasileiro S.A.-Petrobras	—	3	2	59	11	—	3	—	—
Petrolera Entre Lomas S.A.	—	—	—	71	—	—	—	—	—
Propyme SGR	—	—	—	—	—	—	—	6	—
Petrobras Internacional — Braspetro B.V	—	—	1,492	—	—	178	—	—	630
Compañía Mega S.A.	—	—	12	—	—	—	—	—	—
Petrobras Transporte S.A. — Transpetro	—	—	—	79	—	—	—	—	—
Petronras Energía Participaciones S.A.	38	—	—	—	—	—	—	—	—
Petrobras de Valores Internacional de España S.L.(1)	—	—	96	—	—	128	—	—	—
Other	—	5	10	3	4	—	2	4	—

Total	38	106	1,621	255	15	306	5	143	630

(1)	It corresponds to the balance generated by proportional consolidation of Petrobras de Valores International de España S.L. (Note 8.IV).

Main transactions with affiliates for the six-month periods ended June 30, 2008 and 2007 are as follows:

	06/30/2008		06/30/2007
Company	Purchases	Sales	Purchases	Sales

Oleoductos del Valle S.A.	8	—	10	—
Transportadora de Gas del Sur S.A.	57	92	52	14
Refinería del Norte S.A.	32	19	45	2
Petrobras International Finance Co.	119	379	101	757
Petrolera Entre Lomas S.A.	234	1	209	1
Petróleo Brasileiro S.A.-Petrobras	67	11	34	10
Petrobras Bolivia Refinanción S.A.	—	—	—	10
Copesul	472	—	489	—
Compañía Mega S.A.	—	14	—	—

Total	989	516	940	794

18.	Business segments and geographic consolidated information

Petrobras Energía’s business is mainly concentrated in the energy sector, especially through its activities in exploration and production of oil and gas, refining and distribution, petrochemical and gas and energy. Accordingly, the identified business segments are as follows:

a) Oil and Gas Exploration and Production, composed of the Company’s participation in oil and gas blocks and its interest in Oleoductos del Valle S.A. and Oleoducto de Crudos Pesados Ltd.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

b) Refining and Distribution, including the Company’s operations in Refinería San Lorenzo and Bahía Blanca, its own gas station network, the Company’s equity interests in Refinería del Norte S.A. and Petrobras Bolivia Refinación S.A. (Note 8.IV) and, as from this year, the commercialization of the oil produced in Argentina.

c) Petrochemicals, comprising the Company’s own fertilizer and styrenics operations developed in Argentina and Brasil plants and its equity interest in Petroquímica Cuyo S.A.I.C. (Note 8.IV).

d) Gas and Energy, comprising the Company’s operations of sale of the gas produced in Argentina and the liquefied petroleum gas brokerage and trading activities, its interest in Transportadora de Gas del Sur S.A., the operations of electricity generation in the Genelba plant and in the Pichi Picún Leufú Hydroelectric Complex, and its interest in Edesur S.A., Enecor S.A., Citelec S.A. y Yacylec S.A. (Note 8.IV).

Assets and results of operations related to the Central Services Structure, those not attributable to any given business segment, discontinued operations and intercompany eliminations are disclosed together.

The applicable valuation methods to report business segment information are those described in Note 4 to these consolidated financial statements. The inter-segments transaction prices are made at market value.

As from the current fiscal year, the commercialization of products among the different business units has been subject to a series of changes. As a result, the Refining and Distribution business segment commercializes the oil produced in Argentina, which is transferred at market prices from the Oil and Gas Exploration and Production business segment.

The following information shows total assets, total liabilities and net income (loss) for each of the business segments identified by the Company’s management:

	06/30/2008
	Oil and Gas	Refining			Corporate
	Exploration and	and		Gas and	and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Total assets	8,967	3,162	2,363	5,534	1,356	21,382
Total liabilities	2,120	1,254	1,006	2,727	4,518	11,625

	12/31/2007
	Oil and Gas	Refining			Corporate
	Exploration and	and		Gas and	and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Total assets	8,354	2,937	2,059	5,314	2,730	21,394
Total liabilities	2,283	1,060	803	2,805	5,153	12,104

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Six-Month Period Ended June 30, 2008
	Oil and Gas
	Exploration	Refining and		Gas and	Corporate and
Consolidated Statement of Income	and Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Net sales
To third parties	1,283	3,119	1,456	1,396	—	7,254
Inter-segment	1,161	102	21	79	(1,363)	—

	2,444	3,221	1,477	1,475	(1,363)	7,254
Cost of sales	(1,047)	(3,192)	(1,173)	(1,067)	1,371	(5,108)

Gross profit	1,397	29	304	408	8	2,146
Administrative and selling expenses	(135)	(222)	(193)	(125)	(126)	(801)
Exploration expenses	(76)	—	—	—	—	(76)
Other operating (expenses) income, net	(97)	4	46	19	(62)	(90)

Operating income (loss)	1,089	(189)	157	302	(180)	1,179
Equity in earnings of affiliates	175	(4)	—	—	—	171
Other (expenses) income, net	(326)	26	37	(115)	(188)	(566)

Net income (loss)	938	(167)	194	187	(368)	784

	For the Six-Month Period Ended June 30, 2007
	Oil and Gas
	Exploration and	Refining and		Gas and	Corporate and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Consolidated Statement of Income
Net sales
To third parties	1,011	2,462	1,264	1,285	—	6.022
Inter-segment	1,125	157	19	81	(1,382)	—

	2,136	2,619	1,283	1,366	(1,382)	6,022
Cost of sales	(1,095)	(2,632)	(1,113)	(991)	1,389	(4,442)

Gross profit (loss)	1,041	(13)	170	375	7	1,580
Administrative and selling expenses	(153)	(178)	(160)	(106)	(100)	(697)
Exploration expenses	(97)	—	—	—	—	(97)
Other operating (expenses) income, net	(117)	(9)	32	110	(44)	(28)

Operating income (loss)	674	(200)	42	379	(137)	758
Equity in earnings of affiliates	23	44	14	—	—	81
Other (expenses) income, net	(270)	—	59	(221)	(26)	(458)

Net income (loss)	427	(156)	115	158	(163)	381

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following information shows total assets, net sales and operating income (expenses) by geographic area.

	06/30/2008
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Total assets	15,441	2,787	216	910	1,061	528	439	—	21,382

	12/31/2007
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Total assets	15,510	2,742	251	852	979	438	622	—	21,394

	06/30/2008
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Net sales	5,221	—	62	530	820	679	13	(71)	7,254
Operating income — (expenses)	376	(11)	37	222	69	522	(36)	—	1,179

	06/30/2007
	Argentina	Venezuela	Bolivia	Perú	Brazil	Ecuador	Other	Eliminations	Total

Net sales	4,542	—	81	460	695	340	10	(106)	6,022
Operating income — (expenses)	382	7	19	221	43	87	(1)	—	758

19.	Controlling Group

Petrobras Energía Participaciones S.A. is the parent company of Petrobras Energía S.A., with an ownership interest of 75.82%. Petróleo Brasileiro S.A. — PETROBRAS (“Petrobras”), through Petrobras Participaciones S.L., a wholly owned subsidiary, is the controlling shareholder of Petrobras Energía Participaciones S.A., with an ownership interest of 58.6%.

Additionally, Petrobras Participaciones S.L. owns 22.8% of Petrobras Energía’s capital stock.

Petrobras is a Brazilian company, whose business is concentrated on exploration, production, refining, sale and transportation of oil and its byproducts in Brasil and abroad.

20.	Summary of significant differences between accounting principles followed by the Company and US GAAP (Unaudited)

The Company’s financial statements have been prepared in accordance with Argentina GAAP, which differ in certain respects from US GAAP. Such differences involve methods of measuring the amounts shown in the consolidated financial statements (which are the amounts included in the reconciliation from Argentina GAAP to US GAAP, in Note 21), as well as additional disclosures required by US GAAP and Regulation S-X of the Securities and Exchange Commission. The main differences relate to the items described below.

A — Explanation of the main differences included in the reconciliation from Argentina GAAP to US GAAP, corresponding to Petrobras Energía and its subsidiaries

1)	Debt refinancing costs

Under Argentina GAAP, unamortized deferred costs incurred with third parties related to debt issuance are charged to expense when such debt is restructured, while costs related to the new debt are capitalized and amortized on a straight — line basis.

Under US GAAP, SFAS No. 15, SFAS No. 140 and related EITF issues require the Company to continue amortizing the costs related to the old debt, if the debt restructuring is not considered to be an “extinguishment”, as is the case of the debt restructuring of the Company, and charge the restructuring direct costs to expense.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2)	Pension plan obligations

Recognition of pension plan obligations under Argentina and US GAAP is essentially the same, except for the fact that under Argentina GAAP, the recognition of the over funded or under funded status is not required.

3)	Foreign currency translation

Under both Argentina GAAP and US GAAP, all foreign operations are remeasured into U.S. dollars, which is the functional currency of our foreign subsidiaries. Assets and liabilities stated at current values are to be converted at the closing exchange rates, assets and liabilities measured at cost and revenues, expenses, gains and losses are converted at the historical exchange rates. Once the transactions are remeasured into U.S. dollars, assets and liabilities are translated into pesos at the closing exchange rate, and revenues, expenses, gains and losses are translated at historical exchange rates.

The resulting remeasurement gain or loss is recognized in the “Financial income (expenses) and holding gain (losses) account”. The effects of the translation of foreign operations net of the foreign-exchange differences generated by the debt denominated in foreign currency designated as hedge for net investment abroad are disclosed, as in US GAAP, in shareholders’ equity.

The remaining exchange differences recognized in earnings differ from Argentina GAAP to US GAAP; as a result of differences in the book value of foreign subsidiaries# net assets and resulting designated debt.

4)	Discounting of certain receivables and liabilities

Under Argentina GAAP, certain receivables and liabilities which are valued on the basis of the best possible estimate of the amount to be collected or paid, are required to be discounted using an estimated rate at the time of the initial measurement.

Under US GAAP, receivables and liabilities arising from transactions with customers and suppliers in the normal course of business, which are done in customary trade terms not exceeding one year, are generally accounted for at their nominal value, including accrued interest, if applicable.

5)	Guarantor’s accounting for guarantees

Under US GAAP, FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee.

Under Argentina GAAP the recognition of an initial liability is not required.

6)	Accounting for inventories

Under Argentina GAAP, inventories must be accounted for at reproduction or replacement cost or, in other words, at the price the Company would pay at any given time to replace or reproduce such inventory, whereas under US GAAP, inventories are accounted for at the lower of cost or market.

7)	Accounting for business combinations

a) Petrobras Energía share exchange offer

Petrobras Energía Participaciones acquired control of Petrobras Energía on January 25, 2000 as a result of an exchange offer pursuant to which Petrobras Energía Participaciones issued 1,504,197,988 Class B shares, with one

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

vote per share, in exchange for 69.29% of Petrobras Energía’s outstanding capital stock, thereby increasing its ownership interest in Petrobras Energía to 98.21%.

Under Argentina GAAP, the accounting practice enforced in 2000 fiscal year for non-monetary exchange of shares was to recognize net assets at book value. Accordingly, issued shares of Petrobras Energía Participaciones were subscribed and accounted for at the book value of Petrobras Energía’s shares exchanged.

Under US GAAP, the 2000 exchange offer was accounted for under the purchase method. The purchase price of 6,766, calculated based upon the market price of Petrobras Energía common stock, has been allocated to the identifiable assets acquired and liabilities assumed based upon their fair value as of the acquisition date. The excess of the purchase price over the fair value of the net assets acquired has been reflected as goodwill. PEPSA pushed down to PESA’s books the step-up in value of net assets assigned. Therefore, the US GAAP reconciliation of PESA’ s shareholders’ equity reflects the additional purchase price of Petrobras Energía capital stock, and the reconciliation of its net income reflects the incremental depreciation, depletion, amortization, effective interest rate of liabilities, and when applicable, the relevant impairment charges, and the related effects on the deferred income tax, as a result of the purchase price allocation mentioned above.

Beginning in the 2003 fiscal year, new Argentina GAAP pursuant to CNV Resolution N° 434 adopted the purchase method or the pooling of interests method, depending on the circumstances. However, such new standards were not required to be applied on a retroactive basis.

b) Purchase price allocation of Eg3 S.A. and Petrolera Santa Fe S.R.L.

On January 21, 2005, the Special Shareholders’ Meeting of Petrobras Energía, Eg3 S.A. (“Eg3”) and Petrobras Argentina S.A. (“PAR”), and the Special Partners’ Meeting of Petrolera Santa Fe S.R.L. (“PSF”), in their respective meetings, approved the merger of Eg3, PAR, and PSF with and into Petrobras Energía, with the former companies being dissolved without liquidation. The effective merger date was set as January 1, 2005, as from when all assets, liabilities, rights and obligations of the absorbed companies were considered incorporated into Petrobras Energía. On March 3, 2005, the final merger agreement was subscribed. On June 28, 2005, the CNV (Argentine Securities Commission) approved the merger and authorized the public offering of Petrobras Energía’s shares. On September 16, 2005, the merger was registered in the Public Registry of Commerce.

As the result of the merger, (a) Petrobras, owner of a 99.6% equity interest in EG3 and 100% equity interest in PAR and PSF through its subsidiary Petrobras Participaciones SL, received, through such subsidiary, 229,728,550 new shares of class B stock in Petrobras Energía, with a nominal value of Argentine Pesos 1 each and entitled to one vote per share, representing 22.8% of capital stock, and (b) Petrobras Energía Participaciones’ ownership interest in Petrobras Energía decreased from 98.21% to 75.82%. After the merger, the new capital stock of Petrobras Energía was set at 1,009,618,410.

Although Argentina GAAP and IFRS, which are applied on a supplemental basis, refer to business combinations, they do not deal with such transactions when carried out among companies of the same economic group. IFRS establishes that in cases where a situation or topic is not covered by an International Accounting Standard or IFRS, management could consider other standards-issuing institutions# pronouncements that apply similar frameworks, as well as other accounting literature and general practices accepted by different sectors of activity, insofar as they are not inconsistent with IFRS framework.

In this regard, taking into account that the Company’s “Class B” shares of PEPSA (the parent company of Petrobras Energia) are listed on the New York Stock Exchange, the accounting standards effective for this market (Statement of Financial Accounting Standard No 141) set forth that the merger between entities under common control be accounted for using the pooling-of-interest method.

Petrobras Energía recorded the effects of the corporate reorganization in accordance with the pooling-of-interest method. According to this method, the assets, liabilities and components of the shareholders’ equity of the

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

transferring entities were recognized in the combined entity based on their carrying amounts as of the effective merger date

As a result of the merger between Petrobras Energía, Petrolera Santa Fé S.R.L, Eg3 S.A. and Petrobras Argentina S.A., the reconciliation to US GAAP includes net adjustments of 102 to Property, plant and equipment as of June 30, 2008 that corresponds to the purchase price allocation derived from the excess of the acquisition price over the book values (allocated values) that were originally recorded in Eg3 S.A. and Petrolera Santa Fé S.A. as push down accounting when such companies were acquired by Petrobras, the Company’s controlling shareholder, in 2001 and 2002.

Under Argentina GAAP, push down accounting (as the term is defined by US GAAP) is not required.

8)	Impairment of goodwill, property, plant and equipment, and equity in affiliates

a) Under US GAAP, once an impairment loss is allocated to the carrying value of the long-lived assets, the reduced carrying amount represents the new cost basis of the long-lived assets. As a result, SFAS 144 prohibits entities from reversing the impairment loss should facts and circumstances change in the future. Under Argentina GAAP, impairment charges can be reversed in future years due to changes in the above-mentioned facts and circumstances. As of December 31, 2005, Petrobras Energía recorded a 44 gain related to an impairment reversal of gas areas in Argentina. In the reconciliation to US GAAP included in Note 21, such gain was reversed. In June 2008, the reconciliation includes a gain of 2 corresponding to the reversal of the related higher depreciation.

b) Method of calculating impairment related to property, plant and equipment

Following the changes in professional accounting standards under Argentina GAAP effective for years beginning as from January 1, 2006, the book value of a long-lived asset is adjusted to its recoverable value if its carrying amount exceeds the recoverable value in use. From a regulatory standpoint, recoverable value is defined as the larger of net realizable value and discounted value in use, defined as the addition of the discounted expected net cash flows that arise as a direct result of the use and eventual disposition of the assets.

Under US GAAP the book value of a long-lived asset is adjusted to its fair value if its carrying amount exceeds the undiscounted value in use.

Following this guidance, in the reconciliation to US GAAP impairment changes including the related effect on depreciation of property, plant and equipment recorded under AR GAAP were reversed since under US GAAP the carrying amount did not exceed the undiscounted cash flows.

9)	Income taxes

Represents the effect of deferred income tax over each US GAAP adjustment.

10)	Proportional consolidation

Under Argentina GAAP, an investor is required to proportionally consolidate line by line its financial statements with the financial statements of the companies in which it exercises joint control. Joint control exists where all the shareholders, or only the shareholders owning a majority of votes, share the power to define and establish a company’s operating and financial policies on the basis of written agreements. In the consolidation of companies over which an investor exercises joint control, the amount of the investment in the company under joint control and the interest in its income (loss) and cash flows are replaced by the investor’s proportional interest in the company’s assets, liabilities, income (loss) and cash flows. As of June 30, 2008 under the joint control of the Company are Distrilec Inversora S.A. (“Distrilec”), Compañía de Inversiones de Energía S.A. (“Ciesa”) and, since December 31, 2007, Petrobras de Valores Internacional de España S.L. (PVIE).

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Under US GAAP, interests in companies over which the investor exercises joint control are accounted for by the equity method and no proportional consolidation is allowed. However, pursuant to the SEC’s rules, differences in classification or display that result from using proportionate consolidation in the reconciliation to US GAAP, may be omitted if certain requirements are met. Such requirements are met by Distrilec and since December 31, 2007 PVIE but not by CIESA. As a result, differences corresponding to proportional consolidation of Distrilec and PVIE are not presented (see US GAAP Summarized Consolidated Data in Note 21). The proportional consolidation of CIESA for the period ended under Argentina GAAP has been reversed for purposes of the US GAAP reconciliation and in the additional disclosures included in Note 21.

11)	Minority interest

An adjustment to record the effect of all US GAAP adjustments attributable to minority interests has been recorded.

B — Explanation of the main differences included in the reconciliation from Argentina GAAP to US GAAP, applicable to our equity in affiliates

1)	Capitalization of exchange differences

Under Argentina GAAP, during the period January 2002 to July 2003, exchange differences resulting from the peso devaluation on liabilities denominated in foreign currencies, which were directly related to the acquisition, construction or production of property, plant and equipment, intangibles and long-term investments in other companies incorporated in Argentina, were allowed to be capitalized to the cost values of such assets, subject to a number of conditions.

As of December 31, 2007 the Company recorded capitalized foreign exchange differences losses of CIESA.

Under US GAAP, foreign currency exchange gains or losses are recognized in the statement of income.

2)	Depreciation of property, plant and equipment

Under Argentina GAAP, depreciation of certain non-oil and gas fixed assets is accounted for by the Company by applying rates established for technical revaluation, which are based on engineering formulas.

Under US GAAP depreciation of such assets is calculated primarily using the straight-line method over the useful lives of the assets.

3)	Minority Interest

An adjustment to record the effect of all US GAAP adjustments attributable to minority interests in consolidated subsidiaries of our equity in affiliates have been recorded.

4)	Income taxes

Represents the effect of deferred income tax over each US GAAP adjustment.

5)	Troubled debt restructuring of TGS and Transener.

On December 15, 2004 and on June 30, 2005, TGS and Transener respectively concluded their debt restructuring processes.

Under Argentina GAAP, Transener and TGS concluded that their respective debt restructuring constituted an exchange of debt instruments with substantially different terms, which must be treated as an extinguishment of the original debt instrument, with a gain or loss recognized on the de-recognition of that instrument. Argentina GAAP

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

clarifies that from a debtor’s perspective, an exchange of debt instruments, or a modification of a debt instrument, between a debtor and a creditor is deemed to have been accomplished with debt instruments that are substantially different if the discounted present value of the cash flows under the terms of the new debt instrument varies by at least 10 percent from the discounted present value of the remaining cash flows under the terms of the original instrument. In this case the new debt instrument should be initially recorded at fair value, and that amount should be used to determine the gain or loss to be recognized on the extinguishment of the original debt instrument. Fair value should equal the present value of the future cash flows to be paid under the terms of the new debt instrument, discounted at a rate commensurate with the risks of the debt instrument and the time value of money.

Under US GAAP, Transener and TGS are required to perform an analysis under SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings” and EITF 02-04, “Debtors Accounting for a Modification or an Exchange of Debt Instruments in accordance with SFAS 15”, to assess whether the debt restructurings constituted troubled debt restructurings involving a cash payment and a modification of terms. Transener and TGS concluded that the debt restructurings in fact constituted troubled debt restructurings pursuant to the conditions defined in EITF 02-04, as Transener and TGS were undergoing financial difficulties and creditors had made concessions to both entities. The concessions involved primarily the forgiveness of principal amounts and defaulted interest.

SFAS 15 requires an assessment of the total future cash payments specified by the new terms of the debt, including principal, interest and contingent payments. A debtor shall reduce the carrying amount of the payable by the total fair value of the assets or equity transferred and no gain on restructuring is recognized unless the remaining carrying amount of the debt exceeds the undiscounted total future cash payments specified by the new terms, considered on a payable by payable basis. The differences between the fair value and the carrying amount of any assets or equity transferred is recognized as gain or loss. SFAS 15 also requires that the restructuring of each payable, including those negotiated and restructured jointly, be accounted for individually. The carrying value of these loans will be reduced as payments are made. Interest expense is computed on the basis of the discount rate that equates the present value of the future cash payments specified by the new debt with the remaining carrying amount of the original loans.

Under Argentina GAAP, we recorded a net gain of 27 in 2004 on the debt restructuring of TGS. This number reflects a 48 financial gain, net of 21 corresponding to the minority interest of Petrobras Energía in TGS.

Under US GAAP, TGS reconciliation adjustment to our shareholders’ equity as of December 31, 2005 included a loss of 42 which represents the effect of the reversal of the 48 gain on restructuring recorded under Argentina GAAP in 2004, which was reduced in 2005 and 2006 by 6 and 11 due to the lower interest expense recorded under US GAAP. As the debt was cancelled in June 2007, the remaining unamortized amounts were recorded in the income statement for the year ended December 31, 2007. These amounts are presented before the effect of minority interests.

With respect to Transener, our Argentina GAAP financial statements include a 165 gain on its debt restructuring in 2005, which was significantly offset by a 145 valuation allowance to adjust the carrying amount of our equity in Compañía Inversora en Transmisión Citelec S.A. (“Citelec”), which controls Transener, to its recoverable value. The debt restructuring gain of Transener is comprised of: (i) a gain for the forgiveness of principal, compensatory and punitive interest of 266; (ii) a loss as a result of the write-off of capitalized debt issuance costs of 1 ; (iii) a gain on restructuring of 48 as a result of accounting for the issuance of debt at its fair value instead of at its face value; and (iv) a loss of 148 corresponding to the minority interest of Petrobras Energía in Transener.

With respect to Transener, the US GAAP reconciliation adjustment to our shareholders’ equity as of December 31, 2005 amounted to 262. This amount is the net effect of: (i) the reversal of the 266 gain due to the forgiveness of principal and defaulted interest recorded under Argentina GAAP as of June 30, 2005; (ii) the

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reversal of the 48 gain recorded under Argentina GAAP due to the valuation of debt at fair value as of June 30, 2005; (iii) a 69 gain recognized under US GAAP as of June 30, 2005 because carrying amounts exceeded future payments in respect of some specific payables; (iv) a 7 loss recorded under US GAAP as of June 30, 2005 due to the effect of the lower market value of new shares issued to cancel debt; and (v) a loss of 10 for the effect of lower interest expense recorded under US GAAP and foreign exchange loss results from June 30, 2005 to December 31, 2005. These amounts are presented before the effect of minority interests.

As our interest in Citelec was sold in December 2007, the above-mentioned reconciling items were charged against Sale of Companies in the Reconciliation of net income to US GAAP for the year ended December 31, 2007.

C — Presentation

Major reclassifications to adjust the Argentina GAAP presentation to conform to U.S.GAAP, are as follows:

1)	Balance sheet classification differences related to deferred income tax assets (liabilities)

Under Argentina GAAP, net deferred tax assets (liabilities) are to be classified as non-current assets (liabilities).

Under US GAAP, the Company applied the provisions contained in SFAS No. 109, “Accounting for income taxes”. Such statement states that in a classified statement of financial position, an enterprise should separate deferred tax liabilities and assets into a current amount and a non-current amount. To such extent, deferred tax liabilities and assets should be classified as current or non-current based on the classification of the related asset or liability for financial reporting. In addition, a deferred tax liability or asset that is not related to an asset or liability for financial reporting, including deferred tax assets related to tax losses carry forwards, shall be classified according to the expected reversal date of the temporary difference.

2)	Accounting for purchases and sales of inventory with the same counterparty

Under Argentina GAAP, purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another are not required to be combined for reporting purposes.

Under US GAAP, EITF No. 04-13 states that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold.

D — Other

1)	Restatement of financial statements for general price-level changes

The reconciliation to US GAAP does not include an elimination of the adjustments to the consolidated financial statements to account for the effects of inflation required under Argentina GAAP (see Note 2.c), as permitted by Regulation S-X of the SEC.

E — New accounting standards and developments under US GAAP not yet adopted

FASB Statement No. 141 (revised 2007), Business Combinations (“SFAS 141-R”)

In December 2007, the FASB issued SFAS 141-R, which will become effective for business combination transactions having an acquisition date on or after January 1, 2009. This standard requires the acquiring entity in a business combination to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date to be measured at their respected fair values. SFAS 141-R changes the accounting treatment for the following items: acquisition-related costs and restructuring costs to be generally

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expensed when incurred; in process research and development to be recorded at fair value as an indefinite-lived intangible asset at the acquisition date; changes in deferred tax asset valuation allowance and income tax uncertainties after the acquisition to be generally recognized in income tax expense; acquired contingent liabilities to be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies. SFAS 141-R also includes a substantial number of new disclosure requirements. The impact on the application of SFAS 141-R in the consolidated financial statements will depend on new business combinations arising during 2009 and thereafter.

FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”)

In December 2007, the FASB issued SFAS 160 that establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in the consolidated net income on the face of the income statement. Certain changes in a parent’s ownership interest are to be accounted for as equity transactions and when a subsidiary is deconsolidated, any non-controlling equity investment in the former subsidiary is to be initially measured at fair value. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest and is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company’s presentation of the consolidated income statement and balance sheet will be significantly changed by the application of SFAS 160.

FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”).

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS No. 133 and is intended to provide users of financial statements with an enhanced understanding of (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations.

F)	Recently adopted accounting pronouncements

FASB Statement No 157, Fair Value Measurements (“SFAS 157”)

In September 2006, the FASB issued SFAS 157, which became effective on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards.

In February 2008, the FASB issued FSP 157-1. This FSP excludes FASB Statement No. 13, Accounting for Leases, and its related interpretative accounting pronouncements from the provisions of SFAS 157, except for leasing transactions arising from business combinations. FSP 157-1 became effective on January 1, 2008. with no impact to the consolidated financial statements of the Company.

Also in February 2008, the FASB issued FASB Staff Position (FSP) 157-2, “Effective Date of FASB Statement No 157”, which became effective on January 1, 2008. This FSP delays the effective date of SFAS 157 for non-financial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until January 1, 2009.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company implemented SFAS 157 effective on January 1, 2008 with no material impact due to the implementation, other than additional disclosures.

SFAS 157 requires disclosures that categorize assets and liabilities measured at fair value on a recurring basis into one of three different levels depending on the observability of the inputs applied in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market-corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting the Company’s assumptions about pricing by market participants.

The disclosure requirements of SFAS 157 were applied to certain securities and mutual funds recognized in accordance with SFAS 115.

The Company’s securities fair values were recognized in accordance with exchanged quoted prices as the balance sheet date for identical assets in active markets and, therefore, were classified as Level 1.

The fair value hierarchy for the Company’s financial assets and liabilities accounted for at fair value on a recurring basis at June 30, 2008, was:

	As of June 30, 2008
	Level 1	Level 2	Level 3	Total

Assets
Government securities	12	—	—	12
Mutual Funds	293	—	—	293
Total assets	305	—	—	305

FASB Statement 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”)

In February 2007, the FASB issued SFAS 159, that permits the measurement of certain financial instruments at fair value. Entities may choose to measure eligible items at fair value at specified election dates, reporting unrealized gains and losses on such items at each subsequent reporting period. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 became effective for the Company on January 1, 2008 with no impact to its consolidated financial statements.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Reconciliation of net income and shareholders’ equity to US GAAP (Unaudited)

The following is a summary of the significant adjustments to net income for the six-month period ended June 30, 2008 and 2007, and the shareholders’ equity as of June 30, 2008 and December 31, 2007, which would be required if US GAAP had been applied instead of Argentina GAAP in the Company’s financial statements.

Reconciliation of net income to US GAAP

	Six-Month Periods Ended
	June 30,
	2008	2007

Net income under Argentine GAAP	784	381
US GAAP adjustments:
Foreign currency translation adjustment (Note 20.A.3)	(2)	8
Debt refinancing costs (Note 20.A.1)	1	2
Depreciation of Property Plant & Equipment
Business combination (Note 20.A.7)	(15)	(18)
Impairment (Note 20.A.8)	(14)	(6)
Other	(3)	(13)
Discounted value of assets and liabilities (Note 20.A.4)	(5)	13
Minority interest (Note 20.A.11)	1	3
Guarantees (Note 20.A.5)	—	4
Inventories (Note 20.A.6)	33	16
Deferred income taxes (Note 20.A.9)	2	22
Other	(10)	(11)
US GAAP adjustments applicable to equity in earnings of affiliates
Deferred income taxes (Note 20.B.4)	(1)	(13)
Depreciation of property plant and equipment (Note 20.B.2)	(1)	(7)
Capitalized exchange losses (Note 20.B.1)	2	1
Minority interest (Note 20.B.3)	—	(7)
Reversal of equity in earnings of CIESA (i) (Note 20.A.10)	(50)	(28)
Debt restructuring (Note 20.B.5)	—	31
Other	1	(1)

Total US GAAP adjustments	(61)	(4)

Net income under US GAAP	723	377

i) This adjustment reverses the equity in earnings accounted for under Argentina GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA. As of June 30, 2008 and 2007, CIESA presented a deficit in shareholders equity under US GAAP, and therefore it was valued at zero.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings per share

	Six-month Periods ended June 30,
	2008	2007

Basic/Diluted net income per share under US GAAP	0.716	0.373
Basic/Diluted net income per share under Argentine GAAP
Class B	0.777	0.377
Number of shares in millions(1)	1,010	1,010

(1)	Earnings per share are calculated based on the weighted average number of shares outstanding during the six-month periods ended June 30, 2008 and 2007.

Consolidated statement of comprehensive income and accumulated comprehensive income

	Six-month Periods
	ended June 30,
	2008	2007

Net income under US GAAP	723	377
Foreign currency translation adjustment (Note 20 A.4)
Net change during the period	(38)	(3)
Deferred pension plan obligations (Note 20 A.3)
Decrease (increase), net of tax	5	—

Total comprehensive income	690	374

Accumulated Other Comprehensive Loss:
Amounts not recognized as net periodic pension costs, net of tax (Note 20 A.3)	(26)	(42)
Foreign currency translation adjustment (Note 20 A.4)	24	10
Adjustment to initially apply SFAS 158, net of tax (Note 20 A.3)	(28)	(28)

Total Accumulated Other Comprehensive Loss	(30)	(60)

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reconciliation of shareholders’ equity to US GAAP

	As of June 30,	As of December 31,
	2008	2007

Shareholders’ equity under Argentine GAAP	8,856	8,430
US GAAP adjustments:
Debt refinancing costs (Note 20.A.1)	(3)	(5)
Pension plan obligations (Note 20.A.2)	(82)	(90)
Foreign currency translation adjustment (Note 20.A.3)	(46)	(53)
Property plant and equipment
Business combination (Note 20.A.7)	246	262
Impairment (Note 20.A.8)	311	325
Other	2	16
Other	(10)	(10)
Goodwill (Note 20.A.7. a and Note 20.A.8.a)	101	101
Discounted value of assets and liabilities (Note 20.A.4)	80	85
Inventories (Note 20.A.6)	(68)	(101)
Guarantees (Note 20.A.5)	(5)	(5)
Minority interest (Note 20.A.11)	8	7
Deferred income taxes (Note 20.A.9)	(61)	(61)
US GAAP adjustments applicable to equity in affiliates
Deferred income taxes (Note 20.B.4)	(44)	(43)
Property plant and equipment (Note 20.B.2)	(10)	(5)
Capitalized exchange losses (Note 20.B.1)	(28)	(29)
Minority interest (Note 20.B.3)	(20)	(20)
Reversal of equity in affiliates of CIESA(i) (Note 20.A.10)	(158)	(108)
Other	(5)	(7)

Total US GAAP adjustments	208	259

Shareholders’ equity under US GAAP	9,064	8,689

i) This adjustment reverses the equity in earnings accounted for under Argentina GAAP and complements the effects of other US GAAP adjustments recognized in items listed above with respect to CIESA. As of June 30, 2008 and December 31, 2007, CIESA presented a deficit in shareholders equity under US GAAP, and therefore it was valued at zero.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Description of changes in shareholderś equity under US GAAP

	As of June 30, 2008	As of December 31, 2007

Shareholderś equity under US GAAP as of beginning of the year	8,689	7,786
Additional paid-in capital	—	1,084
Dividends paid	(315)	(186)
Other comprehensive loss	(33)	29
Net income under US GAAP	723	(24)

Shareholderś equity under US GAAP as of the end of the period/year	9,064	8,689

US GAAP summarized consolidated data

The consolidated income data for the six-month periods ended June 30, 2008 and 2007 and the consolidated balance sheets as June 30, 2008 and December 31, 2007, presented below have been adjusted to reflect the differences between US GAAP and Argentina GAAP discussed above, giving effect to differences in measurement methods and disclosures as previously discussed.

	Six-Month Periods Ended June 30,
	2008	2007

US GAAP consolidated income data
Sales	7,096	5,724
Less-taxes on sales and services	(250)	(102)

Net Sales	6,846	5,622
Cost of sales	(4,844)	(4,198)

Gross profit	2,002	1,424
Administrative and selling expenses	(784)	(679)
Exploration expenses	(76)	(97)
Other operating expenses, net	(80)	(57)

Operating income	1,062	591
Equity in earnings of affiliates	171	75
Financial expenses and holding losses, net	(48)	(120)

Income before income taxes and minority interest	1,185	546
Income tax expense	(450)	(145)
Minority interest in subsidiaries	(12)	(24)

Net income for the period	723	377

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	As of June 30,	As of December 31,
	2008	2007

US GAAP Condensed Consolidated Balance Sheet Data
Other receivables	1,298	2,506
Other current assets	4,399	3,619

Current assets	5,697	6,125

Investments	3,200	3,141
Property, plant and equipment	9,660	9,130
Other non-current assets	620	947

Total non-current assets	13,480	13,218

Total assets	19,177	19,343

Short-term debt	1,733	1,452
Other liabilities	2,643	2,646

Total current liabilities	4,376	4,098

Long-term debt	3,966	4,613
Other non-current liabilities	1,377	1,563

Total non-current liabilities	5,343	6,176

Total liabilities	9,719	10,274

Minority interest in subsidiaries	394	380
Shareholders’ equity	9,064	8,689

	19,177	19,343

	Six Month Period Ended June 30,
	2008	2007

US GAAP Condensed Consolidated Cash Flow Data
Net cash provided by operations	923	657
Net cash used in investing activities	(40)	(768)
Net cash used in financing activities	(478)	246

(Decrease) Increase in cash	405	135
Effect of the exchange rate on cash	(28)	5
Cash and cash equivalent at the beginning	971	1,111

Cash and cash equivalent at the end under US GAAP	1,348	1,251

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Additional financial statement disclosures required by US GAAP and the SEC

a)	Income taxes

The tax effect of the significant differences between the book value under US GAAP and the tax value of the Company’s assets and liabilities and tax loss carryforwards is as follows:

	As of June 30,	As of December 31,
	2008	2007

Deferred tax assets
Tax loss carryforwards	271	301
Inventories	28	39
Property, plant and equipment	187	211
Reserve for contingencies	105	95
Equity interest in affiliates	83	83
Pension plan obligations	54	51
Other deferred tax assets, not individually significant	117	130

Total gross deferred tax assets	845	910
Less-Valuation allowance	(604)	(636)

Total net deferred tax assets	241	274

Deferred tax liabilities
Prepaid expenses	(6)	(6)
Property, plant and equipment	(777)	(827)
Equity interest in affiliates	(341)	(319)
Other deferred tax liabilities, not individually significant	(27)	(24)

Total gross deferred tax liabilities	(1,151)	(1,176)

Net deferred tax liabilities	(910)	(902)

The reconciliation of tax provision at the statutory rate to the tax provision for the six-month period ended June 30, 2008 and 2007, computed in accordance with US GAAP, is as follows:

	Six-Month Periods Ended June 30,
	2008	2007

Income before income tax and minority interest in subsidiaries	1,185	546
Statutory tax rate	35%	35%

Statuory tax rate applied to pre-tax income	415	191
Equity in earnings of affiliates	6	(104)
Permanent differences in foreign earnings	14	88
Change in valuation allowance	(32)	(47)
Tax adjustments and other, net	47	17

Tax expense	450	145

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of June 30, 2008, the tax loss carry-forwards amounting to 622 may be used to the dates indicated below:

2009	410
2010 and thereafter	212

622

Effect of adopting FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 provides guidance on recognition, classification and disclosure concerning uncertain income tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is more likely than not it will be sustained upon examination. The Company adopted FIN 48 on January 1, 2007. The adoption did not have a material impact in our consolidated financial statements.

As of January 1, June 30 and December 31, 2007, and as of June 30, 2008 the Company did not have any unrecognized tax benefits. In addition, the Company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months. Furthermore, the Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of financial and operating expenses, respectively, in the consolidated statements of income. As of January 1, 2007, in the six-month periods ended June 30, 2008 and 2007, and in the year ended December 31, 2007, the Company has not accrued interest and penalties related to unrecognized tax benefits.

The Company and its subsidiaries file income tax returns in Argentina and in other foreign jurisdictions. The Argentine tax returns are open to examination by the respective tax authorities for the years beginning in 2002. In addition, tax returns of foreign jurisdictions in which we operate are open to examination for periods ranging from 4 to 6 years.

b)	Pension plan

Defined benefit plan:

The goals with respect to asset investment are (1) the preservation of capital in U.S. Dollars, (2) the maintenance of high levels of liquidity and (3) the attainment of yields in accordance with a moderate risk profile.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The information for the Company’s defined benefit plans is as follows (see Note 14.b):

	30-Jun-08	31-Dic-07

Change in projected benefit obligation
Projected Benefit Obligation at beginning	176	161
Service cost	2	3
Interest cost	11	21
Actuarial loss	(13)	1
Benefits paid	(13)	(10)

Projected benefit obligation at the end of the period/year(1)	163	176

Accumulated benefit obligation at end of period/year	163	176

Change in plan assets
Fair value of plan assets at beginning	31	35
Return on plan assets	(1)	3
Benefits paid	(4)	(7)

Fair value of plan assets at the end of the period/year(2)	26	31

Status of the plans
Unfunded status at the end of the period/year	(137)	(145)

(1)	As of June 30, 2008 and December 31, 2007, the Projected Benefit Obligation is comprised of 118 and 124 corresponding to the Compensatory Fund, and 45 and 52 corresponding to the indemnity plan, respectively.

(2)	Both for June 30, 2008 and December 31, 2007, all assets contributed correspond to the Compensatory Fund (Note 14.b)

	30-Jun-08	31-Dic-07

Amounts recorded in the consolidated balance sheet consists of:
Total liabilities	(137)	(145)
Cumulative amounts recorded in “Accumulated other comprehensive income” consists of:
Unrecognized prior service cost	36	38
Unrecognized actuarial loss	30	52

Total recored in “Accumulated other comprehensive income” at period/year end, before tax	66	90

	30-Jun-08	31-dic-07

Reconciliation of amounts recognized in “Accumulated other comprehensive income”
Amounts recorded before tax at beginning of year:	90	93
Reclassification of intangible assets due to SFAS 158	—	—
Change in unrecognized actuarial loss	(22)	1
Amortization of actuarial loss recognized in net periodic benefit cost	(2)	(4)

Amounts recorded before tax at end of year:	66	90

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Components of Net Periodic Pension Benefit Cost	30-Jun-08	30-Jun-07

Service cost	2	2
Interest cost	11	10
Return on plan assets	(1)	(1)
Amortization of actuarial gain and losses and unrecognized prior service cost	2	2

Net periodic benefit cost	14	13

Weighted-average assumptions
Discount rate	4%	4%
Rate of return on plan assets	6%	6%
Rate of compensation increase	2%	2%

The compulsory discount rate of 4% was established by the National Insurance Control Entity (Superintendencia de Seguros de la Nación), which is based on the historical analysis of fixed income investments.

As of the date of the issuance of these financial statements, the Board of Directors did not approve contributions to its Defined Benefit pension plan funds in 2008.

Benefit obligations for the period 2008-2017 are expected to be paid as follows:

2008	13
2009	12
2010	11
2011	11
2012	14
2013-2017	65

Adoption of SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”

Effective December 31, 2006 for US GAAP reporting purposes, the Company implemented FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (SFAS 158), which requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income, a separate component of the shareholders’ equity.

In 2007 and 2006, the amounts recorded in other comprehensive income for net actuarial losses and prior service costs are required by FAS 158.

For 2005, FASB Statement No. 87, “Employers’ Accounting for Pensions,” required an employer to recognize a liability in its statement of financial position that was at least equal to the unfunded accumulated benefit obligation for defined benefit pension plans.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the effect of adopting SFAS No. 158 on the Company’s December 31, 2006 consolidated balance sheet:

	Balances Prior to
	SFAS No. 158		Balances after to
	Adoption	Adjustments	SFAS No. 158

Intangible assets	40	(40)	—
Accumulated other comprehensive loss	53	40	93
Liabilities	126	—	126
Deferred tax assets	30	14	44

As of December 31, 2007, components of accumulated other comprehensive income (loss) associated with the pension plans and the related amounts expected to be amortized to net periodic benefit cost in 2008 are as follows.

Accumulated other comprehensive income (loss), before the effect of income taxes and minority interest

Pension Benefits

Prior service cost	38
Net actuarial loss	52

Amounts expected to be recognized for year ended December 31, 2008 net periodic benefit cost, before the effect of income taxes and minority interest

Pension Benefits

Prior service cost	2
Net actuarial loss	2

23.	Subsequent events

On July 31, 2008 the ENRE issued Resolution No 324/2008 approving a new tariff schedule for Edesur applicable as from July 1, 2008. This tariff schedule imposes gradual increases between 10% and 30% to residential users with bimonthly consumption levels over 650 kilowatts and a 10% increase to commercial or industrial users.

No other events have occurred subsequent to period end that may significantly affect the Company’s financial position as of June 30, 2008, or the results of its operations for the six-month period then ended.

22.  Other consolidated information

The following tables present additional consolidated financial statements disclosures required under Argentine GAAP.

a) Property, plant and equipment.

b) Equity in affiliates

c) Cost of sales.

d) Foreign currency assets and liabilities.

e) Detail of expenses.

f) Information about ownership in subsidiaries and affiliates.

g) Oil and gas areas and participation in joint ventures.

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

h) Combined joint-ventures and consortium assets, liabilities and results.

a) Property, plant and equipment as of June 30, 2008 and December 31, 2007

(Stated in millions of Argentine Pesos)

	Oil and Gas
	Exploration and	Refining and		Gas and	Corporate and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Net book value at the beginning of the year	4,258	1,317	1,009	3,897	128	10,609
Translation effect	(35)	—	(19)	—	—	(54)
Net increase	814	56	83	247	6	1,206
Depreciation (Note 23.e)	(363)	(51)	(49)	(121)	(12)	(596)

Net book value at the end of the period	4,674	1,322	1,024	4,023	122	11,165

b) Equity in affiliates as of June 30, 2008 and December 31, 2007

(Stated in millions of Argentine Pesos)

	06/30/2008				12/31/2007
	Description of Securities
	Face				Book	Book
Name of issuer	Value		Amount	Cost	Value	Value

Coroil S.A.	Bs	1,000	490	48	35	38
Inversora Mata S.A.	Bs	1,000	490	61	91	90
Oleoducto de Crudus Pesados Ltd.	US$	0.01	31,500	98	84	95
Oleoductos del Valle S.A.		$10	2,542,716	61	63	62
Petrolera Entre Lomas S.A.		$1	96,050	2	74	66
Refinería del Norte S.A.		$10	2,610,809	63	141	146
Cost related with CIESA’s restructuring (Note 8.II)				—	110	110
TGS S.A. goodwill in CIESA S.A.				—	23	23
Petroritupano S.A.	Bs	1,000	483,263	1,109	1,194	1,128
Petroven-Bras S.A.	Bs	1,000	97,163	129	127	130
Petrowayú S.A.	Bs	1,000	382,202	957	938	950
Petrokariña S.A.	Bs	1,000	153,869	456	471	466

				2,984	3,351	3,304

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

c) Cost of sales for the six-month periods ended June 30, 2008 and 2007

(Stated in millions of Argentine Pesos)

	2008
	Oil and Gas
	Exploration	Refining		Gas	Corporate
	and	and		and	and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Inventories at the beginning of the year	98	683	422	61	(168)	1,096
Translation effect	(2)	—	(5)	—	—	(7)
Costs (Section e)	1,011	110	153	307	—	1,581
Holding gains	(15)	24	36	3	6	54
Purchases, consumptions and other	109	3,000	1,265	773	(1,348)	3,799
Inventories at the end of the period	(154)	(625)	(698)	(77)	139	(1,415)

Cost of sales	1,047	3,192	1,173	1,067	(1,371)	5,108

	2007
	Oil and Gas
	Exploration	Refining		Gas
	and	and		and	Corporate and
	Production	Distribution	Petrochemicals	Energy	Eliminations	Total

Inventories at the beginning of the year	159	569	318	47	(124)	969
Translation effect	1	—	1	—	—	2
Costs (Section e)	1,022	90	120	262	—	1,494
Holding gains	2	20	55	—	14	91
Purchases, consumptions and other	72	2,679	1,092	735	(1,382)	3,196
Inventories at the end of the period	(161)	(726)	(473)	(53)	103	(1,310)

Cost of sales	1,095	2,632	1,113	991	(1,389)	4,442

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

d) Foreign currency assets and liabilities as of June 30, 2008 and December 31, 2007

(Stated in millions of Argentine Pesos)

	Foreign Currency		Exchange	Book Value in
	and Amount		Rate	Local Currency

CURRENT ASSETS
Cash	US$	28	3.0300	84
		Rs1	1.9100	1
		BS6	1.4093	9

				94

Investments	US$	440	3.0300	1,332
		Rs18	1.9100	35

				1,367

Trade receivables	US$	251	3.0300	761
		Rs99	1.9100	190

				951

Other receivables	US$	105	3.0300	317
		BS1	1.4093	2
		EU9	4.7750	42
		Rs6	1.9100	12

				373

TOTAL		2008		2,785

TOTAL		2007		3,557

NON-CURRENT ASSETS
Trade receivables	US$	2	3.0300	7

Other receivables	US$	8	3.0300	24
		Rs20	1.9100	38

				62

Investments	US$	64	3.0300	195
Other assets	US$	—	3.0300	1

TOTAL		2008		265

TOTAL		2007		254

TOTAL ASSETS		2008		3,050

		2007		3,811

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Foreign Currency		Exchange	Book Value in
	and Amount		Rate	Local Currency

CURRENT LIABILITIES
Accounts payable	US$	170	3.0300	514
		Rs18	1.9100	35
		BS11	1.4093	15
		Sol1	1.0214	1
		Eur1	4.7750	5

				570

Short-term debt	US$	671	3.0300	2,032

				2,032

Payroll and social		Sol2	1.0214	2
		Rs5	1.9100	10
		BS1	1.4093	2
	US$	3	3.0300	9

				23

Taxes Payable	US$	34	3.0300	104
		Rs38	1.9100	73
		Sol41	1.0214	42
				219

Other liabilities		Rs3	1.9100	5
	US$	58	3.0300	176

				181

TOTAL		2008		3,025

TOTAL		2007		3,229

NON-CURRENT LIABILITIES
Accounts payable	US$	3	3.0300	10

Long-term debt	US$	1,542	3.0300	4,673

Taxes payable		Sol176	1.0214	180
		Rs 49	1.9100	93

				273

Other liabilities		Sol161	1.0214	164
		Rs 1	1.9100	1

				165

TOTAL		2008		5,121

TOTAL		2007		5,898

TOTAL LIABILITIES		2008		8,146

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign Currency	Exchange	Book Value in
and Amount	Rate	Local Currency

2007		9,127

US$ Millions of United States Dollars

BS  Millions of Bolivares

Rs  Millions of Reales

Sol Millions of Peruvian Soles

EU  Millions of Euros

e) Detail of expenses for the six-month periods ended June 30, 2008 and 2007

(Stated in millions of Argentine Pesos)

	2007	2008
				Administrative
				and Selling	Exploration
Accounts	Total	Total	Costs	Expenses	Expenses

Salaries and wages	324	404	181	223	—
Other benefits to personnel	90	73	25	48	—
Taxes, charges and contributions	126	152	8	144	—
Fees and professional advisory	51	54	20	34	—
Depreciation of property, plant and equipment (Note 23.a)	572	596	538	58	—
Amortization of other assets	8	—	—	—	—
Oil and gas royalties	355	389	389	—	—
Spares and repairs	87	94	76	18	—
Geological and geophysical expenses	53	31	—	—	31
Abandoned and non-productive well write-downs	37	41	—	—	41
Transportation and freights	185	195	29	166	—
Construction contracts and other services	273	323	242	81	—
Fuel, gas, energy and other	34	25	20	5	—
Other operating costs and consumptions	123	94	53	37	4
Expense reimbursements	(30)	(13)	—	(13)	—

Total 2008		2,458	1,581	801	76

Total 2007	2,288		1,494	697	97

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f) Information about ownership in subsidiaries and affiliates as of June 30, 2008

	% of Ownership and Votes
Subsidiaries	Direct	Indirect	Business Segment

Corod Producción S.A. (Venezuela)	100.00	—	Oil and Gas Exploration and Production
Ecuadortlc S.A. (Ecuador)	100.00	—	Oil and Gas Exploration and Production
Enecor S.A.	69.99	—	Gas and Energy
EG3 Asfaltos S.A.	95.00	5.00	Refining and Distribution
EG3 Red S.A.	95.00	5.00	Refining and Distribution
Innova S.A. (Brasil)	0.01	99.99	Petrochemicals
Petrobras Energía de México S.A. de C.V. (México)	—	100.00	Oil and Gas Exploration and Production
Petrobras Finance Bermuda (Islas Bermudas)	—	100.00	Corporate
Petrobras Holding Austria AG (Austria)	100.00	—	Corporate
Petrobras Energía Internacional S.A.	95.00	5.00	Corporate
Petrobras Energía Operaciones Ecuador S.A. (Ecuador)	—	100.00	Oil and Gas Exploration and Production
Petrobras Electricidad de Argentina S.A.	93.60	6.40	Gas and Energy
Petrobras Financial Services Austria GMBH (Austria)	—	100.00	Corporate
Petrobras Hispano Argentina S.A. (España)	100.00	—	Corporate
Petrobras Bolivia Internacional S.A. (Bolivia)	100.00	—	Corporate
Petrobras Energía Ecuador (Gran Cayman)	—	100.00	Oil and Gas Exploration and Production
Petrolera San Carlos S.A. (Venezuela)	—	100.00	Oil and Gas Exploration and Production
Transporte y Servicios de Gas en Uruguay S.A. (Uruguay)	51.00	13.55	Gas and Energy
World Energy Business S.A.	5.00	95.00	Gas and Energy
Electricidade Com S.A. (Brasil)	—	100.00	Gas and Energy
Petrobras Energía Colombia (Gran Cayman)	—	100.00	Oil and Gas Exploration and Production
World Fund Financial Services (Gran Cayman)	—	100.00	Corporate
Main affiliates -- joint control
Cía. de Inversiones de Energía S.A.	25.00	25.00	Gas and Energy
Distrilec Inversora S.A.	—	48.507	Gas and Energy
Edesur S.A.	—	27.33	Gas and Energy
Transportadora de Gas del Sur S.A.	—	27.65	Gas and Energy
Petrobras de Valores Internacional de España S.L. (España)	60.00	—	Corporate
Petrobras Energía Perú S.A. (Peru).	—	60.08	Oil and Gas Exploration and Production
Petrobras Energía Venezuela S.A. (Venezuela).	—	60.00	Oil and Gas Exploration and Production
Main affiliates — significance influence
Coroil S.A. (Venezuela)	20.00	17.40	Oil and Gas Exploration and Production
Oleoducto de Crudos Pesados Ltd. (Gran Cayman)	—	11.42	Oil and Gas Exploration and Production
Oleoducto de Crudos Pesados S.A. (Ecuador)	—	11.42	Oil and Gas Exploration and Production
Inversora Mata S.A. (Venezuela)	49.00	—	Oil and Gas Exploration and Production
Oleoductos del Valle S.A.	23.10	—	Oil and Gas Exploration and Production
Propyme S.G.R.	50.00	—	Corporate
Petrolera Entre Lomas S.A.	19.21	—	Oil and Gas Exploration and Production
Refinería del Norte S.A.	28.50	—	Refining and Distribution
Urugua-í S.A.	29.33	—	Gas and Energy
Petroven-Bras S.A.	27.95	5.29	Oil and Gas Exploration and Production
Petrokariña S.A.	29.20	5.29	Oil and Gas Exploration and Production
Petrowayú S.A.	36.00	—	Oil and Gas Exploration and Production
Petroritupano S.A.	22.00	—	Oil and Gas Exploration and Production
Other subsidiaries
Ternoeléctrica José de San Martín S.A.	8.00	—	Gas and Energy
Ternoeléctrica Manuel Belgrano S.A.	8.00	—	Gas and Energy

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

g) Oil and gas areas and participation in joint-ventures as of June 30, 2008

		Working		Duration
Name	Location	Interest	Operator	Through

Production
Argentina
25 de Mayo-Medanito S.E.	La Pampa y Río Negro	100.00%	Petrobras Energía	2016
Jagüel de los Machos	La Pampa y Río Negro	100.00%	Petrobras Energía	2015
Puesto Hernández	Mendoza y Neuquén	38.45%	Petrobras Energía	2017
Bajada del Palo	Neuquén	17.90%	Petrolera Entre Lomas	2015
Santa Cruz II	Santa Cruz	100.00%	Petrobras Energía	2017/2024
Río Neuquén	Neuquén y Río Negro	100.00%	Petrobras Energía	2017
Entre Lomas	Neuquén y Río Negro	17.90%	Petrolera Entre Lomas	2016
Aquada de la Arena	Neuquén	80.00%	Petrobras Energía	2025
Veta Escondida y Rincón de
Aranda	Neuquén	55.00%	Petrobras Energía	2017
Santa Cruz I	Santa Cruz	71.00%	Petrobras Energía	2017/2031
Sierra Chata(5)	Neuquén	19.89%	Petrobras Energía	2022
El Mangrullo	Neuquén	100.00%	Petrobras Energía	2025
Atuel Norte	Mendoza	33.33%	Tecpetrol	2015
La Tapera-Puesto Quiroga(5)	Chubut	35.67%	Tecpetrol	2017
El Tordillo(5)	Chubut	35.67%	Tecpetrol	2017
Aguaragüe	Salta	15.00%	Tecpetrol	2017/2023
Estancia Agua Fresca	Santa Cruz	50.00%	Petrobras Energía	(1)
Gobernador Ayala	Mendoza	22.51%	Petro Andina Resources Ltd.	(1)
Agua Amarga	Río Negro	17.90%	Petrolera Entre Lomas	2010
Foreign
Colpa-Carnada	Bolivia	100.00%	Petrobras Energía	2029
Oritupano-Leona	Venezuela	22.00%	PDVSA(4)	2025
Acema	Venezuela	33.24%	PDVSA(4)	2025
La Concepción	Venezuela	36.00%	PDVSA(4)	2025
Mata	Venezuela	34.49%	PDVSA(4)	2025
Lote X	Perú	60.08%	Petrobras Energía Perú	2024
Bloque 18(3)	Ecuador	70.00%	Ecuadortlc	2022
Bloque 31(3)	Ecuador	100.00%	Petrobras Energía Ecuador	2024
Tibu	Colombia	30.00%	Ecopetrol	—
Exploration
Argentina
Glencross	Santa Cruz	87.00%	Petrobras Energía	2032
Puesto Oliverio	Santa Cruz	50.00%	Petrobras Energía	(1)
Cerrito Oeste	Santa Cruz	50.00%	Petrobras Energía	(1)
El Campamento	Santa Cruz	50.00%	Petrobras Energía	(1)
Cerro Hamaca Norte	Mendoza	39.64%	Petro Andina Resources Ltd	(1)
Cañadón del Puma	Neuquén	50.00%	Chevron San Jorge	2008
Parva Negra(5)	Neuquén	47.63%	Petrobras Energía	(1)
Cerro Manrique(2)	Río Negro	50.00%	Petrobras Energía	—
Estancia Chiripá	Santa Cruz	87.00%	Petrobras Energía	2032
Enarsa 1 (E1)	Plataforma Continental Argentina	25.00%	YPF	2023
	Plataforma Continental
Enarsa 3 (E3)	Argentina	35.00%	Petrobras Energía	2023
Chirete	Salta	100.00%	Petrobras Energía	2010
Hickmann	Salta	50.00%	Tecpetrol	2011
Rio Colorado	Salta	30.00%	Tecpetrol	2010
Foreign
Lote 57	Perú	27.73%	Petrobras Energía Perú	2011
Lote 58	Perú	60.08%	Petrobras Energía Perú	2012
Lote 103	Perú	18.02%	Petrobras Energía Perú	2013
Lote 110	Perú	60.08%	Petrobras Energía Perú	2013
Lote 117	Perú	60.08%	Petrobras Energía Perú	2013

PETROBRAS ENERGÍA S.A.
AND SUBSIDIARIES AND COMPANIES UNDER JOINT CONTROL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	The granting of the concession is under progress and the term will be 25 years from such granting.

(2)	The granting of the exploration concession has not been yet obtained.

(3)	See Note 5 — Operations in Ecuador.

(4)	See Note 5 — Operations in Venezuela.

(5)	See Note 5 — Changes in Oil and gas areas and participation in joint ventures in Argentina.

h) Combined joint ventures and consortium assets and liabilities as of June 30, 2008 and December 31, 2007 and results for the six-month periods ended June 30, 2008 and 2007

(Stated in millions of Argentine Pesos)

Assets and liabilities	2008	2007

Current assets	304	935
Non-current assets	1,671	1,415

Total assets	1,975	2,350

Current liabilities	399	538
Non-current liabilities	82	74

Total liabilities	481	612

Statement of income

For the six-month periods ended June 30, 2008 and 2007

	2008	2007

Net sales	1,285	730
Cost of sales	(400)	(326)

Gross profit	885	404
Administrative and selling expenses	(49)	(32)
Exploration expenses	(30)	(31)
Other operating expenses	(93)	(123)
Financial income (expenses) and holding gain (losses)	1	(10)
Other income (expenses) net	21	(25)
Income tax	(217)	(63)

Net income	518	120

Annex A

PRELIMINARY MERGER AGREEMENT

In the Autonomous City of Buenos Aires, on this September 2nd 2008, the following corporations enter into the following commitment: (a) Petrobras Energia S.A. (hereinafter “PESA”) which domicile is at Maipú 1, Piso 22, Ciudad Autónoma de Buenos Aires, Argentina, represented by its agents Messrs. Décio Fabricio Oddone da Costa and Luis Miguel Sas; and (b) Petrobras Energia Participaciones S.A. (hereinafter “PEPSA”), which domicile is at Maipú 1, Piso 22, Ciudad Autónoma de Buenos Aires, Argentina, represented by its agents Messrs. Claudio Fontes Nunes and Gustavo Adolfo Amaral (PESA and PEPSA jointly hereinafter referred to as the “Participating Corporations”), agree to subscribe this Preliminary Merger Agreement (the “Preliminary Merger Agreement”) pursuant to the following terms and conditions: FIRST: The subscribing Participating Corporations of this Preliminary Merger Agreement are business associations which corporate filing data and subscribed corporate capital, totally paid up and filed (except for PESA’s shares conversion indicated hereinafter and the filing of which is pending to date) before the Public Registry of Commerce of the City of Buenos Aires which depends of the Corporate Record Office, are the following: (A) PESA is filed before the Public Registry of Commerce of the Autonomous City of Buenos Aires since November 17th 1947 under No 759, Folio 569, Book 47, Volume A of National By-laws, and its capital stock, pursuant to the information appearing on the last balance sheet for the six-month term ended on June 30th 2008 is of AR$1,009,618,410 composed of 1,009,618,410 Class “B” of common book entry shares of AR$1 face value each with right to one vote per share. PESA’s “B” common shares are admitted for public offer in Argentina and quote in the Stock Market of Buenos Aires (“BCBA”) since 1956. PESA’s capital stock was composed of 44,927 Class “A” of common book entry shares of AR$1 face value each with right to one vote per share by decision of PESA’s Regular Shareholders Meeting and Special Shareholders Meeting of Shares Class “A” and “B” held on March 28th 2008. The request for transferring quotation of Class “A” shares for its conversion in Class “B” was approved by the Bonds Commission of the BCBA, through resolution passed by said entity and communicated to PESA on May 23rd 2008, and Resolution No 15,931 passed by the National Securities Commission (“CNV”) dated on July 24th 2008, subject to filing of the respective by-laws modification before the Public Registry of Commerce of the Autonomous City of Buenos Aires, which to date such filing is pending. (B) PEPSA was filed before the Public Registry of Commerce of the Autonomous City of Buenos Aires on January 6th 1999, under No 265, Book 4 of Stock Companies, and its capital stock, pursuant to the information appearing on the last balance sheet for the six-month term ended on June 30th 2008 is of AR$2,132,043,387 composed of 2,132,043,387 Class “B” of common book entry shares of AR$1 face value each with right to one vote per share. Since January 2000, PEPSA’s “B” common shares is admitted for public offer in Argentina and in USA, and they quote in the BCBA and in the New York Stock Exchange as ADS (American Depositary Shares) representative of such PEPSA’s Class “B” shares. SECOND: By this Preliminary Merger Agreement, the Participating Corporations decide to carry on a corporate merger process, having PESA the capacity of incorporating and continuing company, and PEPSA the capacity of incorporated company, subject to the stipulations herein transcribed and the provisions appearing on Sections 82 to 87 of the Commercial Companies Act No 19,550 and its amendments (the “Commercial Companies Act”), to the CNV Rules, to the BCBA Regulation for the authorization, suspension, withdrawal and cancellation of the Quotation of Bonds and other BCBA’s provisions, to the rul es of the Corporate Record Office (“IGJ”) and other legal and regulative norms, and ad referendum of its approval by the respective Special Shareholders Meetings, CNV, BCBA and by every relevant authority and controlling body in each case. As it is a joint process, unique and indivisible, no act contemplated in these presents shall be considered executed and perfected if the remaining reorganization acts of the Participating Corporations are not executed and perfected in the manner described herein. THIRD: This Preliminary Merger Agreement and the operations provided therein are executed and shall be carried on within the framework set forth by Articles 77 and 78 of the Income Tax Law and other legal and regulative norms; therefore, this operation implies the transfer of every fiscal rights, credits and benefits, as well as every fiscal obligation corresponding to the net worth of the Participating Corporations which reorganize and are excluded from the payment of the income tax, as well as the remaining national and local taxes which contemplate the exemption and other fiscal relief measures for reorganizations. Thus, the filing set forth in General Resolution of AFIP (Federal Administration of Public Income) No 2468/08 shall timely be made based on the Effective Reorganization Date (pursuant to what is defined hereinafter). FOURTH: The merger process that by this Preliminary Merger Agreement is committed shall consist of the following operation: PESA shall take over by merger PEPSA’s total net worth, which shall dissolve without liquidating, subsisting PESA as artificial person. FIFTH: The reasons for the merger of the Participating Corporations are based on the advantages of simplifying the corporate structure of PESA and PEPSA, taking advantage of the benefits granted by a centralized management and eliminating the double corporate structure, which involves a cost doubling. SIXTH: The reorganization shall be based on the Financial Statements of the Participating Corporations for the six-month term ended on June 30th 2008 attached hereto as Annex A, and the Consolidated Special Net Worth Statement of Condition of Merger to June 30th 2008 attached hereto as Annex B, all of them prepared on homogeneous basis and similar evaluation criteria, with a Report prepared by the respective control bodies and the auditors. The Individual Financial Statements constitute an integral part of this Preliminary Merger Agreement, which have been accepted by the respective Board of Directors of the Participating Companies dated on August 5th 2008. The Consolidated Special Net worth Statement of Condition of Merger dated on June 30th 2008 shall be accepted together with this Prior Corporate Merger Commitment and considered by the Shareholders’ Meetings of the Participating Corporations which shall be called to adopt a decision in relation to such merger. SEVENTH: January 1st 2008 is established as effective date for this reorganization (the “Reorganization Effective Date”). To that date, all the assets and liabilities and the net worth, including the registered goods, PEPSA’s rights and obligations shall be considered incorporated to PESA’s patrimony. Likewise, as from the Reorganization Effective Date and until filing of the Final Merger Agreement before the IGJ and the final dissolution without liquidation of PEPSA, PESA’s Board of Directors shall be responsible for the administration of PEPSA’s assets and liabilities, and those who used to exercise such administration shall be suspended. PESA shall act on its own account in every administration act executed of PEPSA’s business to merge, and every income, losses and consequences of the acts executed in such term shall correspond to PESA, thus, being understood, that every act executed and carried on by PESA as from that date, as a consequences of the management of business to be merged, shall be considered as executed on account and by order of PEPSA , in case that the Final Merger Agreement is not entered into by any reason whatsoever. The management of the business by PESA shall be carried out in such a manner as to avoid events that may cause substantial alterations in the composition of the patrimonies merged. With no prejudice to it, for the purpose of subscribing every act which in fulfillment of any applicable rule should be granted by PEPSA, every power of attorney granted to this date by PEPSA shall remain in full force and effect until the filing of the final merger before the IGJ, being PESA’s Board of Directors the one responsible for the conduct approval of the respective agents. EIGHTH: As from the Reorganization Effective Date, PESA shall issue every necessary document in order to back the totality of the operations made on behalf of PEPSA, which shall be identified with the legend “this transaction is made by Petrobrás Energía S.A. as continuing corporation by virtue of the prior corporate merger commitment entered into on 09/02/2008”. The tax obligations generated by events, acts and/or operations executed or to be executed as from the Reorganization Effective Date, shall be liquidated and cancelled by PESA who shall communicate to the different application, collection and control of taxes agencies about the committed reorganization in this Preliminary Merger Agreement, with no prejudice to PEPSA’s agents who shall subscribe every act — on behalf of this corporation — that by any applicable rule shall be granted directly to PEPSA. NINTH: Every asset to be transferred is free from any encumbrance, lien, claim, restriction, purchase option right, pledge and/or any other tax that has not been included in the statements previously mentioned. TENTH: As a consequence of the incorporation of PEPSA’s total patrimony and the exchange relation provided in Twelfth Article, PESA’s corporate capital shall be increased in AR$765,435,847, i.e., from the amount of AR$1,009,618,410 to the amount of AR$1,775,054,257, by means of an issuance of 765,435,847 Class “B” of common book entry Share of AR$1 face value each with right to one vote per share. As PEPSA’s principal asset are 765,435,847 Class “B” of common book entry Share of AR$1 face value each with right to one vote per share of PESA, PESA shall become the owner of 765,435,847 of own share, once the Final Merger Agreement is filed before the IGJ, therefore, after said increase, the cancellation of 765,435,847 Class “B” of common book entry share owned by said PESA and mentioned hereinabove, after a capital reduction resulting as a consequence of the merger in the amount of 765,435,847, i.e., from the amount of AR$1,775,054,257 to the amount of AR$1,009,618,410, keeping strict equality among Shareholders. ELEVENTH: As a final result from the reorganization and once such reorganization is perfected, PESA’s capital share shall be of AR$1,009,618,410 represented by 1,009,618,410 Class “B” of common book entry share of AR$1 face value each with right to one vote per share. TWELFTH: The conversion relation of the corporate shares of the absorbed corporation by shares of the absorbing corporation due to the merger provided herein is the following: 1 PEPSA’s Class “B” of common book entry share of AR$1 face value each and with right to one vote per share every 0.359015136 of PESA’s Class “B” of common book entry shares of

AR$1 face value each and with right to one vote per share. Said conversion relation is determined by virtue of the stock share that PEPSA has in PESA and which constitutes its sole asset (i.e., 765,435,847 Class “B” of common book entry shares of AR$1 face value each and with right to one vote per share) for the total of PEPSA’s corporate capital, i.e., AR$2,132,043,387 composed of 2,132,043,387 Class “B” of common book entry shares of AR$1 face value each and with right to one vote per share. THIRTEENTH: As the corporate merger contemplated herein is a part of a unique and indivisible reorganization, PESA’s issuance of shares as a consequence of the total merger of PEPSA’s patrimony, shall be made for the amount of shares which shall finally correspond to issue as a result of the capital increase due to merger and the ulterior reduction of PESA’s capital stock due to cancellation of its own shares in the portfolio caused by this reorganization. Such shares shall be exchanged with the corresponding Shareholders and totally incorporated to the public offer system in Argentina. Moreover, PESA’s total capital stock shall be registered in the USA for its public offer and market quotation in the BCBA and in the New York Stock Exchange as ADS (American Depository Shares) representative of PESA’s stock, as PEPSA’s stock quote in both stock markets. Those PESA’s shares that should be issued shall enjoy the same rights and dividends as the outstanding shares at present. FOURTEENTH: As a consequence of the implementation of the conversion relation due to the merger and the subsequent capital reduction of PESA, each of PEPSA’s Shareholders shall receive, for each 1 of PEPSA’s stock which was holder prior to reorganization, 0.359015136 of PEPSA’s Class “B” of common book entry shares of AR$1 face value each and with right to one vote per share. The decimal fractions of shares received by PEPSA’s Shareholders for the shares exchange for PESA’s stock that surmount 0.50 shall be rounded to the immediate superior number and those that shall not reach such fraction, shall be rounded to the immediate inferior number. FIFTEENTH: The cancellation and exchange of shares and the issuance of shares resulting from the reorganization shall occur, once the corresponding filings before the IGJ are made, when the respective Board of Directors of the Participating Corporations decides so. SIXTEENTH: This Preliminary Merger Agreement shall be accepted by the Meetings of the Participating Corporations with the quorum and majorities set forth in Articles 243 and 244 of the Commercial Corporations Act and the by-laws of such corporations. The Shareholders Meetings shall consider the conditions of this Preliminary Merger Agreement, including the Consolidated Special Net worth Statement of Condition of Merger to June 30th 2008 and the exchange relation of the Participating Corporation’s shares. It is expressly placed on record that, as a consequence of this Merger, it is not necessary to make any type of modification to PESA’s by-laws, the absorbing company. SEVENTEENTH: In case the Preliminary Merger Agreement is not accepted by the Shareholders Meetings or the reorganization provided herein cannot be executed for any reason, such shall remain with no effect and there shall be no consequence for the participating parties. EIGHTEENTH: Except for the payment of an advanced dividend in the terms of Article 224 of the Commercial Corporations Act by PEPSA for an amount of AR$238,815,269, corresponding an amount of AR$0.1120123869 per share, the Participating Corporations express that, to the date of this Preliminary Merger Agreement, its respective net patrimonies were not substantially modified in relation to the numbers verified in the Financial Statements to June 30th 2008, attached hereto as Annex A, and they bind to maintain their respective net patrimonies subject to variations which are normal due to the ordinary course of business until the reorganization process — which is the purpose of these presents — ends. NINETEENTH: This Preliminary Merger Agreement shall be presented to the CNV, BCBA and other control authorities for the purpose of requiring the corresponding authorizations. TWENTIETH: Once the requirements mentioned in the preceding clauses are fulfilled, the publicity set forth in Article 83, Sub-clause 3rd of the Commercial Corporations Act and those arising from other applicable rules, the Final Corporate Merger shall be granted by the agents of the Participating Corporations with the content established in Article 83 Sub-clause 4th of the Commercial Corporations Act. TWENTY FIRST: PESA shall keep every book and document of PEPSA until the maturity of the legal terms. TWENTY SECOND: Every disagreement between the parties in relation to the validity, construction, fulfillment or breach of this Preliminary Merger Agreement and any modification made to such commitment shall be submitted to the jurisdiction of the Ordinary Courts of the Autonomous City of Buenos Aires, excluding any other forum or jurisdiction, establishing domicile, for such purpose, in those mentioned ut supra. In witness whereof, the parties sign these presents in two (2) copies of the same tenor, one for each Participating Corporation, in the Autonomous City of Buenos Aires, on the date mentioned hereinabove.

For PETROBRAS ENERGÍA S.A.

/s/  Décio Fabricio Oddone da Costa
Décio Fabricio Oddone da Costa
Regular Director

/s/  Luis Miguel Sas
Luis Miguel Sas
Regular Director

For PETROBRAS ENERGÍA PARTICIPACIONES S.A.

/s/  Claudio Fontes Nunes
Claudio Fontes Nunes
Regular Director

/s/  Gustavo Adolfo Amaral
Gustavo Adolfo Amaral
Regular Director

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Sections 58 and 274 of the ACCL, any breach of a director’s duty of loyalty or fiduciary duty to the company or its shareholders may result in unlimited, joint and several liability to the company, its shareholders and third parties for damages resulting from such breach. Liability may also attach when a director violates the law, the corporation’s bylaws (estatutos), or when such director causes damage through fraud, gross negligence or abuse of authority. Directors may also be held liable for damages that could have been prevented but for their omissions or failure to act.

Neither Argentine law nor Petrobras Energía’s bylaws (estatutos) or other constitutive documents provide for indemnification of directors or officers. However, Petrobras Energía has contracted with an Argentine insurance company (a subsidiary of American International Group, Inc., or AIG) to provide liability insurance to insure and indemnify its directors and officers against liability which he or she may incur in his or her capacity as such for an aggregate amount, for each and all contingencies, for a limit of up to US$10,000,000. This amount also includes the costs and expenses associated with defending such actions. The right to indemnification under this policy does not exist in the case of wrongful or willful misconduct, fraud, certain environmental liabilities, illicit or unjust enrichment, gains from the purchase or sale of securities in violation of Argentine or U.S. securities laws, or the payment of commissions, gifts, or donations to government authorities, their employees or agents, or relatives of the officer or director, among others exceptions.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith unless otherwise indicated:

Exhibit Index

Exhibit
Number	Description

2.1	Preliminary Merger Agreement between Petrobras Energía Participaciones and Petrobras Energía, dated September 2, 2008 (included as Annex A to the prospectus forming a part of this registration statement)
3.1	Bylaws (Estatutos Sociales) of Petrobras Energía
4.1	Form of Deposit Agreement by and among Petrobras Energía S.A. and Citibank, N.A. as depositary, and the Holders and Beneficial Owners of American Depositary Shares Issued Thereunder.
5.1	Opinion of the Registrant, as to the validity of the securities being registered
8.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the material U.S. tax consequences of the transaction
21	List of Subsidiaries of the Registrant
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 8.1 of this registration statement)
23.2	Consent of Alcaraz Cabrera Vazquez
23.3	Consent of Deloitte & Co. S.R.L.
23.4	Consents of Pistrelli, Henry Martin & Asociados S.R.L.
23.5	Consent of Price Waterhouse & Co. S.R.L.
23.6	Consents of Sibille
23.7	Consent of DeGolyer and MacNaughton
24.1	Power of Attorney (included on the signature page of this registration statement)

(b) Financial Statement Schedules.

Not required.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective time of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertakings in subparagraph (i) above include information contained in documents filed subsequent to the effective time of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on November 12, 2008.

Petrobras Energía S.A.

By:	/s/ Decio Fabricio Oddone da Costa
Name: Decio Fabricio Oddone da Costa

Title:	Chief Executive Officer and Director

By:	/s/ Luis Miguel Sas
Name:     Luis Miguel Sas

Title:	Chief Financial Officer and Director
(Principal Financial Officer and Principal
Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints, jointly and severally, Donald J. Puglisi, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Decio Fabricio Oddone da Costa Decio Fabricio Oddone da Costa	Chief Executive Officer and Director	November 12, 2008

/s/ Luis Miguel Sas Luis Miguel Sas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2008

/s/ Gustavo Adolfo Amaral Gustavo Adolfo Amaral	Director	November 12, 2008

/s/ Adalberto Santiago Barbalho Adalberto Santiago Barbalho	Director	November 12, 2008

Name	Title	Date

/s/ Vilson Reichemback da Silva Vilson Reichemback da Silva	Director	November 12, 2008

/s/ Claudio Fontes Nunes Claudio Fontes Nunes	Director	November 12, 2008

/s/ Miguel Angel Bibbó Miguel Angel Bibbó	Director	November 12, 2008

/s/ Cedric Bridger Cedric Bridger	Director	November 12, 2008

/s/ Roberto Fortunati Roberto Fortunati	Director	November 12, 2008

/s/ Daniel Casal Daniel Casal	Director	November 12, 2008

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States of Petrobras Energía S.A.	November 12, 2008

Exhibit Index

Exhibit
Number	Description

2.1	Preliminary Merger Agreement between Petrobras Energía Participaciones and Petrobras Energía, dated September 2, 2008 (included as Annex A to the prospectus forming a part of this registration statement)
3.1	Bylaws (Estatutos Sociales) of Petrobras Energía
4.1	Form of Deposit Agreement by and among Petrobras Energía S.A. and Citibank, N.A. as depositary, and the Holders and Beneficial Owners of American Depositary Shares Issued Thereunder.
5.1	Opinion of the Registrant, as to the validity of the securities being registered
8.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the material U.S. tax consequences of the transaction
21	List of Subsidiaries of the Registrant
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 8.1 of this registration statement)
23.2	Consent of Alcaraz Cabrera Vazquez
23.3	Consent of Deloitte & Co. S.R.L.
23.4	Consents of Pistrelli, Henry Martin & Asociados S.R.L.
23.5	Consent of Price Waterhouse & Co. S.R.L.
23.6	Consents of Sibille
23.7	Consent of DeGolyer and MacNaughton
24.1	Power of Attorney (included on the signature page of this registration statement)